                                                                  EXHIBIT 10.2

                                                                  EXECUTION COPY


================================================================================




                                CREDIT AGREEMENT


                                     among

                             CHARTWELL LEISURE INC.
                       (formerly NATIONAL LODGING CORP.),


                            CHARTWELL CANADA CORP.,


                                 VARIOUS BANKS,


                            THE BANK OF NOVA SCOTIA,
                             as SYNDICATION AGENT,


                           THE CHASE MANHATTAN BANK,
                            as ADMINISTRATIVE AGENT



                                _______________

                          Dated as of August 28, 1996
                                _______________


================================================================================

                               TABLE OF CONTENTS


SECTION 1.   Amount and Terms of Credit................   1
             --------------------------
      1.01   The Commitments...........................   1
             ---------------
      1.02   Minimum Amount of Each Borrowing..........   3
             --------------------------------
      1.03   Notice of Borrowing.......................   3
             -------------------
      1.04   Disbursement of Funds.....................   4
             ---------------------
      1.05   Notes.....................................   4
             -----
      1.06   Conversions...............................   5
             -----------
      1.07   Pro Rata Borrowings.......................   5
             -------------------
      1.08   Interest..................................   5
             --------
      1.09   Interest Periods..........................   6
             ----------------
      1.10   Increased Costs, Illegality, etc..........   7
             ---------------------------------
      1.11   Compensation..............................   9
             ------------
      1.12   Change of Lending Office..................   9
             ------------------------
      1.13   Replacement of Banks......................  10
             --------------------
      1.14   Joint and Several Obligations.............  10
             -----------------------------

SECTION 2.   Letters of Credit.........................  10
             -----------------
      2.01   Letters of Credit.........................  11
             -----------------
      2.02   Minimum Stated Amount.....................  12
             ---------------------
      2.03   Letter of Credit Requests.................  12
             -------------------------
      2.04   Letter of Credit Participations...........  12
             -------------------------------
      2.05   Agreement to Repay Letter of Credit
             -----------------------------------
             Drawings..................................  13
             --------
      2.06   Increased Costs...........................  14
             ---------------

SECTION 3.   Fees: Reductions of Commitment............  15
             ------------------------------
      3.01   Fees......................................  15
             ----
      3.02   Voluntary Termination of Unutilized
             -----------------------------------
             Commitments...............................  15
             -----------
      3.03   Mandatory Reduction of Commitments........  16
             ----------------------------------
 SECTION 4.  Prepayments; Payments; Taxes..............  18
             ----------------------------
      4.01   Voluntary Prepayments.....................  18
             ---------------------
      4.02   Mandatory Payments........................  19
             ------------------
      4.03   Method and Place of Payment...............  20
             ---------------------------
      4.04   Net Payments; Taxes.......................  20
             -------------------
 SECTION 5.  Conditions Precedent to Extensions of
             -------------------------------------
             Credit on the Initial Borrowing Date......  21
             ------------------------------------
      5.01   Execution of Agreement, Notes.............  21
             -----------------------------
      5.02   Officer's Certificate.....................  21
             ---------------------
      5.03   Fees, etc.................................  21
             ----------
      5.04   Opinion of Counsel........................  21
             ------------------
      5.05   Corporate Documents; Proceedings, etc.....  22
             -------------------------------------
      5.06   Refinancing...............................  22
             -----------
      5.07   Pledge Agreement..........................  22
             ----------------
      5.08   Guaranties................................  22
             ----------
      5.09   Adverse Change............................  22
             --------------
      5.10   Litigation................................  23
             ----------
      5.11   Solvency Certificate and Insurance
             ----------------------------------
             Certificates..............................  23
             ------------

      5.12   Pro Forma Financial Information;
             --------------------------------
             Projections...............................  23
             -----------
      5.13   Approvals, etc............................  23
             ---------------
      5.14   Cash on Hand..............................  23
             ------------
      5.15   Absence of Downgrade......................  23
             --------------------
      5.16   HFS Subordination Agreement...............  24
             ---------------------------
      5.17   Additional Equity.........................  24
             -----------------

      5.18   Additional Financial Statements...........  24
             --------------------------------

SECTION 6.   Conditions Precedent to Extensions of.....  24
             -------------------------------------
             Credit on the Canadian Borrowing Date.....
             -------------------------------------
      6.01   Consummation of the Canadian Acquisition..  24
             ----------------------------------------
      6.02   Officer's Certificate.....................  25
             ---------------------
      6.03   Adverse Change............................  25
             --------------
      6.04   Litigation................................  25
             ----------
      6.05   Environmental Assessments.................  25
             -------------------------
      6.06   Approvals, etc............................  25
             ---------------
      6.07   Security Agreement........................  25
             ------------------
SECTION 7.   Conditions Precedent to All Credit Events.  26
             ------------------------------------------
      7.01   No Default; Representations and Warranties  26
             ------------------------------------------
      7.02   Adverse Change, etc.......................  26
             -------------------
      7.03   Litigation................................  26
             ----------
      7.04   Notice of Borrowing; Letter of Credit.....  26
             -------------------------------------
             Request...................................
             -------
      7.05   Certain Requirements With Respect to Loans
             ------------------------------------------
             Incurred to Effect Permitted Hotel
             ----------------------------------
             Acquisitions..............................  27
             ------------


SECTION 8.   Representations and Warranties............  27
             ------------------------------
      8.01   Corporate and Partnership Status..........  27
             --------------------------------
      8.02   Corporate or Partnership Power and
             ----------------------------------
             Authority.................................  27
             ---------
      8.03   No Violation..............................  27
             ------------
      8.04   Governmental Approvals....................  28
             ----------------------
      8.05   Financial Statements; Financial...........  28
             -------------------------------
             Condition; Undisclosed Liabilities;
             -----------------------------------
             Projections, etc..........................  28
             ----------------
      8.06   Litigation................................  29
             ----------
      8.07   True and Complete Disclosure..............  29
             ----------------------------
      8.08   Use of Proceeds; Margin Regulations.......  30
             -----------------------------------
      8.09   Tax Returns and Payments..................  30
             ------------------------
      8.10   Compliance with ERISA.....................  30
             ---------------------
      8.11   The Security Documents....................  31
             ----------------------
      8.12   Representations and Warranties in
             ---------------------------------
             Documents.................................  31
             ---------
      8.13   Properties................................  31
             ----------
      8.14   Capitalization............................  32
             --------------
      8.15   Subsidiaries, Joint Ventures,
             -----------------------------
             Unrestricted Subsidiaries.................  32
             -------------------------
      8.16   Compliance with Statutes, etc.............  32
             -----------------------------
      8.17   Investment Company Act....................  32
             ----------------------
      8.18   Public Utility Holding Company Act........  32
             ----------------------------------
      8.19   Environmental Matters.....................  32
             ---------------------
      8.20   Labor Relations...........................  33
             ---------------
      8.21   Patents, Licenses, Franchises and Formulas  33
             ------------------------------------------
      8.22   Indebtedness..............................  33
             ------------
      8.23   Canadian Acquisition; Recapitalization....  33
             --------------------------------------

SECTION 9.   Affirmative Covenants.....................  34
             ---------------------
      9.01   Information Covenants.....................  34
             ---------------------
      9.02   Books, Records and Inspections............  36
             ------------------------------
      9.03   Maintenance of Property, Insurance........  36
             ----------------------------------
      9.04   Corporate Franchises......................  37
             --------------------
      9.05   Compliance with Statutes, etc.............  37
             -----------------------------
      9.06   Compliance with Environmental Laws........  37
             ----------------------------------
      9.07   ERISA.....................................  37
             -----
      9.08   End of Fiscal Years; Fiscal Quarters......  38
             ------------------------------------

      9.09   Performance of Obligations................  38
             --------------------------
      9.10   Payment of Taxes..........................  38
             ----------------
      9.11   Hotel Franchisors.........................  38
             -----------------
      9.12   Joint Venture Distributions...............  38
             ---------------------------
      9.13   Corporate Separateness....................  39
             ----------------------
      9.14   Management Agreements.....................  39
             ---------------------

SECTION 10.  Negative Covenants........................  39
             ------------------
      10.01  Liens.....................................  39
             -----
      10.02  Consolidation, Merger, Purchase or Sale
             of Assets, etc............................  41
             --------------
      10.03  Restricted Payments.......................  43
             -------------------
      10.04  Indebtedness..............................  44
             ------------
      10.05  Advances, Investments and Loans...........  47
             -------------------------------
      10.06  Transactions with Affiliates..............  50
             ----------------------------
      10.07  Capital Expenditures......................  51
             --------------------
      10.08  Minimum Consolidated Net Worth............  52
             ------------------------------
      10.09  Consolidated Interest Coverage Ratio......  52
             ------------------------------------
      10.10  Consolidated Current Ratio................  52
             --------------------------
      10.11  Total Leverage Ratio......................  52
             --------------------
      10.12  Limitation on Payments of Certain
             ---------------------------------
             Indebtedness,Modifications of Certificate
             -----------------------------------------
             of Incorporation, By-Laws and Certain
             -------------------------------------
             Indebtedness, Modifications of Certain
             --------------------------------------
             Agreements, etc...........................  52
             ---------------



      10.13  Limitation on Certain Restrictions on
             -------------------------------------
             Subsidiaries and Joint Ventures...........  53
             -------------------------------
      10.14  Limitation on Issuance of Capital Stock...  53
             ---------------------------------------
      10.15  Business..................................  53
             --------
      10.16  Limitation on Creation of Subsidiaries;
             ---------------------------------------
             Unrestricted Subsidiaries and Joint
             -----------------------------------
             Ventures..................................  53
             --------
SECTION 11.  Events of Default.........................  54
             -----------------
      11.01  Payments..................................  54
             --------
      11.02  Representations...........................  54
             ---------------
      11.03  Covenants.................................  54
             ---------
      11.04  Default Under Other Agreements............  54
             ------------------------------
      11.05  Bankruptcy, etc...........................  55
             ---------------
      11.06  ERISA.....................................  55
             -----
      11.07  Security Documents........................  55
             ------------------
      11.08  Guaranty..................................  56
             --------
      11.09  HFS Subordination Agreement...............  56
             ---------------------------
      11.10  Judgments.................................  56
             ---------
      11.11  HFS Franchise Agreements, etc.............  56
             -----------------------------
      11.12  Total Unrestricted Subsidiary Leverage
             --------------------------------------
             Ratio.....................................  56
             -----
      11.13  Unrestricted Subsidiary Tax Payments......  56
             ------------------------------------
SECTION 12.  Definitions and Accounting Terms..........  57
             --------------------------------
      12.01  Defined Terms.............................  57
             -------------
SECTION 13.  The Agents................................  82
             ----------
      13.01  Appointment...............................  82
             -----------
      13.02  Nature of Duties..........................  82
             ----------------
      13.03  Lack of Reliance on the Agents............  82
             ------------------------------
      13.04  Certain Rights of the Agents..............  82
             ----------------------------
      13.05  Reliance..................................  82
             --------
      13.06  Indemnification...........................  83
             ---------------
      13.07  The Agents in their Individual Capacities.  83
             -----------------------------------------

      13.08  Holders...................................  83
             -------
      13.09  Resignation by the Agents.................  83
             -------------------------

SECTION 14.  Miscellaneous.............................  84
             -------------
      14.01  Payment of Expenses, etc..................  84
             ------------------------
      14.02  Right of Setoff...........................  84
             ---------------
      14.03  Notices...................................  85
             -------
      14.04  Benefit of Agreement......................  85
             --------------------
      14.05  No Waiver; Remedies Cumulative............  86
             ------------------------------
      14.06  Payments Pro Rata.........................  86
             -----------------
      14.07  Calculations; Computations................  87
             --------------------------
      14.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
             -----------------------------------------
             VENUE; WAIVER OF JURY TRIAL...............  87
             ---------------------------

      14.09  Counterparts..............................  88
             ------------
      14.10  Effectiveness.............................  88
             -------------
      14.11  Headings Descriptive......................  88
             --------------------
      14.12  Amendment or Waiver; etc..................  88
             ------------------------
      14.13  Survival..................................  89
             --------
      14.14  Domicile of Loans.........................  89
             -----------------
      14.15  Confidentiality...........................  89
             ---------------
      14.16  Register..................................  90
             --------
      14.17  Limitation on Additional Amounts, etc.....  90
             -------------------------------------
      14.18  Certain Provisions Regarding Joint
             ----------------------------------
             Ventures..................................  90
             --------
      14.19  Judgment; Currency........................  91
             ------------------

SCHEDULE I      Commitments
SCHEDULE II     Bank Addresses
SCHEDULE III    [INTENTIONALLY OMITTED]
SCHEDULE IV     Real Property
SCHEDULE V      Subsidiaries and Joint Ventures
SCHEDULE VI     Existing Indebtedness
SCHEDULE VII    Insurance
SCHEDULE VIII   Existing Liens
SCHEDULE IX     Existing Investments
SCHEDULE X      Certain Joint Ventures
SCHEDULE XI     Litigation
SCHEDULE XII    Identified Capital Expenditures

EXHIBIT A       Notice of Borrowing
EXHIBIT B-1     Revolving Note
EXHIBIT B-2     Swingline Note
EXHIBIT B-3     Revolving Canadian Note
EXHIBIT C       Letter of Credit Request
EXHIBIT D       Section 4.04(b)(ii) Certificate
EXHIBIT E       Officer's Certificate
EXHIBIT F       Pledge Agreement
EXHIBIT G-1     HFS Guaranty
EXHIBIT G-2     Subsidiaries Guaranty
EXHIBIT G-3     Company Guaranty
EXHIBIT H       Officer's Solvency Certificate
EXHIBIT I       HFS Subordination Agreement
EXHIBIT J       HFS Subordinated Note
EXHIBIT K       Assignment and Assumption Agreement
EXHIBIT L-1     Form of Travelodge Franchise Agreement
EXHIBIT L-2     Form of Ramada Franchise Agreement
EXHIBIT M-1     Form of Opinion of Counsel to HFS
EXHIBIT M-2     Form of Opinion of Counsel to the Borrowers
EXHIBIT M-3     Form of Opinion of General Counsel to the Borrower
EXHIBIT N       Form of Permitted Subordinated Indebtedness Subordination
                Provisions
EXHIBIT O       Form of Security Agreement

          CREDIT AGREEMENT, dated as of August 28, 1996, among CHARTWELL LEISURE INC. (the "Company"), CHARTWELL CANADA CORP. (the "Canadian Borrower"), the Banks party hereto from time to time, THE BANK OF NOVA SCOTIA, as Syndication Agent, and THE CHASE MANHATTAN BANK, as Administrative Agent (all capitalized terms used herein and defined in Section 12 are used herein as therein defined).


                             W I T N E S S E T H :
                             --------------------


          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Company and the Canadian Borrower the respective credit facilities provided for herein:


          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.     Amount and Terms of Credit.
                         --------------------------

          1.01 The Commitments.  (a)  Subject to and upon the terms and
               ---------------
conditions set forth herein, each Bank severally agrees to make a loan or loans (each a "Revolving $ Loan" and, collectively, the "Revolving $ Loans") to the Company in an aggregate amount up to but not exceeding such Bank's Revolving Loan Commitment, which Revolving $ Loans:

               (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date;

               (ii) shall, at the option of the Company, be $ Base Rate Loans or $ Eurodollar Loans, provided that, except as otherwise specifically
                         --------
     provided in Section 1.10(b), all Revolving $ Loans comprising the same Borrowing shall at all times be of the same Type;

               (iii) may be repaid and reborrowed in accordance with the provisions hereof;

               (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time less the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans) at such time, (II) the aggregate principal amount of all Swingline Loans then outstanding and (III) the Dollar Equivalent Amount of Revolving Loans at such time; and

               (v) shall not exceed for all Banks at any time outstanding the Total Revolving Loan Commitment at such time less the sum of (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans) at such time, (y) the aggregate principal amount of all Swingline Loans then outstanding and (z) the Dollar Equivalent Amount of Revolving Loans at such time.

          (b) Subject to and upon the terms and conditions herein set forth Chase in its individual capacity agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company in an aggregate principal amount up to but not exceeding the Swingline Commitment which Swingline Loans (i) shall be made and maintained as $ Base Rate Loans, (ii) shall not exceed at any time outstanding the Swingline Commitment, (iii) shall not exceed in aggregate principal amount at any time outstanding the Total Revolving $ Loan Commitment then in effect less (x) the Dollar Equivalent Amount of the aggregate principal amount of all Revolving Loans then outstanding and (y) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid at such time with the proceeds of, and simultaneously with the occurrence of, the borrowing of Loans) at such time, and
(iv) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Expiry Date, all Swingline Loans shall be repaid in full. Chase shall not make any Swingline Loan after receiving a written notice from the Company or any Bank stating that a Default or an Event of Default exists and is continuing until such time as Chase shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice (which notice of rescission such Person or Persons shall deliver to Chase promptly upon the discontinuance of such Default or Event of Default) or (ii) the waiver of such Default or Event of Default in accordance with this Agreement. Also, Chase shall have no obligation to make any Swingline Loan in the event a Bank Default exists unless Chase has entered into arrangements satisfactory to it and the Company to eliminate Chase's risk with respect to any such Defaulting Bank's or Banks' obligations to fund Mandatory Borrowings, including by collateralizing such Defaulting Bank's or Banks' Adjusted Percentages of the Swingline Loans outstanding from time to time. On any Business Day, Chase may, in its sole discretion, give notice to the Banks that all then outstanding Swingline Loans shall be funded with a Borrowing of Revolving $ Loans (provided that such notice shall be deemed to have been
                   --------
automatically given upon the occurrence of an Event of Default under Section 11.05), in which case a Borrowing of Revolving $ Loans constituting $ Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each such
                                                 --- ----
Banks's Adjusted Percentage and the proceeds thereof shall be applied directly to Chase to repay such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make such Revolving $ Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by Chase notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for a Borrowing specified in Section 1.02, (ii) whether any conditions specified in Section 5, 6 or 7 are then satisfied, (iii) the date of such Mandatory Borrowing and (iv) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Company), each Bank hereby agrees that it shall forthwith purchase from Chase (without recourse or warranty), by assignment, such outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages, provided that, all interest payable on such
                                 --------
Swingline Loans shall be for the account of Chase until the date the respective purchase is made and, to the extent attributable to such purchase, shall be payable to such Bank purchasing same from and after such date of purchase.

          (c) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make a loan or loans (each a "Revolving C$ Loan" and, collectively, the "Revolving C$ Loans") to the Canadian Borrower in an aggregate amount up to but not exceeding such Bank's Revolving C$ Loan Commitment, which Revolving C$ Loans:

               (i) shall be made at any time and from time to time on and after the Canadian Borrowing Date and prior to the Final Maturity Date;

               (ii) may be repaid and reborrowed in accordance with the provisions hereof;

               (iii) shall not exceed for any Bank at any time outstanding the Revolving C$ Loan Commitment of such Bank at such time;

               (iv) shall not exceed for all Banks at any time outstanding the Total C$ Revolving Loan Commitment at such time;

               (v) shall have a Dollar Equivalent Amount which shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time less the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans) at such time,
     (II) the aggregate principal amount of all Swingline Loans then outstanding and (III) the Revolving $ Loans at such time; and

               (vi) shall have a Dollar Equivalent Amount which shall not exceed for all Banks at any time outstanding the Total Revolving Loan Commitment at such time less the sum of (x) the aggregate amount of the Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the borrowing of, Loans), (y) the aggregate principal amount of all Swingline Loans then outstanding and (z) the Revolving $ Loans at such time.

The Canadian Borrower may not borrow Revolving C$ Loans more than once in any period of 30 consecutive days. The Revolving C$ Loans shall bear interest at the rate set forth in Section 1.08(c) (subject to the provisions of Section 1.08(d)).

          (d) Notwithstanding anything to the contrary contained herein, prior to the Canadian Borrowing Date (i) the Total Outstandings shall not exceed $85,000,000 and (ii) the Canadian Borrower may not borrow or have Letters of Credit issued for its account under this Agreement.

         1.02  Minimum Amount of Each Borrowing. The aggregate principal amount
               --------------------------------
of each Borrowing of Revolving $ Loans shall not be less than $1,000,000 (except that Mandatory Borrowings shall be made in the amounts required by Section 1.01(b)), and the aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $50,000. The aggregate principal amount of each Borrowing of Revolving C$ Loans shall not be less than C$1,000,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

         1.03  Notice of Borrowing. (a) Whenever a Borrower desires to borrow
               -------------------
Revolving Loans hereunder, it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each $ Base Rate Loan, at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each $ Eurodollar Loan to be made hereunder and at least four Business Days' prior written notice (or telephone notice promptly confirmed in writing) of each Revolving C$ Loan to be made hereunder, provided that any such notice shall be
                                        --------
deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the respective Borrower in the form of Exhibit A, appropriately completed to specify
(i) the name of such Borrower, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day), (iv) whether the Loans being made pursuant to such Borrowing are Revolving $ Loans or Revolving C$ Loans, (v) whether the Loans being made are to be initially maintained as $ Base Rate Loans, $ Eurodollar Loans or C$ Eurodollar Loans and (vi) in the case of Eurodollar Loans, the Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) Whenever the Company desires to borrow Swingline Loans hereunder, it shall give the Administrative Agent no later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of such Borrowing. Each such notice shall be irrevocable and specify in each case (i) the date of Borrowing (which shall be a Business Day) and (ii) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing. The Administrative Agent shall promptly give Chase written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the Notice of Borrowing.

          (c)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(b), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (d) Without in any way limiting the obligation of either Borrower to confirm in writing any telephonic notice of any Borrowing, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing believed by the Administrative Agent in good faith to be from an Authorized Officer of such Borrower prior to receipt of written confirmation. In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

         1.04  Disbursement of Funds.  No later than 12:00 Noon (2:00 P.M. in
               ---------------------
the case of Swingline Loans) (New York time) on the date specified in each Notice of Borrowing (or, in the case of Swingline Loans, the notice delivered under Section 1.03(b)), each Bank will make available its pro rata portion of
                                                          --------
each Borrowing (or, in the case of Swingline Loans, Chase will make available the entire amount of such Borrowing) requested to be made on such date. All such amounts shall be made available in Dollars or Canadian Dollars, as the case may be, and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the applicable Borrower at the Payment Office, in Dollars or Canadian Dollars, as the case may be, and in immediately available funds, the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made available such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower and such Borrower, to the extent such Borrower has been funded such amount, shall within one day thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank (a) at the overnight Federal Funds Rate, in the case of Revolving $ Loans, and (b) at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in Canadian Dollars, in the case of Revolving C$ Loans, and (ii) if recovered from a Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

         1.05  Notes.  (a) The Company's obligation to pay the principal of, and
               -----
interest on, the Revolving $ Loans made to it by each Bank shall be evidenced by
(i) if Revolving $ Loans, a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving $ Note" and, collectively, the "Revolving $ Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Canadian Borrower's obligation to pay the principal of, and interest on, the Revolving C$ Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving C$ Note" and, collectively, the "Revolving C$ Notes").

          (c) The Revolving $ Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving $ Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the $ Base Rate Loans and $ Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to Chase shall (i) be executed by the Company, (ii) be payable to the order of Chase and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Swingline Commitment and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08(a) in respect of the $ Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01,
and mandatory prepayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Revolving C$ Note issued to each Bank shall (i) be executed by the Canadian Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving C$ Loan Commitment of such Bank and be payable in the outstanding principal amount of the Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in Section 1.08 in respect of Revolving C$ Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory prepayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect either Borrower's obligations in respect of such Loans.

          1.06 Conversions.  (a)  The Company shall have the option to convert,
               -----------
on any Business Day, at least $1,000,000 of the outstanding principal amount of Revolving $ Loans made to the Company pursuant to one or more Borrowings of one or more Types of Revolving $ Loans into a Borrowing or Borrowings of another Type of Revolving Loan, provided that (i) except as otherwise provided in
                        --------
Section 1.10(b), $ Eurodollar Loans may be converted into $ Base Rate Loans only on the last day of an Interest Period applicable to the Revolving $ Loans being converted and no partial conversion of a Borrowing of $ Eurodollar Loans shall reduce the outstanding principal amount of such $ Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000; (ii) upon the occurrence and during the continuance of any Event of Default, $ Base Rate Loans may not be converted into $ Eurodollar Loans if the Administrative Agent (acting at the instruction of the Required Banks) has notified the Company that such conversions shall not be permitted during the continuance of an Event of Default; and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section
1.02. Each such conversion shall be effected by the Company by giving the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Revolving $ Loans to be so converted, the Borrowing(s) pursuant to which such Revolving $ Loans were made and, if to be converted into $ Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving $ Loans being converted.

          (b)  Swingline Loans shall be made and maintained as $ Base Rate
Loans.

          1.07 Pro Rata Borrowings.  All Borrowings of Revolving Loans under
               -------------------
this Agreement shall be incurred from the Banks pro rata on the basis of their
                                                --- ----
Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08 Interest. (a)  The Company agrees to pay interest in respect of
               --------
the unpaid principal amount of each $ Base Rate Loan made to the Company from the date the proceeds thereof are made available to the Company until the earlier of (i) the maturity (whether by acceleration or otherwise) of such $ Base Rate Loan and (ii) the conversion of such $ Base Rate Loan to a $ Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Company agrees to pay interest in respect of the unpaid principal amount of each $ Eurodollar Loan made to the Company from the date the proceeds thereof are made available to the Company until the earlier of (i) the maturity (whether by acceleration or otherwise) of such $ Eurodollar Loan and
(ii) the conversion of such $ Eurodollar Loan to a $ Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) The Canadian Borrower agrees to pay interest in respect of the unpaid principal amount of each C$ Eurodollar Loan made to the Canadian Borrower from the date the proceeds thereof are made available to the Canadian Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such C$ Eurodollar Loan and (ii) the conversion of such C$ Eurodollar Loan pursuant to Section 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to $ Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loan, in each case with such interest to be payable on demand.

          (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each $ Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the applicable Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods.  At the time it gives a Notice of Borrowing or
               ----------------
Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day (or the fourth Business Day in the case of a C$ Eurodollar Loan) prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the applicable Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six-month or, to the extent available to each Bank, nine or twelve month period, provided that:
                                   --------

               (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including, in the case of $ Eurodollar Loans, the date of any conversion thereto from a $ Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;



               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) upon the occurrence and during the continuance of any Event of Default, no Interest Period may be selected if the Administrative Agent (acting at the instruction of the Required Banks) has notified the applicable Borrower that selections of Interest Periods shall not be permitted during the continuance of an Event of Default;

               (vi) no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond the Final Maturity Date; and

               (vii) no Interest Period in respect of any Borrowing of any Revolving Loans shall be selected which extends beyond any date upon which a mandatory repayment of Revolving Loans will be required to be made under
     Section 4.02(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.03(b), unless the aggregate principal amount of Revolving Loans which are $ Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of $ Eurodollar Loans, the Company has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such $ Eurodollar Loans as provided above, the Company shall be deemed to have elected to convert such $ Eurodollar Loans into $ Base Rate Loans, effective as of the expiration date of such current Interest Period. If the Canadian Borrower has failed to select an Interest Period for a C$ Eurodollar Loan at least four Business Days prior to the expiration of the Interest Period applicable to such C$ Eurodollar Loan, the Canadian Borrower shall be deemed to have selected a one month Interest Period to apply such C$ Eurodollar Loan upon the expiration of the current Interest Period therefor.

1.10 Increased Costs, Illegality, etc. (a)  In the event that any Bank
     --------------------------------
shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but with respect to clause (i) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement adversely affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; or

               (iv) at any time that Canadian Dollars are not available due to market conditions in sufficient amounts, as determined in good faith by such Bank, to fund any Borrowing of Revolving C$ Loans;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the applicable Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the applicable Borrower with respect to Eurodollar Loans which have not yet been borrowed (including by way of conversion) shall be deemed rescinded by the applicable Borrower, (x) in the case of clause (ii) above the applicable Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the applicable Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Revolving C$ Loans shall no longer be available until such time as the Administrative Agent notifies the Canadian Borrower and the Banks that the circumstances giving rise to such notice by the applicable Bank no longer exists, and any Notice of Borrower given by the Canadian Borrower with respect to Revolving C$ Loans which have not yet been borrowed shall be deemed rescinded by the Canadian Borrower. Each of the Administrative Agent and each Bank agrees that if it gives notice to a Borrower of any of the events described in clause (i), (iii) or (iv) above, it shall promptly notify the applicable Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert $ Base Rate Loans into $ Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days (four Business Days in the case of Revolving C$ Loans) written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a $ Base Rate Loan, in the case of $ Eurodollar Loans, or a Loan denominated in Canadian Dollars having an interest rate comparable to the Base Rate as determined in the sole discretion of the affected Bank, in the case of C$ Eurodollar Loans, as the case may be, provided that, if more than one
                                                 --------
Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b). If at any time the making or continuance of any Revolving C$ Loan, or any giving effect to the obligations of a Bank in respect thereof, has been made unlawful by any law coming into force or by any change since the date of this Agreement in any applicable law or regulation or in the interpretation or application thereof by any court or any statutory board or commission, then the Canadian Borrower, upon at least three Business Days' written notice to the Administrative Agent and the affected Bank, and subject to
Section 4.02(b), shall repay such Revolving C$ Loan in full.

          (c) If at any time any Bank determines that the introduction after the Effective Date of, or any change after the Effective Date in, any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change after the Effective Date in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank, based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Company shall pay to such Bank, within 15 days after its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of
            --------
compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any Borrower's Obligations to pay additional amounts pursuant to this Section 1.10(c). A Borrower shall not be required to pay additional amounts pursuant to this
Section 1.10(c) unless it has received the written notice described in the prior sentence (which notice need not be given during an Event of Default under Section 11.05).

          (d) In the event that any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, Affiliate or funding office thereof) in respect of any Revolving C$ Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Revolving C$ Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Revolving C$ Loans or in Section 1.10(a)(ii), such Bank shall promptly notify the Canadian Borrower in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in reasonable detail in computation of such additional amounts) and the Canadian Borrower shall pay to such Bank such specified amounts as additional interest at the time that the Canadian Borrower is otherwise required to pay interest in respect of such Revolving C$ Loan or, if later, on written demand therefor by such Bank.

          1.11 Compensation.  Each applicable Borrower shall compensate each
               ------------
Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans, but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.01 or 4.02 or as a result of an acceleration of the Revolving Loans pursuant to Section 11), prepayment or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto;
(iii) if any prepayment of any of the Eurodollar Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower or on the date that such prepayment is required under this Agreement; or (iv) as a consequence of any election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office.  Each Bank agrees that on the
               ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 1.10(d), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms
                        --------
that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

          1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or Mandatory Borrowings or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 14.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company shall have the right, if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), and in the case of an Eligible Transferee which is not then a Bank under this Agreement, each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided, that:
--------

               (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Commitments and all outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay, in the applicable Currency, to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and are accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (y) the Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Bank; and

               (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) accrued through the date of replacement shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Notes executed by the respective Borrowers, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04 and 14.01), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

          1.14  Joint and Several Obligations.  The Company shall be jointly and
                -----------------------------
severally obligated as a primary obligor for the obligations of the Canadian Borrower under this Agreement.

          SECTION 2.  Letters of Credit.
                      -----------------

          1.021 Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions set forth herein, each Borrower may request the Issuing Bank to issue, at any time and from time to time on and after the Initial Borrowing Date and prior to (i) the third Business Day preceding the Final Maturity Date in the case of standby Letters of Credit or (ii) the 30th day preceding the Final Maturity Date in the case of trade Letters of Credit, (x) for the account of such Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable standby letters of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank in support of such L/C Supportable Indebtedness and
(y) for the account of such Borrower and for the benefit of sellers of goods to the Company or any of its Subsidiaries, irrevocable sight trade letters of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such standby letter of credit and trade letter of credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars.

          (b) The Issuing Bank hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Initial Borrowing Date and prior to (i) the third Business Day preceding the Final Maturity Date in the case of standby Letters of Credit or (ii) the 30th day preceding the Final Maturity Date in the case of trade Letters of Credit, in each case following its receipt of the respective Letter of Credit Request, issue for the account of a Borrower one or more Letters of Credit in support of such sellers of goods referred to in Section 2.01(a)(y) or such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder; provided that the Issuing Bank shall
                                          --------
be under no obligation to issue any Letter of Credit if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the date hereof and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b); or

               (iii) a Bank Default exists unless the Issuing Bank has entered into arrangements satisfactory to it and the Company to eliminate the Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Adjusted Percentage of the Letter of Credit Outstandings.

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $50,000,000 or (y) when added to the Dollar Equivalent Amount of the aggregate principal amount of all Revolving Loans and Swingline Loans made by Non-Defaulting Banks then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment then in effect, (ii)(x) each standby Letter of Credit shall by its terms terminate on or before the date which occurs twelve months after the date of the issuance thereof (although each standby Letter of Credit may be extendable for successive periods of up to twelve months, but not beyond the third Business Day preceding the Final Maturity Date, on terms acceptable to the Issuing Bank) and (y) each trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such trade Letter of Credit's date of issuance and (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the third Business Day preceding the Final Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date.

          1.022 Minimum Stated Amount.  The initial Stated Amount of each Letter
                ---------------------
of Credit shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Bank, provided that in each calendar quarter up to five Letters
                     --------
of Credit may be issued having an initial Stated Amount of greater than $10,000 and less than $100,000.

          1.023 Letter of Credit Requests. (a) Whenever a Borrower desires that
                -------------------------
a Letter of Credit be issued for its account, such Borrower shall give the Administrative Agent and the Issuing Bank at least five

Business Days' (or such shorter period as is acceptable to the Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5, 6 or 7, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then the Issuing Bank shall issue the requested Letter of Credit for the account of such Borrower in accordance with the Issuing Bank's usual and customary practices.

          1.024 Letter of Credit Participations. (a) Immediately upon the
                -------------------------------
issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, other than the Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower for whose account such Letter of Credit was issued under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 14.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to the Borrower for whose account such Letter of Credit was issued or any Bank.

          (c) In the event that the Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower for whose account such Letter of Credit was issued shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.05(a), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of the Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Administrative Agent for the account of the Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its Adjusted Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of the Issuing Bank such other Participant's Adjusted Percentage of any such payment.

          (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Issuing Bank any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Immediately after the issuance of, or amendment to, a standby Letter of Credit, the Issuing Bank shall immediately notify the Administrative Agent and each Participant of such issuance or amendment, as the case may be, and such notice shall be accompanied by a copy of the issued standby Letter of Credit or amendment, as the case may be.

          (f) The obligations of the Participants to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any other Credit Document;

               (ii) the existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank, the Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v)   the occurrence of any Default or Event of Default.

          1.025 Agreement to Repay Letter of Credit Drawings. (a)  Each Borrower
                --------------------------------------------
for whose account a Letter of Credit is issued hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the Issuing Bank at such location as may otherwise have been agreed upon by the Company and the Issuing Bank), for any payment or disbursement made by the Issuing Bank under such Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank is reimbursed by the applicable Borrower therefor at a rate per annum which shall be the sum of the Applicable Margin plus the Base Rate in effect from time to time, provided, however, to the extent such amounts are not reimbursed prior to
      --------  -------
12:00 Noon (New York time) on the third Business Day following notice to the Company by the Administrative Agent or the Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Bank (and until reimbursed by the applicable Borrower) at a rate per annum which shall be the sum of the Applicable Margin plus the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand, it being understood and agreed, however, that the notice referred to in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall bear interest at the rate provided in the foregoing proviso from the third Business Day following the respective payment or disbursement). The Issuing Bank shall give the Company prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish either Borrower's obligations hereunder.

          (b)   The obligation of each applicable Borrower under this Section
2.05 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or any of its Subsidiaries may have or have had against any Bank (including in its capacity as Issuing Bank, or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that a Borrower shall not be
                              --------  -------
obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to either Borrower.

          1.026 Increased Costs.  If at any time the Issuing Bank or any
                ---------------
Participant determines that the introduction after the Effective Date of or any change after the Effective Date in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change after the Effective Date in generally acceptable accounting principles shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder with respect to Letters of Credit or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Company by the Issuing Bank or any Participant (a copy of which demand shall be sent by the Issuing Bank or such Participant to the Administrative Agent), the Company shall pay to the Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Company. The Company shall not be required to pay additional amounts pursuant to this Section
2.06 unless it has received the written notice described in the second preceding sentence (which notice need not be given during an Event of Default under Section 11.05).

          SECTION 3.  Fees: Reductions of Commitment.
                      ------------------------------

          1.031 Fees.  (a) The Company agrees to pay to the Administrative Agent
                ----
for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the rate set forth under the column captioned "Commitment Fee" in the definition of "Applicable Margin" set forth in Section 12.01 hereof, as in effect from time to time, on the Unutilized Revolving Loan Commitment of such Non-Defaulting Bank as in effect from time to time. Accrued and unpaid Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for $ Eurodollar Loans, as in effect, from time to time, on the daily Stated Amount of such Letter of Credit. Accrued and unpaid Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the termination of the Total Revolving Loan Commitment or the first day thereafter upon which no Letters of Credit remain outstanding.

          (c) The Company agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its own account hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, equal to the higher of (i) $500 (the "Minimum Facing Fee") and
(ii) the rate per annum agreed to in writing by the Issuing Bank in respect of such Letter of Credit, on the daily Stated Amount of such Letter of Credit. The Minimum Facing Fee, if applicable, is due and payable on the date of issuance of such Letter of Credit and each annual anniversary date or extension date thereof. In addition, all other accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the termination of the Total Revolving Loan Commitment or the first day thereafter upon which no Letters of Credit remain outstanding.

          (d) The Company agrees to pay to the Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit such amount as shall at the time of such event be the administrative charge and expense which the Issuing Bank generally imposes in connection with such occurrence with respect to letters of credit.

          (e) The Company agrees to pay to each Agent, for such Agent's own account, such other fees as have been agreed to in writing by the Company and such Agent.

          1.032 Voluntary Termination of Unutilized Commitments.  (a)  Upon at
                -----------------------------------------------
least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (v)
                                                              --------
each reduction shall apply to reduce the then remaining Scheduled Commitment Reductions pro rata based upon the then remaining amount of such Scheduled
           --------
Commitment Reductions after giving effect to all prior reductions thereto, (w) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank, (x) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced by an amount which exceeds the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction, (y) each such reduction of the Total Revolving Loan Commitment shall reduce the Total Revolving C$ Loan Commitments ratably and (z) each such reduction shall apply proportionately to permanently reduce the Revolving C$ Loan Commitment of each Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 14.12(b), the Company may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) and subject to obtaining the consents required by Section 14.12(b) terminate all of the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 14.01 and 14.06), which shall survive as to such repaid Bank.

          1.033 Mandatory Reduction of Commitments.  (a)  The Total Revolving
                ----------------------------------
Loan Commitment (and the Revolving Loan Commitment and Swingline Commitment of each Bank) shall terminate in its entirety on August 30, 1996 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 on each date set forth below, the Total Revolving Loan Commitment shall be reduced by the amount set forth opposite such date (each such reduction as the same may be reduced as provided in Sections 3.02(a) and 3.03(g), a "Scheduled Commitment Reduction" and each such date, a "Scheduled Commitment Reduction Date"):

          Scheduled Commitment Reduction Date          Amount
          -----------------------------------          ------
       August 15, 1998                            $ 7,500,000
       February 15, 1999                            7,500,000
       August 15, 1999                             10,000,000
       February 15, 2000                           10,000,000
       August 15, 2000                             10,000,000
       February 15, 2001                           10,000,000
       August 15, 2001                             10,000,000
       February, 2002                              10,000,000
       Final Maturity Date                         75,000,000

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date upon which any Subsidiaries of the Company or any Joint Ventures receives any proceeds from any capital contribution or any sale or issuance of its equity (but excluding proceeds from capital contributions to, or equity investments in, any Subsidiary or Joint Venture of the Company to the extent made by the Company, any other Subsidiary of the Company or the respective joint venture partner of such Joint Venture), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 50% of the Net Cash Proceeds of the respective capital contribution or sale or issuance (or in the case of any capital contribution to, or any sale or issuance of equity by, any Joint Venture, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 50% of the Company's Allocable Share of such Net Cash Proceeds (but, in the case of a Joint Venture in which the Company or a Subsidiary thereof does not control the timing of distributions by such Joint Venture, only as and when such Net Cash Proceeds are distributed by such Joint Venture to the Company or a Wholly-Owned Subsidiary thereof)), in each case in accordance with the requirements of Section 3.03(g); provided that, so long as no Default or
                                     --------
Event of Default then exists, the Total Revolving Loan Commitment shall not be required to be reduced pursuant to the requirements of this Section 3.03(c) at any time to an amount which is less than the Guaranty Amount then in effect.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date upon which the Company or any of its Subsidiaries or Joint Ventures receives Cash Proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds therefrom (or, in the case of any Asset Sale by a Joint Venture, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Company's Allocable Share of such Net Cash Proceeds (but, in the case of a Joint Venture in which the Company or a Subsidiary thereof does not control the timing of distributions by such Joint Venture, only as and when such Net Cash Proceeds are distributed by such Joint Venture to the Company or a Wholly-Owned Subsidiary thereof)) in each case in accordance with the requirements of Section 3.03(g), provided that so long as no Default or Event of
                                 --------
Default then exists, (i) the Net Cash Proceeds of any Asset Sale pursuant to
Section 10.02(ii) shall not be required to reduce the Total Revolving Loan Commitment on the date of receipt thereof to the extent that the Company has delivered a certificate to the Administrative Agent on or prior to such date stating that it intends to reinvest such Net Cash Proceeds in equipment or materials within 365 days after the respective date of sale or, in lieu thereof, commit to so invest such Net Cash Proceeds within 365 days after such date of sale and actually expend the funds pursuant to such commitment within 365 days after such date of sale, and (ii) the Net Cash Proceeds from the sale of any Existing Investment, the sale of the equity interests in any Joint Venture, the sale of any Hotel Property or from any Recovery Event shall not be required to reduce the Total Revolving Loan Commitment on the date of receipt thereof to the extent that (A) the Company delivers a certificate to the Administrative Agent stating that it intends to utilize the Net Cash Proceeds therefrom to make Permitted Hotel Acquisitions pursuant to Sections 10.02(ix) and/or 10.05(viii) (and/or, in the case of the Net Cash Proceeds from a Recovery Event, to replace or restore any properties or assets in respect of which such proceeds are paid), other Investments permitted under Section 10.05 or Capital Expenditures permitted under Section 10.07 within 365 days after the date of the respective Asset Sale, or make Investment Commitments for a Permitted Hotel Acquisition within 365 days after the date of the respective Asset Sale and actually make the respective Permitted Hotel Acquisition (or effect such replacement or restoration, as the case may be), Investment or Capital Expenditure within 365 days after the date of the respective Asset Sale and (B) after giving effect to any election pursuant to this clause (ii), the Reinvestment Amount shall at no time outstanding exceed $25,000,000, provided,
                                                                     --------
further, that with respect to each of clauses (i) and (ii) of the immediately
-------
preceding proviso, if all or any portion of the Net Cash Proceeds of the respective Asset Sale are not in fact utilized for the purposes permitted by said clauses within 365 days after the respective date of such Asset Sale (or committed to be so used within 365 days and actually applied within 365 days after the date of the respective Asset Sale), then on such 365th day after the date of the respective Asset Sale, the amount of Net Cash Proceeds not actually applied for the purposes permitted by said clauses (i) and (ii) shall be used to permanently reduce the Total Revolving Loan Commitment as otherwise required by this Section 3.03(d) in the absence of the immediately preceding proviso.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03. on the first date on and after the Effective Date on which (i) the long term senior unsecured debt credit rating of HFS shall have been reduced to a level equal to or below BBB- by S&P and/or be unrated by S&P and (ii) the long term senior unsecured debt rating of the Company shall have
---
been reduced to a level equal to or below BBB- by S&P and/or be unrated by S&P, both of which downgradings and/or failures to be rated shall have continued for at least 30 consecutive days, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to $37,500,000 in accordance with the requirements of Section 3.03(g).

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the first date on and after the Effective Date on which (i) the long term senior unsecured debt credit rating of HFS shall have been reduced to a level below BBB- by S&P and/or be unrated by S&P and (ii) the
                                                                   ---
long term senior unsecured debt rating of the Company shall have been reduced to a level below BBB- by S&P and/or be unrated by S&P, both of which downgradings and/or failures to be rated shall have continued for at least 30 consecutive days, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to $75,000,000 (less any amount by which the Total Revolving Loan Commitment had already been reduced pursuant to clause (e) above) in accordance with the requirements of Section 3.03(g).

          (g) The amount of each reduction to the Total Revolving Loan Commitment made as required by (A) Sections 3.03(c) and (d) shall be applied to reduce the then remaining Scheduled Commitment Reductions pro rata based on the
                                                          --- ----
then remaining amounts of such Scheduled Commitment Reductions after giving effect to all prior reductions thereto and (B) Sections 3.03(e) and (f) shall be applied to reduce the then remaining Scheduled Commitment Reductions in inverse order of maturity.

          (h) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

          (i) The Swingline Commitment shall terminate on the Swingline Expiry Date.

          (j) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the 15th day after each date on which any Change of Control occurs, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety, in each case unless the Supermajority Banks otherwise agree in writing in their sole discretion.

          (k) Each reduction to the Total Revolving Loan Commitment pursuant to (i) this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank or (ii) Section 3.02 or this

Section 3.03 shall reduce the Swingline Commitment to the extent the Total Revolving Loan Commitment would otherwise exceed the Swingline Commitment.

          (l) Each reduction to the Total Revolving Loan Commitment shall (i) reduce the Total Revolving C$ Loan Commitment ratably and (ii) be applied proportionately to reduce the Revolving C$ Loan Commitment of each Bank. Each termination of the Total Revolving Loan Commitment shall terminate the Total Revolving C$ Loan Commitment (and the Revolving C$ Loan Commitment of each Bank) in its entirety.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          1.041 Voluntary Prepayments. (a) Each Borrower shall have the right to
                ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

                (i) the applicable Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay $ Base Rate Loans (or 11:00 A.M. on the date of prepayment, in the case of Swingline Loans),
     (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay $ Eurodollar Loans and (z) at least four Business Days prior written notice (or telephone notice promptly confirmed in writing) of such Borrower's intent to prepay C$ Eurodollar Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid, whether such Loans are Revolving $ Loans, Revolving C$ Loans or Swingline Loans, and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

               (ii) each prepayment shall be in an aggregate principal amount of at least (A) $500,000 in the case of Revolving $ Loans, (B) $50,000 in the case of Swingline Loans and (C) C$500,000 in the case of Revolving C$ Loans; provided, that (A) if any partial prepayment of $ Eurodollar Loans
            --------
     made pursuant to any Borrowing shall reduce the outstanding $ Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of $ Base Rate Loans and any election of an Interest Period with respect thereto given by the applicable Borrower shall have no force or effect and (B) no such prepayment may be made which reduces the outstanding C$ Eurodollar Loans made pursuant to a Borrowing to less than C$ $1,000,000; and

               (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving
                                              --- ----
     Loans, provided that, at the applicable Borrower's election in connection
            --------
     with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 14.12(b), the Company shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 14.12(b) so long as (A) in the case of the repayment of Loans of any Bank pursuant to this clause (b) the Commitments of such Bank are terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 14.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

         1.042  Mandatory Payments. (a) (i) On any day on which the sum of
                ------------------
the Dollar Equivalent Amount of the aggregate outstanding principal amount of Swingline Loans and Revolving Loans made by Non-Defaulting Banks and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan

Commitment as then in effect, the Company shall prepay on such day principal of the Swingline Loans and, after the Swingline Loans have been paid in full, Unpaid Drawings and, after Unpaid Drawings have been paid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all Swingline Loans, Unpaid Drawings and Revolving Loans of Non Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Company to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

                (ii) On any day on which the aggregate outstanding principal amount of Revolving C$ Loans made by Non-Defaulting Banks exceeds the Adjusted Total Revolving C$ Loan Commitment as then in effect, the Canadian Borrower shall prepay on such day principal of the Revolving C$ Loans of Non-Defaulting Banks in an amount equal to such excess.

                (iii) The Administrative Agent may determine the Dollar Equivalent Amount of the Revolving Loans at any time. Each such determination shall, absent manifest error, be final, conclusive and binding on the Canadian Borrower.

          (b) With respect to each repayment of Loans required by this Section 4.02, the applicable Borrower may designate the Types of Loans which are required to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) if any
                                                --------
repayment of $ Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding $ Eurodollar Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of $ Base Rate Loans, (ii) if any repayment of C$ Eurodollar Loans made pursuant to a single Borrowing would reduce the outstanding C$ Eurodollar Loans made pursuant to such Borrowing to an amount less than C$1,000,000, the consent of the Required Banks to such repayment shall be obtained and (iii) except for differing treatments of Defaulting Banks and Non-Defaulting Banks as expressly provided in Section 4.02(a), each repayment of Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided, that no repayment
        --- ----                             --------
pursuant to Section 4.02(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Adjusted Percentage of Revolving Loans then outstanding. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (c) In addition to any other mandatory repayments required pursuant to this Section 4.02, on the 15th day after each date on which any Change of Control occurs, all outstanding Loans shall be required to be immediately repaid in full and all Letter of Credit Outstandings shall be cash collateralized on terms similar to those described in the last sentence of Section 4.02(a)(i), in each case unless the Supermajority Banks otherwise agree in writing in their sole discretion.

          1.043  Method and Place of Payment.  Except as otherwise specifically
                 ---------------------------
provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made (i) in respect of all obligations other than principal and interest in respect of Revolving C$ Loans, in Dollars in immediately available funds at the Payment Office of the Administrative Agent and (ii) in respect of principal and interest in respect of Revolving C$ Loans, in Canadian Dollars in immediately available funds of the Payment Office of the Administrative Agent. The principal of, and interest on, each Revolving C$ Loan shall be paid only in Canadian Dollars. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          1.044  Net Payments; Taxes. (a) All payments made by each Borrower
                 -------------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank based solely on the amounts specified in the preceding sentence, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the applicable Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank based solely on the amounts specified in the preceding sentence, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in each case in respect solely to such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Company will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Company and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 14.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) neither Borrower shall be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 14.04(b), each Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Initial Borrowing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5.     Conditions Precedent to Extensions of Credit on the
                         ---------------------------------------------------
Initial Borrowing Date.  The obligation of each Bank to make its Loans, and the
----------------------
obligation of the Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          1.051  Execution of Agreement, Notes.  On or prior to the Initial
                 -----------------------------
Borrowing Date (i) the Effective Date shall have occurred, (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Revolving $ Note executed by the Company, in the amount, maturity and as otherwise provided herein, (iii) there shall have been delivered to the Administrative Agent for the account of Chase the Swingline Note executed by the Company, in the amount, maturity and as otherwise provided herein and
(iv) there shall have been delivered to the Administrative Agent for the amount of each of the Banks the appropriate Revolving C$ Note executed by the Canadian Borrower, in the amount, maturity and as otherwise provided herein.

          1.052  Officer's Certificate.  On the Initial Borrowing Date, the
                 ---------------------
Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Company by an Authorized Officer, stating all of the conditions of 5.06, 5.13, 5.14, 5.15, 5.17, 7.01, 7.02 and
7.03 have been satisfied on such date.

          1.053  Fees, etc.  On the Initial Borrowing Date, the Company shall
                 ----------
have paid to the Agents and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Banks to the extent then due.

          1.054  Opinion of Counsel.  On the Initial Borrowing Date, the
                 ------------------
Administrative Agent shall have received opinions addressed to the Agents and each of the Banks and dated the Initial Borrowing Date, from (i) Skadden, Arps, Slate, Meagher & Flom, special counsel to HFS, which opinion shall cover the matters addressed in Exhibit M-1 hereto (ii) Battle Fowler LLP, special counsel to the Borrowers and the Subsidiary Guarantors, which opinion shall cover the matters addressed in Exhibit M-2 hereto and (iii) the General Counsel to the Borrowers and the Subsidiary Guarantors, which opinion shall cover the matters addressed in Exhibit M-3 hereto.

          1.055  Corporate Documents; Proceedings, etc.  (a)  On the Initial
                 --------------------------------------
Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President, any Vice President, the Secretary or an Assistant Secretary of each Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation and by-laws or other organizational documents of each such Credit Party and the resolutions of each such Credit Party referred to in such certificates, and the foregoing shall be acceptable to the Administrative Agent.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agents may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          1.056  Refinancing.  On the Initial Borrowing Date and after giving
                 -----------
effect to the Loans incurred on the Initial Borrowing Date, neither the Company nor any of its Subsidiaries shall have any Indebtedness outstanding except for
(x) the Loans and Letters of Credit and (y) the Existing Indebtedness, which Existing Indebtedness shall not exceed $10,000,000 in aggregate outstanding principal amount. The Agents and the Required Banks shall be satisfied with the amount of and the terms and conditions of (i) all Existing Indebtedness and (ii) the repayment of all Indebtedness to be repaid in connection with the transactions contemplated hereby (collectively, the "Refinancing") and the amount of all accrued interest, premiums, fees, commissions and expenses owing in connection with the Refinancing. The Refinancing shall have been effected in accordance with the requirements of the immediately preceding sentence and all Liens in connection with such refinanced Indebtedness shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the satisfaction of the Agents and the Required Banks. The Administrative Agent shall have received copies, certified as true and complete by an appropriate officer of the Company, of all documents executed in connection with the repayment of the Indebtedness and the release of the Liens thereunder (collectively, the "Refinancing Documents").

          1.057  Pledge Agreement.  On the Initial Borrowing Date, each Credit
                 ----------------
Party (other than HFS) shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities (which Pledged Securities shall be required to include (to the extent provided in the Pledge Agreement), on the Initial Borrowing Date, all capital stock, partnership and Joint Venture interests and promissory notes owned by the Company and each Subsidiary Guarantor on the Initial Borrowing Date), if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          1.058  Guaranties.  On the Initial Borrowing Date, (i) HFS shall have
                 ----------
duly authorized, executed and delivered a Guaranty in the form of Exhibit G-1 (as modified, amended or supplemented from time to time, the "HFS Guaranty"),
(ii) each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G-2 (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty") and (iii) the Company shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit G-3 (as modified, amended or supplemented from time to time, the "Company Guaranty").

          1.059  Adverse Change.  On the Initial Borrowing Date, since December
                 --------------
31, 1995 nothing shall have occurred (and the Banks shall not have become aware of any facts, conditions or other information not previously known) which the Agents or the Required Banks shall reasonably determine has had or could reasonably expected to have a material adverse effect (i) on the Transaction,
(ii) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agents and the Banks, under the Credit Documents or (iii) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

5.10  Litigation.  On the Initial Borrowing Date, no litigation by any Person
      ----------
(private or governmental) shall be pending or, to the knowledge of any of the Credit Parties, threatened with respect to (i) the Canadian Acquisition, the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby except as set forth on Schedule XI or (ii) which the Agents or the Required Banks shall reasonably determine could have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

     5.11  Solvency Certificate and Insurance Certificates.  On or prior to
           -----------------------------------------------
the Initial Borrowing Date, there shall have been delivered to the Administrative Agent:

               (i) a solvency certificate in the form of Exhibit H, addressed to each of the Agents and each of the Banks and dated the Initial Borrowing Date from an Authorized Financial Officer of the Company providing the opinion of such Authorized Financial Officer as to the solvency of each of the Company and its Subsidiaries on a consolidated basis and the Canadian Borrower, in each case, after giving effect to the Transaction and the financing therefor; and

               (ii) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of the Company and its Subsidiaries, in scope, form and substance satisfactory to the Agents and the Required Banks.

          5.12        Pro Forma Financial Information; Projections. (a) On the
                      --------------------------------------------
Initial Borrowing Date, the Banks shall have received the audited, the unaudited and the pro forma financial information required by Section 8.05(a), which shall
        --- -----
be in form and substance satisfactory to the Agents and the Required Banks. In addition, the Banks shall have received such comfort with respect to the preparation of such pro forma financial information from the outside auditors of
                        -----
the Company and/or CPLC referenced in Section 8.05(a) as may have been requested by the Agents or the Required Banks, which comfort shall be satisfactory in form and substance to the Agents and the Required Banks.

          (b) On the Initial Borrowing Date, the Banks shall have received consolidated financial projections for the Company and its Subsidiaries for the six fiscal years ended after the Initial Borrowing Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, shall be satisfactory in form and substance to the Agents and the Required Banks.

          5.13  Approvals, etc.  On or prior to the Initial Borrowing Date, all
                ---------------
necessary governmental (domestic and foreign) and third party approvals in connection with the Refinancing, the transactions contemplated by this Agreement and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the transactions contemplated by the Credit Documents.

          5.14  Cash on Hand.  On the Initial Borrowing Date (and without giving
                ------------
effect to any incurrence of Loans on such date), the Company shall have cash on hand of at least $5,000,000.

          5.15  Absence of Downgrade.  From and after September 30, 1995, HFS
                --------------------
shall have suffered no rating downgrade (or at any time be unrated) by S&P and shall not have been placed on "credit watch" with negative implications by S&P.

          5.16  HFS Subordination Agreement.  On the Initial Borrowing Date,
                ---------------------------
HFS, the Company and the Administrative Agent shall have duly authorized, executed and delivered the HFS Subordination Agreement in the form of Exhibit I (the "HFS Subordination Agreement"), pursuant to which HFS shall have agreed, among other things, (i) notwithstanding anything to the contrary contained in any HFS Agreement or otherwise, until the occurrence of the Bank Termination Date, HFS will not terminate the Corporate Services Agreement for any reason whatsoever without the prior written consent of the Required Banks, (ii) notwithstanding anything to the contrary contained in any HFS Agreement or otherwise, until the occurrence of the Bank Termination Date, fees owing pursuant to the various HFS Agreements shall be payable only in accordance with the requirements of Sections 10.03 and 10.06, (iii) to the extent that any fees or amounts are owing to HFS or any of its Subsidiaries pursuant to any HFS Agreement or otherwise as a result of the activities, operations or revenues of any non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or Joint Venture of the Company, then neither the Company nor any of its Wholly-Owned Subsidiaries shall have any liability to HFS or any of its Subsidiaries in respect of the amounts so owed, and HFS or its respective Subsidiary shall have a claim for the respective amounts owed to it only against the respective non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or Joint Venture, as the case may be, provided that, notwithstanding the foregoing, the Company may be liable for its
--------
Allocable Share of any such fees or amounts of only a non-Wholly-Owned Subsidiary or Joint Venture (but not of an Unrestricted Subsidiary) (as determined for the respective non-Wholly-Owned Subsidiary or Joint Venture),
(iv) HFS shall agree that all amounts payable to it by the Company and its Subsidiaries (except the amounts expressly provided pursuant to Sections 10.06(iii), (v), (x)(a) and (xi)) shall be subordinated to the payment in full of the Obligations on the terms set forth in the HFS Subordination Agreement and (v) HFS shall agree, and shall agree to cause its Subsidiaries, not to accept any Restricted Payment which is not permitted to be paid pursuant to the provisions of this Agreement and, if any amount is received by it which constitutes a Restricted Payment in excess of the amounts permitted under this Agreement (including as may occur pursuant to Section 10.06(vii)), then promptly after HFS has actual knowledge of its receipt of such excess payment (or promptly after it receives notice from any Bank thereof), HFS shall reimburse the Company in cash for the amount by which the payments made to HFS and its Subsidiaries exceed the respective amounts permitted to be paid in accordance with the requirements of this Agreement.

          5.17  Additional Equity.  On or prior to the Initial Borrowing Date,
                -----------------
the Company shall have received at least $57,000,000 in gross proceeds from the issuance of additional common stock of the Company to Chartwell and FNSL pursuant to the Chartwell Stock Purchase Agreement, and the terms thereof shall be satisfactory to the Required Banks.

          5.18  Additional Financial Statements.  On or prior to the Initial
                -------------------------------
Borrowing Date, the Company shall have delivered to the Agents for each Material Joint Venture (a) a profit and loss statement for the portion of its current fiscal year ending on or about July 31, 1996 and (b) its federal income tax returns for its tax year most recently ended.

          SECTION 6.     Conditions Precedent to Extensions of Credit on the
                         ---------------------------------------------------
Canadian Borrowing Date.  The obligation of each Bank to make its Loans, and the
-----------------------
obligation of the Issuing Bank to issue Letters of Credit, on the Canadian Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions (which shall occur on or before December 31, 1996):

          1.061  Consummation of the Canadian Acquisition.  On or prior to the
                 ----------------------------------------
Canadian Borrowing Date, there shall have been delivered to the Banks true and correct copies of all Canadian Acquisition Documents, and all terms and provisions of such Canadian Acquisition Documents shall be in form and substance satisfactory to the Agents and the Required Banks and shall not be amended in any material respect without the consent of the Required Banks. The Canadian Acquisition, including all of the terms and conditions thereof, shall have been duly authorized by the board of directors and (if required by applicable law) the shareholders of the Canadian Borrower, and all Canadian Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Canadian Acquisition Documents shall be true and correct in all material respects as if made on and as of the Canadian Borrowing Date. Each of the conditions precedent to the Canadian Borrower's obligations to consummate the Canadian Acquisition as set forth in the Canadian Acquisition Documents shall have been satisfied to the satisfaction of the Agents and the Required Banks or waived with the consent of the Administrative Agent and the Required Banks and the Canadian Acquisition shall have been consummated in accordance with all applicable law and the respective Canadian Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Agents or the Required Banks). The consideration (exclusive of fees) paid in the Canadian Acquisition shall not exceed C$ 98,000,000.

          1.062  Officer's Certificate.  On the Canadian Borrowing Date, the
                 ---------------------
Administrative Agent shall have received a certificate, dated the Canadian Borrowing Date and signed on behalf of the Company by an Authorized Officer, stating all of the conditions of 6.01, 7.01, 7.02 and 7.03 have been satisfied on such date.

          1.063  Adverse Change.  On the Canadian Borrowing Date, since December
                 --------------
31, 1995 nothing shall have occurred (and the Banks shall not have become aware of any facts, conditions or other information not previously known) which the Agents or the Required Banks shall reasonably determine has had or could reasonably expected to have a material adverse effect (i) on the Transaction,
(ii) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agents and the Banks, under the Credit Documents or (iii) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          1.064  Litigation. On the Initial Borrowing Date, no litigation by any
                 ----------
entity (private or governmental) shall be pending or, to the knowledge of any of the Credit Parties, threatened with respect to (i) the Canadian Acquisition, the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby except as set forth on Schedule XI or (ii) which the Agents or the Required Banks shall reasonably determine could have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          1.065  Environmental Assessments.  On or prior to the Canadian
                 -------------------------
Borrowing Date, there shall have been delivered to the Administrative Agent the Phase I environmental assessments from environmental consultants satisfactory to the Agents and in form, scope and substance reasonably satisfactory to the Agents and the Required Banks.

          1.066  Approvals, etc. On or prior to the Canadian Borrowing Date, all
                 ---------
necessary governmental (domestic and foreign) and third party approvals in connection with the Canadian Acquisition (excluding such immaterial approvals which may not have been obtained in connection with the Canadian Acquisition), shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Canadian Acquisition. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Canadian Acquisition.

          1.067  Security Agreement.  On the Canadian Borrowing Date, Chartwell
                 ------------------
Lodging Inc. shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit O (as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof and together with the security agreements required under Section 9.14, a "Security Agreement" and collectively, the "Security Agreements") covering all of such Credit Party's present and future interest in an Amended and Restated Management Services and Franchise Development Agreement among Chartwell Hotels, Inc., Royco Hotels & Resorts Ltd. and the Company, in each case together with:

          (v) a legal opinion, from counsel and in form satisfactory to the Agents, with respect to the execution, delivery and performance by such Credit Party of the Security Agreement, accompanied by evidence as to the signature of such Credit Party and its authority to execute, delivery and perform the Security Agreement;

          (w) executed copies of Financing Statement (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (x)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, each of a recent date listing all effective financing statements that name such Credit Party as debtor and that are filed in the jurisdictions referred to in clause (w), together with copies of such financing statements (none of which shall cover the Collateral except (i) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (ii) to the extent evidencing Permitted Liens);

          (y) evidence of the completion of, or arrangements to complete, all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (z) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by each Security Agreement have been, or are in the process of being, taken.

          SECTION 7.  Conditions Precedent to All Credit Events.  The
                      -----------------------------------------
obligation of each Bank, to make Loans (including Loans made on the Initial Borrowing Date and the Canadian Borrowing Date), and the obligation of the Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          1.071       No Default; Representations and Warranties. At the time of
                      ------------------------------------------
each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          1.072  Adverse Change, etc. Nothing shall have occurred (and the Banks
                 -------------------
shall have become aware of no facts or conditions not previously known) which could reasonably be expected to have a material adverse effect on (x) the rights or remedies of the Banks or the Agents under the Credit Documents, (y) on the ability of the Company or any other Credit Party to perform its obligations to the Banks under the Credit Documents or (z) on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole from December 31, 1995 or from the pro forma financial statements referred to in Section 8.05.

          1.073  Litigation.  At the time of each such Credit Event and also
                 ----------
after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby or which could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          1.074  Notice of Borrowing; Letter of Credit Request. (a) Prior to the
                 ---------------------------------------------
making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a) or, in the case of a Swingline Loan, the notice required by Section 1.03(b).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          1.075  Certain Requirements With Respect to Loans Incurred to Effect
                 -------------------------------------------------------------
Permitted Hotel Acquisitions.  Prior to the making of any Loan the proceeds of
----------------------------
which are to be used to effect a Permitted Hotel Acquisition in which the total consideration exceeds $2,000,000, the Company shall have satisfied the relevant requirements of Section 10.02(ix) or 10.05(viii), as the case may be.

          The occurrence of the Initial Borrowing Date and the acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by the Borrowers to each of the Administrative Agent and each of the Banks that all the conditions specified in Section 5, 6 and in this Section 7 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

          SECTION 8.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrowers make the following representations, warranties and agreements, in each case after giving effect to the Canadian Acquisition and the Recapitalization to be consummated on or before the Canadian Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct on and as of the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

          1.081  Corporate and Partnership Status.  Each of the Company and each
                 --------------------------------
of its Subsidiaries (i) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (if applicable) in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          1.082  Corporate or Partnership Power and Authority. Each Credit Party
                 --------------------------------------------
has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          1.083  No Violation. Neither the execution, delivery or performance by
                 ------------
any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respect any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (excluding, in the case of the Canadian Acquisition Documents and the Recapitalization Documents, from the foregoing clauses (i) and (ii) such immaterial violations, which in no event shall violate the provisions of this Agreement or otherwise be reasonably expected to have a material adverse effect on (x) the Transaction, (y) the rights or remedies of the Agents or the Banks under the Credit Documents, or on the ability of any Credit Party to perform its obligations to the Agents and the Banks under the Credit Documents or (z) on the business, operations, properly, assets, nature of assets, liabilities or condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole) or (iii) will violate any provision of the certificate of incorporation or by-laws (or similar organizational documents) of any Credit Party or any of its Subsidiaries.

          1.084  Governmental Approvals.  No order, consent, approval, license,
                 ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Canadian Acquisition, (ii) the Recapitalization, (iii) the execution, delivery and performance of any Credit Document or (iv) the legality, validity, binding effect or enforceability of any such Credit Document.

          1.085  Financial Statements; Financial Condition; Undisclosed
                 ------------------------------------------------------
Liabilities; Projections, etc. (a)(i) The audited consolidated balance sheet of
------------------------------
the Company for the fiscal year ended in December 1995 and the related consolidated statements of income and retained earnings and cash flows of the Company for the fiscal year ended as of said date, which statements have been audited by Deloitte & Touche LLP or its predecessor in interest, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of the respective entities at the dates of said statements and such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

          1.081  Corporate and Partnership Status.  Each of the Company and each
                 --------------------------------
of its Subsidiaries (i) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (if applicable) in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          1.082  Corporate or Partnership Power and Authority. Each Credit Party
                 --------------------------------------------
has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          1.083  No Violation. Neither the execution, delivery or performance by
                 ------------
any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respect any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (excluding, in the case of the Canadian Acquisition Documents and the Recapitalization Documents, from the foregoing clauses (i) and (ii) such immaterial violations, which in no event shall violate the provisions of this Agreement or otherwise be reasonably expected to have a material adverse effect on (x) the Transaction, (y) the rights or remedies of the Agents or the Banks under the Credit Documents, or on the ability of any Credit Party to perform its obligations to the Agents and the Banks under the Credit Documents or (z) on the business, operations, properly, assets, nature of assets, liabilities or condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole) or (iii) will violate any provision of the certificate of incorporation or by-laws (or similar organizational documents) of any Credit Party or any of its Subsidiaries.

          1.084  Governmental Approvals.  No order, consent, approval, license,
                 ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Canadian Acquisition, (ii) the Recapitalization, (iii) the execution, delivery and performance of any Credit Document or (iv) the legality, validity, binding effect or enforceability of any such Credit Document.

          1.085  Financial Statements; Financial Condition; Undisclosed
                 ------------------------------------------------------
Liabilities; Projections, etc. (a)(i) The audited consolidated balance sheet of
------------------------------
the Company for the fiscal year ended in December 1995 and the related consolidated statements of income and retained earnings and cash flows of the Company for the fiscal year ended as of said date, which statements have been audited by Deloitte & Touche LLP or its predecessor in interest, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of the respective entities at the dates of said statements and the results of operations for the periods covered thereby, (iii) the audited consolidated balance sheets of CPLP for the fiscal years ended September 30 1995, 1994 and 1993 and the related consolidated statements of income, changes in equity and cash flows of CPLP for the fiscal years ended as of said dates, which statements have been examined by Deloitte & Touche, Chartered Accountants, or its predecessor in interest, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of CPLP at the dates of said statements and the results of operations for the p eriods covered thereby and
(iv) the unaudited consolidated balance sheet of CPLP for the fiscal quarter ended in June 27, 1996 and the related consolidated statements of income, changes in equity and cash flows of CPLP for the fiscal quarter ended as of said date, copies of which have heretofore been delivered to each Bank, present fairly the consolidated financial position of CPLP at the dates of said statements and the results of operations for the periods covered thereby. All financial statements referred to in the preceding sentence have been prepared in accordance with generally accepted accounting principles and practices consistently applied except (i) in the case of the audited financial statements, to the extent provided in the notes to said financial statements, (ii) in the case of the unaudited financial statements, for the absence of footnotes and for the same being subject to normal year-end audit adjustments and (iii) in the case of the financial statements of CPLP, such financial statements have been prepared in accordance with Canadian generally accepted accounting principles and practices consistently applied and the Company has provided to the Banks a reconciliation of such financial statements of CPLP to generally accepted accounting principles in the United States. The unaudited pro forma consolidated
                                                          --- -----
balance sheets and income statements of each of (i) the Company and its Subsidiaries (including CPLP and its Subsidiaries) and (ii) the Canadian Borrower and its subsidiaries prepared prior to the Initial Borrowing Date and designated by the Company as the pro forma financial statements referred to in
                                 --- -----
this Section 8.05(a), copies of which have been furnished to the Banks on or prior to the Initial Borrowing Date, present fairly the consolidated pro forma
                                                                     --- -----
financial position and results of operations of the entities covered thereby as at March 31, 1996 (in the case of the pro forma consolidated balance sheets) or
                                      --- -----
for the twelve month period ended on such date (in the case of the pro forma
                                                                   --- -----
consolidated income statements), in each case based on the assumption that the Canadian Acquisition, the Recapitalization, the related financing thereof and the other transactions contemplated pursuant to this Agreement had been consummated on March 31, 1996 (in the case of the pro forma consolidated balance
                                                  --- -----
sheets) or March 31, 1996 (in the case of the pro forma consolidated income
                                              --- -----
statements). The unaudited pro forma consolidated financial statements referred
                           --- -----
to in the preceding sentence have been prepared on a basis consistent with the financial statements of CPLP referred to in the first sentence of this Section 8.05(a), and have been prepared in a manner consistent with the requirements of Regulation S-X of the SEC which are applicable to pro forma financial
                                                  --- -----
information prepared in accordance with the requirements thereof but shall be subject to audit adjustments which shall not materially change the information set forth in such unaudited pro forma financial statements. Since December 31,
                            --- -----
1995 (but after giving effect to the Canadian Acquisition, the Recapitalization and the financing of the Canadian Acquisition as if same had occurred prior thereto), there has been no material adverse change in the business, operations, property, assets. nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          (b) On and as of each of the Initial Borrowing Date and the Canadian Borrowing Date, on a pro forma basis after giving effect to the Canadian Acquisition, the Recapitalization and all other transactions contemplated by the Documents and to all Indebtedness (including the Loans and Letters of Credit) being incurred or assumed and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries (taken as a whole) and each Borrower (on a stand-alone basis) will exceed their respective debts, (y) the Company and its Subsidiaries (taken as a whole) and each Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) the Company and its Subsidiaries (taken as a whole) and each Borrower (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this
Section 8.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 8.05(a), there were as of the Initial Borrowing Date and the Canadian Borrowing Date no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Company or to the Company and its Subsidiaries taken as a whole. As of the Initial Borrowing Date and the Canadian Borrowing Date, the Company knows of no basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 8.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Company or the Company and its Subsidiaries taken as a whole.

          (d) On and as of the Initial Borrowing Date, the Projections, which include the projected results of the Canadian Acquired Assets and which have been delivered to the Agents and the Banks on or prior to the Initial Borrowing Date, have been prepared on a basis consistent with the pro forma financial statements referred to in Section 8.05(a), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections were reasonable and attainable (it being understood that the Borrower makes no representation or warranty that the results projected in the Projections will actually be attained).

         1.086  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the best knowledge of either Borrower, threatened (i) with respect to the Transaction or any Document except as set forth on Schedule XI or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

         1.087  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents, but excluding the Projections and assumptions contained therein, which are covered pursuant to preceding Section 8.05(d)) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections (including the Projections, which include the projected results of the Canadian Acquired Assets) contained in such materials are based on good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Agents and the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results.

         1.088  Use of Proceeds; Margin Regulations.  (a) The proceeds of the
                -----------------------------------
Revolving C$ Loans shall be used by the Canadian Borrower on the Canadian Borrowing Date (i) to finance the purchase price of the Canadian Acquisition and
(ii) to pay fees and expenses related to the Canadian Acquisition and the financing therefor. The proceeds of all other Loans shall be used by the Company for the Company's and its Subsidiaries' and Joint Ventures' general corporate and partnership purposes, including to finance the working capital needs of the Company and its Subsidiaries and Joint Ventures and to finance Permitted Hotel Acquisitions and to pay the fees and expenses in connection therewith (but shall not be used to pay any portion of the purchase price of the Canadian Acquisition, the fees and expenses related thereto or to effect the Recapitalization).

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         1.089  Tax Returns and Payments. (a) The Company and its Subsidiaries
                ------------------------
have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or its Subsidiaries and Material Joint Ventures, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries and Material Joint Ventures for the periods covered thereby. Each of the Company and each of its Subsidiaries and Material Joint Ventures has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries or Material Joint Ventures. As of the Initial Borrowing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any its Subsidiaries.

          (b) As of the Initial Borrowing Date, the Company has, subject to certain limitations and restrictions pursuant to the Code, available net operating and capital loss carryovers within the meaning of Section 172(b) of the Code in the amount of at least $15,000,000, which net operating and capital loss carryovers expire beginning in the year 2009 and shall be made available by the Company to offset future income of the Company and its Subsidiaries.

          8.10  Compliance with ERISA. (i) Each Plan is in substantial
                ---------------------
compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code (other than where the failure to do so would not result in a material liability to the Borrower or any Subsidiary); all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code which has not been satisfied or expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Company or any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the annual aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          8.11  The Security Documents.  (a)  The security interests created in
                ----------------------
favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

          (b) The Security Agreement creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto thereunder), in favor of the Collateral Agent for the benefit of the Banks. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with the Security Agreement which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.

          8.12  Representations and Warranties in Documents.  All
                -------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          8.13  Properties.  Each of the Company and each of its Subsidiaries
                ----------
and Material Joint Ventures has good and marketable title to all properties owned respectively by it, including all property reflected in the consolidated balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or (ii) Permitted Liens. Schedule IV contains a true and complete list of each parcel of Real Property owned or leased by the Company and its Subsidiaries and Material Joint Ventures on the Initial Borrowing Date, and the type of interest therein held by the Company or such Subsidiary or Material Joint Venture. The Company and each of its Subsidiaries and Material Joint Ventures have good and indefeasible title to all fee-owned Real Properties and valid leasehold title to all Leaseholds.

          8.14  Capitalization. On the Initial Borrowing Date, the Canadian
                --------------
Borrowing Date and after giving effect to the Recapitalization and the other transactions contemplated hereby, the authorized capital stock of the Company shall consist of 100,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of preferred stock, $1.00 par value per share. As of the Initial Borrowing Date and the Canadian Borrowing Date, 9,452,320 shares of common stock of the Company are outstanding and no shares of preferred stock of the Company are outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date and the Canadian Borrowing Date, except for options to purchase 1,635,000 shares of common stock of the Company granted under its 1994 Stock Option Plan and the obligation of the Company to issue up to 413,910 shares of its common stock under the Distribution Agreement dated as of November 22, 1994, the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          8.15  Subsidiaries, Joint Ventures, Unrestricted Subsidiaries.  After
                -------------------------------------------------------
giving effect to the Canadian Acquisition, the Company will have no Subsidiaries, Joint Ventures or Unrestricted Subsidiaries other than (i) those Subsidiaries and Joint Ventures listed (and in each case identified as such) on
Schedule V and (ii) new Subsidiaries, Joint Ventures and Unrestricted Subsidiaries created in compliance with Section 10.16. On the Initial Borrowing Date and the Canadian Borrowing Date, the Company has no Unrestricted Subsidiaries. Schedule V correctly sets forth, as of the Initial Borrowing Date
(i) the percentage ownership (direct or indirect) of the Company in each class of capital stock or other equity interest of each of its Subsidiaries and Joint Ventures and also identifies the direct owner thereof and (ii) each Material Joint Venture.

          8.16  Compliance with Statutes, etc.  Each of the Company and each of
                -----------------------------
its Subsidiaries and Joint Ventures is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Sub sidiaries taken as a whole.

          8.17  Investment Company Act.  Neither the Company nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8.18  Public Utility Holding Company Act.  Neither the Company nor any
                ----------------------------------
of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.19  Environmental Matters. (a) Each of the Company and each of its
                ---------------------
Subsidiaries and Joint Ventures has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or threatened Environmental Claims against the Company or any of its Subsidiaries or Joint Ventures or any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures or on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or Joint Ventures or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries or Joint Ventures under any applicable Environmental Law.

          (b) To the best knowledge of the Company, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Company's, such Subsidiary's or such Joint Venture's business.

          (c) Notwithstanding anything to the contrary in this Section 8.19, the representations made in this Section 8.19 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          8.20  Labor Relations. Neither the Company nor any of its Subsidiaries
                ---------------
or Joint Ventures is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or Joint Ventures before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Company or any of its Subsidiaries or Joint Ventures, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or Joint Ventures and (iii) to the best knowledge of the Company, no union representation question exists with respect to the employees of the Company or any of its Subsidiaries or Joint Ventures, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

               8.21  Patents, Licenses, Franchises and Formulas. Each of the
                     ------------------------------------------
Company and each of its Subsidiaries and Joint Ventures owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

               8.22  Indebtedness. Schedule VI sets forth a true and complete
                     ------------
list of all Indebtedness of the Company and its Subsidiaries and Joint Ventures as of the Initial Borrowing Date and the Canadian Borrowing Date (excluding the Loans and any Indebtedness to be refinanced pursuant to the Refinancing, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

               8.23  Canadian Acquisition; Recapitalization.  On the Canadian
                     --------------------------------------
Borrowing Date, the Canadian Acquisition and the Recapitalization shall have been consummated in all respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of the Canadian Acquisition and the Recapitalization, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Canadian Acquisition and the Recapitalization will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except where the failure to so obtain, give, file or take would not have a material adverse effect on the Canadian Acquisition or on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as whole.
All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Canadian Acquisition or the Recapitalization. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Canadian Acquisition or the Recapitalization, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by the Credit Parties pursuant to or in furtherance of the Canadian Acquisition and the Recapitalization have been taken in compliance with the respective Documents and all applicable laws.

SECTION 9.     Affirmative Covenants. The Company hereby covenants and agrees
               ---------------------
that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

              1.091  Information Covenants.  The Company will furnish to the
                     ---------------------
Administrative Agent (with sufficient copies for each of the Banks, and the Administrative Agent will promptly forward to each of the Banks):

               (a) Quarterly Reports. Within 60 days after the end of each
                   -----------------
fiscal quarter of the Company, the quarterly management reports prepared by (or on behalf of) the Company or the respective Subsidiary or Joint Venture for each Hotel Property, which quarterly management reports shall contain the revenues of such Hotel Property for such fiscal quarter (including room revenues, food and beverage revenues and other revenues), the average occupancy rate for such Hotel Property for such fiscal quarter, the average daily room rate for such Hotel Property for such fiscal quarter and such other information as may be reasonably requested by the Administrative Agent for such Hotel Property to the extent reasonably available.

               (b) Quarterly Financial Statements. Within 60 days after the
                   ------------------------------
close of the first three quarterly accounting periods in each fiscal year of the Company (beginning with the fiscal quarter ending on or about September 30, 1996), (i) consolidated and consolidating balance sheets of the Company and its consolidated

Subsidiaries and Unrestricted Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows, in each case for such quar terly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Financial Officer of the Company, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly accounting period and year-to-date periods.

          (c) Annual Financial Statements.  Within 90 days after the close of
              ---------------------------
each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries and Unrestricted Subsidiaries, as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated statements, by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Company and its Subsidiaries and Unrestricted Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under any of Sections 10.03, 10.06 through 10.11, inclusive, and Section 11.12, or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (d) Budgets.  No later than 30 days (90 days in the case of the
              -------
budgets delivered pursuant to clause (y) below) after the first day of each fiscal year of the Company. budgets in form satisfactory to the Administrative Agent (including, in any event, budgeted statements of cash flow and budgeted debt and cash bal ances) for (x) such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case, of the Company and its Subsidiaries and Joint Ventures, accompanied by the statement of an Authorized Financial Officer of the Company to the effect that the budget is a reasonable estimate for the period covered thereby.

          (e) Officer's Certificates.  At the time of the delivery of the
              ----------------------
financial statements provided for in Sections 9.01(a), (b) and (c), a certificate of an Authorized Financial Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, if delivered with the financial statements required by Sections 9.01 (b) and (c), shall also (x) set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 3.03(d) (and shall show the calculation of the Reinvestment Amount as of the last day of the period covered by such financial statements), and
10.03 through 10.11, inclusive, at the end of such fiscal quarter or year, as the case may be, as well as the calculations required to establish compliance with the provisions of Section 11.12 at the end of such fiscal quarter or year, as the case may be, (y) set forth the amounts (and supporting calculations), as at the last day of the respective fiscal quarter (but after giving effect to the making of any Restricted Payments pursuant to Section 10.06(vii) in respect of such fiscal quarter or fiscal year, as the case may be, and any Capital Expenditure made pursuant to Section 10.07(c) in respect of such fiscal quarter or fiscal year, as the case may be), of the Cumulative Retained Residual Excess Cash Flow Amount, as well as a description of all Restricted Payments made during (or with respect to) the respective fiscal quarter or fiscal year and showing the calculations establishing compliance with the provisions of Section
10.03 and 10.06 and (z) if delivered with the financial statements required by
Section 10.01(c), set forth the amount of (and the calculations required to establish Excess Cash Flow for the fiscal year covered by such financial statements).

          (f) Notice of Default or Litigation; HFS or Company Downgrade.
              ---------------------------------------------------------
Promptly, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened
(x) against the Company or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries or Joint Ventures or (z) with respect to any Document and (iii) any downgrading or discontinuance of rating of HFS or the Company by S&P or any other rating agency, and any placement by S&P or any other rating agency of HFS or the Company on "credit watch" or any similar action.

          (g) Management Letters. Promptly after receipt thereof by the Company
               ------------------
or any of its Subsidiaries, a copy of any "management letter" received by the Company or any of its Subsidiaries from its certified public accountants and the management's responses thereto.

          (h)  Other Reports and Filings.  Promptly, copies of all financial
               -------------------------
information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries or Material Joint Ventures shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") and copies of all notices and reports which the Company or any of its Subsidiaries or Material Joint Ventures shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i)  Environmental Matters. Promptly upon, and in any event within ten
               ---------------------
Business Days after, an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters:

               (i) any pending or threatened material Environmental Claim against the Company or any of its Subsidiaries or Joint Ventures or any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures;

               (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries or Joint Ventures that (a) results in non-compliance by the Company or any of its Subsidiaries or Joint Ventures with any applicable Environmental Law or
     (b) could reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or Joint Ventures or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by the Company or any of its Subsidiaries or Material Joint Ventures that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries or Material Joint Ventures of such Real Property under any Environmental Law; and

               (iv)  the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Company or any of its Subsidiaries or Material Joint Ventures as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the
                                                  --------
     Company shall deliver to each Bank all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, Environmental Law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response or proposed response thereto. In addition, the Company and any of its Subsidiaries and Material Joint Ventures will provide the Administrative Agent with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may be requested by the Administrative Agent or any Bank.

          (j) Annual Meetings with Banks.  At the request of the Administrative
              --------------------------
Agent, the Company shall within 120 days after the close of each fiscal year of the Company, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and the budgets presented for the current fiscal year of the Company and its Subsidiaries and Material Joint Ventures.

          (k)   Other Information.  From time to time, such other information or
                -----------------
documents (financial or otherwise) with respect to the Company or its Subsidiaries or Joint Ventures as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

         1.092  Books, Records and Inspections.  The Company will, and will
                ------------------------------
cause each of its Subsidiaries and Material Joint Ventures to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries and Joint Ventures to, permit officers and designated representatives of any Agent or the Banks to visit and inspect, during regular business hours, upon reasonable advance notice and under guidance of officers of the Company, such Subsidiary or such Joint Venture, any of the properties of the Company or any of its Subsidiaries or Joint Ventures, and to examine the books of account of the Company and any of its Subsidiaries or Joint Ventures and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries or Joint Ventures with, and be advised as to the same by, its and their respective officers and independent accountants, all at such times and intervals and to such extent as any Agent or the Banks may request.

         1.093  Maintenance of Property, Insurance. (a) Schedule VII sets forth
                ----------------------------------
a true and complete listing of all insurance maintained by, or on behalf of, the Company and its Subsidiaries and Material Joint Ventures as of the Initial Borrowing Date and the Canadian Borrowing Date. The Company will, and will cause each of its Subsidiaries and Material Joint Ventures to, (i) keep all property necessary in its business in good working order and condition, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Company will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule VII. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained. All such insurance shall be provided by insurers having an A.M. Best general policyholders service rating of not less than B+III.

          (b) If the Company or any of its Subsidiaries or Material Joint Ventures shall fail to maintain all insurance in accordance with this Section 9.03, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon at least 10 days' notice to the Company, to procure such insurance, the Company agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

         1.094  Corporate Franchises.  The Company will, and will cause each of
                --------------------
its Subsidiaries and Material Joint Ventures to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that
                                                       --------  -------
nothing in this Section 9.04 shall prevent (i) transactions permitted in accordance with the applicable requirements of Sections 10.02 and 10.05 or (ii) the withdrawal by the Company or any of its Subsidiaries or Material Joint Ventures of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

         1.095  Compliance with Statutes, etc.  The Company will, and will cause
                ------------------------------
each of its Subsidiaries and Joint Ventures to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

         1.096  Compliance with Environmental Laws.  The Company will comply,
                ----------------------------------
and will cause each of its Subsidiaries and Joint Ventures to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Company or any of its Subsidiaries or Joint Ventures, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, in each case except to the extent that such noncompliance, failure to pay or failure to keep such Real Property free of Liens could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liability, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries or Joint Ventures will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Company or any of its Subsidiaries or Joint Ventures, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property, in each case except to the extent that doing so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liability, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

         1.097  ERISA.  As soon as possible and, in any event, within 15 days
                -----
after the Company, any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of an Authorized Financial Officer of the Company setting forth details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan and such action has not been dismissed within 30 days; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan. that a proceeding has been instituted against the Company, any Subsidiary of the Company or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan and such action has not been dismissed within 30 days; that the Company. any Subsidiary of the Company or any ERISA Affiliate will incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401
(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA; or that the Company, or any Subsidiary of the Company may incur any material unfunded liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Within 10 days after a request by the Administrative Agent, the Company will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such notice has been received by the Company, the Subsidiary or the ERISA Affiliate, as applicable.

         1.098  End of Fiscal Years; Fiscal Quarters.  The Company will cause
                ------------------------------------
(i) each of its, and each of its Subsidiaries' and Joint Ventures', fiscal years to end on December 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on the last day of each March, June, September and December.

         1.099  Performance of Obligations.  The Company will, and will cause
                --------------------------
each of its Subsidiaries and Joint Ventures to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          9.10  Payment of Taxes.  The Company will, and will cause each of its
                ----------------
Subsidiaries and Material Joint Ventures to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the Company, any such Subsidiary or any such Material Joint Venture, provided that
                                                                 --------
neither the Company nor any such Subsidiary or any Material Joint Venture shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          9.11  Hotel Franchisors.  The Company will take, and will cause each
                -----------------
of its Subsidiaries and Joint Ventures to take, all action necessary so that (x) except as otherwise provided in Section 11.11, each Hotel Property owned or leased by the Company and its Subsidiaries and Joint Ventures are at all times operated as a "Travelodge", "Thriftlodge" or another nationally recognized hotel brand which the Chairman of the Board of Directors and the chief financial officer of the Company (in a certificate signed by them delivered to the Agents) have determined to be in the best interests of the Company and (y) except in connection with the sale of any Hotel Property pursuant to the terms of this Agreement or as otherwise provided in Section 11.11, no Franchise Agreement with respect to a Hotel Property is terminated, provided that, notwithstanding the
                                           --------
foregoing, at any date of determination Hotel Properties representing less than 10% in the aggregate for all such Hotel Properties of Total Hotel Revenues for the Test Period then most recently ended and less than 10% of the consolidated total assets of the Company and its Subsidiaries (after reduction for minority interests) as calculated on the most recently ended fiscal quarter of the Company shall not be required to be subject to this Section 9.11.

          9.12  Joint Venture Distributions.  To the extent any Joint Venture
                ---------------------------
receives any Net Cash Proceeds from any of the events specified in Sections 3.03(c) and (d) then, to the extent such Net Cash Proceeds would have to be applied to reduce the Total Revolving Loan Commitment in accordance with the requirements of Sections 3.03(c), and/or (d), as the case may be, if received by a Wholly-Owned Subsidiary of the Company, the Company will use its best efforts to cause such Joint Venture to distribute to the Company or a Wholly-Owned Subsidiary thereof, concurrently with or as soon after the respective event as is practicable, the Company's Allocable Share of such Net Cash Proceeds received by such Joint Venture.

          9.13  Corporate Separateness.  The Company will take, and will cause
                ----------------------
each of its Subsidiaries, Joint Ventures and Unrestricted Subsidiaries to take, all action as is necessary to keep the operations of the Company and its Subsidiaries and Joint Ventures separate and apart from those of any Unrestricted Subsidiaries including, without limitation, ensuring that all customary formalities regarding their respective corporate existence including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records, are followed. Neither the Company nor any of its Subsidiaries or Joint Ventures shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors shall clearly evidence the corporate separateness of the Company and its Subsidiaries and Joint Ventures from any Unrestricted Subsidiaries, and the Company and its Subsidiaries and Joint Ventures shall maintain their own respective payroll (if any) and separate books of account and bank accounts from Unrestricted Subsidiaries. Each Unrestricted Subsidiary shall pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of the Company and its Subsidiaries and Joint Ventures shall at all times be separately identified and segregated from the assets of Unrestricted Subsidiaries. Finally, neither the Company nor any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries shall take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of the Company or any of its Subsidiaries or Joint Ventures in a bankruptcy, reorganization or other insolvency proceeding.

          9.14  Management Agreements.  (a) Cause each Management Agreement
                ---------------------
entered into by the Company of any of its Subsidiaries or any Joint Venture after the Initial Borrowing Date with a third-party (a "Third-Party Manager" to be pledged as Collateral pursuant to the Security Agreement within 10 days of the effectiveness of such Management Agreement, and the Company or the applicable Subsidiary or Joint Venture, as the case may be, shall execute and deliver to the Collateral Agent the Security Agreement, if it is not already a party thereto, or an amendment to the Security Agreement, as the Collateral Agent reasonably requests in order to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Management Agreement, and take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Management Agreement, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent; and deliver such legal opinions and other documents, resolutions and evidence of authority as the Agents may reasonably request; and (b) cause such Third-Party Manager to subordinate its rights under such Management Agreements on terms satisfactory to the Agents.

          SECTION 10.  Negative Covenants.  The Company covenants and agrees
                       ------------------
that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          1.101  Liens. The Company will not, and will not permit any of its
                 -----
Subsidiaries or Material Joint Ventures to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries or Material Joint Ventures, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any Subsidiary or Material Joint Venture of the Company), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions
                                                    --------
of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

               (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

               (ii) Liens in respect of property or assets of the Company or any of its Subsidiaries or Material Joint Ventures imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's, such Subsidiary's or such Material Joint Venture's property or assets or materially impair the use thereof in the operation of the business of the Company, such Subsidiary or such Material Joint Venture or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII (which Schedule VIII need not set forth the Liens created pursuant to the Security Documents), but only to the respective date, if any, set forth in such Schedule VIII for the removal and termination of any such Liens, but no renewals or extensions of such Liens shall be permitted;

               (iv)  Liens created pursuant to the Credit Documents;

               (v) leases or subleases granted by the Company or any of its Subsidiaries or Material Joint Ventures to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or Material Joint Ventures;

               (vi) Liens upon assets subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04, provided that (x) such Liens only serve to secure the payment of
            --------
     Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company or any Subsidiary or Material Joint Venture of the Company;

               (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Company or any of its Subsidiaries or Material Joint Ventures at the time of acquisition thereof by the Company or any such Subsidiary or Material Joint Venture or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding
                             --------
     principal amount of all Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed $4,000,000 and (y) in all events. the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company, such Subsidiary or such Material Joint Venture;

               (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and which do not materially interfere with the conduct of the business of the Company or any of its Subsidiaries or Material Joint Ventures;

               (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries or Material Joint Ventures in the ordinary course of business;

               (x) statutory and common law landlords' liens under leases to which the Company or any of its Subsidiaries or Material Joint Ventures is a party;

               (xi) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, operating leases, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

               (xii) Liens arising out of judgments, awards or decrees (other than any judgment, award or decree that is described in Section 11.10) in respect of which the Company or any of its Subsidiaries or Material Joint Ventures shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the Company,
                                                      --------
     such Subsidiary or such Material Joint Venture shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

               (xiii) Liens on Real Property and other assets to finance the purchase price thereof provided that (a) the obligations secured by such
                            --------
     Liens are recourse only to such assets and the holder(s) of such obligations have expressly waived recourse against the Company and its Subsidiaries and the Joint Ventures except to such assets, (b) any Event of Default under this Agreement shall not constitute a default under such obligations and (c) the aggregate principal amount of such obligations does not exceed $15,000,000;

               (xiv)  Liens on Hotel Properties described in clause (xi) of
     Section 10.04 to secure the construction or renovation financing thereof;

               (xv) Liens on Wingate Hotels securing Indebtedness of the Company and its Subsidiaries permitted by Section 10.04(xiv) but only to the extent such Liens are required in order to obtain such acquisition and construction Indebtedness and do not secure any refinancing or other Indebtedness; and

               (xvi) Liens securing the Indebtedness described in Section 10.05(xiii).

            1.102     Consolidation, Merger, Purchase or Sale of Assets, etc.
                      -------------------------------------------------------
The Company will not, and will not permit any of its Subsidiaries or Material Joint Ventures to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

               (i) Capital Expenditures (including payments in respect of Capitalized Lease Obligations) by the Company and its Subsidiaries and Material Joint Ventures shall be permitted to the extent not in violation of Section 10.07:

               (ii) the Company and each of its Subsidiaries and Material Joint Ventures may in the ordinary course of business, sell, lease (as lessor) or otherwise dispose of equipment and materials which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that (x) except
                                                      --------
     to the extent the respective equipment or materials are transferred in like-kind exchanges and/or trade-in-value is received on purchases of like-kind assets, at least 80% of the consideration therefor (taking the amount of cash and the fair market value of any non-cash consideration or, if greater, the principal amount of any non-cash consideration) shall be in the form of cash, (y) the aggregate Net Cash Proceeds of all assets sold or otherwise disposed of pursuant to this clause (ii) shall not exceed $2,000,000 in any fiscal year of the Company and (z) the Net Cash Proceeds from each Asset Sale pursuant to this clause (ii) are applied in accordance with the requirements of Section 3.03(d);

               (iii) Investments (including by loans and advances) may be made to the extent permitted by Section 10.05;

               (iv) the Company and each of its Subsidiaries and Material Joint Ventures may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by clause (i) of this Section 10.02);

               (v) the Company and each of its Subsidiaries and Material Joint Ventures may make sales of inventory in the ordinary course of business;

               (vi) the Canadian Acquisition shall be permitted as contemplated in the Canadian Acquisition Documents;

               (vii) the Company and its Subsidiaries may sell any Specified Existing Investment, so long as (i) each sale is in an arms' length transaction and the Company or the respective Subsidiary receives at least fair market value (as determined in good faith by the Board of Directors of the Company or any authorized committee of such Board of Directors) and
     (ii) the Net Cash Proceeds from each Asset Sale pursuant to this clause
     (vii) are applied in accordance with the requirements of Section 3.03(d);

               (viii) the Company and each of its Subsidiaries and Material Joint Ventures may sell Hotel Properties (or the entire equity interests of such Person in any Subsidiary or Joint Venture owning or leasing the respective Hotel Properties), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each sale is in an arms' length transaction and the Company or the respective Subsidiary or Material Joint Venture receives at least fair market value (as determined in good faith by the Board of Directors of the Company or any authorized committee of such Board of Directors), (iii) the total consideration received by the Company or such Subsidiary is at least 75% in cash with respect to the sale of any wholly-owned Hotel Property of the Company or a Wholly-Owned Subsidiary thereof (or with respect to the sale of any Wholly-Owned Subsidiary of the Company) or with respect to the sale of any Joint Venture (or any Hotel Property of such Joint Venture) set forth on Schedule X, provided that, (x) in lieu of receiving cash in any
                          --------
     sale of the entire equity interest in any Joint Venture existing on the Initial Borrowing Date, the Company or the respective Subsidiary may exchange the entire equity interest of such Joint Venture for equity interests (not theretofore owned, directly or indirectly, by the Company) of one or more other Joint Ventures existing on the Initial Borrowing Date so long as the effect of any such exchange is to increase the Company's direct or indirect, as the case may be, equity interests in the Joint Venture or Joint Ventures so acquired and (y) with respect to the sale of any Joint Venture (or any Hotel Property owned by such Joint Venture) (other than with respect to the sale of any Joint Venture (or any Hotel Property owned by such Joint Venture) listed on Schedule X) the aggregate amount of all non-cash consideration held at any one time shall not exceed $10,000,000 (taking the face amount of debt and the fair market value of all other non-cash collateral, and determined without regard to any writedowns or write-offs thereof), (iv) the aggregate Net Cash Proceeds of all assets sold pursuant to this clause (viii) shall not exceed $25,000,000 in any fiscal year of the Company and (v) the Net Cash Proceeds from each Asset Sale pursuant to this clause (viii) are applied in accordance with the requirements of Section 3.03(d);

               (ix) the Company and each of its Wholly-Owned Subsidiaries may acquire Hotel Properties (including by purchasing 90% or more of the capital stock or partnership interests of the Person that owns such Hotel Properties) so long as (i) such Hotel Properties are at least 90% owned by the Company or such Wholly-Owned Subsidiary, (ii) such Hotel Properties are located in the United States, Canada, Mexico or Puerto Rico, provided that,
                                                                  --------
     notwithstanding the foregoing, at any date of determination Hotel Properties representing less than 10% of Total Hotel Revenues for the Test Period then most recently ended and less than 10% of the consolidated total assets of the Company and its Subsidiaries (after reduction for minority interests) as calculated on the most recently ended fiscal quarter of the Company shall not be required to be subject to this clause (ii), (iii) prior to the date of acquisition of any such Hotel Property, the Company shall have delivered to each of the Banks a Phase I environmental assessment on such Hotel Property from an environmental firm, certified to and in form, scope and substance, reasonably satisfactory to the Administrative Agent, (iv) with respect to the acquisition of any Hotel Property subject to a Leasehold (and which will not be owned by the Company or the respective Wholly-Owned Subsidiary in fee), such Hotel Property may be acquired only if the respective Leasehold shall have a remaining term (including a right of extension by the Company or such Wholly-Owned Subsidiary) of at least 15 years, (v) at least 10 Business Days prior to the consummation of any acquisition of any Hotel Property the Company shall have delivered to each of the Banks the Information Package relating to such Hotel Property, and in the case of any acquisition of any Hotel Property or group of related Hotel Properties in which the total consideration exceeds $15,000,000, the Required Banks shall have not informed the Company in writing prior to the end of 15 Business Days after the Bank's receipt of the respective Information Package that they do not approve of such acquisition, (vi) except to the extent otherwise permitted by Section 9.11, each Hotel Property shall be operated as a "Travelodge", a "Thriftlodge" or another nationally recognized hotel brand which the Chairman of the Board of Directors and the chief financial officer of the Company (in a certificate signed by them delivered to the Agents) have determined to be in the best interests of the Company and shall be subject to a Franchise Agreement, a copy of which Franchise Agreement shall be delivered to each of the Banks on or prior to the date of the consummation of the acquisition of such Hotel Property, and (vii) in the case of any acquisition of any Hotel Property or group of related Hotel Properties in which the total consideration exceeds $3,000,000, (I) based on calculations made by the Company on a Pro Forma Basis after giving effect to the
                              ---------
     respective acquisition, no Default or Event of Default will exist under, or would have existed during the period of four consecutive fiscal quarters last reported (or required to be reported pursuant to Section 9.01(b) or
     (c), as the case may be) prior to the date of the respective acquisition under, the financial covenants contained in Sections 10.08 through 10.11, inclusive, (II) based on good faith projections prepared by the Company for the period from the date of the consummation of the acquisition to the date which is one year thereafter or based on the historical financial statements (but after giving effect to all Scheduled Commitment Reductions that will occur during the one year period after the date of the consummation of the respective acquisition) delivered in the Information Package for such Hotel Property or Hotel Properties calculated on a Pro
                                                                         ---
     Forma Basis after giving effect to the respective
     -----
     acquisition, the level of financial performance measured by the covenants set forth in Sections 10.08 through 10.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under the financial covenants contained in such Sections 10.08 through 10.11, inclusive, as compliance with such covenants will be required through the date which is one year from the date of the consummation of the respective acquisition, and (III) the Company shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of the Company, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (vii) and containing the calculations (in reasonable detail) required by this clause (vii);

               (x)    [INTENTIONALLY OMITTED];

               (xi) the Company may make the Mexican Investment in accordance with clause (xv) of Section 10.06; and

               (xii)  the Company and its Subsidiaries may sell the Gaming
     Assets.

To the extent the Required Banks waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 10.02, such Collateral shall be sold or otherwise transferred or disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            1.103     Restricted Payments. The Company will not, and will not
                      -------------------
permit any of its Subsidiaries or Material Joint Ventures to, authorize, declare or pay any Restricted Payments, except:

               (i) any Subsidiary or Material Joint Venture of the Company may make Restricted Payments to the Company or any Wholly-Owned Subsidiary of the Company;

               (ii) any Subsidiary of the Company which is not a Wholly-Owned Subsidiary of the Company or any Material Joint Venture of the Company may make Restricted Payments so long as the Company and each Subsidiary of the Company which has an ownership interest in such non-Wholly-Owned Subsidiary or Material Joint Venture receives a portion of such Restricted Payment which is at least as great as the percentage ownership interest of the Company or such other Subsidiary of the Company in the respective Subsidiary or Material Joint Venture which is making the Restricted Payment;

               (iii)  after the execution and delivery of any HFS Subordinated
     Note in accordance with the requirements of Section 10.04(vii), the Company may make regularly scheduled payments of interest in respect thereof (at the interest rate described in Section 10.04(vii)), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto and (y) the respective payment is permitted in accordance with the HFS Subordination Agreement;

               (iv) the Company may make Restricted Payments as specifically permitted by clauses (iii) through (xi) of Section 10.06;

               (v) after the issuance of any Redeemable Capital Stock in accordance with the requirements of Section 10.04(viii), the Company may pay cash dividends to HFS in respect thereof at times that the Company could have paid interest on any HFS Subordinated Note (i.e., such dividends
                                                            ----
     shall be permitted to be paid at the end of each successive three-month Interest Period with respect thereto), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the respective payment is permitted in accordance with the HFS Subordination Agreement and (z) the amount of dividends paid in cash with respect to the HFS Redeemable Capital Stock shall not exceed the amounts permitted to be paid pursuant to Section 10.04(viii)(y) (after giving effect to the proviso thereto);

               (vi)    [INTENTIONALLY OMITTED];

               (vii) after the issuance of any Chartwell Preferred Stock/Subordinated Debt, the Company may pay cash dividends or make cash interest payments, as the case may be, to Chartwell in respect thereof, so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the aggregate amount of Restricted Payments made pursuant to this clause (vii) does not exceed the Cumulative Unrestricted Subsidiary Dividend Amount as in effect immediately prior to the making of such payment, and (z) the terms of such Chartwell Preferred Stock/Subordinated Debt satisfy the requirements of Section 10.04(ix); and

               (viii) after the issuance of any Permitted Subordinated Indebtedness, the Company may make regularly scheduled payments of interest in respect thereof (at the stated non-default interest rate set forth in such Permitted Subordinated Indebtedness), so long as (x) no Default or Event of Default shall exist at the time of the making of such payment or immediately after giving effect thereto, (y) the respective payment is permitted in accordance with the subordination provisions of such Permitted Subordinated Indebtedness and (z) such payments are made no more frequently than semi-annually and are made only in respect of unpaid accrued interest.

            1.104     Indebtedness. The Company will not, and will not permit
                      ------------
any of its Subsidiaries or Material Joint Ventures to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii)   Existing Indebtedness to the extent the same is listed on
     Schedule VI, but no refinancing or renewals thereof, provided that (a) the
                                                          --------
     Bank of America Facility may be refinanced and (b) in no event shall the aggregate outstanding principal amount of Indebtedness under the Bank of America Facility exceed $15,000,000 at any one time;

               (iii) (a) Indebtedness under Interest Rate Protection Agreements entered into with respect to Indebtedness outstanding under the Agreement and other Indebtedness (i.e., to provide protection against fluctuations in floating interest rates with respect to a notional amount not to exceed, at the time of the entering into of the respective Interest Rate Protection Agreement, the aggregate principal amount of the underlying Indebtedness outstanding); and (b) Indebtedness under Other Hedging Agreements entered into with respect to foreign currency owned or projected to be owned by the Company or any of its Subsidiaries or Material Joint Ventures (i.e., to provide protection against fluctuations in currency exchange rates with respect to a notional amount not to exceed, at the time of the entering into of the respective Agreement, the amount of foreign currency owned or projected to be owned by the Company or any of its Subsidiaries of Material Joint Ventures); provided that no such transaction described in this
                      --------
     paragraph (iii) is entered into for speculative purposes;

               (iv) Indebtedness of the Company and its Subsidiaries and Material Joint Ventures evidenced by Capitalized Lease Obligations entered into after the Initial Borrowing Date, in each case so long as the respective Capitalized Lease Obligation relates to an acquisition of assets made after the Initial Borrowing Date in accordance with Section 10.07 and the Liens arising as a result thereof are permitted pursuant to Section 10.01, and so long as the aggregate outstanding principal amount of Capitalized Lease Obligations incurred on or after the date hereof at no time exceeds $10,000,000;

               (v) Indebtedness of the Company and its Subsidiaries and Material Joint Ventures subject to Liens permitted under Section 10.01(vii), so long as the aggregate principal amount of Indebtedness outstanding pursuant to this clause is limited as provided in said Section 10.01(vii);

               (vi) intercompany Indebtedness among the Company and its Subsidiaries and Material Joint Ventures to the extent permitted by Section 10.05;

               (vii) unsecured subordinated Indebtedness of the Company issued to HFS upon a downgrading of each of HFS' and the Company's long-term senior unsecured debt credit rating by S&P triggering a mandatory commitment reduction pursuant to Section 3.03(e) or (f) (the "HFS Subordinated Indebtedness") so long as (x) the aggregate outstanding principal amount of HFS Subordinated Indebtedness does not exceed the aggregate cash proceeds actually loaned by HFS to the Company to enable it to make mandatory repayments of Loans pursuant to Section 4.02(a) as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or
     (f)), (y) the HFS Subordinated Indebtedness shall not be guaranteed and shall be evidenced by a subordinated promissory note or notes (subject to the limitation on the aggregate outstanding principal amount thereof provided in preceding clause (x)) in the form of Exhibit J, which shall mature not earlier than the date which occurs one year after the Final Maturity Date and shall bear interest at a rate per annum not to exceed the Eurodollar Rate (as determined for successive interest periods of 3 months) plus the Applicable Margin as in effect from time to time (each an "HFS Subordinated Note") and (z) 100% of the cash proceeds loaned to the Company as evidenced by the HFS Subordinated Indebtedness shall be used for the purposes described in preceding clause (x);

               (viii) Redeemable Capital Stock of the Company issued to HFS upon a downgrading of each of HFS' and the Company's long-term senior unsecured debt credit rating by S&P triggering a mandatory reduction pursuant to Section 3.03(e) or (f) (the "HFS Redeemable Capital Stock") so long as (x) the aggregate amount thereof does not exceed the aggregate cash proceeds invested by HFS in the Company by way of such Redeemable Capital Stock investment to enable it to make mandatory repayments of Loans pursuant to Section 4.02(a) as a result of the reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f)), (y) the HFS Redeemable Capital Stock shall not be guaranteed and shall have no required redemptions and no required offers to purchase same by the Company or any of its Subsidiaries or Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise, at any time prior to the date which occurs one year after the Final Maturity Date and such HFS Redeemable Capital Stock shall accrue dividends at a rate per annum not to exceed the Eurodollar Rate (as determined for successive interest periods of 3 months) plus the Applicable Margin as in effect from time to time, provided that the amount of dividends permitted to be paid in
                   --------
     cash on any HFS Redeemable Capital Stock issued pursuant to this clause
     (viii) at the end of any such interest period shall not exceed an amount equal to the dividends which would accrue on such HFS Redeemable Capital Stock for such interest period at the rate described above multiplied by an amount equal to 1 minus the then Current Consolidated Tax Rate of the Company during such period, with any dividends which is not permitted to be paid in cash for any interest period because of the immediately preceding proviso to be deferred (with no additional dividends to accrue on such deferred amounts) until after the Bank Termination Date, and (z) 100% of the cash proceeds invested by the Company in return for the issuance of the HFS Redeemable Capital Stock shall be used for the purposes described in preceding clause (x);

               (ix) Chartwell Preferred Stock/Subordinated Debt issued to Chartwell so long as (u) the aggregate amount thereof does not exceed the aggregate cash proceeds invested by Chartwell in the Company by way of a Chartwell Preferred Stock investment (provided that, in any event, the
                                           --------
     aggregate amount of Chartwell Preferred Stock/Subordinated Debt shall not exceed $50,000,000 less the aggregate principal amount of Permitted Subordinated Indebtedness outstanding under clause (x) below), in each case except to the extent such excess has resulted from the accrual of dividends or interest thereon (as the case may be), (v) the Chartwell Preferred Stock/Subordinated Debt shall be issued by the Company, shall not be guaranteed and shall have no required redemptions or amortization and no required offers to purchase same by the Company or any of its Subsidiaries or Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise, at any time prior to the date which occurs one year after the Final Maturity Date, (w) the Chartwell Preferred Stock/Subordinated Debt shall accrue dividends or interest, as the case may be, at a rate per annum not to exceed 8.5%, (x) the Chartwell Preferred Stock/Subordinated Debt shall not have any covenants restricting the business or operations of the Company or any of its Subsidiaries or Joint Ventures and shall expressly provide that any payments in respect thereof, whether in respect of accrued dividends or interest, mandatory redemptions or payments of principal, may only be made to the extent permitted by the terms of this Agreement (including Sections 10.03, 10.04 and 10.06), as same may be amended, supplemented, amended and restated, or refinanced from time to time, and (z) Chartwell Subordinated Debt may be issued only upon the conversion thereto of outstanding Chartwell Preferred Stock theretofore issued in accordance with the requirements of this Agreement, and prior to (and the Chartwell Preferred Stock shall provide that as a condition to) the conversion of the Chartwell Preferred Stock into Chartwell Subordinated Debt, the prior written consent of the Required Banks is obtained;

               (x) subordinated Indebtedness of the Company in a principal amount not to exceed $50,000,000, less the aggregate amount of Chartwell Preferred Stock/Subordinated Debt outstanding under clause (ix) above (excluding Chartwell Preferred Stock/Subordinated Debt consisting of accrual of dividends or interest thereon), provided, that (a) the
                                                --------
     subordination provisions contain the terms set forth in Exhibit N; (b) no such Indebtedness shall mature (whether by scheduled payment or mandatory prepayment) earlier than the date which occurs one year after the Final Maturity Date; (c) payment of such Indebtedness may not be accelerated or come due prior to the date which occurs one year after the Final Maturity Date unless payment of the Loans has previously been accelerated in accordance with Section 12; and (d)(i) based on calculations made by the Company on a Pro Forma Basis after giving effect to the incurrence of such
                  --- -----
     Indebtedness, no Default or Event of Default will exist under, or would have existed during the period of four consecutive fiscal quarters last reported (or required to be reported pursuant to Section 9.01(b) or (c), as the case may be) prior to the date of the incurrence of such Indebtedness under, the financial covenants contained in Sections 10.08 through 10.11, inclusive, (ii) based on good faith projections prepared by the Company for the period from the date of the incurrence of such Indebtedness to the date which is one year thereafter (but after giving effect to all Scheduled Commitment Reductions that will occur during the one year period after the date of the incurrence of such Indebtedness calculated on a Pro Forma Basis
                                                                 --- -----
     after giving effect to the incurrence of such Indebtedness, the level of financial performance measured by the covenants set forth in Sections 10.08 through 10.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default will exist under the financial covenants contained in such Sections 10.08 through 10.11, inclusive, as compliance with such covenants will be required through the date which is one year from the date of the incurrence of such Indebtedness, and (iii) the Company shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of the Company, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (d) and containing the calculations (in reasonable detail) required by this clause
     (d);

               (xi) Indebtedness consisting of guaranties by the Company of obligations of its Subsidiaries and Material Joint Ventures incurred solely to finance the construction or renovation of Hotel Properties, provided
                                                                    --------
     that the aggregate amount of the obligations guaranteed by the Company pursuant to this clause (xi) shall not exceed $20,000,000 less the aggregate amount paid by the Company pursuant to such guaranties, and provided, further, that the aggregate principal amount of Indebtedness
     --------  -------
     incurred pursuant to this clause (xi) and clause (xiv) of this Section
     10.04 shall not exceed $30,000,000;

               (xii) Indebtedness of Material Joint Ventures permitted by clause (xiv) of Section 10.05;

               (xiii) non-recourse Indebtedness in an aggregate principal amount not to exceed $15,000,000 as described in clause (xiii) of Section 10.01;

               (xiv) Indebtedness of the Company in an aggregate principal amount not to exceed $20,000,000 incurred to finance the acquisition and construction of Wingate Hotels, provided that the aggregate principal
                                     --------
     amount of Indebtedness incurred pursuant to this clause (xiv) and clause
     (xi) of this Section 10.04 shall not exceed $30,000,000; and

               (xv) Indebtedness (from and after the execution of the Las Vegas Lease described below) consisting of a guaranty by the Company of the obligations of the tenant under the Las Vegas Lease with respect to the Hotel Property and adjoining real property located at Las Vegas South Strip (in the vicinity of, and including, 3735 Las Vegas Boulevard South), Las Vegas, Nevada (the "Las Vegas Lease") which leasehold interest is to be acquired by Chartwell Lodging Inc. (formerly NL Hotels, Inc.) pursuant to a right of first refusal pursuant to Article XXII of the existing Travelodge lease for 3735 Las Vegas Boulevard South, provided that the Company may not
                                               --------
     guarantee payment of more than $2,000,000 per year under the Las Vegas
     Lease.

Notwithstanding anything to the contrary contained in (A) clauses (vii) and
(viii) above, the sum of the aggregate principal amount of HFS Subordinated Indebtedness incurred pursuant to such clause (vii) and the aggregate liquidation preference of all HFS Redeemable Capital Stock issued pursuant to such clause (viii) shall in no event exceed the aggregate repayments theretofore made pursuant to Section 4.02(a) (as a result of reductions to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f)) made with funds provided to the Company by HFS (except to the extent the increase in the aggregate liquidation preference of any such HFS Redeemable Capital Stock is attributable to the accrual of dividends with respect thereto) and (B) clause
(ix) above, the sum of the aggregate principal amount of Chartwell Subordinated Debt plus the aggregate liquidation preference of all Chartwell Preferred Stock (excluding Chartwell Preferred Stock theretofore converted into Chartwell Subordinated Debt) shall in no event exceed the aggregate cash investments made by Chartwell in the Company (except to the extent that any increase in the aggregate principal amount of any Chartwell Subordinated Debt or any increase in the aggregate liquidation preference of any such Chartwell Preferred Stock is attributable to the accrual of dividends or interest, as the case may be, with respect thereto).

            1.105     Advances, Investments and Loans. The Company will not, and
                      -------------------------------
will not permit any of its Subsidiaries or Material Joint Ventures to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, (collectively, "Investments"), or permit any Investment to remain outstanding, or agree or commit to make any Investment (any such agreement or commitment an "Investment Commitment"), except that the following shall be permitted (but only so long as no Default or Event of Default exists at the time of the making of the respective Investment or Investment Commitment (or would exist immediately after giving effect thereto) in the case of Investments or Investment Commitments described in following clauses (viii) through (xii), inclusive):

               (i) the Company and its Subsidiaries and Material Joint Ventures may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

               (ii) the Company and its Subsidiaries and Material Joint Ventures may acquire and hold cash and Cash Equivalents;

               (iii) the Company may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 10.04(iii);

               (iv) (x) any Subsidiary or Material Joint Venture of the Company may make intercompany loans of cash to the Company or to any Wholly-Owned Subsidiary of the Company, any Wholly-Owned Subsidiary of the Company may make cash equity investments in any other Wholly-Owned Subsidiary of the Company, and the Company may make intercompany loans of cash to, or cash equity investments in, its Wholly-Owned Subsidiaries, provided that to the extent that any such intercompany loan is evidenced by
     --------
     a promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and (y) the Company or any of its Wholly-Owned Subsidiaries may make intercompany loans to, cash capital contributions in, guaranty the obligations of, or have Letters of Credit issued for the benefit of, any Material Joint Venture of the Company (other than any Material Joint Venture that constitutes a Specified Existing Investment) or any joint venture partner of such Material Joint Venture, provided that (i) the aggregate amount of all such Investments (including,
     --------
     without limitation, the maximum amount of all guarantees, the maximum amount of all Letters of Credit and the amount of all intercompany loans and capital contributions as described in following clause (ii)) outstanding at any one time shall not exceed $15,000,000 (determined without regard to any write-downs or write-offs thereof), (ii) the aggregate amount of all such intercompany loans and cash capital contributions outstanding at any one time shall not exceed $5,000,000 (determined without regard to any write-downs or write-offs thereof) and
     (iii) to the extent that any such intercompany loan is evidenced by promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

               (v) non-cash consideration received by the Company or any of its Subsidiaries in connection with Asset Sales permitted pursuant to Sections 10.02(ii), (vii) and (viii), provided that the amount of such non-
                                           --------
     cash consideration shall not exceed the limitations provided in Section 10.02(ii) or (viii), as the case may be;

               (vi) the Company and its Subsidiaries and Material Joint Ventures may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

               (vii) the Company and its Subsidiaries and Material Joint Ventures may permit to remain outstanding the Investments that were made prior to the Initial Borrowing Date to the extent that same are set forth on Schedule IX (the "Existing Investments") (provided that any additional
                                                  --------
     Investments with respect thereto (other than the acquisition of additional equity in any Joint Venture existing as of the Initial Borrowing Date if no Default or Event of Default exists or would result therefrom) shall be permitted only if independently justified under the other provisions of this Section 10.05);

               (viii) in addition to Investments made as otherwise permitted pursuant to this Section 10.05, the Company and its Wholly-Owned Subsidiaries may make Investments in Hotel Properties (including by making the respective investment in the Person (other than an Unrestricted Subsidiary) which owns the respective Hotel Property but which shall not be a Wholly-Owned Subsidiary of the Company) that are not wholly-owned by the Company or any of its Wholly-Owned Subsidiaries so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) all of the applicable requirements of Section 10.02(ix) (other than clause (i) thereof) are satisfied with respect to such Investment and (iii) the aggregate amount of Investments made pursuant to this Section 10.05(viii) in any fiscal year of the Company does not exceed $10,000,000 in the aggregate and $5,000,000 in any fiscal year;

               (ix) the Company and its Wholly-Owned Subsidiaries may make Investment Commitments from time to time so long as (i) the respective Investment Commitment is in respect of an Investment of the type described in clause (viii) of this Section 10.05, (ii) the respective Investment Commitment expressly provides that the Company or its respective Wholly-Owned Subsidiary has no obligation to make the respective Investment unless same is in compliance with this Agreement (and so long as the Company shall suffer no penalty or loss of funds as a result of any failure to make the Investment for the reasons set forth above in this clause (ii)), (iii) all of the applicable conditions set forth in Section 10.05(viii) are satisfied with respect to the Investment to be made pursuant to the respective Investment Commitment (but only to the extent that such Investment is made) and (iv) the maximum amount which could be required to be invested pursuant to the respective Investment Commitment in any fiscal year of the Company shall not exceed that amount set forth in clause (viii) of this Section 10.05, and with any amount so invested pursuant to the respective Investment Commitment to be considered an Investment made pursuant to clause (viii) of this Section 10.05;

               (x) the Company may establish Subsidiaries, Joint Ventures and Unrestricted Subsidiaries to the extent permitted by Section 10.16;

               (xi) the Company and its Wholly-Owned Subsidiaries may (i) make Investments (other than Investments in Unrestricted Subsidiaries) so long as all consideration therefor paid by the Company and its Subsidiaries in respect of such Investment consists solely of Qualified Capital Stock of the Company and the proceed thereof and (ii) enter into commitments or agreements to make Investments ("Qualified Equity Commitments") so long as all consideration to be paid for the respective Investment pursuant to the Qualified Equity Commitment consists solely of Qualified Capital Stock of the Company;

               (xii) the Company and its Wholly-Owned Subsidiaries may make cash Investments in Unrestricted Subsidiaries so long as the aggregate amount of all such Investments does not exceed the aggregate Net Cash Proceeds (including. for this purpose, net of any amounts paid by the Company to HFS pursuant to Section 10.06(viii)) received by the Company from cash equity investments by Chartwell after the Closing Date (other than the equity investment described in Section 6.07);

               (xiii) the Canadian Borrower may consummate the Canadian Acquisition, it being agreed that (i) in accordance with the Canadian Acquisition Documents, as consideration for the Canadian Acquisition, Bear Financial Corp., a Wholly-Owned Subsidiary of the Company, will acquire, for C$87,500,000, the secured Indebtedness which encumbers the Canadian Acquired Assets and the Canadian Borrower will assume such Indebtedness and
     (ii) payment of such Indebtedness will be subordinated to payment of the obligations of the Canadian Borrower under the Loan Documents on terms satisfactory to the Agents and, at the option of the Agents, such Indebtedness will be pledged to the Collateral Agent;

               (xiv) the Company may make loans to, or guaranty loans of, the Joint Ventures of the Company, provided that (i) the aggregate principal
                                    --------
     amount of such loans and guaranties shall not exceed $15,000,000, (ii) such loans and guaranties are made in connection with a financing program for the Joint Ventures that is not, in the aggregate, materially less favorable to the Company than the Bank of America Facility and (iii) no such loan may be made if a Default or Event of Default has occurred and is continuing; and

               (xv)   the Company may make the Mexican Investment;

               (xvi) the Company and each of its Wholly-Owned Subsidiaries may make Permitted Hotel Acquisitions to the extent permitted by Section 10.02(ix);

               (xvii) the Company (directly or through any Subsidiary or Joint Venture) may make an Investment in the Las Vegas Lease to the extent permitted by Section 10.04(xv); and

              (xviii) the Company and its Subsidiaries may make equity investment of up to $7,000,000 (not to exceed $1,000,000 per Wingate Hotel) in connection with obtaining acquisition and construction financing for Wingate Hotels and, to the extent required by any source providing acquisition or construction financing for such Wingate Hotels, the Company and its Subsidiaries may deliver environmental and construction guarantees in connection therewith.

Notwithstanding the foregoing, the proceeds of the sale of common stock of the Company described in Section 5.17 may be used solely to fund the Canadian Acquisition or for other purposes to be approved by the Required Banks (and, pending such application, may be invested in Cash Equivalents). The Company agrees that Bear Financial Corp. will not assign or transfer, or create or suffer to exist a Lien on, any of the Indebtedness described in clause (xiii) above and will not permit any amendment or waiver of or to such Indebtedness without the consent of the Agents.

            1.106     Transactions with Affiliates. The Company will not, and
                      ----------------------------
will not permit any of its Subsidiaries or Material Joint Ventures to, enter into any transaction or series of related transactions with any Affiliate of the Company or any of its Subsidiaries or Material Joint Ventures, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company, such Subsidiary or such Material Joint Venture as would reasonably be obtained by the Company, such Subsidiary or such Material Joint Venture at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following transactions, whether or not such transactions would otherwise be permitted by this Section 10.06, shall be permitted:

               (i)    Restricted Payments may be paid to the extent provided in
     Section 10.03 (excluding clause (iv) thereof);

               (ii) loans may be made and other transactions may be entered into by the Company and its Subsidiaries and Material Joint Ventures to the extent permitted by Sections 10.04 and 10.05;

               (iii) the Company may make quarterly payments (in advance) of the Corporate Services Fee, provided that the aggregate amount permitted to
                                 --------
     be paid pursuant to this clause (iii) in any fiscal quarter of the Company shall not exceed $375,000;

               (iv)   [INTENTIONALLY OMITTED];

               (v) the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Marketing and Reservation Fee as and when due pursuant to the terms of the respective HFS Franchise Agreement, and the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Licensing Fee as and when due pursuant to the terms of the HFS Master License Agreement;

               (vi)   [INTENTIONALLY OMITTED];

               (vii)  [INTENTIONALLY OMITTED];

               (viii) [INTENTIONALLY OMITTED];

               (ix) so long as no Default or Event of Default then exists, the Company may pay to HFS an annual guaranty fee (payable quarterly in arrears) (the "Guaranty Fee") pursuant to the Financing Agreement in an aggregate amount not to exceed 2% of the Guaranty Amount then in effect, provided that such Guaranty Fee shall otherwise be subject to the terms of
     --------
     the HFS Subordination Agreement;

               (x) (a) the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Standard Termination Fees set forth in the HFS Franchise Agreements and (b) so long as no Default or Event of Default then exists, the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof the Excess Termination Fees set forth in the HFS Franchise Agreements, provided
                                                                        --------
     that such Excess Termination Fees shall otherwise be subject to the terms of the HFS Subordination Agreement;

               (xi) the Company and its Subsidiaries and Material Joint Ventures may pay to HFS or a Subsidiary thereof pursuant to the respective HFS Franchise Agreements such other customary and arm's length charges and expenses that HFS charges (and on the same basis on which HFS charges) to its other similarly situated franchisees; and

               (xii)  the Company may make payments to Fisher 40th & 3rd
     Company and Hawaiian Realty Inc. pursuant to the lease of its corporate headquarters located at 605 Third Avenue, New York, New York as long as the aggregate annual payments thereunder do not exceed $600,000 plus the operating cost and tax escalator increases as set forth therein on the date hereof.

Except as expressly permitted by clauses (i) through (xii) above, neither the Company nor any of its Subsidiaries or Material Joint Ventures shall pay any management, consultant, advisory or other fees to HFS or any Subsidiary of HFS, and neither the Company nor any of its Subsidiaries or Material Joint Ventures shall pay any management, consultant, advisory or similar fees to any other Affiliate of the Company or HFS (excluding payments made by Subsidiaries of the Company to the Company or a Wholly-Owned Subsidiary of the Company).

            1.107     Capital Expenditures. (a) The Company will not, and will
                       --------------------
not permit any of its Subsidiaries or Material Joint Ventures to, make any Capital Expenditures, except that during any fiscal year of the Company, the Company and its Subsidiaries and Material Joint Ventures may make Capital Expenditures so long as the aggregate amount of Capital Expenditures made by the Company and its Wholly-Owned Subsidiaries in any such fiscal year when added to the Company's Allocable Share of the Capital Expenditures made by its Material Joint Ventures for such fiscal year, does not exceed an amount equal to 6% of Total Hotel Revenues for such fiscal year.

Notwithstanding anything to the contrary contained above, to the extent that Capital Expenditures made during any fiscal year of the Company are less than the amount permitted to be made for such fiscal year as set forth above such unused amount may be carried forward to the immediately succeeding fiscal year and utilized to make Capital Expenditures of the type permitted above in this
Section 10.07 in excess of the amount permitted above in the following fiscal year, provided that (x) any amounts carried forward from the immediately
      --------
preceding fiscal year shall be deemed to be utilized during the current fiscal year before the relevant amount for such current fiscal year shall be deemed to be utilized to make Capital Expenditures during such fiscal year and (y) no amounts once carried forward to the next fiscal year may be carried forward to fiscal years thereafter. In addition to the foregoing, the Company and its Subsidiaries may make additional Capital Expenditures to the extent that any Permitted Hotel Acquisition made as permitted by Section 10.02(ix) and/or 10.05(viii) constitutes Capital Expenditures.

          (b) In addition to the Capital Expenditures permitted to be made pursuant to clause (a) of this Section 10.07 and the following clause (c) of this Section 10.07, the amount of insurance proceeds received by the Company and its Subsidiaries from any Recovery Event may be used by the Company and its Subsidiaries to make Capital Expenditures to replace or restore any properties or assets in respect of which such proceeds were paid, in each case to the extent such proceeds are not used to make Permitted Hotel Acquisitions or are not required to be applied pursuant to Section 3.03(d), provided that any
                                                        --------
proceeds that are so used to make Capital Expenditures pursuant to this clause
(b) are, to the extent required by Section 3.03(d) used within the period of time as is set forth in such Section 3.03(d).

          (c) In addition to the Capital Expenditures permitted to be made pursuant to clauses (a) and (b) of this Section 10.07, the Company and its Wholly-Owned Subsidiaries may make Capital Expenditures in any fiscal year of the Company beginning with its fiscal year commencing on January 1, 1997 in an amount equal to the Cumulative Retained Residual Excess Cash Amount as in effect immediately prior to the making of the respective Capital Expenditure.

          (d) The Company may consummate the Canadian Acquisition for a purchase price (including assumed debt but excluding fees relating thereto) not to exceed C$98,000,000, and such amounts so expended shall not be counted as expenditures under paragraph (a) above.

          (e)   The Company may make the Capital Expenditure set forth on
Schedule XII, and such amounts shall not be counted as expenditures under paragraph (a) above.

          1.108  Minimum Consolidated Net Worth.  The Company will not permit
                 ------------------------------
Consolidated Net Worth at any time to be less than the sum of (a) $125,000,000 and (b) if positive, 50% of Consolidated Net Income for the period from July 1, 1996 through the last day of the most recent fiscal quarter ending prior to such time.

          1.109  Consolidated Interest Coverage Ratio.  The Company will not
                 ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter to be less than (a) 2.0 to 1.0 for each fiscal quarter ending on or prior to September 30, 1999 and (b) 3.0 to 1.0 for each fiscal quarter thereafter.

          10.10  Consolidated Current Ratio.  The Company will not permit the
                 --------------------------
Consolidated Current Ratio at any time to be less than 1.0 to 1.0.

          10.11  Total Leverage Ratio.  The Company will not permit the Total
                 --------------------
Leverage Ratio on the last day of any fiscal quarter to be greater than (a) 5.0 to 1.0 on and prior to September 30, 1999 and (b) 4.0 to 1.0 thereafter.

          10.12  Limitation on Payments of Certain Indebtedness, Modifications
                 -------------------------------------------------------------
of Certain Indebtedness, Modifications of Certificate of Incorporation, By-Laws
-------------------------------------------------------------------------------
and Certain Agreements, etc.  The Company will not, and will not permit any of
---------------------------
its Subsidiaries or Material Joint Ventures to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due any HFS Subordinated Indebtedness, any Chartwell Subordinated Debt or any Permitted Subordinated Indebtedness, (ii) amend or modify, or permit the amendment or modification of, any provision of the Bank of America Facility, any HFS Subordinated Indebtedness, any Chartwell Subordinated Debt or any Permitted Subordinated Indebtedness or any agreement (including, without limitation, any HFS Subordinated Note) related thereto, (iii) amend or modify. or permit the amendment or modification of, any provision of any Canadian Acquisition Document, Management Agreement, Tax Sharing Agreement, HFS Agreement or Affiliate Agreement (other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and the other Credit Documents and could not be adverse to the interests of the Banks in any respect as determined by the Agents) or enter into any new agreement which would have constituted a Tax Sharing Agreement, HFS Agreement or Affiliate Agreement if same had been in effect on the Initial Borrowing Date except for Unrestricted Subsidiary Tax Sharing Agreements entered into in compliance with Section 10.16(c) and additional HFS Franchise Agreements in connection with the acquisition of new Hotel Properties, (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including the Chartwell Stock Purchase Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iv) or any such new agreements pursuant to this clause (iv) which would not violate or be inconsistent with any of the terms of this Agreement and the other Credit Documents and could not in any way adversely affect the interests of the Banks, (v) amend or modify, or permit the amendment or modification of, any Joint Venture Agreement in any material respect (it being agreed that acting under any Joint Venture Agreement in accordance with its terms, including as to termination rights and buyout provisions, shall not be restricted by this clause (v)) or (vi) retain or engage, or permit the retention or engagement of, any Person to manage a Hotel Property in which the Company and its Subsidiaries have a controlling interest unless the consent of the Real Estate Committee is obtained, such consent not to be unreasonably withheld or (vii) consent to or acquiesce in the pledge or assignment by HFS of any HFS Subordinated Notes.

          10.13  Limitation on Certain Restrictions on Subsidiaries and Joint
                 ------------------------------------------------------------
Ventures.  The Company will not, and will not permit any of its Subsidiaries or
--------
Material Joint Ventures to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary or Material Joint Venture of the Company to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any of its Subsidiaries or Material Joint Ventures, or pay any Indebtedness owed to the Company or any Subsidiary or Material Joint Venture of the Company, (b) make loans or advances to the Company or any Subsidiary or Material Joint Venture of the Company, (c) transfer any of its properties or assets to the Company or any of its Subsidiaries or Joint Ventures or (d) create Liens on its property, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary or Material Joint Venture of the Company, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Company or any Subsidiary or Material Joint Venture of the Company in the ordinary course of business, and (v) restrictions on the transfer or encumbrance of any assets subject to a Lien permitted by this Agreement.

          10.14  Limitation on Issuance of Capital Stock.  (a)  The Company will
                 ---------------------------------------
not issue (i) any class of preferred stock (except (x) preferred stock of the Company issued in accordance with the requirements of Sections 10.04(viii) and
(ix) and (y) any class of preferred stock which has no required redemptions and no required offers to purchase same by the Company or any of its Subsidiaries or Material Joint Ventures, whether through the lapse of time, the occurrence of certain contingencies or otherwise) or (ii) any class of redeemable (except at the sole option of the Company) common stock.

          (b) The Company will not permit any of its Subsidiaries or Material Joint Ventures to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of the Company or any of its Subsidiaries in any class of the capital stock of such Subsidiary or Material Joint Venture, (iii) stock options issued to employees provided that such options and the capital stock issuable upon
--------
the exercise of such stock options are not mandatorily redeemable prior to the first anniversary of the Final Maturity Date, and (iv) to qualify directors to the extent required by applicable law.

          10.15  Business.  The Company will not, and will not permit any of its
                 --------
Subsidiaries or Joint Ventures to, engage (directly or indirectly) in any business other than the businesses in which the Company and its Subsidiaries and Joint Ventures are engaged on the Initial Borrowing Date and reasonable extensions thereof and businesses incidental thereto, provided that the Company
                                                      --------
(x) may not expand or develop any gaming business or venture after the Initial Borrowing Date and (y) may wind down its existing gaming business and related Specified Existing Investments.

          10.16  Limitation on Creation of Subsidiaries; Unrestricted
                 ----------------------------------------------------
Subsidiaries and Joint Ventures.  (a)  The Company will not, and will not permit
-------------------------------
any of its Subsidiaries or Joint Ventures to, establish, create or acquire any additional Subsidiaries or Joint Ventures, except that the Company and its Wholly-Owned Subsidiaries shall be permitted to establish, create or acquire (x) Joint Ventures as provided in Section 10.16(b) and (y) at least 90% owned Subsidiaries in connection with Permitted Hotel Acquisitions and Permitted Business Acquisitions so long as (i) all of the capital stock of such new Subsidiary (to the extent that same is a corporation) is pledged pursuant to (and to the extent required by) the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (ii) all of the partnership interests of such new Subsidiary (to the extent that same is a partnership) are pledged and assigned pursuant to (and to the extent required by) the Pledge Agreement and
(iii) any such new domestic Subsidiary executes a counterpart of the Subsidiaries Guaranty and the Pledge Agreement. In addition, each such new domestic Subsidiary shall execute and deliver, or cause to be executed and delivered all other relevant documentation of the type described in Section 5 as such new domestic Subsidiary would have had to deliver if such new domestic Subsidiary were a Credit Party on the Initial Borrowing Date.

          (b) The Company will not, and will not permit any of its Subsidiaries or Joint Ventures to, establish, create or acquire any additional Joint Ventures after the Initial Borrowing Date, except that the Company or any Wholly-Owned Subsidiary of the Company referenced in following clause (z) may establish, create or acquire Joint Ventures in connection with Investments permitted by Section 10.05 from time to time, in each case so long as (x) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective Joint Venture or shall exist immediately after giving effect thereto, (y) all Investments therein are permitted pursuant to
Section 10.05 and (z) all equity interests in each Joint Venture are owned directly by the Company or a Wholly-Owned Subsidiary of the Company which engages in no business or activities other than the holding of ownership interests in one or more Joint Ventures and all equity interests therein are pledged pursuant to (and to the extent required by) the Pledge Agreement, provided that if any Joint Venture is in the form of a partnership, joint
--------
venture or other business form other than a corporation, the equity interests therein shall not be directly owned by the Company (but shall be owned by a Wholly-Owned Subsidiary thereof as referenced above in this clause (z)).

          (c) The Company will not, and will not permit any of its Subsidiaries or Joint Ventures to, establish, create or acquire any Unrestricted Subsidiary, except that any Wholly-Owned Domestic Subsidiary of the Company referenced in following clause (z) may establish, create or acquire Unrestricted Subsidiaries solely in connection with Investments permitted by Section 10.05(xii) from time to time, in each case so long as (w) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective Unrestricted Subsidiary or shall exist immediately after giving effect thereto, (x) all Investments therein (including as a result of the designation thereof as provided in the definition of Unrestricted Subsidiary) are permitted pursuant to Section 10.05(xii), (y) all equity interests in each Unrestricted Subsidiary are owned directly by a Wholly-Owned Domestic Subsidiary of the Company which engages in no business or activities other than the holding of ownership interests in one or more Unrestricted Subsidiaries and all equity interests therein are pledged pursuant to (and to the extent required by) the Pledge Agreement and (z) each such Unrestricted Subsidiary enters into, or becomes a party to, an Unrestricted Subsidiary Tax Sharing Agreement on terms and conditions satisfactory to the Required Banks.


          SECTION 11.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each an "Event of Default"):

          1.111  Payments. The Company shall (i) default in the payment when due
                 --------
of any principal of any Loan or any Note, (ii) default in the payment of any Unpaid Drawing for three or more Business Days after the date the respective Drawing was made or, if no Default or Event of Default exists pursuant to
Section 11.05 for three or more Business Days after the receipt by the Company of notice of the respective Drawing by the Administrative Agent or the Issuing Bank or (iii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          1.112  Representations, etc.  Any representation, warranty or
                 --------------------
statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          1.113  Covenants. Any Credit Party shall (i) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 9.11 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Company by the Administrative Agent or any Bank; or

          1.114  Default Under Other Agreements.  (i) The Company or any of its
                 ------------------------------
Subsidiaries or Material Joint Ventures shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries or Material Joint Ventures shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof provided that it shall not be a
                                                 --------
Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and
(ii) is at least $1,000,000; or

          1.115  Bankruptcy, etc.  The Company or any of its Subsidiaries or
                 ---------------
Material Joint Ventures shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or an involuntary case is commenced against the Company or any of its Subsidiaries or any such Material Joint Ventures and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries or any such Material Joint Ventures or the Company or any of its Subsidiaries or any such Material Joint Ventures commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries or any such Material Joint Ventures, or there is commenced against the Company or any of its Subsidiaries or any such Material Joint Ventures any such proceeding which remains undismissed for a period of 60 days, or the Company or any of its Subsidiaries or any such Material Joint Ventures is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days, or the Company or any of its Subsidiaries or any such Material Joint Ventures suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, or the Company or any of its Subsidiaries or any such Material Joint Ventures makes a general assignment for the benefit of creditors, or any partnership and/or corporate action is taken by the Company or any of its Subsidiaries or any such Material Joint Ventures for the purpose of effecting any of the foregoing; or

          1.116  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
4975 or 4980 of the Code, or the Company or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) which lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; or

          1.117  Security Documents.  Any Security Document shall cease to be in
                 ------------------
full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent superior to and prior to the rights of all third Persons, and subject to no other Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Security Document and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          1.118  Guaranty.  Any Guaranty shall cease to be in full force or
                 --------
effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor Event of Default shall occur, or at any time the Maximum Guaranteed Amount for any reason whatsoever shall be less than an amount equal to the remainder of (x) $75,000,000 less (y) the aggregate amount of cash actually loaned by HFS to the Company after the Initial Borrowing Date pursuant to Section 10.04(vii) and/or invested by HFS in the Company pursuant to Qualified Equity Investments as described in the definition thereof contained herein, so long as all such cash loaned or invested was actually used by the Company to repay the principal of Loans pursuant to the requirements of Section 4.02(a) (as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and (f)); or

          1.119  HFS Subordination Agreement. The HFS Subordination Agreement
                 ---------------------------
shall cease to be in full force or effect for any reason, or HFS or any Person acting by or on behalf of HFS shall deny or disaffirm HFS's obligations thereunder or HFS shall default, and such default shall continue unremedied for a period of 10 days after written notice to HFS by the Administrative Agent or any Bank, in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto; or

          11.10  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Company or any of its Subsidiaries or Material Joint Ventures involving in the aggregate for the Company and its Subsidiaries and any such Material Joint Ventures a liability (not fully covered by a reputable and solvent insurance company or not paid) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

          11.11  HFS Franchise Agreements, etc. (i) Any Franchise Agreement
                 -----------------------------
shall be terminated or any event or condition shall exist which would enable any party to such Franchise Agreement to terminate or suspend its obligations thereunder or (ii) at any time any Hotel Property shall be operated as other than a "Travelodge", "Thriftlodge" or any other nationally recognized hotel brand which the Chairman of the Board of Directors and the chief financial officer of the Company (in a certificate signed by them delivered to the Agents) have determined to be in the best interests of the Company, provided that (A) a
                                                            --------
Hotel Property shall not be deemed to be subject to the events described in preceding clause (i) or (ii) if the respective Hotel Property, in the ordinary course of business and with the approval of the Board of Directors of the Company (or an authorized committee of such Board), is being changed to another nationally recognized hotel brand, and in connection with the change-over, the respective Hotel Property is for a period, in no event to exceed 90 days, operating other than under a nationally recognized hotel brand and (B) it shall not be a Default or an Event of Default under clause (i) or (ii) of this Section 11.11 so long as all Hotel Properties subject to any of the events described above in this
Section 11.11 (after giving effect to preceding clause (A)) at any time do not represent either more than 10% of the total assets of the Company and its Subsidiaries (after reduction for minority interests) as of the last day of the most recently ended fiscal quarter of the Company or more than 10% of the Total Hotel Revenues of the Company and its Subsidiaries (after reduction for minority interests) for the Test Period then most recently ended; or

          11.12  Total Unrestricted Subsidiary Leverage Ratio.  The Total
                 --------------------------------------------
Unrestricted Subsidiary Leverage Ratio at any time is greater than 5.00: 1.00;
or

          11.13  Unrestricted Subsidiary Tax Payments.  Any Unrestricted
                 ------------------------------------
Subsidiary of the Company shall not pay any amounts owing by it under any Unrestricted Subsidiary Tax Sharing Agreement to which it is a party and such failure shall continue unremedied for 10 or more days;

          Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in
                          --------
Section 11.05 shall occur with respect to a Borrower or if a Guarantor Event of Default specified in Section 14(d) of the HFS Guaranty shall occur with respect to HFS, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment and Revolving C$ Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Company to pay (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in
Section 11.05 with respect to the Company, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Company and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge Agreement; and (vi) take any of the actions specified in clause (ii) of the proviso to Sections 1.06(a) and (b) or in clause (v) of the proviso to Section 1.09.

          SECTION 12.  Definitions and Accounting Terms.
                       --------------------------------

          1.121  Defined Terms. As used in this Agreement, the following terms
                 -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Adjusted Consolidated Company EBITDA" for any period shall mean Adjusted Consolidated EBITDA of the Company for such period, provided that in
                                                             --------
determining Consolidated EBITDA (as required pursuant to the definition of Adjusted Consolidated EBITDA) of the Company for such period, Consolidated Company Net Income (and not Consolidated Net Income) shall be used, with the term "Consolidated Company Net Income" being deemed inserted in lieu of the term "Consolidated Net Income" in each place such term is used in the definition of Consolidated EBITDA contained herein.

          "Adjusted Consolidated EBITDA" any Person for any period shall mean Consolidated EBITDA of such Person for such period, but without giving effect to any gains or losses from sales of assets other than inventory in the ordinary course of business.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments, the Adjusted Total Revolving Loan Commitment and the Adjusted Total Revolving C$ Loan Commitment at a time when the Total Revolving Loan Commitment, Adjusted Total Revolving Loan Commitment or the Adjusted Total Revolving C$ Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments, Adjusted Total Revolving Loan Commitment or the Adjusted Total Revolving C$ Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that
                                                                  --------
(A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the Dollar Equivalent Amount of the aggregate outstanding principal amount of Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause
(A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Company or the Canadian Borrower, as the case may be, as a preferential or similar payment in any bankruptcy or similar proceeding of the Company or the Canadian Borrower, as the case may be, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the Dollar Equivalent Amount of the outstanding principal of Loans made by such Bank plus such Bank's new Adjusted Percentage of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Total Revolving C$ Loan Commitment" shall mean, at any time, the Total Revolving C$ Loan Commitment at such time less the aggregate Revolving C$ Loan Commitments of all Defaulting Banks at such time.

          "Adjusted Total Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment at such time less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

          "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 13.09.

          "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary contained above, for all purposes of this Agreement, HFS and its Subsidiaries and Affiliates shall be deemed to be Affiliates of the Company and its Subsidiaries.

          "Agent" shall mean and include the Administrative Agent, the Collateral Agent and the Syndication Agent.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

          "Allocable Share" shall mean, with respect to any Joint Venture and non-Wholly-Owned Subsidiary and event or circumstance under this Agreement that requires the determination thereof, that percentage of such Joint Venture's or non-Wholly-Owned Subsidiary's equity interests that are owned (directly or indirectly) by the Company.

          "Applicable Margin" shall mean on any day with respect to any (i) $ Eurodollar Loan, (ii) Commitment Fee or (iii) C$ Eurodollar Loan, the applicable margin set forth below under the respective captions "$ Eurodollar Margin", "Commitment Fee" or "C$ Eurodollar Margin", as applicable:

                                          $                        C$
                      Total          Eurodollar   Commitment   Eurodollar
                   Outstandings        Margin         Fee        Margin
               --------------------  -----------  -----------  -----------
               Equal or less than         0.400%       0.200%       0.400%
               $75 million

               Equal or less than         0.500%       0.200%       0.500%
               $85 million

               Equal or less than         0.600%       0.250%       0.600%
               $95 million

               Equal or less than         0.650%       0.250%       0.650%
               $105 million

               Equal or less than         0.700%       0.300%       0.700%
               $115 million

               Equal or less than         0.750%       0.300%       0.750%
               $125 million

               Equal or less than         0.875%       0.375%       0.875%
               $150 million

Notwithstanding anything to the contrary contained in this definition:

          (a) the Applicable Margin shall be increased by .25% per annum on that portion of the Total Outstandings which exceeds the Guaranty Amount if the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter is less than 3.0 to 1.0, any such increase to be effective on the date of delivery of the Company's financial statements under Section 9.01(b) or (c), as the case may be, and the related officer's certificate under Section 9.01(e) and to remain effective until the date of delivery of the Company's financial statements under Section 9.01(b) or (c) and the related officer's certificate under Section 9.01(e) for the next fiscal period (it being agreed that (i) the Applicable Margins shall not be increased by more than .25% per annum at any time pursuant to this paragraph (a) and the Applicable Margin on that portion of the Total Outstandings which exceeds the Guaranty Amount shall automatically be increased by .25% per annum on the date that the Company is required and fails to deliver its financial statements and related officer's certificate for any fiscal period pursuant to Sections 9.01(b), (c) and (e) until such statements and certificates are delivered and (ii) the specific Loans and Letters of Credit to which such increased Applicable Margin shall apply shall be determined by the Administrative Agent in its sole discretion);

          (b) the Applicable Margin shall be increased by the per annum percentage, if any, by which applicable margin for eurodollar loans under HFS's primary bank credit agreement exceeds or would exceed .40% per annum; and

          (c) to the extent that the Applicable Margin for Eurodollar Loans exceeds 1.00%, the Applicable Margin for $ Base Rate Loans shall be such Applicable Margin for $ Eurodollar Loans less 1.00%

          "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

          "Asset Sale" shall mean (i) any Recovery Event or (ii) any sale, transfer or other disposition by the Company or any of its Subsidiaries or Joint Ventures to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of any asset (including, without limitation, any capital stock or other securities of another Person) of the Company or any of its Subsidiaries or Joint Ventures other than (x) any sale, transfer or disposition permitted by Sections 10.02(v) and (xii) and (y) any sale, transfer or disposition where the fair market value of the consideration therefor is less than or equal to $100,000.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Financial Officer" of any Credit Party shall mean any of the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party.

          "Authorized Officer" of any Credit Party shall mean any of the President, any Authorized Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 14.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing in violation of this Agreement or (ii) a Bank having notified in writing the Company and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or 2.04 including, without limitation, as a result of any takeover of such Bank by any regulatory authority or agency.

          "Bank of America Facility" shall mean the credit facilities made available by Bank of America National Trust & Savings Association to Joint Ventures of FHI pursuant to the terms of that certain Letter Loan Agreement, dated June 17, 1994, among Bank of America National Trust & Savings Association, FHI, Forte (U.K.), Limited Forte Plc and certain affiliates thereof, as in effect on the Initial Borrowing Date.

          "Bank Termination Date" shall mean that date occurring after the Effective Date upon which the Total Revolving Loan Commitment and all Letters of Credit shall have terminated and all Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full to the Banks; provided that if any amount so received by the
                               --------
Banks must be disgorged by them, then the Bank Termination Date shall be deemed to have not occurred until such future time as the foregoing conditions are once again satisfied.

          "Bankruptcy Code" shall have the meaning provided in Section 11.05.

          "Base Rate" at any time shall mean the highest of (i) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) 1/2 of 1% in excess of Federal Funds Rate and (iii) the Prime Lending Rate.

          "BNS" shall mean The Bank of Nova Scotia in its individual capacity.

          "Borrower" shall mean each of the Company and the Canadian Borrower.

          "Borrowing" shall mean (i) the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans of such Type the same Interest Period, provided that $ Base Rate Loans or Revolving C$ Loans
                          --------
made at an alternate rate of interest incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans and (ii) the borrowing of a Swingline Loan.

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Revolving C$ Loans, any day which is a Business Day described in clauses (i) and (ii) above and which is not a Saturday, Sunday or other day which shall be in Toronto, Ontario a legal holding or a day on which banking institutions are authorized or required by law or other government actions to close.

          "Calculation Period" shall mean the period of four consecutive fiscal quarters last ended before the date of the respective Permitted Hotel Acquisition or incurrence of Permitted Subordinated Indebtedness which requires calculations to be made on a Pro Forma Basis.
                             --- -----

          "Canadian Acquired Assets" shall mean the property purchased by the Canadian Borrower under the Canadian Acquisition Documents, generally consisting of 20 hotels and a 50% interest in another hotel, all operating under the "Travelodge" franchise, and related assets.

          "Canadian Acquisition" shall mean the purchase by the Canadian Borrower of the Canadian Acquired Assets pursuant to the Canadian Acquisition Documents.

          "Canadian Acquisition Documents" shall mean the collective reference to the (i) the Contract of Sale dated as of July 16, 1996 among CPLP, as seller, the Canadian Borrower, as purchaser, and certain others and (ii) all other documents entered into or delivered in connection with the Canadian Acquisition.

          "Canadian Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Canadian Borrowing Date" shall mean the first date on which the Canadian Borrower is entitled to borrow or have a Letter of Credit issued for its account under this Agreement, which shall be the date on which the Canadian Acquisition is consummated and the conditions therefor set forth in Section 6 are satisfied.

          "Canadian Dollars" and the sign "C$" shall each mean freely transferable lawful money of Canada.

          "C$ Eurodollar Loans" shall mean Eurodollar Loans denominated in Canadian Dollars.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

          "Capital Stock" of any Person means all shares, interests, participations, partnership interests or other equivalents (however designated) of such Persons' capital stock or other equity interests.

          "Capitalized Interest" shall mean interest that is capitalized and is not counted as interest expense in accordance with GAAP.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment, pursuant to a note, receivable or otherwise, in connection with such Asset Sale, but only as and when so received) received by the Company or any of its Subsidiaries or Joint Ventures from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.
                         -- ---

          "Change of Control" shall mean (i) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act), other than (x) HFS and its Subsidiaries and/or (y) Chartwell and/or (z) FSNL (collectively, the "Designated Persons"), of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act), of more of the outstanding shares of common stock of the Company (on a fully diluted basis) than is collectively beneficially owned by the Designated Persons or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors or (iii) prior to the date of the first widely distributed primary public offering by the Company of its nonredeemable common stock after the Initial Borrowing Date (the "Public Offering Date"), the

Designated Persons collectively shall fail to have beneficial ownership of shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (iv) after the Public Offering Date, the Designated Persons collectively shall fail to have beneficial ownership of shares representing at least 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (v) Chartwell or FSNL shall sell or dispose of any common stock of the Company or convert any common stock of the Company into any other class of Capital Stock. For purposes of this definition of "Change of Control", shares of common stock of the Company shall be deemed to be beneficially owned by Chartwell and/or FSNL only if Chartwell effectively has sole voting control of such shares (or FSNL is required to vote its shares in the same way that Chartwell votes its shares).

          "Chartwell" shall mean Chartwell Leisure Associates, L.P., any other partnership controlled by one or more of the existing partners of Chartwell Leisure Associates, L.P. on the Initial Borrowing Date, Chartwell Leisure Associates L.P. II or any Affiliate thereof or other investors therein in each case reasonably acceptable to the Administrative Agent.

          "Chartwell Preferred Stock" shall mean the class of the Company's preferred stock issued to Chartwell satisfying the applicable requirements of
Section 10.04(ix) and containing such other terms as are reasonably acceptable to the Administrative Agent.

          "Chartwell Preferred Stock/Subordinated Debt" shall mean, as the context may require, the Chartwell Preferred Stock and/or the Chartwell Subordinated Debt.

          "Chartwell Stock Purchase Agreement" shall mean the Amended and Restated Stock Purchase Agreement dated as of March 14, 1996 among the Company and the purchasers named therein.

          "Chartwell Subordinated Debt" shall mean the subordinated debt of the Company issued upon conversion of any outstanding shares of Chartwell Preferred Stock in accordance with the terms thereof, it being understood and agreed, however, that (i) the Chartwell Preferred Stock may not be so converted (and shall expressly provide that no such conversion shall be effective) without the prior written consent of the Required Banks (which consent may be granted or withheld by the Banks in their sole discretion), (ii) the Chartwell Subordinated Debt shall satisfy the applicable requirements of Section 10.04(ix) and (iii) all terms and conditions of the Chartwell Subordinated Debt shall be required to be satisfactory in form and substance to the Required Banks.

          "Chase" shall mean The Chase Manhattan Bank in its individual capacity.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to the Pledge Agreement or the Security Agreement.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge Agreement.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Commitments" shall mean the collective reference to the Revolving Loan Commitments, the Revolving C$ Loan Commitments and the Swingline Commitment.

          "Company" shall have the meaning provided in the first paragraph of this Agreement.

          "Company Guaranty" shall have the meaning specified in Section 5.08.

          "Consolidated Company Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis; provided that (i) the net income (if positive) for such
                         --------
period of any other Person which is not a Wholly-Owned Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid by such Person during such period to the Company or a Wholly-Owned Subsidiary of the Company (provided that any such payments made in January 1997
                           --------
shall, for purposes of this Agreement, be treated as though made in December
1996), (ii) the net income (or loss) of any other Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) Consolidated Net Income shall, without duplication, be reduced by the aggregate amount of fees and payments by the Company or its Subsidiaries pursuant to
Section 10.06(iii), (v), (vii), (ix), (x) and (xi), but shall not be reduced by any other fees paid by the Company and its Subsidiaries to HFS as otherwise permitted by this Agreement and (iv) the net income of each Unrestricted Subsidiary shall be wholly excluded.

          "Consolidated Current Assets" shall mean, at any time, the amounts that would be classified as consolidated current assets of the Company and its Subsidiaries in accordance with generally accepted accounting principles in a consolidated balance sheet.

          "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of the Company and its Subsidiaries at such time in accordance with generally accepted accounting principles in a consolidated balance sheet, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Current Ratio" at any date shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities of such date, provided, however, any non-cash write-offs with respect to, and any losses from
--------
the disposition of, the Gaming Assets shall be excluded in determining the Consolidated Current Ratio.

          "Consolidated Debt" shall mean, at any time, all Indebtedness of the Company and its Wholly-Owned Subsidiaries plus, without duplication, the Company's Allocable Share of any Indebtedness of a Joint Venture, in either case as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles and as determined on a consolidated basis, but including, in any event, (w) the Guaranty Inclusion Amount, (x) all Loans and Letters of Credit, (y) the aggregate amount of Indebtedness then outstanding as evidenced by Redeemable Capital Stock (including any such Redeemable Capital Stock issued in accordance with Section 10.04(viii)) and (z) the amount of outstanding HFS Subordinated Indebtedness and Permitted Subordinated Indebtedness, if any, provided that,
                                                              --------
notwithstanding the foregoing, the term Consolidated Debt shall exclude all outstanding Chartwell Preferred Stock/Subordinated Debt and up to $2,000,000 per year of the Company's guaranty obligations in respect of the Las Vegas Lease permitted by Section 10.04(xv).

          "Consolidated EBITDA" shall mean, for any Person and period, (A) the sum of the amounts for such Person and period of (i) Consolidated Net Income,
(ii) consolidated interest expense of such Person for such period, to the extent same reduced Consolidated Net Income for such period, (iii) provisions for taxes based on income, to the extent same reduced Consolidated Net Income for such period, (iv) depreciation expense, to the extent same reduced Consolidated Net Income for such period, (v) amortization expense, to the extent same reduced Consolidated Net Income for such period, (vi) any other non-cash items reducing the Consolidated Net Income of such Person for such period, and (vii) any cash receipts of such Person or a Wholly-Owned Subsidiary of such Person during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B)(i) of this definition, minus (B)
                                                                     -----
the sum of (i) all non-cash items increasing the Consolidated Net Income of such Person for such period and (ii) any cash expenditures of such Person during such period to the extent such cash expenditures (x) did not reduce the Consolidated Net Income of such Person for such period and (y) were applied against reserves that constituted non-cash items which reduced the Consolidated Net Income of such Person during prior periods, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP, provided, however, any non-cash write-offs with respect to, and any losses from
--------
the disposition of, the Gaming Assets shall be excluded in determining Consolidated EBITDA.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Adjusted Consolidated EBITDA of the Company for such period to (y) Consolidated Interest Expense of the Company for such period, provided, however
                                                              --------
that (i) for the purposes of calculating the Consolidated Interest Coverage Ratio for the Test Period ending on (a) March 31, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 85% and (b) June 30, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 95% and (ii) any non-cash write-offs with respect to, and any losses from the disposition of, the Gaming Assets shall be excluded in determining the Consolidated Interest Coverage Ratio.

          "Consolidated Interest Expense" shall mean, for any Person and period, the total consolidated interest expense of such Person and its Wholly-Owned Subsidiaries and the Allocable Share of the interest expense of such Person's non-Wholly-Owned Subsidiaries and Joint Ventures for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of such Person and its Wholly-Owned Subsidiaries representing the interest factor for such period and the Allocable Share of that portion of Capitalized Lease Obligations of such Person's non-Wholly-Owned Subsidiaries and Joint Ventures representing the interest factor for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement, less interest income of such Person and its Wholly-Owned Subsidiaries and the Allocable Share of the interest income of such Person's non-Wholly-Owned Subsidiaries and Joint Ventures for such period. Notwithstanding anything to the contrary contained elsewhere in this Agreement or the requirements of generally accepted accounting principles, in calculating Consolidated Interest Expense of the Company, (v) the amount of Capitalized Interest incurred during any period shall be added as a component of Consolidated Interest Expense, (w) the amount of the Guaranty Fee paid or accrued during any period shall be added as a component of Consolidated Interest Expense, (x) accrued dividends on any Redeemable Capital Stock (excluding accrued dividends on the Chartwell Preferred Stock) shall be added as a component of Consolidated Interest Expense, and (y) the interest expense on the Chartwell Subordinated Debt shall be excluded.

          "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis; provided that (i) in determining
                                    --------
Consolidated Net Income of the Company, the net income of any other Person which is not a Wholly-Owned Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the Company's direct or indirect equity interests in such net income (taking the Company's direct or indirect distributable share thereof), in each case reduced to the extent that the declaration or payment of dividends or distributions by such other Person during such period is not at the time permitted by operation of the terms of its charter or any other agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such other Person or requires the consent of any other Person other than the specified Person as a Wholly-Owned Subsidiary thereof, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) Consolidated Net Income of the Company shall, without duplication, be reduced by the aggregate amount of fees and payments by the Company or its Subsidiaries pursuant to Sections 10.06(iii), (v), (vii), (ix), (x) and (xi), but shall not be reduced by any other fees paid by the Company and its Subsidiaries to HFS as otherwise permitted by this Agreement and (iv) in determining Consolidated Net Income of the Company. the net income of each Unrestricted Subsidiary shall be wholly excluded.

          "Consolidated Net Worth" shall mean, at any time, all items which would be included under shareholders' equity on a consolidated balance sheet of the Company in accordance with generally accepted accounting principles, provided, however, any non-cash write-offs with respect to the Gaming Assets
--------
shall be excluded in determining Consolidated Net Worth.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall
                 --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Company on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

          "Corporate Services Agreement" shall mean the Amended and Restated Corporate Services Agreement, dated as of January 24, 1996, between the Company and HFS.

          "Corporate Services Fee" shall mean an annual fee equal to $1,500,000 which Corporate Services Fee shall be payable on a quarterly basis in advance of the services to be performed.

          "CPLP" shall mean Capital Partners Limited Partnership, a limited partnership formed under the laws of the Province of Ontario.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Pledge Agreement, the Security Agreement, each Guaranty and the HFS Subordination Agreement.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean HFS, the Borrowers, and each Subsidiary Guarantor.

          "Cumulative Retained Residual Excess Cash Flow Amount" shall initially be $0, provided that the Cumulative Retained Residual Excess Cash Flow Amount
       --------
shall be (i) increased on each April 15, commencing April 15, 1998, by an amount equal to 50% of the Residual Excess Cash Flow for the immediately preceding fiscal year (or if Residual Excess Cash Flow is a negative amount for such fiscal year, the Cumulative Retained Residual Excess Cash Flow Amount shall be reduced by 100% of such amount) and (ii) reduced, on each date upon which (x) any Restricted Payment is made pursuant to Section 10.03(vi), by the amount of such Restricted Payment and (y) any Capital Expenditures are made pursuant to
Section 10.07(c), by the amount of such Capital Expenditure.

          "Cumulative Unrestricted Subsidiary Dividend Amount" shall mean, at any time, the aggregate amount of cash dividends or distributions received by the Company or a Wholly-Owned Subsidiary thereof from all Unrestricted Subsidiaries (other than any such dividends or distributions the proceeds of which are to pay any such Unrestricted Subsidiary's portion of any taxes payable by the Company or a Wholly-Owned Subsidiary thereof), with the Cumulative Unrestricted Subsidiary Dividend Amount to be reduced on each date on which, and in the amount by which, the Company makes a Restricted Payment pursuant to
Section 10.03(vii).

          "Currency" shall mean the collective reference to Dollars and Canadian Dollars.

          "Current Consolidated Tax Rate" means, with respect to any Person for any period, the combined highest marginal U.S. federal, state and local income tax rate (calculated by (i) taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and (ii) using the highest marginal state income tax rate imposed by any state in which the Company is doing business) during such period on any incremental ordinary income (i.e.,
                                                                          ----
income in excess of the income generated by such Person during the respective period) of such Person.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent the payments described in this sentence are booked as an expense which reduces Consolidated Net Income.

          "Documents" shall mean the Credit Documents, the Canadian Acquisition Documents and the Recapitalization Documents.

          "$ Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto, including each Swingline Loan.

          "Dollar Equivalent Amount" shall mean with respect to (i) any amount of Canadian Dollars on any date, the equivalent amount in Dollars of such amount of Canadian Dollars, as determined by the Administrative Agent using the Exchange Rate and (ii) any amount in Dollars, such amount.

          "$ Eurodollar Loans" shall mean Eurodollar Loans denominated in
Dollars.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall have the meaning provided in Section 2.05.

          "Effective Date" shall have the meaning provided in Section 14.10.

          "Eligible Transferee" shall mean, with respect to any Bank party to this Agreement on the date hereof or that becomes a Bank pursuant to Sections
1.13 or 14.04, a commercial bank, financial institution or other "accredited investor" as defined in Regulation D of the Securities Act.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, orders or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 2601 et seq., the Clean
                                                            -- ---
Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)
                            -- ---
3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., the
     -- ---                                                     -- ---
Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et
      -- ---                                                                 --
seq. and the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq. (to
---
the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or Subsidiary of the Company or HFS would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Company, or a Subsidiary of the Company or HFS being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Revolving Loan designated as such by the applicable Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean, with respect to any Currency (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by Chase for deposits of amounts of such Currency in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Chase with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next highest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, in the event that the Administrative
                                 --------
Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Revolving C$ Loans, the Eurodollar Rate for Revolving C$ Loans determined pursuant to clause (a) of this definition shall instead be the rate determined by Chase as the all-in cost of funds for Chase to fund such Revolving C$ Loan with maturities comparable to the Interest Period applicable thereto.

          "Event of Default" shall have the meaning provided in Section 11.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated EBITDA of the Borrower for such period and
(ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Wholly-Owned Subsidiaries during such period plus, without duplication, the Borrower's Allocable Share of Capital Expenditures made by Joint Ventures during such period (but excluding Capital Expenditures (x) financed with the proceeds of Indebtedness or equity or with the proceeds of Asset Sales or (y) made pursuant to the last sentence of
Section 10.07(a) or pursuant to Section 10.07(b) or

(c)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Wholly-Owned Subsidiaries (but excluding payments pursuant to the Refinancing and repayments of Loans, provided
                                                                        --------
that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (A) required as a result of a Scheduled Commitment Reduction under Section 3.03(b) (but not as a reduction to the amount of Scheduled Commitment Reductions pursuant to another provision of this Agreement) or (B) made as a voluntary prepayment pursuant to Section 4.01(a) with internally generated funds during such period (but only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment pursuant to Section 3.02(a)), (iii) the amount of Consolidated Interest Expense (excluding payments of dividends in respect of Redeemable Capital Stock) actually paid in cash during such period, (iv) the amount of cash taxes actually paid during such period (excluding cash taxes which must be paid, or reimbursed to the Borrower or its Wholly-Owned Subsidiaries, by one or more Unrestricted Subsidiaries, whether pursuant to the Unrestricted Subsidiary Tax Sharing Agreements or otherwise) and (v) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (excluding any increase attributable to the receipt of proceeds of Capital Stock).

          "Excess Termination Fees" shall mean, with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property existing on the Initial Borrowing Date, any Termination Fee payable pursuant to such HFS Franchise Agreement in excess of 2% of the total gross revenues for the respective Hotel Property for the immediately preceding twelve month period in respect of which such Termination Fee is paid. It is acknowledged and agreed that Excess Termination Fees shall not be payable in connection with Hotel Properties acquired after the Initial Borrowing Date, unless expressly consented to by the Required Banks.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          "Exchange Rate" shall mean, with respect to Canadian Dollars on any date, the rate at which such Canadian Dollars may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M. New York City time on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such Canadian Dollars shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Canadian Dollars, for delivery two Business Days later; provided that if at the time of
                                               --------
any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

          "Existing Indebtedness" shall have the meaning provided in Section
8.22.

          "Existing Investment Agreements" shall mean all agreements evidencing, or relating to, any Existing Investments (including all Joint Ventures).

          "Existing Investments" shall have the meaning provided in Section 10.05(vii).

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "FHI" shall mean Forte Hotels, Inc., a Delaware corporation, which has changed its name to NL Hotels, Inc.

          "Final Maturity Date" shall mean August 28, 2002.

          "Financing Agreement" shall mean the Amended and Restated Financing Agreement, dated as of July 24, 1996, between the Company and HFS.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Franchise Agreement" shall mean (i) with respect to any Hotel Property in which HFS is the franchisor, an HFS Franchise Agreement and (ii) with respect to any other Hotel Property, a franchise agreement that the respective franchisor customarily uses with respect to similarly situated franchises.

          "FSNL" shall mean FSNL LLC, a Connecticut limited liability company.

          "Gaming Assets" shall mean the gambling, casino, riverboat and other gaming assets of the Company and its Subsidiaries owned on the Initial Borrowing Date.

          "Guarantor" shall mean HFS, the Company and each Subsidiary Guarantor.

          "Guarantor Event of Default" shall have the meaning provided in the HFS Guaranty.

          "Guaranty" shall mean the HFS Guaranty and the Subsidiaries Guaranty.

          "Guaranty Amount" shall mean the amount of the HFS Guaranty then in effect.

          "Guaranty Fee" shall have the meaning provided in Section 10.06(ix).

          "Guaranty Inclusion Amount" at any date shall mean the product of (i) .5 and (ii) the aggregate amount of all obligations supported by guarantees made by the Company pursuant to clause (xi) of Section 10.04.

          "Hazardous Materials" shall mean (a) oil as defined by the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., (b) any petrochemical or
                                          -- ----
petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "HFS" shall mean HFS Incorporated, a Delaware corporation.

          "HFS Agreements" shall mean the Financing Agreement, the Corporate Services Agreement and all HFS Franchise Agreements, as well as any other agreements of the Borrower and any of its Subsidiaries with HFS or any of its Subsidiaries.

          "HFS Franchise Agreement" shall mean a Travelodge license agreement in the form of Exhibit L-1 or such other form of Travelodge license agreement which at the time is in substantially the same form as is then being offered by HFS or a Subsidiary thereof in the then current form of Uniform Franchise Offering Circular for Travelodge license agreements, or a Ramada Plaza license agreement in the form of Exhibit L-2, or a license agreement for any HFS affiliated hotel or motel franchise system substantially in the form then being offered to prospective licensees in the then current Uniform Franchise Offering Circular for the applicable HFS affiliated franchise system.

          "HFS Guaranty" shall have the meaning provided in Section 5.08.

          "HFS Master License Agreement" shall mean the License Agreement, dated as of January 23, 1996, between Bear Acquisition Corp. (which is a Subsidiary of
HFS) and FHI.

          "HFS Subordinated Indebtedness" shall have the meaning provided in
Section 10.04.

          "HFS Subordinated Note" shall have the meaning provided in Section 10.04.

          "HFS Subordination Agreement" shall have the meaning provided in
Section 5.16.

          "Hotel Property" shall mean each hotel or motel owned or leased by the Company or any of its Subsidiaries or Joint Ventures (including the furniture, fixtures and equipment thereon).

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (but excluding accrued expenses and current trade accounts payable incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement and (viii) all Redeemable Capital Stock and, without duplication, any Chartwell Preferred Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement and, if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the Company. Notwithstanding and without duplication of the foregoing, Indebtedness shall include the Guaranty Inclusion Amount from time to time.

          "Information Package" shall mean, with respect to each Hotel Property, in an information package consisting of (i) a description of the respective Hotel Property, (ii) management's discussion and analysis of the respective Hotel Property and discussing any improvements or changes to be made with respect thereto, (iii) historical financial statements (which may be unaudited) for the respective Hotel Property for at least the two full fiscal years most recently ended and the latest 12-month period ended with the last day of the fiscal quarter last ended, (iv) projections for the respective Hotel Property for the four years after the respective acquisition and (v) any other information which the Company determines should be furnished so that the Information Package for the respective Hotel Property is true and correct in all material respects and is not incomplete by omitting to state any fact necessary to make the information (taken as a whole) contained therein not misleading in any material respect, which Information Package shall include an officer's certificate of the Company certifying (i) the cost to acquire the respective Hotel Property, (ii) the purchase of related working capital in connection with the acquisition of such Hotel Property, (iii) the amount expected to be used to pay fees and expenses in connection with the acquisition of the respective Hotel Property, and (iv) the amount anticipated to be spent within one year after the date of the acquisition of the respective Hotel Property to pay preopening costs and to make improvements of the respective Hotel Property so acquired.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Revolving Loans hereunder occurs.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Expense" shall mean, with respect to any Joint Venture, the total interest expense of such Joint Venture for such period, adjusted by (x) excluding any interest expense owing to the Company or one or more of its Wholly-Owned Subsidiaries and (y) including as interest expense any accrued dividends payable on any Redeemable Capital Stock of such Joint Venture.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in Section 10.05.

          "Investment Commitment" shall have the meaning provided in Section 10.05.

          "Issuing Bank" shall mean Chase or any of its Affiliates or BNS or any of its Affiliates, in its capacity as issuer of a Letter of Credit.

          "Joint Venture" shall mean any Person (other than an Unrestricted Subsidiary) in which the Company or any Subsidiary of the Company owns, directly or indirectly (except through one or more Unrestricted Subsidiaries), more than 5% but less than 100% of the voting or equity interests or in which the Company or a Subsidiary of the Company has general partnership liability.

          "Joint Venture Agreement" shall mean each partnership agreement, other organizational agreement or agreement governing the management or ownership of a Joint Venture.

          "Las Vegas Lease" shall have the meaning provided in Section
10.04(xv).

          "L/C Supportable Indebtedness" shall mean obligations of the Company or any of its Subsidiaries or Joint Ventures incurred in the ordinary course of business permitted to exist pursuant to this Agreement, including obligations under the Bank of America Facility.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Licensing Fee" shall mean the licensing fees paid pursuant to the HFS Master License Agreement, which Licensing Fee is generally based on up to 4.5% of revenues of the respective Hotel Property.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loans" shall mean the Revolving Loans and the Swingline Loans.

          "Management Agreements" shall mean all agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries, any of the Joint Ventures or any Hotel Properties.

          "Mandatory Borrowing" shall have the meaning specified in Section 1.01(b).

          "Marketing and Reservation Fee" shall mean the separate fee or payment to cover the marketing and reservation services referred to in the respective HFS Franchise Agreement, which Marketing and Reservation Fee is generally based on up to 4.5% of revenues of the respective Hotel Property.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Joint Venture" shall mean (i) any Non-Subsidiary Joint Venture that at any time of determination has contributed in excess of $150,000 to the Company's Consolidated EBITDA for the Test Period then most recently ended and (ii) each other Non-Subsidiary Joint Venture designated by the Company in writing to the Administrative Agent as a Material Joint Venture, provided
                                                                    --------
that in any event at all time at least the 25 Non-Subsidiary Joint Ventures which had the largest contribution to the Company's Consolidated EBITDA for the Test Period then most recently ended shall be deemed to be Material Joint Ventures provided further that, in addition, (a) each Joint Venture which has
         -------- -------
obligations which are recourse to the Company or any of its Subsidiaries or other Joint Ventures shall be a Material Joint Venture and (b) each Joint Venture which is or becomes a Material Joint Venture shall continue to be a Material Joint Venture notwithstanding that it no longer satisfies the tests specified above.

          "Maximum Guaranteed Amount" shall have the meaning provided in the HFS Guaranty.

          "Mexican Investment" shall mean the investment by the Company and its Subsidiaries of up to $10,000,000 in the aggregate to form a joint venture for the purpose of developing and operating, or franchising others to operate, lodging facilities in Mexico under the "Travelodge" and "Thriftlodge" tradenames, as described in the Memorandum of Understanding with Grupo Piasa, a Mexican hotel company, as in effect on the date hereof, provided that there
                                                        --------
shall be no partner, member or investor in such joint venture other than those that exist on the date hereof.

          "Minimum Facing Fee" shall have the meaning provided in Section
3.01(c).

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Net Cash Proceeds" shall mean, with (i) respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (x) cash expenses of sale (including, without limitation, brokerage and attorneys' fees, if any, and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (y) incremental taxes paid or payable as a result thereof and (ii) with respect to any issuance of debt or equity, the Cash Proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal and other fees and expenses associated therewith) incurred in connection therewith.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Non-Subsidiary Joint Venture" shall mean any Joint Venture of the Company that is not also a Subsidiary of the Company.

          "Notes" shall mean the Revolving Notes and the Swingline Notes.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 140 East 45th Street, 29th Floor, New York, New York 10017,
Attention: Sandra Miklave, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04.

          "Payment Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be
                         --------
determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Hotel Acquisition" shall mean an acquisition of a Hotel Property (or the equity interest of the Person owning such Hotel Property) pursuant to Sections 10.02(ix) and/or 10.05(viii).

          "Permitted Liens" shall have the meaning provided in Section 10.01.

          "Permitted Subordinated Indebtedness" shall mean Indebtedness of the Company permitted under clause (x) of Section 10.04.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which, the Company or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 6.09.

          "Pledged Securities" shall have the meaning provided in the Pledge Agreement.

          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which Chase announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, with respect to any Permitted Hotel
           --- -----
Acquisition or the incurrence of any Permitted Subordinated Indebtedness, the calculation of the consolidated results of the Company and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Hotel Acquisition or Permitted Subordinated Indebtedness (and all Indebtedness incurred or Permitted Hotel Acquisitions effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected or incurred on the first day of the respective Calculation Period; provided that
                                                                --------
all such calculations shall take into account the following assumptions:

               (i)   except as provided in following clause (ii), pro forma
                                                                  --- -----
     effect shall be given to (1) any Indebtedness incurred subsequent to the end of the Calculation Period and prior to the date of determination, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the date of determination and (3) any Indebtedness to be incurred on the date of determination, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

               (ii) in calculating interest expense attributable to Loans, it shall be assumed that (x) the average principal amount of Loans actually outstanding during the Calculation Period (or, if the Initial Borrowing Date occurs after the first day of the Calculation Period, during the period from the Initial Borrowing Date to the respective Determination
     Date) had been outstanding at all times during the period from the first day of the Calculation Date until the Determination Date and (y) in addition to the outstandings as calculated pursuant to preceding clause
     (x), to the extent that any Loans were incurred during the Calculation Period or thereafter but on or prior to the date of determination to finance Permitted Hotel Acquisitions, such Loans will be deemed to have been outstanding from the first day of the respective Calculation Period until the date of the incurrence thereof (or if earlier, the last day of the respective Calculation Period);

               (iii) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

               (iv) except as provided in preceding clause (ii), there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the date of determination; and

               (v) pro forma effect shall be given to all sales of Hotel
                   --- -----
     Properties and Permitted Hotel Acquisitions (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period.

          "Projections" shall have the meaning provided in Section 5.12(b).

          "Qualified Capital Stock" of any Person shall mean all Capital Stock of such Person which is not Redeemable Capital Stock.

          "Qualified Equity Commitment" shall have the meaning provided in
Section 10.05.

          "Qualified Equity Investment" shall mean any equity investment made by HFS in the Company (including in return for Redeemable Capital Stock issued as permitted by Section 10.04(viii) and/or Qualified Capital Stock of the Company) so long as 100% of the Net Cash Proceeds thereof are actually used by the Company to make mandatory repayments of Loans as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f).

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ---

          "Real Estate Committee" shall mean Chase and The Bank of Nova Scotia.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recapitalization" shall mean collectively (i) the Refinancing and
(ii) the receipt by the Company of at least $57,000,000 from the issuance of its common stock as described in Section 5.17.

          "Recapitalization Documents" shall mean collectively (i) the Refinancing Documents and (ii) the Chartwell Stock Purchase Agreement.

          "Recovery Event" shall mean the receipt by the Company or any of its Subsidiaries or Joint Ventures of any cash insurance proceeds (other than from business interruption insurance) or condemnation award payable (i) by reason of theft, loss, physical destruction, damage or taking or any other similar event with respect to any property or assets of the Company or any of its Subsidiaries or Joint Ventures and (ii) under any policy of insurance required to be maintained under Section 9.03.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event of passage of time would be, required to be redeemed or repurchased, or is redeemable or required to be repurchased at the option of the holder thereof, or is convertible into or exchangeable for debt securities at any time (unless solely at the option of the Company).

          "Refinancing" shall have the meaning provided in Section 5.06.

          "Refinancing Documents" shall have the meaning provided in Section
5.06.

          "Register" shall have the meaning provided in Section 14.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reinvestment Amount" shall mean the aggregate amount of Net Cash Proceeds received from Asset Sales which would have been required to be applied in accordance with Section 3.03(d) (absent clause (ii) of the first proviso to such Section 3.03(d)), but which have not been applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d) because the Company has elected to reinvest such Net Cash Proceeds pursuant to clause (ii) of the first proviso of such Section 3.03(d), with the Reinvestment Amount to be reduced on each date on which, and in the amount by which, such Net Cash Proceeds have been reinvested as provided in clause (ii) of the first proviso of such Section 3.03(d) or have been applied to reduce the Total Revolving Loan Commitment pursuant to the second proviso of such Section 3.03(d).

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, the Dollar Equivalent Amount of outstanding Loans and Adjusted Percentage of Letter of Credit Outstandings) represent an amount greater than 50% of the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then Dollar Equivalent Amount of total outstanding Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total Letter of Credit Outstandings at such time). If any Affiliate of the Company (other than any Person that would qualify as an Affiliate of the Company solely by reason of its status as a creditor of the Company or any Affiliate thereof or by the exercise of any remedies under the Security Documents) holds any Loans or Revolving Loan Commitments, then, unless such Affiliates own 100% of all outstanding Loans and Revolving Loan Commitments, (x) no such Affiliate shall be included as a Bank for purposes of this definition and (y) the amount of such Loans or Revolving Loan Commitments shall be subtracted from the total amounts of such Loan or Revolving Loan Commitments based on which the calculation of Required Banks is made.

          "Residual Excess Cash Flow" shall mean, for any fiscal year of the Company, Excess Cash Flow for such fiscal year less the aggregate amount of payments of fees made with respect to such fiscal year as permitted by Section 10.06(vii).

          "Restricted Payment" shall mean (a) any authorization, declaration or payment of any Dividends with respect to the Company or any of its Subsidiaries or Joint Ventures, (b) the making (or the giving of any notice in respect thereof) by the Company or any of its Subsidiaries or Joint Ventures of any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any payments of the principal, interest or otherwise, in respect of any loan, advance or extension of credit made to the Company or any of its Subsidiaries or Joint Ventures by, or in respect of any guarantee or Contingent Obligation made for the benefit of the Company or any of its Subsidiaries or Joint Ventures by, or in respect of any other obligation of the Company or any of its Subsidiaries or Joint Ventures owed to, any Affiliate of the Company (excluding the Company and its Wholly-Owned Subsidiaries) and (c) the payment of any fees or expenses (including the reimbursement thereof by the Company or any of its Subsidiaries or Joint Ventures) to any Affiliate of the Company (excluding the Company and its Wholly-Owned Subsidiaries), it being understood that, in any event, any payment on or in respect of, any Chartwell Preferred Stock/Subordinated Debt, any HFS Subordinated Indebtedness or any Permitted Subordinated Indebtedness shall be a Restricted Payment.

          "Returns" shall have the meaning provided in Section 8.09.

          "Revolving C$ Loan Commitment" shall mean for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving C$ Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 14.04(b). The Revolving C$ Loan Commitment of a Bank shall be a subfacility of the Revolving Loan Commitment of such Bank.

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to 1.13 or 14.04(b).

          "Revolving Loans" shall be the collective reference to Revolving $ Loans and Revolving C$ Loans.

          "Revolving $ Loans" shall have the meaning provided in Section 1.01.

          "Revolving C$ Loans" shall have the meaning provided in Section 1.01.

          "Revolving C$ Note" and "Revolving C$ Notes" shall have the meanings provided in Section 1.05(b).

          "Revolving $ Note" and "Revolving $ Notes" shall have the meanings provided in Section 1.05(a).

          "Revolving Notes" shall mean the collective reference to the Revolving C$ Notes and the Revolving $ Notes.

          "S&P" shall mean Standard & Poor's Ratings Group.

          "Scheduled Commitment Reduction" shall have the meaning provided in
Section 3.03(b).

          "Scheduled Commitment Reduction Date" shall have the meaning provided in Section 3.03(b).

          "SEC" shall have the meaning provided in Section 9.01(h).

          "Security Agreement" shall have the meaning provided in Section 6.07.

          "Security Documents" shall be the collective reference to the Pledge Agreement and the Security Agreement.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning provided in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shareholders' Agreements" shall mean all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreement entered into by shareholders relating to any such entity with respect to its capital stock.

          "Specified Existing Investments" shall mean those Existing Investments that relate to the Company's previous gaming businesses and designated as such on Schedule IX.

          "Standard Termination Fee" shall mean (x) with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property existing on the Initial Borrowing Date, any Termination Fee payable pursuant to such HFS Franchise Agreement up to 2% of the total gross revenues for the respective Hotel Property for the immediately preceding twelve month period in respect of which such Termination Fee is paid and (y) with respect to any HFS Franchise Agreement entered into in connection with any Hotel Property acquired after the Initial Borrowing Date, that portion of the Termination Fee with respect to such Hotel Property which equals that amount customarily charged by HFS to other similarly situated franchisees.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.08.

          "Subsidiary" shall mean, as to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has a 50% or greater equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its other Subsidiaries for purposes of this Agreement. Unless the context otherwise requires, all references herein to "Subsidiaries" shall be to Subsidiaries of the Company.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Company.

          "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%."

          "Swingline Commitment" shall mean $5,000,000.

          "Swingline Expiry Date" shall mean the date which is one Business Day prior to the Final Maturity Date.

          "Swingline Loan" shall have the meaning specified in Section 1.01(b).

          "Swingline Note" shall have the meaning specified in Section 1.05(a).

          "Syndication Agent" shall mean The Bank of Nova Scotia, in its capacity as Syndication Agent for the Banks hereunder.

          "Tax Sharing Agreements" shall mean all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Termination Fee" shall mean any fees (whether in the form of liquidated damages or otherwise) that is due and payable by the Company or any of its Subsidiaries or Joint Ventures to HFS pursuant to Section Paragraph 30(k) an existing HFS Franchise Agreement or the equivalent section of any other HFS Franchise Agreement.

          "Test Period" shall mean each period of four consecutive fiscal quarters of the Company (or, if shorter, the period beginning on July 1, 1996 and ending on the last day of a fiscal quarter of the Company ended after the Initial Borrowing Date), in each case taken as one accounting period, ended after the Initial Borrowing Date.

          "Total Hotel Revenues" shall mean, for any period, the sum of (i) the gross total revenues of all wholly-owned Hotel Properties owned or leased by the Company and its Wholly-Owned Subsidiaries plus (ii) the Company's Allocable Share of the gross total revenues of all non-wholly-owned Hotel Properties owned or leased by the Company and its Subsidiaries and Joint Ventures plus (iii) the Company's Allocable Share of the gross total revenues from the retail operations at the Fisherman's Wharf Travelodge located in San Francisco, it being understood that Total Hotel Revenues shall include results of operations of Hotel Properties only for periods after the acquisition thereof by the Company or the respective Subsidiary or Joint Venture.

          "Total Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Debt at such time to (y) Adjusted Consolidated EBITDA of the Company for the Test Period then last ended, provided that (i) for purposes of
                                             --------
calculating the Total Leverage Ratio for the Test Period ending on (a) December 31, 1996, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 45%, (b) March 31, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 55% and (c) June 30, 1997, Adjusted Consolidated EBITDA of the Company shall be the Adjusted Consolidated EBITDA of the Company for such Test Period divided by 85%,
(ii) for purposes of calculating Consolidated Debt at any time, any outstanding principal amount of Indebtedness under the Bank of America Facility shall be included and the amount of any Letter of Credit supporting payment of the Bank of America Facility shall be excluded and (iii) any non-cash write-offs with respect to the Gaming Assets shall be excluded in determining the Total Leverage Ratio.

          "Total Outstandings" at any time shall mean the sum of the aggregate principal amount of the Dollar Equivalent Amount of Loans then outstanding plus the aggregate amount of Letter of Credit Outstandings at such time.

          "Total C$ Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving C$ Loan Commitments of each of the Banks.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Unrestricted Subsidiary Leverage Ratio" shall mean, at any time, the ratio of (x) all Indebtedness of all Unrestricted Subsidiaries at such time as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles and as determined on a consolidated basis plus, without duplication, the amount of all Redeemable Capital Stock of all Unrestricted Subsidiaries (determined in accordance with the definition of Indebtedness contained herein) to (y) Adjusted Consolidated EBITDA of all Unrestricted Subsidiaries (calculated by using the Adjusted Consolidated EBITDA of the parent Unrestricted Subsidiary or, if more than one Unrestricted Subsidiary is directly owned by the Company or a Wholly-Owned Domestic Subsidiary thereof, by calculating the Adjusted Consolidated EBITDA of the Unrestricted Subsidiaries on a combined basis) for the Test Period then last ended.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the Dollar Equivalent Amount of the aggregate principal amount of Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Transaction" shall mean the Canadian Acquisition and the Recapitalization.

          "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a $ Base Rate Loan, a $
                                        ----
Eurodollar Loan or a C$ Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section 2.05.

          "Unrestricted Subsidiary" shall mean any Subsidiary of the Company created or acquired after the Initial Borrowing Date that, at the time of such creation or acquisition, shall be an Unrestricted Subsidiary (as designated by the Company, as provided below) provided that such Subsidiary does not and shall
                                --------
not engage, to any substantial extent, in any line or lines of business activity other than as provided in Section 10.15.

          The Company may designate any such Person to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) such Subsidiary, at the time of designation thereof, has no assets (except assets which could be invested in such Unrestricted Subsidiary at the time of designation as described in the immediately succeeding sentence), (c) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Company or any other Subsidiary or Joint Venture of the Company (excluding other Unrestricted Subsidiaries) and (d) the designation of the respective Unrestricted Subsidiary shall be made in compliance with any additional requirements contained in Section 10.16(c) . The only asset that may be invested in any such Unrestricted Subsidiary by the Company in any of its other Subsidiaries or Joint Ventures is the Net Cash Proceeds of the Chartwell Preferred Stock. The Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will
            --------
occur as a consequence thereof and all actions which would be required to be taken pursuant to Section 10.16(a) in connection with the creation or acquisition of a new Subsidiary are taken at the time of the respective such designation. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an Authorized Officer of the Company certifying that such designation complied with the foregoing conditions.

          "Unrestricted Subsidiary Tax Sharing Agreement" shall mean any tax sharing agreement entered into by the Company with an Unrestricted Subsidiary pursuant to the requirements of Section 10.16(c), with the terms and conditions of any such tax sharing agreement to be required to be in form and substance satisfactory to the Required Banks, and with any changes thereto made after the entering into of any such tax sharing agreement to be required to be satisfactory to the Required Banks.

          "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the Dollar Equivalent Amount of the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the total Letter of Credit Outstandings at such time, provided
                                                                    --------
that for purposes of Section 3.01(a) outstanding Swingline Loans shall be deemed not to be outstanding.

          "Wholly-Owned Domestic Subsidiary" shall mean any Wholly-Owned Subsidiary of the Company that is incorporated or organized in the United States or any state or territory thereof.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 13.  The Agents.
                       ----------

          1.131     Appointment.  The Banks hereby designate The Chase Manhattan
                    -----------
Bank as Administrative Agent (for purposes of this Section 13, the term "Administrative Agent" shall include Chase in its capacity as Collateral Agent pursuant to the Pledge Agreement) to act as specified herein and in the other Credit Documents. The Banks hereby designate The Bank of Nova Scotia Bank as Syndication Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such other duties hereunder and thereunder as are specifically delegated to or required of each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          1.132     Nature of Duties.  Neither Agent shall have any duties or
                    ----------------
responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; neither Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          1.133     Lack of Reliance on the Agents.  Independently and without
                    ------------------------------
reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each of HFS and the Company and its Subsidiaries and Joint Ventures in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each of HFS and the Company and its Subsidiaries and Joint Ventures and, except as expressly provided in this Agreement, neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of HFS or the Company and its Subsidiaries and Joint Ventures or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of HFS or the Company and its Subsidiaries and Joint Ventures or the existence or possible existence of any Default or Event of Default.

          1.1343    Certain Rights of the Agents.  If any Agent shall request
                    ----------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and neither Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          1.135     Reliance.  Each Agent shall be entitled to rely, and shall
                    --------
be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          1.136     Indemnification.  To the extent any Agent is not reimbursed
                    ---------------
and indemnified by the Company, the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be
                                             --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          1.137     The Agents in their Individual Capacities.  With respect to
                    -----------------------------------------
its obligation to make Loans and issue Letters of Credit under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Revolving Notes", "Issuing Bank" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.
Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Company or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          1.138     Holders.  Each Agent may deem and treat the payee of any
                    -------
Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          1.139     Resignation by the Agents.  (a)  The Administrative Agent
                    -------------------------
may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks, and such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. The Syndication Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time by giving written notice thereof to the Company and the Banks, and such resignation shall take effect immediately.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company (which consent shall not be unreasonably withheld), shall then appoint a commercial bank or trust company with capital and surplus of not less than $250,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          SECTION 14.  Miscellaneous.
                       -------------

          1.141     Payment of Expenses, etc.  The Company shall:  (i) whether
                    ------------------------
or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Agent in connection with its syndication efforts with respect to this Agreement and of each Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Canadian Acquisition or the Recapitalization) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries, Joint Ventures or Unrestricted Subsidiaries (but excluding, in each case, any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          1.142     Right of Setoff.  In addition to any rights now or hereafter
                    ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or any Subsidiary Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches, agencies or affiliates of such Bank wherever located) to or for the credit or the account of the Company or any Subsidiary Guarantor against and on account of the Obligations and liabilities of the Company or such Subsidiary Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          1.143     Notices.  Except as otherwise expressly provided herein, all
                    -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Company, at the Company's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to each Agent and the Company shall not be effective until received by such Agent or the Company, as the case may be.

          1.144     Benefit of Agreement.  (a)  This Agreement shall be binding
                    --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign
                                   --------  -------
or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Required Banks (or all Banks in the case of the Company or HFS) and, provided further, that,
                                                      ----------------
although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments hereunder except as provided in Section 14.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under
----------------
which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in the Revolving Loan Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such
                                                     --------
time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and Revolving C$ Loan Commitments of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Company's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and Revolving C$ Loan Commitments, (iii) the consent of each of the Administrative Agent, the Company and the Issuing Bank shall be required in connection with any such assignment pursuant to clause
(y) above (which consent, in each case, shall not be unreasonably withheld) and
(iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 14.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and Revolving C$ Loan Commitment. At the time of each assignment pursuant to this Section 14.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 14.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (d) The parties hereto acknowledge and agree that HFS has certain rights to repurchase the Loans and Revolving Loan Commitments in full as provided in Section 5 of the HFS Subordination Agreement.

          (e) Any sale or transfer of a Revolving Loan Commitment by any Bank shall also constitute a sale or transfer by such Bank of a ratable portion of its Revolving C$ Loan Commitment.

          1.145     No Waiver; Remedies Cumulative.  No failure or delay on the
                    ------------------------------
part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company or any other Credit Party, any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          1.146     Payments Pro Rata.  (a)  Except as otherwise provided in
                    -----------------
this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment)
                                           --- ----
pro rata based upon their respective shares, if any, of the Obligations with
--- ----
respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker' s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter
        --------
recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          1.147     Calculations; Computations.  (a)  The financial statements
                    --------------------------
to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); provided that, (i) as provided in the definition of Subsidiary, Unrestricted
--------
Subsidiaries shall not be included for any purposes of this Agreement (including the computations and calculations described in the immediately succeeding clause
(ii)) as Subsidiaries of the Company, (y) except as otherwise specifically provided herein, all computations of Excess Cash Flow and the Cumulative Retained Residual Excess Cash Flow Amount, and all computations determining compliance with Sections 10.03 and 10.05 through 10.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical pro forma financial statements delivered to the Banks pursuant to
Section 8.05(a) and (iii) for purposes of determining compliance with Sections
10.10 and 11.12 only, Adjusted Consolidated EBITDA of the Company or the Unrestricted Subsidiaries, as the case may be, shall be determined giving pro forma effect to sales and acquisitions of Hotel Properties and Acquired Businesses on the same basis as is provided in clause (v) of the definition of Pro Forma Basis contained herein.
--- -----

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          1.148     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                    -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE

LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (B) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS
AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          1.149     Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

          14.10     Effectiveness. This Agreement shall become effective on the
                    -------------
date (the "Effective Date") on which each Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

          14.11     Headings Descriptive. The headings of the several sections
                    --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          14.12     Amendment or Waiver; etc.  (a)  Neither this Agreement nor
                    ------------------------
any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks (or, as contemplated by Section 13(b) of the HFS Guaranty, by the Agents), provided that no such change, waiver, discharge or
                          --------
termination shall, without the consent of each Bank (other than a Defaulting
Bank) (with Obligations being directly affected in the case of following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) release HFS from its payment obligations pursuant to the HFS Guaranty (except as expressly provided therein), (iv) amend, modify or waive any provision of this Section 14.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Company or HFS of any of its rights and obligations under this Agreement or the HFS Guaranty, as the case may be; provided further, that no such change,
                                      --------
waiver, discharge or termination shall (v) increase the Revolving Loan Commitment or Revolving C$ Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment or Total Revolving C$ Loan Commitment shall not constitute an increase of the Revolving Loan Commitment or Total Revolving C$ Loan Commitment of any Bank, and that an increase in the available portion of the Revolving Loan Commitment or Revolving C$ Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment or Revolving C$ Loan Commitment of such Bank), (w) without the consent of the Issuing Bank, amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit,
(x) without the consent of the applicable Agent, amend, modify or waive any provision of Section 13 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of the Supermajority Banks, amend, modify or waive any Scheduled Commitment Reduction.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 14.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and Revolving C$ Loan Commitment in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Revolving Loan Commitment and
                        --------
Revolving C$ Loan Commitment terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and Revolving C$ Loan Commitments of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Company
                              --------
shall not have the right to replace a Bank, terminate its Revolving Loan Commitment and Revolving C$ Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 14.12(a).

          (c) It is understood and agreed by the parties hereto that, to the extent (and only to the extent) expressly provided in Section 2.06 of the HFS Subordination Agreement, certain amendments to the Credit Agreement shall, to the extent provided in said Section 2.06, require the consent of HFS.

          14.13     Survival.  All indemnities set forth herein including,
                    --------
without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall, survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          14.14     Domicile of Loans.  Each Bank may transfer and carry its
                    -----------------
Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          14.15     Confidentiality.  (a)  Subject to the provisions of clause
                    ---------------
(b) of this Section 14.15, each Bank agrees that it will not disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the
                            --------
provisions of this Section 14.15 to the same extent as such Bank) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as
              --------
has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any Agent or the Collateral Agent or any Bank and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees to be
                      --------
bound by the provisions contained in this Section.

          (b) The Company hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 14.15
--------
to the same extent as such Bank.

          14.16     Register.  Each Borrower hereby designates the
                    --------
Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 14.16, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments and Revolving C$ Loan Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect a Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment and Revolving C$ Loan Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment or Revolving c$ Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Revolving C$ Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving C$ Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Revolving Loan Commitment and the Revolving C$ Loan Commitment and the Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.16 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

          14.17     Limitation on Additional Amounts, etc.  Notwithstanding
                    -------------------------------------
anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Bank gives notice to the Company that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Company pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Company that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11,
2.06 or 4.04, as the case may be. This Section 14.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.

          14.18     Certain Provisions Regarding Joint Ventures.
                    -------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, (i) no Default or Event of Default shall arise under Section 11.02 or 11.03 as a result of any action (or failure to take any action) by any Non-Subsidiary Joint Venture, or as a result of any event, condition, fact or circumstance with respect to any Non-Subsidiary Joint Venture, in each case to the extent that neither the Company nor any of its Subsidiaries have voting or management control with respect to the affairs of such Non-Subsidiary Joint Venture and neither the Company nor any such Subsidiary thereof consented to any such action (or failure to act), (ii) neither the Company nor any of its Subsidiaries will relinquish voting or management control over any Material Joint Venture in which it has such control other than in connection with the sale of the Company's or such Subsidiary's entire equity interest in such Material Joint Venture, (iii) neither the Company nor any of its Subsidiaries will reduce their ownership interest in any Material Joint Venture in which they own a greater than 50% interest to an ownership interest of 50% or less in such Material Joint Venture and (iv) neither the Company nor any of its Subsidiaries shall consent to any action to be taken by any Joint Venture if such action would give rise to a Default or an Event of Default hereunder.

          14.19     Judgment; Currency.  (a)  If for the purpose of obtaining
                    ------------------
judgment in any court it is necessary to convert a sum due hereunder in one Currency into another Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of a Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in or receipt of a currency (the "Alternate Currency") other than that in which
                                  ------------------
such sum is denominated in accordance with the applicable provisions of this Agreement or the other Credit Documents (the "Agreement Currency"), be
                                              ------------------
discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any such sum so due in the Alternate Currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Alternate Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Bank or the Administrative Agent (as the case may be) in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Bank or the Administrative Agent (as the case may be), such Bank or the Administrative Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:



605 Third Avenue                        CHARTWELL LEISURE INC.
New York, New York  10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644          By______________________________________
Attention: Kenneth Weber                   Title:

Address:
                                        CHARTWELL CANADA CORP.
605 Third Avenue
New York, New York  10158
Telephone No.: (212) 692-1400           By______________________________________
Telecopier No.: (212) 867-4644             Title:
Attention: Kenneth Weber

                                        THE CHASE MANHATTAN BANK,
                                        Individually and as Administrative
                                                        Agent


                                        By______________________________________
                                           Title:

              THE BANK OF NOVA SCOTIA,
              Individually and as Syndication Agent


              By /s/ Stephen Lockhart
                 -------------------------------------
                 Title: Vice-President




              BANQUE PARIBAS


              By /s/ Duane P. Helkowski         By /s/ Mary T. Finnegan
                 --------------------------       ---------------------------
                 Title: Assistant Vice            Title: Group Vice President
                        President




              CIBC, INC.


              By /s/ Justin Sendak
                 ------------------------------
                 Title: Associate Director




              MELLON BANK, N.A.


              By /s/ Caroline R. Walsh
                 -------------------------------------
                 Title: Assistant Vice President





              NATIONSBANK, N.A.


              By /s/ Eileen C. Higgins
                 -------------------------------------
              Title: Vice President

                                                                      SCHEDULE I
                                                                      ----------


                                  COMMITMENTS
                                  -----------

                            Revolving     Revolving C$
                            Loan          Loan
Bank                        Commitment    Commitment
----                        ------------  ----------
The Chase Manhattan Bank    $ 34,000,000  C$21,533,334
                                          4
The Bank of Nova Scotia     $ 34,000,000  C$21,533,334
                                          4
Banque Paribas              $ 15,000,000  C$ 9,500,000

CIBC, Inc.                  $ 25,000,000  C$15,833,333
                                          3
Mellon Bank, N.A.           $ 25,000,000  C$15,833,333
                                          3
NationsBank, N.A.           $ 17,000,000  C$10,766,666
                                          6
TOTAL:                      ------------  ------------

                            $150,000,000  C$95,000,000
                                          0

                                                                     SCHEDULE II
                                                                     -----------


                                 BANK ADDRESSES
                                 --------------


The Chase Manhattan Bank      270 Park Avenue
                              New York, New York 10017
                              Telephone No.: (212) 270-1338
                              Telecopier No.: (212) 972-0009
                              Attention: William Caggiano

                              with a copy to:

                              Chase Agent Bank Services
                              140 East 45th Street, 29th Floor
                              New York, New York 10017
                              Telephone No.: (212) 622-0005
                              Telecopier No.: (212) 622-0002
                              Attention: Sandra Miklave


The Bank of Nova Scotia       One Liberty Plaza
                              New York, New York  10006
                              Telephone No.: (212) 225-5027
                              Telecopier No.: (212) 225-5090 or 225-5091
                              Attention:  Frank Monfalcone


Banque Paribas                787 Seventh Avenue
                              New York, New York  10019
                              Telephone No.: (212) 841-2940
                              Telecopier No.: (212) 841-2333
                              Attention:  Duane Helkowski


CIBC, Inc.                    425 Lexington Avenue
                              New York, New York  10017
                              Telephone No.: (212) 856-3683
                              Telecopier No.: (212) 856-3991
                              Attention:  Justin Sendak


Mellon Bank, N.A.             65 East 55th Street
                              New York, NY  10022
                              Telephone No.: (212) 702-5347
                              Telecopier No.: (212) 702-5269
                              Attention:  Caroline Walsh


NationsBank, N.A.             NationsBank NC1-007-20-01
                              100 N. Tyron St.
                              Charlotte, NC 28255
                              Telephone No.: (704) 386-8314
                              Telecopier No.: (704) 386-6453
                              Attention:  David Wiles

                                                                    SCHEDULE III
                                                                    ------------


                            [INTENTIONALLY OMITTED]

                                                                     SCHEDULE IV


                                 REAL PROPERTY
                                 -------------

1.   National Lodging Corp.

          None.

2.   Forte Hotels, Inc., Travel Beverages, Inc., FHI.San Diego Inc.

          See attached

3.   National Gaming Mississippi, Inc.

          None.

                                                                     SCHEDULE IV

                                 REAL PROPERTY


(a)  Owned or Leased Real Property
     -----------------------------

I.       OWNED REAL PROPERTY

A.       HOTELS

         1.    Property:      Portland
                              1441 Northeast Second Avenue
                              Portland, OR 97232

         2.    Property:      Toronto Canada
                              55 Hallcrown Place
                              Toronto, Ontario, Canada M2J R41

         3.    Property:      Houston
                              2828 South West Freeway
                              Houston, TX 77098

B.       MOTELS

         1.    Property:      Monterey Fairgrounds.Carmel/1/
                              2030 North Fremont Street
                              Monterey, CA 93940

         2.    Property:      Niagara Falls Thriftlodge /2/
                              200 Rainbow Blvd.
                              Niagara Falls, NY 14303

         3.    Property:      Beachwood
                              3795 Orange Place
                              Beachwood, OH 44122

         4.    Property:      Greensboro
                              2112 West Meadowview Road
                              Greensboro, NC 27403

________________________

1. Property is owned by the Company in common with E.M. Smith, an individual, and leased to a joint venture; see Item 9 under Section II.B of this
     Schedule 2.16(a).

2. Property is owned by the Company in common with Russell Larke, an individual, and leased to the Company; see Item 6 under Section II.B of this Schedule 2.16(a).

         5.    Property:      Fort Lauderdale
                              1500 West Commercial Blvd.
                              Fort Lauderdale, FL 33309

         6.    Property:      Jacksonville
                              8765 Baymeadows Road
                              Jacksonville, FL 32256

         7.    Property:      Willoughby
                              34600 Maplegrove Road
                              Willoughby, OH 44094

         8.    Property:      Louisville
                              9340 Blairwood Road
                              Louisville, KY 40222

         9.    Property:      Detroit Novi
                              21100 Haggerty Road
                              Northville, MI 48167

        10.    Property:      Columbia West
                              2210 Bush River Road
                              Columbia, SC 29210

        11.    Property:      Naperville (Chicago)
                              1617 Naperville Road
                              Naperville, IL 60563

        12.    Property:      Pelham
                              410 Oak Mountain Circle
                              Pelham, AL 35124

        13.    Property:      Cambridge
                              I-70 & SR-209
                              Exit 178
                              Cambridge, OH 43725

        14.    Property:      Columbus (Worthington)
                              7480 North High Street
                              Columbus, OH 43235

        15.    Property:      Pittsfield
                              16 Chesire Road (Route 8)
                              Pittsfield, MA 01201

        16.    Property:      Orlando Central Park/3/
                              7101 South Orange Blossom Trail
                              Orlando, FL 32809

        17.    Property:      Revelstoke Lodge (Canada)/4/
                              601 1st St. West
                              Revelstoke, B.C.
                              Canada V0E 250

        18.    Property:      Omak
                              122 North Main Street
                              Omak, WA 98841

        19.    Property:      Paso Robles/5/
                              2701 Spring Street
                              Paso Robles, CA  93446


C.       JOINT VENTURE PROPERTIES/6/

         1.    Property:      El Paso City Central/7/
                              409 East Missouri Street
                              El Paso, TX 79901

_________________________

3.   A portion of this property is leased by the Company to a third party; see
     Item 17 under Section II.E. of this Schedule 2.16(a).

4. Property is leased to Travelodge Ltd. and Moberly Holdings Ltd.; see Item 65 under Section II.C of this Schedule 2.16(a). The Company owns this property in common with Jubar Holdings.

5. Property is leased to Travelodge International Inc., remote predecessor-in-interest to Forte Hotels, Inc., et al.; see Item 60 under Section II.C of
                                     -- --
     this Schedule 2.16(a).

6. The interests in the "Joint Venture Properties" are held by (1) the Company in common with other entities or individuals and/or (2) a joint venture (in which the Company is a venture partner), either singly or in common with other entities or individuals.

7. An associated "alley" parcel is leased by a third party to the Company and one individual; see Item 87 under Section II.C of this Schedule 2.16(a). Also, a portion of this property is leased by the Company to a third party; see Item 15 under Section II.E of this Schedule 2.16(a).

         2.    Property:      Santa Rosa Downtown/8/
                              College at Mendocino
                              635 Healdsburg Avenue
                              Santa Rosa, CA  95401

         3.    Property:      Williams/9/
                              430 East Bill Williams Avenue
                              Williams, AZ  86046

         4.    Property:      Santa Barbara Beach/10/
                              22 Castillo Street
                              Santa Barbara, CA 93101

         5.    Property:      San Antonio Alamo/11/
                              405 Broadway
                              San Antonio, TX 78205

         6.    Property:      Monterey
                              675 Munras Avenue
                              Monterey, CA 93940

         7.    Property:      San Francisco Central
                              1707 Market Street
                              San Francisco, CA 94103

         8.    Property:      Alexandria
                              1146 MacArthur Drive
                              Alexandria, LA  71303

         9.    Property:      Athens Thriftlodge
                              1325 Highway 72 East
                              Athens, AL 35611

         10.   Property:      Chambersburg
                              565 Lincoln Way East
                              Chambersburg, PA  17201


_________________________

8.   Property is leased to the Company; see Item 76 under Section II.C of this
     Schedule 2.16(a).

9. Property is owned by the Company in common with an individual and is leased to a joint venture and an individual; see Item 80 under Section II.C of this Schedule 2.16(a).

10. Property is owned by the joint venture in common with the Company and is leased to the Company; see Item 83 under Section II.C of this Schedule 2.16(a).

11.  A portion of this property is leased by the Company to a third party; see
     Item 14 under Section II.E of this Schedule 2.16(a).

         11.   Property:      Lake Park
                              I-75, Exit 2
                              Lake Park, GA  31636

         12.   Property:      Lancaster
                              2101 Columbia Avenue
                              Lancaster, PA  17603

         13.   Property:      Boise
                              1314 Grove Street
                              Boise, ID  83702

         14.   Property:      Salt Lake Downtown
                              524 South West Temple Street
                              Salt Lake City, UT  84101

         15.   Property:      Roseburg/12/
                              315 West Harvard Blvd.
                              Roseburg, OR  97470

D.       UNDEVELOPED PROPERTY

         1.    Property:      Elizabethtown
                              104 Buffalo Creek Drive
                              [(a.k.a, I-65 & U.S. 62)]
                              Elizabethtown, KY 42701

         2.    Property:      Pooler, GA
                              Lot #3 on Plot of Pooler
                              Square Subdivision Phase
                              Chatham County



_____________________________

12. Property is leased to a joint venture; see Item 66 under Section II.C. of this Schedule 2.16(a).

II.      LEASED REAL PROPERTY

A.       HOTELS/13/

         1.    Property:      Disney World
                              2000 Hotel Plaza Blvd.
                              (P.O. Box 22205)
                              Lake Buena Vista, FL 32830-2205
               Lessor:        Lake Buena Vista Communities,
                              Inc./14/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 2/1/71

         2.    Property:      Mt. Laurel
                              1111 Rt. 73
                              Mt. Laurel, NJ 08054
               Lessor:        American Real Estate Holdings
                              Limited Partnership/15/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 4/11/73

         3.    Property:      San Diego Harbor Island
                              1960 Harbor Island Drive
                              San Diego, CA 92101-1097
               Lessor:        San Diego Unified Port District
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 11/5/68

         4.    Property:      J.F.K.
                              J.F.K. International Airport
                              Van Wyck Expressway
                              Jamaica, NY 11430-1613
               Lessor:        Port Authority of New York and New
                              Jersey
               Lessee:        Forte Hotels, Inc.
               Date of Lease: 12/2/55




_____________________________

13. Unless otherwise indicated, the named lessors and lessees are the lessors and lessees of record.

14.  Fee owner(s) of record.

15.  Fee owner(s) of record.

         5.    Property:      San Francisco Wharf
                              250 Beach Street
                              San Francisco, CA 94133
               Lessor:        Block 14 Associates; Bank of
                              America National Trust and Savings
                              Association
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 3/1/61

         6.    Property:      Dallas
                              4500 Harry Hines Blvd.
                              Dallas, TX 75219
               Lessor:        The Hotel Investors
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 6/25/71

         7.    Property:      Long Beach/16/
                              700 Queensway Drive
                              Long Beach, CA 90802
               Lessor:        City of Long Beach
               Lessee:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 5/12/88




____________________________

16. A contract for the sale of this property was executed 12.8.95. See Item 37 on Schedule 2.10.

B.   MOTELS/17/

     1.        Property:      Orlando Centroplex
                              409 North Magnolia Avenue
                              Orlando, FL 32801
               Lease 1
               -------
               Lessor:        Individuals/18/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 3/11/57

               Lease 2
               -------
               Lessor:        Individuals/19/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 12/23/57

         2.    Property:      Cincinnati Riverfront
                              222 York Street
                              Newport, KY 41071
               Lessor:        The Stille & Duhlmeier Company/20/
               Lessee:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 5/24/66

         3.    Property:      Waukegan Thriftlodge/21/
                              222 West Grand Avenue
                              Waukegan, IL 60085
               Lessor:        Individuals/22/
               Lessee:        Forte Hotels, Inc.
               Date of Lease: 8/27/63




_________________________

17. Unless otherwise indicated, the named lessors and lessees are the lessors and lessees of record.

18.  Fee owner(s) of record.

19.  Fee owner(s) of record.

20.  Fee owner(s) of record.

21.  A portion of this property is leased by the Company to a third party; see
     Item 16 under Section II.E of this Schedule 2.16(a).

22.  Fee owner(s) of record.

         4.    Property:      York
                              132-140 North George Street
                              York, PA 17401
               Lessor:        Daniel & Elaine Blank
               Lessee:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 12/18/62

         5.    Property:      Tallahassee/23/
                              691 West Tennessee Street
                              Tallahassee, FL 32304
               Lessor:        Lively Sisters, Ltd.; R.L.
                              Wilson/24/
               Lessee:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 9/20/61

         6.    Property:      Niagara Falls Thriftlodge
                              200 Rainbow Blvd.
                              Niagara Falls, NY 14303
               Lessor:        Forte Hotels, Inc.; Russell
                              Larke/25/
               Lessee:        Travelodge International, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc.
               Date of Lease: 9/10/63

         7.    Property:      San Francisco International Airport
                              326 South Airport Blvd.
                              South San Francisco, CA  94080
               Lessor:        International Inn, Inc./26/
               Lessee:        Forte Hotels, Inc.

_____________________________

23. The landlords of the Tallahassee Travelodge property recently brought suit alleging a loss of percentage rent due to the poor maintenance of the hotel. In a May 1995 trial, the jury awarded damages to the plaintiffs for lost rent and the court, in the bench portion of the trial, terminated the lease. The Company has paid the damages in full and appealed the order terminating the lease. The Company is currently in settlement negotiations with the landlords. See Wilson v. FHI listed as Item 13 on Annex A.II of
     Schedule 2.15 for additional information.

24.  Fee owner(s) of record.

25.  Fee owner(s) of record.

26.  Fee owner(s) of record.

               Date of Lease: 4/25/90

         8.    Property:      Las Vegas South Strip
                              3735 Las Vegas Blvd. South
                              Las Vegas, NV 89109
               Lessor:        Brooks Family Trust
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 5/1/87

         9.    Property:      Monterey Fairgrounds. Carmel/27/
                              2030 North Fremont Street
                              Monterey, CA 93940
               Lessors:       Forte Hotels, Inc.; E.M. Smith
               Lessee:        Monterey Fairgrounds Travelodge
               Date of Lease: 5/16/89

        10.    Property:      El Cajon
                              1220 West Main Street
                              El Cajon, CA 92020
               Lessor:        G. & M. Neishi
               Lessee:        Travelodge International Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 12/26/67

        11.    Property:      Hayward
                              21598 Foothill Blvd.
                              Hayward, CA 94541
               Lessor:        William & Mae Struthers
               Lessee:        Hayward Travelodge
               Date of Lease: 6/19/60

        12.    Property:      Anaheim
                              1166 West Katella Avenue
                              Anaheim, CA 92802
               Lessor:        Clarence & Elizabeth Mauerhan
               Lessee:        Forte Hotels, Inc.
               Date of Lease: 7/24/64




_____________________________

27.  Property is owned in fee by the Company in common with an individual; see
     Item 1 under Section I.B of this Schedule 2.16(a).

        13.    Property:      Sacramento Downtown
                              1111 H Street (at 11th Street)
                              Sacramento, CA 95814
               Lease 1
               -------
               Lessor:        Whitworth College/28/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 9/1/60

               Lease 2
               -------
               Lessor:        Sheldon Food and Beverage;
                              E.M. Gerlinger/29/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 7/16/59

               Lease 3
               -------
               Lessor:        Sheldon Food and Beverage/30/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 7/16/59

        14.    Property:      Colton Thriftlodge
                              225 East Valley Blvd.
                              Colton, CA 92324
               Lessor:        Colton Development Co.
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 2/23/73




____________________________

28.  Fee owner(s) of record.

29.  Fee owner(s) of record.

30.  Fee owner(s) of record.

C.       JOINT VENTURE PROPERTIES/31/

         1.    Property:      Chicago O'Hare
                              3003 Mannheim Road (at Higgins)
                              Des Plaines, IL 60018-3605
               Lessor:        Duilia Bonasera and M.G. Buzanis/32/
               Lessee:        Chicago O'Hare Travelodge
               Date of Lease: 6/7/61

         2.    Property:      Las Vegas Strip
                              2830 Las Vegas Blvd. South
                              Las Vegas, NV 89109
               Lessor:        Linda Kaplan
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc. et al.
                                           -- --
               Date of Lease: 4/3/57

         3.    Property:      Mission Valley/33/
                              1201 Hotel Circle South
                              San Diego, CA 92108
               Sublease
               --------
               Sublessor:     Hiwayhouse Hotels of Arizona, Inc.
               Sublessee:     The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of SubLease: 1/1/59

               Sub-sublease
               ------------
               Sub-sublessor: Mission Valley Travelodge
               Sub-sublessee: Adam's & Albie's Inc.
               Date of Sub-
               sublease:      Recorded 9.8.86




______________________________

31. The leasehold interest in the "Joint Venture Properties" are held by (1) the company in common with other entities or individuals and/or (2) a joint venture (in which the company is a venture partner), either singly or in common with other entities or individuals. Unless otherwise indicated, the named lessors and lessees are the lessors and lessees of record.

32.  Fee owner(s) of record.

33. Subject to two (2) groundlease(s) of record, each dated March 27, 1959, between a third party lessor and the sublessor, as ground lessee.

         4.    Property:      San Francisco Downtown
                              790 Ellis Street
                              San Francisco, CA 94109
               Lessor:        Sleepy Bear Investors, Ltd.
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Individuals and
                              Trusts
               Date of Lease: 10/26/56

         5.    Property:      Santa Monica
                              3102 Pico Blvd.
                              Santa Monica, CA 90405
               Lessor:        Paul W. Beidler, et al.
                                               -- --
               Lessee:        Forte Hotels, Inc.; W.G.
                              Enterprises, Inc.; G.H. & J.E. Gage
                Date of Lease: 3/16/56

         6.    Property:      Seattle Downtown
                              2213 8th Avenue
                              Seattle, WA 98121
               Lessor:        Scott Building, Inc.
               Lessee:        Forte Hotels, Inc.; Margaret M.
                              Hurley Trust
               Date of Lease: 10/17/56

         7.    Property:      Space Needle
                              200 6th Avenue North
                              Seattle, WA 98109
               Lessor:        Jaygees Holdings, Ltd.
               Lessee:        Forte Hotels, Inc.; Safter Inc.;
                              Individuals
               Date of Lease: 9/28/59

         8.    Property:      Tahoe City
                              455 North Lake Blvd.
                              P.O. Box 84
                              Tahoe City, CA 96145
               Lessor:        Bechdolt Investments, Ltd./34/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Individuals
               Date of Lease: 8/24/61




______________________________

34.  Fee owner(s) of record.

         9.    Property:      University (Seattle)
                              4725 25th Avenue Northeast
                              Seattle, WA 98105
               Lease 1
               -------
               Lessor:        P.B. Investments Ltd.
                              Partnership/35/
               Lessee:        University TraveLodge Joint Venture
               Date of Lease: 4/29/87

               Lease 2
               -------
               Lessor:        Individuals/36/
               Lessee:        University TraveLodge Joint Venture
               Date of Lease: 4/29/87

        10.    Property:      Ashtabula
                              Corner of SR-45 & I-90, Exit 223
                              (P.O. Box 218)
                              Austinburg, OH  44010-0218
               Lessor:        Jelso Brothers Enterprises,
                              Inc., et al./37/
                                    -- --
               Lessee:
                              The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; L.F. Epstein, et al.
                                                          -- --
               Date of Lease: 5/5/64

        11.    Property:      Atlanta Central (Downtown)
                              311 Courtland St., Northeast
                              Atlanta, GA  30303
               Lessor:        Trust Company Bank; C.S. & L.A.
                              Mitchell/38/
               Lessee:        Trusthouse Forte Hotels, Inc.; L.R.
                              Clark
               Date of Lease: 3/30/62



____________________________________

35.  Fee owner(s) of record.

36.  Fee owner(s) of record.

37.  Fee owner(s) of record.

38.  Fee owner(s) of record.

        12.    Property:      Bedford
                              285 Great Road
                              Bedford, MA  01730
               Lessor:        C.G. Drucker/39/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Harshad Patel
               Date of Lease: 3/27/64

        13.    Property:      Cincinnati
                              3244 Central Parkway
                              Cincinnati, OH  45225
               Lessor:        Edwin F. Baier
               Lessee:        Forte Hotels, Inc., et al.
                                                  -- --
               Date of Lease: 5/6/60

        14.    Property:      Clearwater
                              22950 U.S. Highway 19 North
                              Clearwater, FL  34625
               Lessor:        Gundlach's Florida Properties, Inc.
               Lessee:        Forte Hotels, Inc.; Individuals
               Date of Lease: 8/16/63

        15.    Property:      Fort Myers
                              2038 West First Street
                              Fort Myers, FL  33901
               Lessor:        Philip R. Fager
               Lessee:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Sara-Myers, Inc.
               Date of Lease: 1/21/64

        16.    Property:      Gainesville
                              3103 N.W. 13th St.
                              Gainesville, FL  32609
               Lessor:        C. Pinkoson et al.
                                          -- --
               Lessee:        Forte Hotels, Inc.; Individuals
               Date of Lease: 9/26/61

        17.    Property:      Lafayette Center
                              1101 West Pinhook Road
                              Lafayette, LA  70503
               Lessor:        LH.P. Chastant
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Individuals
               Date of Lease: 4/17/63




_____________________________

39.  Fee owner(s) of record.

        18.    Property       Lawrence
                              801 Iowa Street
                              Lawrence, KS 66049
                              RBG, L.L.C./40/
               Lessee:        Forte Hotels, Inc.; Individuals
               Date of Lease: 5/10/68

        19.    Property:      Louisville
                              2nd & Liberty Streets
                              (401 South 2nd Street)
                              Louisville, KY  40202
               Lessor:        The First Montgomery Co./41/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 1/14/63

        20.    Property:      Mason City Thriftlodge
                              24 5th Street Southwest
                              Mason City, IA  50401
               Lessor:        Sude Naifeh/42/
                              Travelodge International, Inc.,
               Lessee:        remote predecessor-in-interest to
                              Forte Hotels, Inc.; R.A.and V.L.
                              Davis
               Date of Lease: 1/27/64

        21.    Property:      Natick
                              1350 Worcester Road
                              Natick, MA  01760
               Lessor:        H.C. Atlantic Development Limited
                              Partnership/43/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 8/31/63




_____________________________

40.  Fee owner(s) of record.

41.  Fee owner(s) of record.

42.  Fee owner(s) of record.

43.  Fee owner(s) of record.

        22.    Property:      Ocala
                              1626 Southwest Pine Avenue
                              Ocala, FL  34474
               Lessor:        Celia Wimmer
               Lessee:        Travelodge International, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc.; Grow  Mountain
                              Corporation.
               Date of Lease: 9/4/63

        23.    Property:      Quincy
                              200 South 3rd Street
                              Quincy, IL  62301
               Lease 1
               -------
               Lessor:        Lortola, Inc.; Estate of John
                              Ennis/44/
               Lessee:        Quincy Travelodge
               Date of Lease: 6/5/61

               Lease 2
               -------
               Lessor:        Lortola, Inc.; Estate of John
                              Ennis/45/
               Lessee:        Quincy Travelodge
               Date of Lease: 3/31/60

        24.    Property:      Sarasota Thriftlodge
                              270 North Tamiami Trail
                              Sarasota, FL  34236
               Lessor:        D.W. and F. Boomhower
               Lessee:        Forte Hotels, Inc.; R.J. Grace;
                              Artex Development Co.
               Date of Lease: 6/8/61

        25.    Property:      South Sioux City
                              400 Dakota Avenue
                              South Sioux City, NE  68776
               Lessor:        M.W. and A.G. Marsh/46/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 1/22/64




_____________________________

44.  Fee owner(s) of record.

45.  Fee owner(s) of record.

46.  Fee owner(s) of record.

        26.    Property:      Terre Haute Thriftlodge
                              530 South 3rd Street
                              Terre Haute, IN  47807
               Lessor:        M.A. Powers, Inc.; W.W. and M.M.
                              Davidson
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 5/26/63

         27.   Property:      Utica
                              1700 Genessee Street
                              Utica, NY  13502
               Lessor:        Individuals
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forest
                              Hotels, Inc.
               Date of Lease: 10/11/61

        28.    Property:      Zanesville Thriftlodge
                              58 North 6th Street
                              Zanesville, OH  43701
               Lessor:        Various Trusts and Individuals/47/
               Lessee:        Forte Hotels, Inc.; F.J. Grant,
                              III, et al.
                                   -- --
               Date of Lease: 4/18/62

       29.     Property:      Balboa Park
                              840 Ash Street
                              San Diego, CA  92101
               Lessor:        J. Mark Grosvenor/48/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 6/6/52

        30.    Property:      Bayview Thriftlodge
                              1943 Pacific Highway
                              San Diego, CA  92101
               Lessor:        A. Sanfilippo, et al./49/
                                             -- --
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 12/15/53




_____________________________

47.  Fee owner(s) of record.

48.  Fee owner(s) of record.

49.  Fee owner(s) of record.

        31.    Property:      Bellevue
                              11011 Northeast 8th Street
                              Bellevue, WA  98004

               Lease 1
               -------
               Lessor:        Tochterman Investment Co., Inc.
               Lessee:        Bellevue Travelodge
               Date of Lease: 3/11/64

               Lease 2
               -------
               Lessor:        Tochterman Investment Co., Inc.
               Lessee:        Bellevue Travelodge
               Date of Lease: 1/11/62

        32.    Property:      Bellingham
                              202 East Holly Street
                              Bellingham, WA 98225
               Lessor:        Individuals
               Lessee:        Travelodge of Washington, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc., et al.
                                                  -- --
               Date of Lease: 7/1/61



        33.    Property:      Berkeley
                              1820 University Avenue
                              Berkeley, CA  94703
               Lessor:        Elinor Wiley Dobbins
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; The Bentitou
                              Partnership
               Date of Lease: 6/1/55

        34.    Property:      Billings
                              3311 2nd Avenue North
                              Billings, MT  59101
               Lessor:        Individuals
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; D.J. Schock, Inc.
               Date of Lease: 10/9/61

        35.    Property:      Burbank
                              1112 North Hollywood Way
                              Burbank, CA  91505

               Lease 1
               -------
               Lessor:        Hilda Sugarman
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 9/15/61

               Lease 2
               -------
               Lessor:        Frank Gruen and Rachel Gruen/50/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 4/15/57

        36.    Property:      Cabrillo Central
                              840 A Street
                              San Diego, CA 92101
               Lessor:        Miriam Powers Barney
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 4/1/53

        37.    Property:      Durango
                              2970 Main Avenue
                              Durango, CO  81301
               Lessor:        Marilyn M. Cagnoni
               Lessee:        Durango Travelodge
               Date of Lease: 1/9/65

        38.    Property:      Eagle Rock Welcome Inn
                              1840 West Colorado Blvd.
                              Los Angeles, CA 90041
               Lessor:        Phil Gershon
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 8/1/49




________________________

50.  Not of record.

        39.    Property:      Embarcadero-Harbor
                              1305 Pacific Highway
                              San Diego, CA  92101
               Lessor:        Catellus Development Corporation/51/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 9/12/50

        40.    Property:      Ephrata
                              31 South Basin Street, SW
                              Ephrata, WA  98823
               Lessor:        Individuals
               Lessee:        Forte Hotels, Inc.; C.J. Vaughn;
                              A.W. and L.B. Van De Vanter
               Date of Lease: 10/4/61

        41.    Property:      Eureka
                              4 Fourth Street (Fourth and B St.)
                              Eureka, CA  95501
               Lessor:        Sandra L. Robinson, et al./52/
                                                  -- --
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 1/17/60

        42.    Property:      Flagstaff
                              2520 East Lucky Lane
                              Flagstaff, AZ  86004
               Lessors:       The United States National Bank of
                              San Diego, et al..53.
                                         -- --
               Lessee:        Forte Hotels, Inc.; J.M. & W.C.
                              Perry, III
               Date of Lease: 10/22/59

        43.    Property:      Golden Gate
                              2230 Lombard Street
                              San Francisco, CA  94123
               Lessors:       Betsey H. Keller, et al.
                                                -- --
               Lessee:        Travelodge International, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc., et al.
                                                  -- --
               Date of Lease: 8/9/54




_____________________________

51.  Fee owner(s) of record.

52.  Fee owner(s) of record.

53.  Fee owner(s) of record.

        44.    Property:      Hollywood (Travel Inn)
                              7370 Sunset Blvd.
                              Hollywood, CA  90046
               Lessor:        Alice S. Ewing Trust
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; G.C. & M. Grief
               Date of Lease: 3/7/55

         45.   Property:      Kamloops (Canada)
                              430 Columbia Street
                              Kamloops, B.C.
                              Canada V2C 2T5
               Lease 1
               -------
               Lessor:        Gallagher Investments, Ltd.
               Lessee:        Travelodge, Ltd., remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 6/10/63

               Lease 2
               -------
               Lessor:        Harold Hugh Gallagher
               Lessee:        Travelodge, Ltd., remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 3/11/59

         46.   Property:      La Jolla Beach
                              6750 La Jolla Blvd.
                              La Jolla, CA  92037
               Lease 1
               -------
               Lessor:        Cecil A. & Caroline Smith.54.
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 12/30/63

               Lease 2
               -------
               Lessor:        Caroline Smith/55/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 12/2/63





_____________________________

54.  Fee owner(s) of record.

55.  Fee owner(s) of record.

         47.   Property:      La Jolla Cove
                              1141 Silverado Street
                              La Jolla, CA  92037
               Lessor:        Humphrey F. and Jane B. Murphy/56/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 1/26/53

         48.   Property:      Las Vegas Downtown
                              2028 East Fremont Street
                              Las Vegas, NV  89101
               Lessor:        Jimma Lee Beam/57/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Las Vegas Downtown
                              Travelodge; Individuals
               Date of Lease: 1/18/61

         49.   Property:      Long Beach Downtown
                              80 Atlantic Avenue
                              Long Beach, CA  90802
               Lessor:        J. Frank Hubbard and Beverly A.
                              Piatelli
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 12/13/63

         50.   Property:      Mercer Island
                              7645 Sunset Highway
                              Mercer Island, WA  98040
               Lessor:        Jim M. & Connie S. Ahn
               Lessee:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 5/15/57

         51.   Property:      Mesa
                              22 S. Country Club Drive
                              Mesa, AZ  85210
               Lessor:        Dobson.Stewart Management
               Lessee:        Mesa Travelodge
               Date of Lease: 3/25/64




___________________________

56.  Fee owner(s) of record.

57.  Fee owner(s) of record.

         52.   Property:      Milpitas
                              378 West Calaveras Blvd.
                              Milipitas, CA  95035
               Lessor:        Margaret A. Donovan
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc. et al.
                                           -- --
               Date of Lease: 4/21/67

         53.   Property:      Missoula
                              420 West Broadway
                              Missoula, MT  59802
               Lessor:        Rudolph E. Wirth & Yvette M.
                              Wirth/58/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Missoula Travelodge;
                              Individuals
               Date of Lease: 3/12/68

         54.   Property:      Moses Lake
                              316 South Pioneer Way
                              Moses Lake, WA  98837
               Lease 1
               -------
               Lessor:        Penhallick Trust
               Lessee:        Forte Hotels, Inc.; E.A. and R.M.
                              Tudor
               Date of Lease: 6/14/58

               Lease 2
               -------
               Sublessor:     Forte Hotels, Inc.; E.A. and R.M.
                              Tudor
               Sublessee:     Travelodge of Washington, Inc.;
                              E.A. and R.M. Tudor
               Date of Sublease: 6/14/58

         55.   Property:      Oceanside
                              1401 North Hill Street
                              Oceanside, CA  92054
               Lessor:        M.S. Arbogast, et al.
                                             -- --
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Shah & Patel
               Date of Lease: 7/1/53




___________________________

58.  Fee owner(s) of record.

         56.   Property:      Ogden
                              2110 Washington Blvd.
                              Ogden, UT  84401
               Lease 1
               -------
               Lessor:        O. Leslie Stone, et al./59/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 7/9/59

               Lease 2
               -------
               Lessor:        Ray H. Buchanan/60/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 7/18/64

         57.   Property:      Ontario
                              755 North Euclid Avenue
                              Ontario, CA  91762
               Lessor:        E.W. Rehkop
               Lessee:        Forte Hotels, Inc.; Arthur R. Boag
               Date of Lease: 12/13/57

         58.   Property:      Palm Springs
                              333 East Palm Canyon Drive
                              Palm Springs, CA  92264
               Lessor:        Merced C. Samish
               Lessee:        Forte Hotels International, Inc.
                              remote predecessor-in-interest to
                              Forte Hotels, Inc., et al.
                                                  -- --
               Date of Lease: 3/26/63

         59.   Property:      Palo Alto
                              3255 El Camino Real
                              Palo Alto, CA  94306

               Lease 1
               -------
               Lessor:        Sydney Joseph Trust
               Lessee:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc.; J.D. Bhakta and P.J.
                              Bhakta
               Date of Lease: 6/18/53




_____________________________

59.  Fee owner(s) of record.

60.  Fee owner(s) of record.

               Lease 2
               -------
               (Pool Property)
               Lessor:         Donald D. Graham
               Lessee:         Forte Hotels International, Inc.,
                               remote predecessor-in-interest to
                               Forte Hotels, Inc.; George N. and
                               Natalie I. Bazisin
               Date of Lease:  12/30/55

         60.   Property:       Paso Robles
                               2701 Spring Street
                               Paso Robles, CA  93446
               Lessor:         Travelodge International, Inc.,
                               remote predecessor-in-interest to
                               Forte Hotels, Inc.
                Lessee:        Travelodge International, Inc.,
                               remote predecessor-in-interest to
                               Forte Hotels, Inc.; G.L. and M.L.
                               Hines
               Date of Lease:  5/23/79

         61.   Property:       Portland Thriftlodge (Central)
                               949 East Burnside Street
                               Portland, OR  97214
               Lessor:         D.G. Frank Bouthillier
               Lessee:         Forte Hotels, Inc.; S.J. Karia
               Date of Lease:  6/27/58

         62.   Property:       Presidio
                               2755 Lombard Street
                               San Francisco, CA  94123
               Lessor:         Alice Bloom, et al.
                                            -- --
               Lessee:         Forte Hotels, Inc.; Individuals
               Date of Lease:  9/2/55

         63.   Property:       Rancho Bernardo
                               16929 West Bernardo Drive
                               San Diego, CA  92127
               Lessor:         Kawaguchi Bros./61/
               Lessee:         The Travelodge Corporation, remote
                               predecessor-in-interest to Forte
                               Hotels, Inc.
               Date of Lease:  1/22/69

         64.   Property:       Reno
                               655 West 4th Street
                               Reno, NV  89503
               Lessor:         Estate of Louie Pacini, et al.
                                                       -- --



_____________________________

61.  Fee owner(s) of record.

               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Date of Lease: 11/27/60

         65.   Property:      Revelstoke Lodge (Canada)
                              601 1st St. West
                              Revelstoke, B.C.
                              Canada V0E 250
               Lessor:        Travelodge Ltd., remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.
               Lessee:        Travelodge Ltd., remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Moberly Holdings Ltd.
               Date of Lease: 10/9/63

         66.   Property:      Roseburg
                              315 West Harvard Blvd.
                              Roseburg, OR  97470
               Lessor:        Travelodge International, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc.; George H. Gage,
                              Jr.; Denzell M. Gage; Grimes
                              Corporation/62/
               Lessee:        Travelodge of Oregon, Inc., et al.
                                                          -- --
               Date of Lease: 12/30/63

         67.   Property:      San Francisco Airport South
                              110 South El Camino Real
                              Millbrae, CA  94030
               Lessor:        Ellsworth R. Eidenmuller; Gene N.
                              Connell; Virginia Eidenmuller
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; Individuals
               Date of Lease: 6/9/61

          68.  Property:      Salt Lake City
                              144 West North Temple St.
                              Salt Lake City, UT  84103
               Lessor:        Deseret Title Holding Corporation;
                              George Q. Morris Foundation
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 6/27/58




_____________________________

62.  Fee owner(s) of records.

         69.   Property:      San Diego Airport
                              2353 Pacific Highway
                              San Diego, CA  92101

               Lease 1
               -------
               Lessor:        M. & J. Bernardini
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 5/11/61

               Lease 2
               -------
               Lessor:        A.T. & M. Procopio
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 5/11/61

         70.   Property:      San Diego Airport.Pt. Loma
                              5102 North Harbor Drive
                              San Diego, CA  92106
               Lessor:        Robert L. & Patricia P. Woodard, et
                                                               --
                              al./63/
                              --
               Lessee:        Point Loma Travelodge
               Date of Lease: 9/10/53

         71.   Property:      San Luis Obispo
                              1825 Monterey Street
                              San Luis Obispo, CA  93401
               Lessor:        Kimball Motor Company, Inc.
               Lessee:        Forte Hotels, Inc.
               Date of Lease: 7/21/61

         72.   Property:      Santa Barbara City Center
                              1816 State Street
                              Santa Barbara, CA  93101
                              J.D. and Z. Hill
               Lessor:        The Travelodge Corporation, remote
               Lessee:        predecessor-in-interest to Forte
                              Hotels, Inc., et al./64/
                                            -- --
               Date of Lease: 10/5/53

         73.   Property:      Santa Cruz
                              525 Ocean Street
                              Santa Cruz, CA  95060
               Lessor:        Ocean Plaza
               Lessee:        Forte Hotels, Inc., et al.
                                                  -- --




_____________________________

63. Fee owner(s) of record.

64. Not of record.

               Date of Lease: 2/28/67

 74.           Property:      Santa Fe
                              646 Cerillos Road
                              Santa Fe, NM  87501
               Lessor:        Mabel Glenn Ham/65/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 12/6/62

         75.   Property:      Santa Rosa
                              1815 Santa Rosa Avenue
                              Santa Rosa, CA  95407
               Lessor:        P. Gershon
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc., et al.
                                            -- --
               Date of Lease: 6/11/54

         76.   Property:      Santa Rosa Downtown
                              College at Mendocino
                              635 Healdsburg Avenue
                              Santa Rosa, CA  95401
               Lessors:       W.B. Groff, Inc., as per assignment
                              of lease dated 12/1/67 from
                              Travelodge of Illinois, Inc.
               Lessee:        Forte Hotels, Inc.; et al.
                                                  -- --
               Date of Lease: 2/17/67

         77.   Property:      South Tahoe
                              P.O. Box 70512
                              3489 Lake Tahoe Blvd.
                              South Lake Tahoe, CA  96156
               Lessor:        J.D. and E.J. Gay/66/
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte
                              Hotels, Inc.; KLM Corporation;
                              Individuals
               Date of Lease: 7/20/62

         78.   Property:      Visalia Thriftlodge
                              4645 West Mineral King Avenue
                              Visalia, CA  93277
               Lessor:        Robert M. Scott
               Lessee:        The Travelodge Corporation, remote
                              predecessor-in-interest to Forte




_____________________________

65. Fee owner(s) of record.

66. Fee owner(s) of record.

                                   Hotels, Inc.; Visalia Lodging
                                   Associates
               Date of Lease:      7/27/59

          79.  Property:           Walla Walla
                                   421 East Main Street
                                   Walla Walla, WA  99362
               Lessor:             Whitman College/67/
               Lessee:             Forte Hotels International, Inc.,
                                   predecessor-in-interest to Forte
                                   Hotels, Inc.; J.G. and M. Ahlgren;
                                   D.H. Lundstrom
               Date of Lease:      4/24/62

          80.  Property:           Williams
                                   430 East Bill Williams Avenue
                                   Williams, AZ  86046
               Lessor:             Forte Hotels International, Inc.,
                                   remote predecessor-in-interest to
                                   Forte Hotels, Inc.; Vijay Desai
               Lessee:             Williams Travelodge
               Date of Lease:      7/20/56

          81.  Property:           Yakima
                                   110 South Naches Avenue
                                   Yakima, WA  98901
               Lessor:             J.E. and N.W. Tonkin/68/
               Lessee:             Travelodge of Washington, Inc.;
                                   W.H. Miller and D. Sharma
               Date of Lease:      11/1/59

          82.  Property:           Yuma
                                   2050 South 4th Avenue
                                   Yuma, AZ  85364
               Lessor:             J.E. Murphy, et al./69/
                                                -- --
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc., et al.
                                                 -- --
               Date of Lease:      11/18/58

__________________________

67. Fee owner(s) of record.

68. Fee owner(s) of record.

69. Fee owner(s) of record.

         83.   Property:           Santa Barbara Beach
                                   22 Castillo Street
                                   Santa Barbara, CA 93101
               Lessor:             Twin Pines Apartments; Travelodge
                                   International, Inc., remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc./70/
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc.
               Date of Lease:      3/31/51

          84.  Property:           San Diego Uptown Welcome Inn
                                   1550 East Washington Street
                                   San Diego, CA 92103
               Lessor:             Geraldine L. and Robert J. Dunne/71/
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc.
               Date of Lease:      5/18/53

          85.  Property:           San Diego Downtown
                                   1345 Tenth Avenue
                                   San Diego, CA 92101

               Ground Lease 1      Charlotte A. Peterson;
               --------------
               Lessor:             The Salvation Army, et al./72/
                                                       -- --
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc.
               Date of Lease:      6/13/51

               Sublease 1
               ----------
               Sublessor:          San Diego Downtown Thriftlodge
                                   Joint Venture
               Sublessee:          Jacquelyn J. Carroll
               Date of Sublease:   8/12/94

____________________________

70. Fee owner(s) of record.

71. Fee owner(s) of record.

72. Fee owner(s) of record.

               Ground Lease 2
               --------------
               Lessor:             John K. & Kathryn R. Ma; James E. &
                                   Teresa P. Rubnitz/73/
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc.
               Date of Lease:      10/30/63

               Sublease 2
               ----------
               Sublessor:          San Diego Downtown Thriftlodge
                                   Joint Venture
               Sublessee:          Jacquelyn J. Carroll
               Date of Sublease:   8/12/94

         86.   Property:           Ghiradelli Square
                                   1201 Columbus Avenue
                                   San Francisco, CA 94133
               Lessor:             Samuel R. Hutton
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc.
               Date of Lease:      7/20/55


         87.   Property:           El Paso City Central/74/
                                   409 East Missouri Street
                                   El Paso, TX 79901
               Lessor:             City of El Paso
               Lessees:            The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc.; R.R. Chesak
               Date of Lease:      5/15/69

         88.   Property:           Mojave
                                   2201 Highway 58
                                   Mojave, CA  93501
               Lessor:             Phil Gershon and Bernice Gershon/75/
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc., et al./76/
                                                 -- --
               Date of Lease:      4/5/57


________________________

73.  Fee owner(s) of record.

74. This is an "alley" parcel associated with other paarcels owned in the fee by this joint venture; see Item 1 under Section I.C of this Schedule 2.16
     (a).

75.  Not of record.

76.  Not of record.

         89.   Property:           Harborside Inn/Civic Center
                                   1505 Pacific Highway
                                   San Diego, CA  92101

               Ground Lease
               ------------
               Lessor:             Phil Gershon/77/
               Lessee:             The Travelodge Corporation, remote
                                   predecessor-in-interest to Forte
                                   Hotels, Inc./78/
               Date of Lease:      6/3/49



               Sublease/79/
               --------
               Sublessor:          Forte Hotels, Inc./80/
               Sublessee:          Jacquelyn J. Carroll/81/
               Date of Sublease:   6/14/94


D.   HEADQUARTERS FACILITIES LEASES

          1.   Property:           El Cajon
                                   1957 Friendship Drive
                                   Suite H
                                   El Cajon, CA  92020
                                   RB Co.-R.E., L.P./82/
                                   FHI/San Diego, Inc./83/
               Date of Lease:      4/15/95



_________________________

77.  Not of record.

78.  Not of record.

79. Although this sublease was terminated by a letter agreement dated 5/31/95, it is currently in force on a month-to-month basis.

80.  Not of record.

81.  Not of record.

82.  Not of record.

83.  Not of record.

         2.    Property:           Gillespie Field/84/
                                   1973 Friendship Drive
                                   El Cajon, CA  92020
               Lessor:             Frank M. Goldberg/85/
               Lessee:             Forte Hotels, Inc.
               Date of Lease:      1/14/92


E.   RETAIL LEASES

         1.    Property:           San Francisco Wharf/86/ (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             Pronto Gourmet Foods, Inc.
               Date of Lease:      12/14/89

         2.    Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             Pacific Sun Investments Corporation
               Date of Lease:      3/19/90

         3.    Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             Golden Bay Tour Company
               Date of Lease:      6/15/92


         4.    Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             S & J Camera, Inc.
               Date of Lease:      3/19/90


__________________________

84. Subject to Ground Lease dated 10/30/80, between The County of San Diego, as groundlessor, and Frank M. Goldberg, as groundlessee.

85.  Not of record.

86. With respect to this and the following twelve (12) properties, see Item 5 under Section II.A of this Schedule 2.16(a).

         5.    Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             Advance Camera Video & Electronics,
                                   Inc.
               Date of Lease:      12/9/92

         6.                        Property:  San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             Budget Rent-A-Car Systems, Inc.
               Date of Lease:      8/89

         7.    Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             The Mainland Company
               Date of Lease:      2/18/92

         8.    Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             Chocolate Factory, Inc.
               Date of Lease:      3/20/91

         9.    Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133
               Lessor:             Forte Hotels, Inc.
               Lessee:             Paper Circus West, Inc.
               Date of Lease:      [undated]

         10.   Property:           San Francisco Wharf (Arcade)
                                   250 Beach Street
                                   San Francisco, CA 94133

               Lease
               -----
               Lessor:             Forte Hotels, Inc.
               Lessee:             J.R. Bay-Wharf, Inc.
               Date of Lease:      7/27/92

               Sublease
               --------
               Sublessor:          J.R. Bay, Inc. f/k/a/ J.R. Bay-
                                   Wharf, Inc.
               Sublessee:          NYSF Partners II d/b/a Ben &
                                   Jerry's-San Francisco
               Date of Sublease:   8/14/94

         11.   Property:      San Francisco Wharf (Arcade)
                              250 Beach Street
                              San Francisco, CA 94133
               Lessor:        Forte Hotels, Inc.
               Lessee:        Subway Real Estate Corporation
               Date of Lease: 12/15/92

         12.   Property:      San Francisco Wharf (Arcade)
                              250 Beach Street
                              San Francisco, CA 94133
               Lessor:        Forte Hotels, Inc.
               Lessee:        Advance Camera, Video &
                              Electronics, Inc.
               Date of Lease: 12/9/92

         13.   Property:      Parking Lot at Wharf
                              250 Beach Street
                              San Francisco, CA 94133
               Lessor:        Forte Hotels International, Inc.,
                              remote predecessor-in-interest to
                              Forte Hotels, Inc.
               Lessee:        Hagen Choi
               Date of Lease: 9/1/86

         14.   Property:      San Antonio Alamo Travelodge
                              Hotel/87/
                              405 Broadway
                              San Antonio, TX  78205
               Lessor:        Forte Hotels, Inc.
               Lessee:        Claudis Minor
               Date of Lease: 8/16/95

         15.   Property:      Travelodge El Paso City Center/88/
                              409 E. Missouri Street
                              El Paso, TX  79901
               Lessor:        Forte Hotels, Inc.
               Lessee:        Wancar, Inc.
               Date of Lease: 9/22/95

         16.   Property:      Waukegan Thriftlodge
                              222 West Grand Avenue
                              Waukegan, IL  60085



_____________________

87.  Not of record.

88.  Not of record.

               Lessor:        Forte Hotels International, Inc.,
                              predecessor-in-interest to Forte
                              Hotels, Inc./89/
               Lessee:        Irene Silva (Irene's Cafe)/90/
               Date of Lease: 3/1/91

         17.   Property:      Orlando Central Park
                              7101 South Orange Blossom Trail
                              Orlando, FL  32809

               Lessor:        Forte Hotels, Inc./91/
               Lessee:        Cedar River Seafood of
                              Orlando, Inc./92/
               Date of Lease: 9/2/93

(b)      Identified Liens and Encumbrances
         ---------------------------------

I.       OWNED REAL PROPERTY

A.       HOTELS

         1.    Property:      Portland
               Title No.:     N9500-1374-4(58)/93/

         2.    Property:      Toronto Canada
               Title No.:     N9500-1374-(5)

         3.    Property:      Houston
               Title No.:     N9500-1374-(6)

B.       MOTELS

         1.    Property:      Monterey Fairgrounds
               Title No.:     N9500-1374-2(23)

         2.    Property:      Revelstoke Lodge (Canada)
               Title No.:     N9500-1374-4(62)

______________________

89.  Not of record.

90.  Not of record.

91.  Not of record.

92.  Not of record.

93. All title numbers are those of Title Associates, Inc., as shown on the face pages of the title reports made available to the Buyer.

         3.    Property:      Omak
               Title No.:     N9500-1374-2(25)

         4.    Property:      Paso Robles
               Title No.:     N9500-1374-4(57)


C.       JOINT VENTURE PROPERTIES

         1.    Property:      El Paso City Central
               Title No.:     N9500-1374-2(24)

         2.    Property:      Santa Rosa Downtown
               Title No.:     N9500-1374-4(75)

         3.    Property:      Williams
               Title No.:     N9500-1374-4(39)

         4.    Property:      Santa Barbara Beach
               Title No.:     N9500-1374-4(82)

         5.    Property:      San Antonio Alamo
               Title No.:     N9500-1374-3(1)

         6.    Property:      Monterey
               Title No.:     N9500-1374-3(2)

         7.    Property:      San Francisco Central
               Title No.:     N9500-1374-3(3)

         8.    Property:      Alexandria
               Title No.:     N9500-1374-4(1)

         9.    Property:      Athens Thriftlodge
               Title No.:     N9500-1374-4(3)

         10.   Property:      Chambersburg
               Title No.:     N9500-1374-4(6)

         11.   Property:      Lake Park
               Title No.:     N9500-1374-4(12)

         12.   Property:      Lancaster
               Title No.:     N9500-1374-4(13)

         13.   Property:      Boise
               Title No.:     N9500-1374-4(31)

         14.   Property:      Salt Lake Downtown
               Title No.:     N9500-1374-4(67)

         15.   Property:      Roseburg

               Title No.:     N9500-1374-4(63)

D.       UNDEVELOPED PROPERTY

         1.    Property:      Elizabethtown
               Title No.:     (No Report)

         2.    Property:      Pooler, GA
               Title No.:     (No Report)


II.      LEASED REAL PROPERTY

A.       HOTELS

         1.    Property:      Disney World
               Title No.:     N9500-1374-(1)

         2.    Property:      Mt. Laurel
               Title No.:     N9500-1374-(3)

         3.    Property:      San Diego Harbor Island
               Title No.:     N9500-1374-(4)

         4.    Property:      J.F.K.
                              (No Report)

         5.    Property:      San Francisco Wharf
               Title No.:     N9500-1374-(8)

         6.    Property:      Dallas
               Title No.:     N9500-1374-(9)

         7.    Property:      Long Beach
               Title No.:     N9500-1374-(10)

B.       MOTELS

         1.    Property:      San Francisco International
               Title No.:     N9500-1374-2(21)

         2.    Property:      Las Vegas South Strip
               Title No.:     N9500-1374-2(22)

         3.    Property:      Monterey Fairgrounds
               Title No.:     N9500-1374-2(23)

         4.    Property:      El Cajon
               Title No.:     N9500-1374-2(26)

         5.    Property:      Hayward

               Title No.:     N9500-1374-2(27)

         6.    Property:      Anaheim
               Title No.:     N9500-1374-2(28)

         7.    Property:      Sacramento Downtown
               Title No.:     N9500-1374-2(29)

         8.    Property:      Colton Thriftlodge
               Title No.:     N9500-1374-2(30)


C.       JOINT VENTURE PROPERTIES

         1.    Property:      Chicago O'Hare
               Title No.:     N9500-1374-3(4)

         2.    Property:      Las Vegas Strip
               Title No.:     N9500-1374-3(5)

         3.    Property:      Mission Valley
               Title No.:     N9500-1374-3(6)

         4.    Property:      San Francisco Downtown
               Title No.:     N9500-1374-3(7)

         5.    Property:      Santa Monica
               Title No.:     N9500-1374-3(8)

         6.    Property:      Seattle Downtown
               Title No.:     N9500-1374-3(9)

         7.    Property:      Space Needle
               Title No.:     N9500-1374-3(10)

         8.    Property:      Tahoe City
               Title No.:     N9500-1374-3(11)

         9.    Property:      University (Seattle)
               Title No.:     N9500-1374-3(12)

         10.   Property:      Ashtabula
               Title No.:     N9500-1374-4(2)

         11.   Property:      Atlanta Central (Downtown)
               Title No.:     N9500-1374-4(4)

         12.   Property:      Bedford
               Title No.:     N9500-1374-4(5)

         13.   Property:      Cincinnati
               Title No.:     N9500-1374-4(7)

         14.   Property:      Clearwater
               Title No.:     N9500-1374-4(8)

         15.   Property:      Fort Myers
               Title No.:     N9500-1374-4(9)

         16.   Property:      Gainesville
               Title No.:     N9500-1374-4(10)

         17.   Property:      Lafayette Center
               Title No.:     N9500-1374-4(11)

         18.   Property:      Lawrence
               Title No.:     N9500-1374-4(14)

         19.   Property:      Louisville
               Title No.:     N9500-1374-4(15)

         20.   Property:      Mason City Thriftlodge
               Title No.:     N9500-1374-4(16)

         21.   Property:      Natick
               Title No.:     N9500-1374-4(17)

         22.   Property:      Ocala
               Title No.:     N9500-1374-4(18)

         23.   Property:      Quincy
               Title No.:     N9500-1374-4(19)

         24.   Property:      Sarasota Thriftlodge
               Title No.:     N9500-1374-4(20)

         25.   Property:      South Sioux City
               Title No.:     N9500-1374-4(21)

         26.   Property:      Terre Haute Thriftlodge
               Title No.:     N9500-1374-4(22)

         27.   Property:      Utica
               Title No.:     N9500-1374-4(23)

         28.   Property:      Zanesville Thriftlodge
               Title No.:     N9500-1374-4(24)

         29.   Property:      Balboa Park
               Title No.:     N9500-1374-4(25)

         30.   Property:      Bayview Thriftlodge
               Title No.:     N9500-1374-2(26)

         31.   Property:      Bellevue
               Title No.:     N9500-1374-4(27)

         32.   Property:      Bellingham
               Title No.:     N9500-1374-4(28)

         33.   Property:      Berkeley
               Title No.:     N9500-1374-4(29)

         34.   Property:      Billings
               Title No.:     N9500-1374-4(30)

         35.   Property:      Burbank
               Title No.:     N9500-1374-4(32)

         36.   Property:      Cabrillo Central
               Title No.:     N9500-1374-4(33)

         37.   Property:      Durango
               Title No.:     N9500-1374-4(34)

         38.   Property:      Eagle Rock Welcome Inn
               Title No.:     N9500-1374-4(35)

         39.   Property:      Embarcadero-Harbor
               Title No.:     N9500-1374-4(36)

         40.   Property:      Ephrata
               Title No.:     N9500-1374-4(37)

         41.   Property:      Eureka
               Title No.:     N9500-1374-4(38)

         42.   Property:      Flagstaff
               Title No.:     N9500-1374-4(39)

         43.   Property:      Golden Gate
               Title No.:     N9500-1374-4(40)

         44.   Property:      Hollywood (Travel Inn)
               Title No.:     N9500-1374-4(41)

         45.   Property:      Kamloops (Canada)
               Title No.:     N9500-1374-4(42)

         46.   Property:      La Jolla Beach
               Title No.:     N9500-1374-4(43)

         47.   Property:      La Jolla Cove
               Title No.:     N9500-1374-4(44)

         48.   Property:      Las Vegas Downtown

               Title No.:     N9500-1374-4(45)

         49.   Property:      Long Beach Downtown
               Title No.:     N9500-1374-4(46)

         50.   Property:      Mercer Island
               Title No.:     N9500-1374-4(47)

         51.   Property:      Mesa
               Title No.:     N9500-1374-4(48)

         52.   Property:      Milpitas
               Title No.:     N9500-1374-4(49)

         53.   Property:      Missoula
               Title No.:     N9500-1374-4(50)

         54.   Property:      Moses Lake
               Title No.:     N9500-1374-4(51)

         55.   Property:      Oceanside
               Title No.:     N9500-1374-4(52)

         56.   Property:      Ogden
               Title No.:     N9500-1374-4(53)

         57.   Property:      Ontario
               Title No.:     N9500-1374-4(67)

         58.   Property:      Palm Springs
               Title No.:     N9500-1374-4(55)

         59.   Property:      Palo Alto
               Title No.:     N9500-1374-4(56)

         60.   Property:      Paso Robles
               Title No.:     N9500-1374-4(57)

         61.   Property:      Portland Thriftlodge
               Title No.:     N9500-1374-(2)

         62.   Property:      Presidio
               Title No.:     N9500-1374-4(59)

         63.   Property:      Rancho Bernardo
               Title No.:     N9500-1374-4(60)

         64.   Property:      Reno
               Title No.:     N9500-1374-4(61)

         65.   Property:      Revelstoke Lodge (Canada)
               Title No.:     N9500-1374-4(62)

         66.   Property:      Roseburg
               Title No.:     N9500-1374-4(63)

         67.   Property:      San Francisco Airport South
               Title No.:     N9500-1374-4(64)

         68.   Property:      Salt Lake City
               Title No.:     N9500-1374-4(66a)

         69.   Property:      San Diego Airport
               Title No.:     N9500-1374-4(68)

         70.   Property:      San Diego Airport/Pt. Loma
               Title No.:     N9500-1374-4(69)

         71.   Property:      San Luis Obispo
               Title No.:     N9500-1374-4(70)

         72.   Property:      Santa Barbara City Center
               Title No.:     N9500-1374-4(71)

         73.   Property:      Santa Cruz
               Title No.:     N9500-1374-4(72)

         74.   Property:      Santa Fe
               Title No.:     N9500-1374-4(73)

         75.   Property:      Santa Rosa
               Title No.:     N9500-1374-4(74)

         76.   Property:      Santa Rosa Downtown
               Title No.:     N9500-1374-4(75)

         77.   Property:      South Tahoe
               Title No.:     N9500-1374-4(76)

         78.   Property:      Visalia Thriftlodge
               Title No.:     N9500-1374-4(77)

         79.   Property:      Walla Walla
               Title No.:     N9500-1374-4(78)

         80.   Property:      Williams
               Title No.:     N9500-1374-4(39)

         81.   Property:      Yakima
               Title No.:     N9500-1374-4(80)

         82.   Property:      Yuma
               Title No.:     N9500-1374-4(81)

         83.   Property:      Santa Barbara Beach
               Title No.:     N9500-1374-4(82)

         84.   Property:      San Diego Uptown Welcome
               Title No.:     N9500-1374-4(83)

         85.   Property:      San Diego Downtown
               Title No.:     N9500-1374-4(84)

         86.   Property:      Ghiradelli Square
               Title No.:     N9500-1374-4(85)

         87.   Property:      El Paso City Central
               Title No.:     N9500-1374-4(24)


D.   HEADQUARTERS FACILITIES LEASES

         1.    Property:      El Cajon
               Title No.:     N9500-1374-4(86)

         2.    Property:      Gillespie Field
               Title No.:     N9500-1374-2(31)



(c)  Material Violations
     -------------------

     None.

(d)  Rights of First Refusal or Options
     ----------------------------------

     1.   Property:  Naperville (Chicago)
                     1617 Naperville Road
                     Naperville, IL 60563

          . Right of First Refusal: Declaration of Restrictions for the Naperville Corporate Center in Naperville, Illinois, dated 11/27/79 by American National Bank and Trust Company of Chicago.

                                                                      SCHEDULE V

                        SUBSIDIARIES AND JOINT VENTURES
                        -------------------------------

Subsidiaries
------------

Name                                    Ownership            Jurisdiction of
----                                    ---------            ---------------
                                                             Incorporation
                                                             -------------
1.  Chartwell Lodging, Inc.             100% Stock           Delaware
2.  National Gaming Mississippi, Inc.   100% Stock           Delaware
3.  Travel Beverages, Inc.              100% Stock           Texas
4.  Chartwell/San Diego Inc.            100% Stock           California
5.  Chartwell Lodging Ltd.              100% Stock           Ontario, Canada
6.  Hoteles NL S.A. de C.V.             100% Stock           Mexico
7.  Chartwell Canada Corp.              100% Stock           Delaware
8.  Bear Financial Corp.                100% Stock           Delaware
9.  Chartwell Brunswick Corp.           100% Stock           Delaware
10. Chartwell Mexico Corp.              100% Stock           Delaware
11. Chartwell de Mexico S.A. de C.V.     50% Stock           Mexico
12. Chartwell Santa Fe Corp.            100% Stock           Delaware
13. Chartwell D/FW Corp.                100% Stock           Delaware
14. Chartwell Albuquerque Corp.         100% Stock           Delaware

Joint Ventures
--------------

Name                                    Ownership            Type of Interest
----                                    ---------            ----------------
San Antonio Alamo Travelodge            93.34%               General Partnership
Atlanta Central Travelodge              50%                  General Partnership
Ashtabula Travelodge                    37.5%                General Partnership
Chicago O'Hare                          37.5%                General Partnership
Lancaster Travelodge                    50%                  General Partnership
Natick Travelodge                       50%                  General Partnership
Ocala Travelodge                        50%                  General Partnership
Cincinnati Travelodge                   62.5%                General Partnership
Lafayette Center Travelodge             50%                  General Partnership
Chambersburg Travelodge                 50%                  General Partnership
Lake Park Travelodge                    49%                  General Partnership
Quincy Travelodge                       75%                  General Partnership
Zanesville Travelodge                   50%                  General Partnership
Mason City Travelodge                   50%                  General Partnership
Louisville Travelodge                   50%                  General Partnership
South Sioux City Travelodge             50%                  General Partnership
Bedford Travelodge                      50%                  General Partnership

Ogden Travelodge                             37.5%          General Partnership
Visalia Thriftlodge                          50%            General Partnership
Walla Walla Travelodge                       50%            General Partnership
Palo Alto Travelodge                         50%            General Partnership
Roseburg Travelodge                          25%            General Partnership
Santa Barbara Travelodge (City Center)       25%            General Partnership
Yuma Travelodge                              50%            General Partnership
Hollywood Travel Inn                         50%            General Partnership
Ephrata Travelodge                           50%            General Partnership
Oceanside Travelodge                         50%            General Partnership
Yakima Travelodge                            50%            General Partnership
Eureka Travelodge                            25%            General Partnership
San Diego Airport                            62.5%          General Partnership
Santa Rosa Downtown Travelodge               50%            General Partnership
Billings Travelodge                          50%            General Partnership
Ranch Bernardo Travelodge                    50%            General Partnership
Santa Rosa Travelodge                        50%            General Partnership
San Francisco Embarcadero Harbor
Travelodge                                   50%            General Partnership
San Diego, Point Loma Travelodge             25%            General Partnership
Bayview Travelodge                           57.8124%       General Partnership
Cabrillo Lodge                               50%            General Partnership
Balboa Park Travelodge                       25%            General Partnership
Eagle Rock Travelodge                        50%            General Partnership
Ontario Central Travelodge                   50%            General Partnership
Santa Barbara Beach Travelodge               50%            General Partnership
San Diego Uptown Welcome Inn                 25%            General Partnership
San Diego Downtown Travelodge                25%            General Partnership
Mojave Travel Inn                            10%            General Partnership

Gainesville Travelodge                     50%            General Partnership
Sarasota Thriftlodge                       25%            General Partnership
Clearwater Travelodge                      50%            General Partnership
Terre Haute Travelodge                     50%            General Partnership
Seattle Downtown Travelodge                50%            General Partnership
Las Vegas Strip Travelodge                 48.75%         General Partnership
San Francisco Central Travelodge           50%            General Partnership
Travelodge by the Space Needle             50%            General Partnership
Monterey Downtown Travelodge               50%            General Partnership
San Francisco Downtown Travelodge          50%            General Partnership
Tahoe City Travelodge                      50%            General Partnership
Salt Lake City Downtown Travelodge         50%            General Partnership
La Jolla Beach Travelodge                  50%            General Partnership
La Jolla Travelodge                        50%            General Partnership
Ghiradelli Square-Fisherman's Wharf        62.5%          General Partnership
San Francisco Airport South Travelodge     50%            General Partnership
Santa Fe Travelodge                        50%            General Partnership
Seattle University Travelodge              50%            General Partnership
Durango Lodge                              50%            General Partnership
Salt Lake City Travelodge                  37.5%          General Partnership
Long Beach Downtown Travelodge             50%            General Partnership
Berkeley Travelodge                        50%            General Partnership
Kamloops Travelodge                        50%            General Partnership
Presidio Travelodge                        58.333%        General Partnership
Santa Monica Travelodge                    25%            General Partnership
South Tahoe Travelodge                     50%            General Partnership
Santa Cruz Travelodge                      50%            General Partnership
Missoula Travelodge                        50%            General Partnership
Mission Valley Travelodge                  25%            General Partnership
Bellevue Travelodge                        50%            General Partnership
Milpitas Travelodge                        50%            General Partnership
Mesa Travelodge                            50%            General Partnership
Portland Travelodge                        50%            General Partnership
Burbank Travelodge                         50%            General Partnership
Williams Travelodge                        45%            General Partnership
Mercer Island Travelodge                   50%            General Partnership
San Francisco Golden Gate Travelodge       25%            General Partnership
Moses Lake Travelodge                      50%            General Partnership
Boise Travelodge                           50%            General Partnership
San Luis Obispo Travelodge                 50%            General Partnership
Las Vegas Downtown Travelodge              50%            General Partnership
Paso Robles Travelodge                     50%            General Partnership
Revelstoke Travelodge                      50%            General Partnership
Flagstaff Travelodge                       50%            General Partnership
Palm Springs Travelodge                    50%            General Partnership

                                                                     SCHEDULE VI
                                                                     ===========

Chartwell Lodging Inc.
Existing Indebtedness
July 31, 1996
($000)

                                Balance at
                                  July 31,       Maturity       Interest                     Subject
     Lender                           1996           Date           Rate      Security       Location
     ------                           ----           ----           ----      --------       --------
Wholly owned & corporate
------------------------
     Bank of America                   214         Feb-99          7.69%             -       Alexandria
     Fischnaller                       139       Jan-2002         10.00%      Building       Omak
     Roboserve, Inc                     53         Mar-97          9.00%             -       Settlement
     Bank of America                    51         May-97         11.38%             -       Reno
     Bank of America                    45         Mar-98          9.94%             -       Reno
                                -----------
                                       502
                                -----------

Joint Ventures
--------------
     Bank of America                 5,701              -              -             -       Various
     Chartwell Lodging Inc.          1,345       May-2021         11.00%      Building       Lake Park
     Chartwell Lodging Inc.            535         Nov-99          9.75%          Land       Salt Lake City
     Bank of Montreal                  166       Apr-2001        prime+1      Building       Kamloops
     Campbell, Lorene                  117       Jan-2010          9.00%             -       Moses Lake
     Chartwell Lodging Inc.             98       Nov-2000          9.75%             -       Lawrence
     Chartwell Lodging Inc.             65       Jan-2001          9.25%             -       SF Airport South
     Margaret Hurley Trust              62       Nov-2000          9.50%             -       Seattle Downtown
     Smith Family Trust                 58       Apr-2001          9.25%             -       La Jolla Beach
     Commonwealth National Bank         54         Mar-98         13.00%      Building       Lancaster
     Margaret Hurley Trust              51         Sep-99          8.00%             -       Seattle Downtown
     Bank of Montreal                   33         Demand        prime+1             -       Kamloops
     Chartwell Lodging Inc.             30         Demand          7.00%             -       Clearwater
     Chartwell Lodging Inc.             25              -              -             -       Unmatched contributions - 5 properties
     Kapelak, Ed and Angeline           10         Demand          7.00%             -       Partner - Clearwater
     Chartwell Lodging Inc.              9       Aug-2000         10.00%             -       Mason City
     Key Bank of Oregon                  6         Nov-97          8.99%           Van       Portland
     Hong                                5              -              -             -       Partner - Cabrillo Central
     Sharma                              4              -              -             -       Partner - Yakima
     Grace                               2              -              -             -       Partner - Fort Myers
     Bauer, CG JM                        2         Sep-96         10.00%             -       Partner - Fort Myers
                                -----------
                                     8,378
                                -----------

PROCEDURE  : FORTHPOP               FORTE HOTEL INC.               PAGE     1
USERID     : INTLOAN3           PRINCIPAL AND INTEREST        RUN DATE: 08/01/96
PRODUCT OF : CPO INFO               PAST DUE REPORT           RUN TIME: 06.26.05
             MGMT 015611             AS OF 07/31/96
                                   MISENTER RELEASE 1

                          xxxxx C O N F I D E N T I A L xxxxx       1,688,627.52

CUSTOMER NO: 87011    NL HOTELS INC

BORA.    BORR.                                                           PRINCIPAL   PRINCIPAL   # OF DAYS      INTEREST   INTEREST
CUST.    LOAN                                                            PAST DUE    PAST DUE    PRINCIPAL      PAST DUE   PAST DUE
 NO     REF. NO  BORROWER CUSTOMER NAME                 LOAN BALANCE      TO DATE       DATE     PAST DUE       TO DATE      DATE
-----   -------  ---------------------------------   ---------------   -----------   ---------   ---------  ------------   --------
 7008     92153  TRAVELODGE THE WHARF EL CAJON            150,120.48          0.00                                  0.00
         131137  TRAVELODGE THE WHARF EL CAJON             90,256.63          0.00                                  0.00
         162363  TRAVELODGE THE WHARF EL CAJON            390,301.24          0.00                                  0.00

 7627     56435  LAS VEGAS STRIP TRAVEL ELCAJN                  0.00          0.00                                  0.00
          72167  LAS VEGAS STRIP TRAVEL ELCAJN            194,041.22          0.00                                  0.00
         153352  LAS VEGAS STRIP TRAVEL ELCAJN             22,999.51          0.00                                  0.00

12055     56086  UTICA TRAVELODGE UTICA                         0.00          0.00                                  0.00

13010     56439  RENO DOWNTOWN TRAVELODGE RENO             44,501.04      4,377.75    07/01/96          30        291.24   07/01/96
          63061  RENO DOWNTOWN TRAVELODGE RENO             58,746.35      2,216.65    07/01/96          30        290.43   07/01/96

13011     91882  DAYTONA BEACH TRAVEL HOLYHILL                  0.00          0.00                                  0.00

13014     56518  TRAVELODGE CHAMBERSBURG                   40,676.25          0.00                                  0.00
          73824  TRAVELODGE CHAMBERSBURG                    9,038.64          0.00                                  0.00

13016     91881  LAWRENCE TRAVELODGE LAWRENCE              17,795.42          0.00                                  0.00

13017    127194  MILPITAS TRAVELODGE MILPITAS              43,447.36          0.00                                  0.00
         154974  MILPITAS TRAVELODGE MILPITAS              14,397.63          0.00                                  0.00

13019    103114  EUREKA TRAVELODGE EUREKA                  51,459.09          0.00                                  0.00

13024     82896  ALEXANDRIA TRAVELODGE ALXDRIA            213,607.48          0.00                                  0.00

13026     73022  ATLANTA CENTRAL TRAVELODGE ATL           157,729.14          0.00                                  0.00

13026    129600  BELLINGHAM TRAVELODGE BELHAM                   0.00          0.00                                  0.00

13020     64255  LANCASTER TRAVELODGE LNCASTER             22,550.49          0.00                                  0.00
          75006  LANCASTER TRAVELODGE LNCASTER             44,261.73          0.00                                  0.00

13036     95180  HADISON TRAVELODGE HADISON                     0.00          0.00                                  0.00

13037     54204  CINCINNATI TRAVELODGE CINNATI             30,097.26          0.00                                  0.00
         104711  CINCINNATI TRAVELODGE CINNATI             19,994.44          0.00                                  0.00

13039    152069  DURANGO TRAVELODGE DURANGO                40,176.65          0.00                                  0.00
         162411  DURANGO TRAVELODGE DURANGO                32,119.47          0.00                                  0.00
BORA.       # OF DAYS
CUST.       PRINCIPAL
 NO         PAST DUE
-----       ---------
 7008



 7627



12055

13010              30
                   30

13011

13014


13016

13017


13019

13024

13026

13026

13020


13036

13037


13039

PROCEDURE : FDRINPOP                                                 PAGE  2
USER ID   : IHTLOAN3               FORTE HOTEL INC.           RUN DATE: 08/01/96
PRODUCT OF: GPO INFO         PRINCIPAL AND INTEREST PAST      RUN TIME: 06/26/05
AS OF 07/31/96                       DUE REPORT                     1,166,920.28
HCHT M25611
                   xxxxxxxxx   C O  N F I D E N T I A L  xxxxxxxx


CUSTOMER NO: 87831  HL HOTELS INC

BORR.    BORR.                                                                      PRINCIPAL         PRINCIPLE           # OF DAYS
CUST     LOAN                                                                        PAST DUE         PAST DUE            PRINCIPAL
NO       REF. NO          BORROWER CUSTOMER NAME                LOAN BALANCE          TO DATE            DATE              PAST DUE
----     --------         -----------------------------         -------------      ------------     ------------      --------------
13040    150004           EPHRATA TRAVELODGE EPHRATA             41,861.78            826,78            07/05/96               26

13042        70586        FLAGSTAFF TRAVELODGE FLGSTAFF          51,782.84              0.00
            129139        FLAGSTAFF TRAVELODGE FLGSTAFF           6,850.84              0.00
            168175        FLAGSTAFF TRAVELODGE FLGSTAFF         126,464.70              0.00
            189174        FLAGSTAFF TRAVELODGE FLGSTAFF          17,149.45              0.00

13044       112868        CALLUP TRAVELODGE ATHENS                    0.00              0.00

13045       145649        GOLDEN GATE TRAVELODGE SAN FRAN        29,398.06              0.00

13048        87225        MEACER ISL TRAVEL MERCER ISL           27,681.82              0.00

13050       141869        MONTERY DOWHTH TRAVEL MONTER           21,608.55              0.00
            189060        MONTERY DOWHTH TRAVEL MONTER           45,861.10              0.00

13052       108408        ROSEBURG TRAVELODGE ROSEBURG           87,503.86              0.00
            102413        ROSEBURG TRAVELODGE ROSEBURG           33,541.23              0.00
            194072        ROSEBURG TRAVELODGE ROSEBURG           12,923.60              0.00

13066       149222        OCALA TRAVELODGE OCALA                 36,590.71              0.00

13057        57676        SALT LAKE DHTUH TRULO 5 LK CY          55,879.17              0.00
             72146        SALT LAKE DHTUH TRULO 5 LK CY               0.00              0.00
             82651        SALT LAKE DHTUH TRULO 5 LK CY          16,096.62              0.00
            162414        SALT LAKE DHTUH TRULO 5 LK CY          69,402.92              0.00

13058       112416        PALM SPRINGS TRAVELODGE PMS PC         60,397.10              0.00

13065        72148        PORTLAND TRAVELODGE PORTLAND           16,584.62              0.00

13604        86069        SAN ANTONIO ALMO TRLS S ANTINO        187,563.40              0.00
             98029        SAN ANTONIO ALMO TRLS S ANTINO         19,657.60              0.00

13066        71066        TAHOE CITY TRAVELODGE TAHOE            81,904.52              0.00
             98248        TAHOE CITY TRAVELODGE TAHOE            40,539.14              0.00

13071       124608        STA BARBRA CTY CTR TULG 5 BAR          14,621.29              0.00
            140052        STA BARBRA CTY CTR TULG 5 BAR          10,856.78              0.00
            152872        STA BARBRA CTY CTR TULG 5 BAR          20,489.05              0.00
            157119        STA BARBRA CTY CTR TULG 5 BAR          12,497.45              0.00
            162503        STA BARBRA CTY CTR TULG 5 BAR          21,232.06              0.00
BORR.              INTEREST          INTERST         # OF DAYS
CUST.              PAST DUE         PAST DUE          INTEREST
NO                 TO DATE            DATE            PAST DUE
-----              --------       -----------      ------------
13840              411.45          07/05/96              26

13042                                  0.00
                                       0.00
                                       0.00
                                       0.00
                                       0.00
13048                                  0.00

13045                                  0.00

13048                                  0.00

13650                                  0.00


13052                                  0.00



13056                                  0.00

13057                                  0.00
                                       0.00
                                       0.00
                                       0.00
                                       0.00

PROCEDURE : FORTHPOP             FORTE HOTEL INC.                 PAGE  3
USERED    : INTLOANS          PRINCIPAL AND INTEREST         RUN DATE: 08/01/96
PRODUCT OF: CPO INFO             PAST DUE REPORT             RUN TIME: 06.26.05
            MGMT M25622          AS OF 07/11/96
                                MISENTER RELEASE 1

                        xxxx C O N F I D E N T I A L xxxx           1,538,082.53

CUSTOMER NO: 87011  NL HOTELS INC


BORA       BORR.                                                             PRINCIPLE       PRINCIPLE        NO OF DAYS.
CUST.      LOAN                                                              PAST DUE        PAST DUE         PRINCIPAL
 NO       REF.NO    BORROWER CUSTOMER NAME                 LOAN BALANCE       TO DATE          DATE           PAST DUE
-----     ------    --------------------------------       ------------   ------------       ---------        -----------
13072      84409    SANTA FE TRAVELODGE SANTA FE              33,608.71           0.00

13077     188105    SARASOTA TRAVELODGE SARASOTA              94,424.25       1,504.70        06/01/96                 60

13170     140059    SIOUX FALLS THRIFTL SIOUX FAL                  0.00           0.00

14366     137568    VISALIA TRAVELODGE VISALIA                52,495.60           0.00
          186144    VISALIA TRAVELODGE VISALIA                85,952.43           0.00

14375     125595    SIOUX CTY TRVLG S SIOUX CTV                7,885.52           0.00

14300      88248    HALLAWALLA TRAVEL HALLAWALLA              42,156.72           0.00

14381      56440    WAUKEGAH TRAVELODGE WAUKEGAH                   0.00           0.00

14365      191621   WILLIAMS TRAVELODGE WILLIAMS              76,121.65       1,215.61       07/15/96                 16

14365     106365    ZAKESVILLE TRAVELODGE ZANESVI             85,519.89           0.00

14458     137964    MISSION VALLEY TRAV SAN DEIGO             76,556.69       2,151.97       07/20/96                 11
          137966    MISSION VALLEY TRAV SAN DEIGO             26,956.78         757.42       07/20/96                 11

14472     158077    AIRPORT TRAVELODGE SAN DEIGO              18,813.47           0.00
          191212    AIRPORT TRAVELODGE SAN DEIGO              36,234.34           0.00

14479      56457    LOUISVILLE CONV CTR LOUISVILL             98,658.30           0.00
          108941    LOUISVILLE CONV CTR LOUISVILL             14,931.67           0.00
          192067    LOUISVILLE CONV CTR LOUISVILL            270,245.72           0.00

14480     108406    MONTEREY FAIRGDS TRA EL CAJON            111,828.27           0.00
          169904    MONTEREY FAIRGDS TRA EL CAJON             41,248.33           0.00
          179291    MONTEREY FAIRGDS TRA EL CAJON            139,838.63           0.00

14481      56252    BEDFORD TRAVELODGE BEDFORD               163,477.04       3,342.48       07/28/96                  3

14485     141870    CARSON CITY TRAVE CARSON CITY                  0.00           0.00

14491      96433    QUINCY TRAVELODGE QUINCY                  20,260.99           0.00
          138056    QUINCY TRAVELODGE QUINCY                  73,308.39           0.00
          191754    QUINCY TRAVELODGE QUINCY                  36,289.11           0.00

14496      63864    SOUTH TAHOE TRA 50 LAKE TAHOE                  0.00           0.00
BORA            INTEREST     INTEREST      NO OF DAYS
CUST.           PAST DUE     PAST DUE      INTEREST
 NO             TO DATE        DATE        PAST DUE
-----    ---------------     --------      ----------
13072               0.00

13077             833.72     06/01/96              60

13170               0.00

14366               0.00
                    0.00

14375               0.00

14300               0.00

14381               0.00

14365             639.10    07/15/96               16

14365               0.00

14458             660.70    07/20/96               11
                  232.64    07/20/96               11

14472               0.00
                    0.00

14479               0.00
                    0.00
                    0.00

14480               0.00
                    0.00
                    0.00

14481           1,436.02   07/28/96                3

14485               0.00

14491               0.00
                    0.00
                    0.00

14496               0.00

PROCEDURE : FORTRPDP              FORTE HOTEL INC.             PAGE    4
USERID    : INTLOANS          PRINCIPAL AND INTEREST        RUN DATE: 08/01/96
PRODUCT OF: GPO INFO             PAST DUE REPORT            RUN TIME: 06.26.05
            MGMT #15611           AS OF 07/31/96
                                MISENTER RELEASE 1

                         xxxxx C O N F I D E N T I A L xxxxx       1,019,661.59

CUSTOMER NO: 87011  NL HOTELS INC

BORR.     BORR.                                                           PRINCIPAL     PRINCIPAL      # OF DAYS      INTEREST
CUST.     LOAN.                                                           PAST DUE      PAST DUE       PRINCIPAL      PAST DUE
 NO      REF. NO   BORROWER CUSTOMER NAME                LOAN BALANCE      TO DATE        DATE         PAST DUE       TO DATE
-----    -------   --------------------------------      ------------     ---------     ---------      ---------      --------
14495      70072   SOUTH TAHOE TRA SO LAKE TAHOE           166,181.54          0.00                                       0.00
          201722   SOUTH TAHOE TRA SO LAKE TAHOE            90,694.23          0.00                                       0.00

14496      65901   TRAVELLODGE SPACE NEED SEATTLE          161,463.35          0.00                                       0.00
           84246   TRAVELLODGE SPACE NEED SEATTLE            6,010.89          0.00                                       0.00

14506     127196   PALO ALTO TRAVELODGE PALO ALTO           11,966.50          0.00                                       0.00

14507      72166   NATICK TRAVELODGE NATICK                 54,977.37          0.00                                       0.00
          152874   NATICK TRAVELODGE NATICK                 21,690.77          0.00                                       0.00

14516     126672   MOSES LAKE TRAV MOSES LAKE               33,520.04          0.00                                       0.00

14524     125597   ONTARIO CENTRAL TRAV ONTARIO             33,596.47          0.00                                       0.00

14525      77059   LAS VEGAS DWTH TRAV LAS VEGAS             1,161.16          0.00                                       0.00

14526     142417   MESA TRAVELODGE MESA                     51,199.01          0.00                                       0.00

14529     142410   BILLINGS TRAVELODGE BILLINGS                  0.00          0.00                                       0.00
          175445   BILLINGS TRAVELODGE BILLINGS             17,908.27        306.33     07/20/96              11        171.73

14530     95176    BURBANK TRAVELODGE BURBANK                2,488.56          0.00                                       0.00

14531     56102    SANTA ROSADWNTH TRAV STAROSA             10,934.12          0.00     07/25/96               6          0.05
         142412    SANTA ROSADWNTH TRAV STAROSA             28,701.09          0.00                                       0.00

14532    142736    FISHERMANS WHARF TRAVELG SF              57,347.09          0.00                                       0.00

14537     56240    ASHTABULA TRAV AUSTINBURG                22,740.00          0.00                                       0.00

14538     56322    SALT LAKE CY TEMPLE SQ SALTCY            39,165.97          0.00                                       0.00

14539     56244    SF CENTRAL TRAVELODGE SF                 40,940.70          0.00                                       0.00

14541     56243    W LAFAYETTE TRAV W LAFAYETTE                  0.00          0.00                                       0.00

14549     106708   LAFAYETTE CTR TRAVEL LAFAYETTE            7,555.26          0.00                                       0.00
          191211   LAFAYETTE CTR TRAVEL LAFAYETTE          125,739.71          0.00                                       0.00

14757      63050   SANTA MONICA TRA SANTA MONICA            49,795.13          0.00                                       0.00
           63059   SANTA MONICA TRA SANTA MONICA            49,700.16          0.00                                       0.00

BORR.     INTEREST      % OF DAYS
CUST.     PAST DUE      INTEREST
 NO         DATE        PAST DUE
-----     --------      ---------
14495


14496


14506

14507


14516

14524

14525

14526

14529
          07/20/96             11

14530

14531     07/25/96              6


14532

14537

14538

14539

14541

14549


14757

PROCEDURE : FORIRFDP                                             PAGE     5
USERID    : INTLOANS                FORTE HOTEL INC.         RUN DATE: 08/01/96
PRODUCT OF: GPO INFO            PRINCIPAL AND INTEREST       RUN TIME: 06.26.05
            MGMT #15611             PAST DUE REPORT
                                    AS OF 07/31/96              597,628,37
                                  MISENTER RELEASE I

                          xxxxx C O N F I D E N T I A L xxxxx

CUSTOMER NO:  87011   HL HOTELS INC

BORR.   BORR.                                                       PRINCIPLE
CUST.   LOAN                                                        PAST DUE
 NO    REF. NO  BORROWER CUSTOMER NAME                LOAN BALANCE   TO DATE
-----  -------  ----------------------------------  --------------  ------------
18361    63980  EL PASO CITY CTR TRAV EL PASO                  0.00         0.00
         81718  EL PASO CITY CTR TRAV EL PASO            151,859.12         0.00
        154992  EL PASO CITY CTR TRAV EL PASO             24,282.97         0.00

16807    73958  PRESIDIO TRAVELODGE SF                   226,839.18         0.00

20568   116714  SF AIRPORT SO TRAVEL HILLBRAE             13,570.27         0.00

21356   117024  LA JOLLA BCH TRAVE LA JOLLA               64,997.91         0.00

22634   157982  MISSOULA TRAVELODGE MISSOULA              40,754.71         0.00
        156994  MISSOULA TRAVELODGE MISSOULA              67,316.21         0.00

BORR.       PRINCIPLE       # OF DAYS     INTEREST    INTEREST       # OF DAYS
CUST.       PAST DUE        PRINCIPAL     PAST DUE    PAST DUE       INTEREST
 NO          DATE           PAST DUE      TO DATE       DATE         PAST DUE
---------   ---------       ---------     ---------   --------       ---------
18361                                       0.00
                                            0.00
                                            0.00

16807                                       0.00

20568                                       0.00

21356
                                            0.00
22634
                                            0.00
                                            0.00

                                                                    SCHEDULE VII
                                                                    ------------

                                                                                                                             8/09/96
                                                                         -----------------------------------------------------------
 PRODUCER                                                                     THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
                                                                              ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE
  Sedgwick James of CA, Inc.                                                  HOLDER. THIS CERTIFICATE DOES NOT AMEND. EXTEND OR
  6333 Greenwich Dr. Ste. 200                                                 ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
  P. O. Box 89269                                                        -----------------------------------------------------------
  San Diego, CA 92138                                                                     COMPANIES AFFORDING COVERAGE
                                                                         -----------------------------------------------------------
                                                                            COMPANY
                       619-546-1999                                           A  NATIONAL UNION FIRE INS. CO.
------------------------------------------------------------------------------------------------------------------------------------
 INSURED                                                                    COMPANY
                                                                              B  LEXINGTON
                                                                         -----------------------------------------------------------
  N L HOTELS INC.                                                           COMPANY
  1973 FRIENDSHIP DRIVE                                                       C  THE INSURANCE CO. OF THE STATE OF PA
                                                                         -----------------------------------------------------------
  EL CAJON        CA   92020                                                COMPANY
                                                                              D
------------------------------------------------------------------------------------------------------------------------------------
 COVERAGES
  THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMES ABOVE FOR THE POLICY PERIOD
  INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WICH THIS
  CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
  EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------------
 CO                                                         POLICY EFFECTIVE  POLICY EXPIRATION
LTR          TYPE OF INSURANCE            POLICY NUMBER      DATE(MM/DD/YY)     DATE(MM/DD/YY)                LIMITS
------------------------------------------------------------------------------------------------------------------------------------
  A  GENERAL LIABILITY                     RMGL1216585           1/23/96            1/23/97    GENERAL AGGREGATE           $ 1000000
    ----                                                                                       -------------------------------------
     X   COMMERCIAL GENERAL LIABILITY                                                          PRODUCTS-COMP/OP AGG        $ 1000000
    -------- CLAIMS ------                                                                     -------------------------------------
             MADE   X      OCCUR                                                               PERSONAL & ADV INJURY       $ 1000000
    --------        ------                                                                     -------------------------------------
                                                                                               EACH OCCURRENCE             $ 1000000
    ---- OWNERS & CONT PROT                                                                    -------------------------------------
                                                                                               FIRE DAMAGE (Any one fire)  $ 250000
    ---- -----------------------                                                               -------------------------------------
                                                                                               MED EXP (Any one person)    $   5000
------------------------------------------------------------------------------------------------------------------------------------
  A  AUTOMOBILE LIABILITY                  RMCA1353114           1/23/96            1/23/97
    ----
     X   ANY AUTO                                                                              COMBINED SINGLE LIMIT       $ 1000000
    ----                                                                                       -------------------------------------
    ---- ALL OWNED AUTOS                                                                       BODILY INJURY
         SCHEDULED                                                                             (Per person)                $
    ----                                                                                       -------------------------------------
         HIRED AUTOS                                                                           BODILY INJURY
    ----                                                                                       (Per accident)              $
    ---- NON-OWNED AUTO                                                                        -------------------------------------
    ---- -----------------------                                                               PROPERTY DAMAGE             $
------------------------------------------------------------------------------------------------------------------------------------
    GARAGE LIABILITY                                                                           AUTO ONLY-EA ACCIDENT       $
   -----                                                                                       -------------------------------------
         ANY AUTO                                                                              OTHER THAN AUTO ONLY:
   -----                                                                                       -------------------------------------
                                                                                                       EACH ACCIDENT       $
   ----- -----------------------                                                               -------------------------------------
                                                                                                           AGGREGATE       $
------------------------------------------------------------------------------------------------------------------------------------
    EXCESS LIABILITY                                                                           EACH OCCURRENCE:            $
   -----                                                                                       -------------------------------------
         UMBRELLA FORM                                                                         AGGREGATE                   $
   -----                                                                                       -------------------------------------
         OTHER THAN UMBRELLA FORM
------------------------------------------------------------------------------------------------------------------------------------
  C WORKMAN'S COMPENSATION AND             RMWC2118000           1/23/96            1/23/97    X  WC  STATU-     OTH-
    EMPLOYER'S LIABILITY                                                                         TORY LIMITS      ER
                      ------                                                                   -------------------------------------
    THE PROPRIETOR/         INCL--                                                             EL EACH ACCIDENT            $ 1000000
                                                                                               -------------------------------------
    PARTNER/EXECUTIVE ------                                                                   EL DISEASE-POLICY LIMIT     $ 1000000
                                                                                               -------------------------------------
    OFFICERS ARE:       X    EXCL                                                              EL DISEASE-EA EMPLOYEE      $ 1000000
------------------------------------------------------------------------------------------------------------------------------------
  B OTHER                                  8784253               1/23/96            1/23/97

     PROPERTY COV.                                               1/23/96            1/23/97         $50,000,000
     D.I.C. COV                             876843                                                  $25,000,000
------------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

  CHASE BANK IS INCLUDED AS AN ADDITIONAL INSURED AS RESPECTS GENERAL LIABILITY COVERAGES AND LOSS PAYEE AS RESPECTS PROPERTY & D.I.C.
  *10 DAYS NOTICE FOR NON-PAYMENT OF PREMIUM
--------------------------------------------------------------------------------
 CERTIFICATE HOLDER                   CANCELATION

                                        SHOULD ANY OF THE ABOVE DESCRIBED
                                        POLICIES BE CANCELLED BEFORE THE
                                        EXPIRATION DATE THEREOF. THE ISSUING
    CHASE BANK                          COMPANY WILL ENDEAVOR TO MAIL * 90 DAYS
    270 PARK AVENUE                                                     --
    NEW YORK, NY 10017                  WRITTEN NOTICE TO THE CERTIFICATE HOLDER
                                        NAMED TO THE LEFT BUT FAILURE TO MAIL
                                        SUCH NOTICE SHALL IMPOSE NO OBLIGATION
                                        OR LIABILITY OF ANY KIND UPON THE
                                        COMPANY, ITS AGENTS OR REPRESENTATIVES.
                                   ---------------------------------------------
                                      AUTHORIZED REPRESENTATIVE
                                        /s/ MARY E. HASLETT
--------------------------------------------------------------------------------
ACORD 25-S(1/95)        33- 21                         (C)ACORD CORPORATION 1993
--------------------------------------------------------------------------------

                                                   NL HOTELS

                                               01/23/96 TO 01/23/97

COVERAGES:                                  POLICY LIMITS:                               DEDUCTIBLES:
----------                                  --------------                               ------------
AUTOMOBILE:
-----------
National Union Fire Insurance Company
-------------------------------------
POL.#RMCA1353115-TEXAS                      CSL Each Occurrence: $1,000,000              Comprehensive: $500
POL.#RMCA1353114-AOS                        Medical Payments         5,000               Collision:     $500

CANADIAN AUTOMOBILE:
--------------------
General Accident POL #A8977231              Third Party Liability: $1,000,000            Comprehensive: $100
-------------------------------------------                                              Collision:     $500
1989 Dodge Van ID#2B5WB35Z6KK373826         Permission to Carry Passengers
1995 Chevrolet Blazer ID#GNDT13W752193766 (VEHICLE DELETED 4/13/96)

GENERAL LIABILITY:
------------------
National Union Fire Insurance Company
-------------------------------------
POL#RMGL1216585                             General Aggregate: $1,000,000
POL#RMQLA2505263                            Fire Legal:        $  250,000
                                            Innkeepers:         1,000,000                          $5,000
                                            Medical Expenses:       5,000 any one person

PROP     & B&M
----     -----
LEXINGTON POL # 8784253                     Per Occurrence:  $50,000,000                 $50,000 per occurrence except peril of wind
------------------------------------------
                                            Peril of Wind    $30,000,000                 Peril of Wind:2% per location of the 100%
                                            Newly Acquired:  $ 5,000,000                 values of all covered property including
                                            COC:             $ 1,000,000                 the 100% time element coverage of
                                            Trees, Shrubs, Valuable Papers,              properties damaged at the time of loss.
                                            Account Receivables, Extra Expense,          The minimum deductible shall be $1000,000
                                            Transit: All $100,000 Limit                  per occurrence.
                                            EDP Media:       $1,000,000

                                   NL HOTELS

                             01/23/96 TO 01/23/97

COVERAGES:                                  POLICY LIMITS:                                     DEDUCTIBLES:
----------                                  --------------                                     ------------
UMBRELLA
--------
AMERICAN INTERNATIONAL UNDERWRITERS INSURANCE COMPANY
-----------------------------------------------------
 POL # BE309-6385                           Each Occurrence/Aggregate: $25,000,000             $10,000 Self Insured Retention
                                            Defense Outside Limit of Liability                 for any one occurrence not covered by
                                            Uninsured Motorists Endorsements                   underlying policies.
Exclusions: Real & Personal Care,           No Drop Down Endorsement
              Custody & Control             Securities & Financial Interest End.
            Asbestos                        Absolute Pollution End. Amended for Named Perils
            All Professional                           Excess $MM Each Occurrence
            Discrimination & Wrongful Termination
            ERISA

EXCESS UMBRELLA
---------------
FIRST LAYER:
INSURANCE COMPANY OF STATE OF PA:
---------------------------------------------
POL # 4296-4562 (Through C.V. Starr)        $25,000,000 ex $25,000,000 Each Occurrence

2ND & 3RD LAYER EXCESS FIRST $50,000,000:   $25,000,000 P/O $50,000,000 ex $50,000,000

CIGNA:
---------
POL#XLXO17771875                            $25,000,000 P/O $50,000,000 ex $50,000,000

FIREMAN'S FUND:
---------------------------------------------
POL#XXKOOO95540274                          $25,000,000 P/O $50,000,000 ex $50,000,000

                                       2                                08/09/96

                                   NL HOTELS

                             01/23/96 TO 01/23/97

COVERAGES:                                      POLICY LIMITS:                               DEDUCTIBLES:
----------                                      --------------                               ------------
DIC PROGRAM
-----------
EIGHT LAYERED POLICIES
1 - LEXINGTON POL # 876B43                      $2.5M                                        EQ 5% Per Unit Deductible Subject to
------------------------------------------------
2 - RLI POL # IMFO21586                         $5M P/O $7.5M EX $2.5M                       a Minimum $100,000 Each & every Loss
------------------------------------------------
3 - ROYAL POL # KHD401922                       $2.5M P/O $7.5M EX $2.5M                     EXCEPT:
------------------------------------------------
4 - AGRI. EXCESS POL # CPP1802078               $2.5M P/O $7.5M EX $2.5M                     EQ 10% Per Unit in  Respect of SF
------------------------------------------------
5 - PACIFIC POL # ZG0006284                     $2.5M P/O $5M EX $10M                        Fisherman's Wharf location: $100,000
------------------------------------------------
6 - ESSEX POL # MSP0977                         $2.5M P/O $5M EX $10M                        Flood & Quake outside of CA; 72 Hours
------------------------------------------------
7 - PACIFIC POL # ZG006284A                     $2.5M P/O $5M EX $15M                        for BI (non CA Quake): $10,000 AOP
------------------------------------------------
8 - AMER. EMPIRE POL. # 5MP23019                $5M EX $20M
------------------------------------------------

WORKERS' COMPENSATION PROGRAMS:
-------------------------------
WORKERS' COMPENSATION (GUARANTEED COST PROGRAM - EXCEPT CALIFORNIA JOINT VENTURES:
----------------------------------------------------------------------------------
The Insurance Company of the State of  PA
-----------------------------------------
POL # RMWC2118000 - AOS                         $1,000,000 Each Bodily Injury Accident
POL # RMWC2117999 - CA                          $1,000,000 Each Bodily Injury Disease
POL # RMWC2117998 - TX                          $1,000,000 Each Employee BI Disease

WORKERS' COMPENSATION - CALIFORNIA JOINT VENTURES:
--------------------------------------------------
Republic Indemnity Company:
--------------------------
42 Individual Policies for 42 Locations.        $1,000,000 Each Bodily Injury-Accident
                                                $1,000,000 Each Bodily Injury Disease
                                                $1,000,000 Each Employee BI Disease

                                   NL HOTELS

                             01/23/96 TO 01/23/97

COVERAGES:                                               POLICY LIMITS:                                    DEDUCTIBLES:
---------                                                --------------                                    ------------
THIRD PARTY POLLUTION LIABILITY:
--------------------------------
COMMERCE & INDUSTRY INSURANCE CO.                       $1,000,000 Each incident                               $10,000
---------------------------------
POLICY # UST6068775                                     $2,000,000 Aggregate Limit
Site: Mt. Laurel Travelodge, Mt. Laurel, NJ             $  500,000 Aggregate Defense Expense

                                                                   SCHEDULE VIII
                                EXISTING LIENS
                                --------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Filing    Filing      Filing
       Debtor               Secured Party              Jurisdiction     Type      Date       Number      Collateral Description
------------------------------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.  U.S Leasing International, Inc.      CA-S/S         UCC-1     8/18/93   93166397  Telecommunications Equipment
------------------------------------------------------------------------------------------------------------------------------------
Forte Hotels, Inc.  GE Capital                           CA-S/S         UCC-1     11/8/93   93226614  ADT Security System
------------------------------------------------------------------------------------------------------------------------------------

                                                                     Schedule IX

                              EXISTING INVESTMENTS
                              --------------------

1)   National Lodging Corp.

     Specified Investments as set forth in A: Items 3, 4 and 5 of Annex A to the pledge Agreement and all items on Annex B to the Pledge Agreement.

2)   NL Hotels, Inc.

     All joint ventures as set forth on Schedule V to the Credit Agreement.

3)   National Gaming Mississippi, Inc.

     None.

                                                                      Schedule X

                            CERTAIN JOINT VENTURES
                            ----------------------

Giradelli Square-Fisherman's Wharf

                                                                     SCHEDULE XI

                              Certain Litigation
                              ------------------

There is no material litigation which is not covered by insurance.

                                                                    SCHEDULE XII

CAPITAL EXPENDITURES-1996
PRELIMINARY BUDGETS

----------------------------------------------------------------------
                                                       REVISED
          PROPERTY                                     BUDGET
----------------------------------------------------------------------
PRIORITY A-WO
----------------------------------------------------------------------
ALEXANDRIA                                                  211,750.00

ANAHEIM                                                      68,649.00

EL CAJON VALLEY                                              69,967.00

HARBOR ISLAND                                               587,129.00

JFK HOTEL                                                   781,188.00

MT. LAUREL HOTEL                                            730,349.00

PORTLAND HOTEL                                              499,065.45

SACRAMENTO                                                  326,500.00

S.F. AIRPORT NORTH                                          438,188.00

TORONTO                                                     273,898.00

WALT DISNEY HOTEL                                         1,231,000.00

SF WHARF-RETAIL                                              50,000.00
======================================================================
TOTALS                                                    5,267,683.45
----------------------------------------------------------------------

----------------------------------------------------------------------
PRIORITY A-CMJV
----------------------------------------------------------------------
LAS VEGAS STRIP                                             397,674.90

MONTEREY CARAMEL                                            244,304.55

PALO ALTO                                                    71,111.25

SALT LAKE CITY                                              152,740.35

SAN ANTONIO ALAMO                                            98,700.00

SAN LOUIS OBISPO                                             99,618.75

SANTE FE                                                     40,420.80

SANTA MONICA                                                 39,326.70

SD MISSION VALLEY                                           131,371.80

SEATTLE CITY CENTER                                         428,662.50

SEATTLE UNIVERSITY WA Travelodge                            291,900.00

SF CENTRAL                                                   84,000.00

SF GHIRADELLI                                                56,437.50

SF WHARF                                                  1,023,353.10

VISALIA                                                      95,778.90
======================================================================
TOTALS                                                    3,255,401.10
----------------------------------------------------------------------

CAPTIAL EXPENDITURESD-1996
PRELIMINARY BUDJECTS

-------------------------------------------
                          REVISED
     PROPERTY             BUDGET
-------------------------------------------

-------------------------------------------
 PRIORITY AJV
-------------------------------------------
 ASHTABULA                      136,628.10
 ATHENS                          70,437.90
 ATLANTA DT                     201,600.00
 BATTLE CREEK                         0.00
 BEDFORD                         67,200.00
 BELLEVUE                        31,335.15
 BERKLEY                         87,045.00
 BURBANK                         62,371.05
 CHICAGO O'HARE                 327,600.00
 EPHRATA                         22,372.35
 KAMLOOPS                       239,838.90
 LAKE TAHOE CITY                 44,122.05
 LAKE TAHOE SOUTH               104,051.85
 LONG BEACH CC                  383,229.00
 MILPITAS                       133,350.00
 MISSOULA                        29,400.00
 MONTEREY DT                    117,323.85
 MOSES LAKE                     383,667.90
 NATICK                          18,900.00
 OCALA SOUTH                    189,000.00
 PALM SPRINGS                   222,600.00
 SALT LAKE CITY TEMPLE          245,798.70
 SD LA JOLLA BEACH               56,700.00
 SANTA BARBARA CC               160.774.95
 SANTA CRUZ                      84,000.00
 SEATTLE SPACE NEEDLE            34,650.00
 SF AIRPORT SOUTH               147,000.00
 SF DOWNTOWN                    342,410.25
===========================================
 TOTALS                       3,943,407.00
-------------------------------------------
 PRIORITY B-CMJV
-------------------------------------------
 CINCINNATTI                     44,100.00
 EL PASO                        192,150.00
 LAWRENCE                        79,800.00
 LOUISVILLE CC                  133,350.00
 OGDEN                           ??,???.00
 SANTA BARBARA BEACH            103,425.00
 QUINCY                          58,800.00
 SD AIRPORT                      46,200.00
 WALLA WALLA                     76,912.50
===========================================
 TOTALS                         820,837.50
-------------------------------------------

                                    PAGE 2

CAPITAL EXPENDITURES-1996
PRELIMINARY BUDGETS

----------------------------------------------------------------------
                                                       REVISED
          PROPERTY                                     BUDGET
----------------------------------------------------------------------
PRIORITY B-JV
----------------------------------------------------------------------
BILLINGS                                                          0.00

BOISE                                                        15,750.00

CHAMBERSBURG                                                 21,525.00

DURANGO LODGE                                                36,750.00

EUREKA                                                       29,400.00

FLAGSTAFF                                                    66,150.00

GAINESVILLE                                                  18,900.00

LAFAYETTE CENTER                                             17,850.00

LAKE PARK                                                    50,400.00

LANCASTER                                                    45,780.00

MASON CITY                                                   39,900.00

MERCER ISLAND                                                     0.00

MESA                                                         24,150.00

OCEANSIDE                                                    68,670.00

PASO ROBLES                                                  24,150.00

PORTLAND THRIFTLODGE                                         52,500.00

RENO                                                        458,850.00

ROSEBURG                                                     10,500.00

SD AIRPORT W/PL                                              31,500.00

SD LA JOLLA COVE                                             26,250.00

SD RANCHEO BERNARDO                                          29,400.00

SD GOLDEN GATE                                               92,400.00

SF  PRESIDIO                                                 15,750.00

SOUTH SIOUX CITY                                             95,655.00

WILLIAMS                                                     14,700.00

YUMA                                                         59,850.00

ZANESVILLE                                                   22,050.00
======================================================================
TOTALS                                                    1,368,780.00
----------------------------------------------------------------------

----------------------------------------------------------------------
PRIORITY C
----------------------------------------------------------------------
SD BAYVIEW                                                   35,595.00

SANTA ROSA                                                   10,000.00

SANTA ROSA DT                                                43,050.00

SD BALBOA PARK                                               15,750.00

SD WELCOME INN                                                5,250.00
======================================================================
TOTALS                                                      109,645.00
----------------------------------------------------------------------
EMERGENCY FUND                                              500,000.00
----------------------------------------------------------------------
TOTALS                                                   15,265,754.05
----------------------------------------------------------------------

                                                                       EXHIBIT A
                                                                       ---------


                              NOTICE OF BORROWING


                                                                          [Date]

The Chase Manhattan Bank, as
 Administrative Agent for
 the Banks party to the
 Credit Agreement referred
 to below
270 Park Avenue
New York, New York 10017
Attention: ____________________

Ladies and Gentlemen:

          The undersigned, [Chartwell Leisure Inc.] [Chartwell Canada Corp.] (the "Borrower"), refers to the Credit Agreement, dated as of August 28, 1996 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower, [Chartwell Leisure Inc.] [Chartwell Canada Corp.], various Banks from time to time party thereto, The Bank of Nova Scotia, as Syndication Agent, and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

               (i) The Business Day of the Proposed Borrowing is ____________, ____./1/


               (ii) The aggregate principal amount of the Proposed Borrowing is [$][C$]___________________.

               (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [$ Base Rate Loans] [$ Eurodollar Loans] [C$ Eurodollar Loans].

-------------------
/1/ Shall be a Business Day at least four Business Days in the case of C$ Eurodollar Loans, three Business Days in the case of $ Eurodollar Loans and at least one Business Day in the case of $ Base Rate Loans, in each case after the date hereof.

                                                                       EXHIBIT A
                                                                          Page 2


               (iv) The initial Interest Period for the Proposed Borrowing is __________ month(s)./2/

          The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); [and]

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof[.] [; and]

          [(C) the proceeds of the Proposed Borrowing are to be used to effect a Permitted Hotel Acquisition in which the total consideration exceeds $2,000,000 and, in that connection, all of the applicable conditions set forth in Section [9.02(ix)] [9.05(viii)] have been satisfied.]/3/



                              Very truly yours,

                              [CHARTWELL LEISURE INC.]
                              [CHARTWELL CANADA CORP.]


                              By:____________________________
                                 Name:
                                 Title:


                              ---------------------------

/2/  To be included for a Proposed Borrowing of Eurodollar Loans.

/3/ To be included for a Proposed Borrowing the proceeds of which are to be used to effect a Permitted Hotel Acquisition.

                                                                     EXHIBIT B-1
                                                                     -----------



                                REVOLVING $ NOTE



                                                              New York, New York
                                                             _____________, 1996


          FOR VALUE RECEIVED, CHARTWELL LEISURE INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Chase Manhattan Bank (the "Administrative Agent") located at 270 Park Avenue, New York, New York 10017 on the Final Maturity Date (as defined in the Agreement referred to below)
the principal sum of___________________________ DOLLARS ($               ) or,
if less, the then unpaid  principal amount of all Revolving $       Loans (as
defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of August __ 1996, among the Borrower, Chartwell Canada Corp., the lenders from time to time party thereto (including the Bank), The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the HFS Guaranty and the Subsidiaries Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-1
                                                                          Page 2


          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          CHARTWELL LEISURE INC.



                                          By______________________________
                                            Name:

                                                                     EXHIBIT B-2
                                                                     -----------



                                 SWINGLINE NOTE



                                                              New York, New York
                                                             _____________, 1996


          FOR VALUE RECEIVED, CHARTWELL LEISURE INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Chase Manhattan Bank (the "Administrative Agent") located at 270 Park Avenue, New York, New York 10017 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of______________________ DOLLARS ($ ) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is the Swingline Note referred to in the Credit Agreement, dated as of August __ 1996, among the Borrower, Chartwell Canada Corp., the lenders from time to time party thereto (including the Bank), The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the HFS Guaranty and the Subsidiaries Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-2
                                                                          Page 2


          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                            CHARTWELL LEISURE INC.



                                            By______________________________
                                              Name:

                                                                     EXHIBIT B-3
                                                                     -----------



                               REVOLVING C$ NOTE



                                                              New York, New York
                                                             _____________, 1996


          FOR VALUE RECEIVED, CHARTWELL CANADA CORP., a Delaware corporation (the "Canadian Borrower"), hereby promises to pay to the order of _____________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Chase Manhattan Bank (the "Administrative Agent") located at 270 Park Avenue, New York, New York 10017 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of ___________________________
CANADIAN DOLLARS (C$     ) or, if less, the then unpaid  principal amount of all
Revolving C$       Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Canadian Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          Chartwell Leisure Inc. shall be jointly and severally obligated as a primary obligor for the obligations of the Canadian Borrower under this Note.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of August __ 1996, among the Canadian Borrower, Chartwell Leisure Inc., the lenders from time to time party thereto (including the Bank), The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the HFS Guaranty, the Company Guaranty and the Subsidiaries Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-3
                                                                          Page 2


          Each of the Canadian Borrower and Chartwell Leisure Inc. hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          CHARTWELL CANADA CORP.


                                          By______________________________
                                            Name:



                                          CHARTWELL LEISURE INC.


                                          By______________________________
                                            Name:

                                                                       EXHIBIT C
                                                                       ---------



                            LETTER OF CREDIT REQUEST



No. (1) Dated (2)
    ---       ---


The Chase Manhattan Bank, [as Issuing Bank and] as Administrative Agent under the Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of August 28, 1996, among Chartwell Leisure Inc., Chartwell Canada Corp., the lenders from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, and The Bank of Nova Scotia, as Syndication Agent

270 Park Avenue
New York, New York 10017
Attention:

[Name and Address of Issuing
Bank if other than The Chase
Manhattan Bank]

Ladies and Gentlemen:

          We hereby request that _____________________________ as an Issuing Bank under the Credit Agreement referred to above, issue a [standby] [trade] Letter of Credit for the account of the undersigned on (3) (the "Date of
                                                       -------
Issuance") in the aggregate stated amount of   (4)  .
                                             -------

          For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.


___________________________

(1)  Letter of Credit Request Number.

(2)  Date of Letter of Credit Request.

(3) Date of Issuance which shall be at least five Business Days (or such shorter period as is acceptable to the respective Issuing Bank).

(4)  Aggregate initial stated amount of Letter of Credit.

    The beneficiary of the requested Letter of Credit will be (5), and such
                                                              ---
Letter of Credit will be in support of   (6)   and will have a stated expiration
                                       -------
date of   (7)  .
        -------

          We hereby certify that:

          (1) the representations and warranties contained in the Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

          Copies of all documentation with respect to the supported transaction are attached hereto.

                         [CHARTWELL LEISURE INC.]
                         [CHARTWELL CANADA CORP.]



                         By:________________________________
                            Name:
                            Title:



________________________________

(5)  Insert name and address of beneficiary.

(6) Insert description of L/C Supportable Indebtedness and describe obligation to which it relates in the case of standby Letters of Credit and a description of the commercial transaction which is being supported in the case of trade Letters of Credit.

(7) Insert last date upon which drafts may be presented which may not be later than (i) in the case of standby Letters of Credit, 12 months after the Date of Issuance or, if earlier, the date which is 3 Business Days prior to the Final Maturity Date or (ii) in the case of trade Letters of Credit, 180 days after the Date of Issuance or, if earlier, the date which is 30 days prior to the Final Maturity Date.

                                                                       EXHIBIT D
                                                                       ---------



                        Section 4.04(b)(ii) Certificate
                        -------------------------------



          Reference is hereby made to the Credit Agreement, dated as of August 28, 1996, among Chartwell Leisure Inc., Chartwell Canada Corp., various Banks, The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"). Pursuant to the provisions of
Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                              [NAME OF BANK]



                              By:______________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT E
                                                                       ---------


                             [NAME OF CREDIT PARTY]
                             ----------------------
                             Officers' Certificate


          I, the undersigned, [President/Vice President] of [NAME OF CREDIT PARTY], a corporation organized and existing under the laws of ________________________________ (the "Company"), do hereby certify that:

          1. This Certificate is furnished pursuant to Section 5 of the Credit Agreement, dated as of August 28, 1996, among Chartwell Leisure Inc., Chartwell Canada Corp., the lenders from time to time party thereto, The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since ____________________, 19 __./1/ The signature written opposite the name and title of each such officer is his correct signature.


               Name/2/              Office               Signature

        -------------------   -------------------   -------------------

        -------------------   -------------------   -------------------

        -------------------   -------------------   -------------------


          3. Attached hereto as Exhibit A is a certified copy of the certificate of incorporation of the Company as filed in the Office of ____________ on 19__, together with all amendments thereto adopted through the date hereof.


-------------------
/1/ Insert a date prior to the time of any corporate action relating to the Credit Agreement or any other Credit Document.

/2/ Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

                                                                       EXHIBIT E
                                                                          Page 2


          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since ___________ __, 19__.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on _________ __, 19__ [by unanimous written consent of the Board of Directors of the Company], [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

          6. True and correct copies of all Shareholders' Agreements, Existing Investment Agreements and Joint Venture Agreements, in each case of the Company and its Subsidiaries, have been made available for review by the Agents.

          7. Attached hereto as Exhibit D are true and correct copies of all Tax Sharing Agreements of the Company and its Subsidiaries.

          8. Attached hereto as Exhibit E are true and correct copies of all Canadian Acquisition Documents.

          9. Attached hereto as Exhibit F are true and correct copies of all HFS Agreements.

          10. Attached hereto as Exhibit H are true and correct copies of the Financial Statements and Projections required to be delivered pursuant to
Section 5.12 of the Credit Agreement.

          11. On the date hereof, all of the conditions set forth in Sections 5.06, 5.13, 5.14, 5.15, 7.01, 7.02 and 7.03 of the Credit Agreement have been satisfied.]/1/

          [6.][12.] On the date hereof, the representations and warranties made by the Company in the Credit Documents to which the Company is a party are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

-------------------
/1/  To be included in the Certificate delivered by Chartwell Leisure Inc.

                                                                       EXHIBIT E
                                                                          Page 3

          [7.][13.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof.

          [8.][14.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.


          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____________, 1996.


                              By:____________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT E
                                                                          Page 4

                                                                       EXHIBIT E
                                                                       ---------

                             [NAME OF CREDIT PARTY]


          I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

          1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is [his/her] genuine signature.

          2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5 and [8.] [14.] above are true and correct.


          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _________________, 1996.


                              By:____________________________
                                 Name:
                                 Title:

                                                                  EXHIBIT F

                                                                  EXECUTION COPY
                                                                  --------------

                                PLEDGE AGREEMENT
                                ----------------


          PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of August 28, 1996, made by each of the undersigned (each a "Pledgor" and, together with any other entity that becomes a party hereto pursuant to Section 24 hereof, the "Pledgors"), to THE CHASE MANHATTAN BANK, as Collateral Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :
                             --------------------


          WHEREAS, Chartwell Leisure Inc. (the "Company"), Chartwell Canada Corp. (the "Canadian Borrower" and, together with the Company, the "Borrowers"), various lenders from time to time party thereto (the "Banks"), The Bank of Nova Scotia, as Syndication Agent (the "Syndication Agent"), and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") (together with any successor administrative agent, the "Administrative Agent"), have entered into the Credit Agreement, dated as of August 28, 1996, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements) (the Banks, the Syndication Agent, the Administrative Agent and the Pledgee are herein called the "Bank Creditors");

          WHEREAS, each Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

          WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

          WHEREAS, it is a condition to the making of Revolving Loans and the issuance of Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered this Agreement; and

          WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest

Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

          1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

               (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of the Subsidiary Guarantors and the Canadian Borrower, all such obligations and indebtedness of such Subsidiary Guarantors and the Canadian Borrower under the Subsidiaries Guaranty and, in the case of the Company, all such obligations and indebtedness of the Company under the Company Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

               (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Pledgor to the Other Creditors under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

               (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

               (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default (which term to mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

               (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

          2. DEFINITION OF STOCK, NOTES, SECURITIES, PARTNERSHIP INTEREST, ETC. (a) As used herein, (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock, and all warrants and options to purchase any such capital stock, of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock, and all warrants and options to purchase any such capital stock, at any time owned by any Pledgor of any Foreign Corporation, provided that (I) no Pledgor shall be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote and (II) no Pledgor shall be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, the Stock of any Subsidiary engaged solely in the business of owning, operating and developing Wingate hotels, (ii) the term "Notes" shall mean in the case of each Pledgor, all promissory notes from time to time issued to, or held by, any such Pledgor (including all intercompany promissory notes held by any such Pledgor) and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants, that on the date hereof, (a) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto for such Pledgor, (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto, (c) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto for such Pledgor, (d) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and (e) on the date hereof, such Pledgor owns no other Securities.

          (b) As used herein, the term "Partnership Interest" shall mean the entire partnership interests (whether general and/or limited partnership interests) at any time owned by each Pledgor in any Person (each a "Pledged Partnership"). Each Pledgor represents and warrants that, on the date hereof,
(x) the Partnership Interests held by such Pledgor constitutes that percentage of the entire partnership interest of the respective Pledged Partnership as is set forth on Annex C hereto for such Pledgor and (y) such Pledgor owns no other Partnership Interests.


          (c) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests", and the Pledged Securities and the Pledged Partnership Interests, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

          3.      PLEDGE OF SECURITIES, ETC.

          3.1      Pledge. (a) To secure the Obligations of such Pledgor and for
                   ------
the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by such Pledgor,
(ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement and (iv) transfers and assigns to the Pledgee such Pledgor's Partnership Interests (and delivers any certificates or instruments evidencing such partnership interests, duly endorsed in blank) and all of such Pledgor's right, title and interest in each Pledged Partnership including, without limitation:

          (i) all of the capital thereof and its interest in all profits, losses, Partnership Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Collateral;

               (ii) all other payments due or to become due to such Pledgor in respect of any such Collateral, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

               (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any partnership or other agreement or at law or otherwise in respect of any such Collateral;

               (iv) all present and future claims, if any, of such Pledgor against any Pledged Partnership for moneys loaned or advanced, for services rendered or otherwise;

               (v) all of such Pledgor's rights under any partnership agreement or Joint Venture Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Partnership Interest, including any power, if any, to terminate, cancel or modify any general or limited partnership agreement or Joint Venture Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interest and any Pledged Partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect, or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

               (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

               (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

          (b) As used herein, the term "Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interests in other partnerships), at any time owned by any Pledged Partnership or represented by any Partnership Interest.

          3.2      Subsequently Acquired Securities and/or Partnership
                   ---------------------------------------------------
Interests. (a) If any Pledgor shall acquire (by purchase, stock dividend or
---------
otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter deposit such Securities (or certificates or instruments representing Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of such Notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. No Pledgor shall be required at any time to pledge hereunder any Stock (i) which is more than 65% of the total combined voting power of all classes of capital stock of any Foreign

Corporation entitled to vote or (ii) of any Subsidiary engaged solely in the business of owning, operating and developing Wingate hotels.

          (b) If any Pledgor shall acquire (by purchase, distribution or otherwise) any additional Partnership Interest at any time or from time to time after the date hereof, and, to the extent such Partnership Interest is certificated, forthwith deliver to the Pledgee certificates therefor, accompanied by such instruments of transfer as are acceptable to the Pledgee, and shall promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Partnership Interest and certifying that the same has been duly pledged with the Pledgee hereunder.


          3.3  Uncertificated Securities and Partnership Interests.
               ---------------------------------------------------
Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) or Partnership Interests are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or reasonably desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee.

          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities or Pledged Partnership Interests, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all (i) voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, and (ii) voting, consent, administration, management and other rights and remedies under any partnership agreement or otherwise with respect to the Pledged Partnership Interests of such Pledgor;

provided, that, in each case, no vote shall be cast or any consent, waiver or
--------
ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

          6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, (i) all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor and (ii) all cash distributions in respect of the Pledged Partnership Interests shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

               (i) all other or additional stock or other securities or partnership interests (other than cash) paid or distributed by way of dividend or otherwise in respect of the Collateral;

               (ii) all other or additional stock or other securities or partnership interests paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

               (iii) all other property (other than cash) paid or distributed by way of dividend or distribution in respect of the Collateral; and

               (iv) all other property or additional stock or other securities or partnership interests or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this
Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

          7. REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

          (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

          (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

          (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

          (d) to vote all or any part of the Pledged Stock or Pledged Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

          (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written
                                        --------
     notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.


          9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

               (i) first, to the payment of all Obligations owing the Pledgee of the type provided in clauses (iii) and (iv) of the definition of Obligations contained in Section 1 hereof;

               (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed;

               (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as defined below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

               (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii) and following the termination of this Agreement pursuant to Section 19(a) hereof, to the relevant Pledgor or, to the extent directed by such Pledgor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

          (c) When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

          (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 9(a) hereof.

          (e) Except as set forth in Section 9(c) hereof, all payments required to be made to the Bank Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

          (f) For purposes of applying payments received in accordance with this
Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the

Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that
(x) no Secondary Obligations are owing to any Bank Creditor or Other Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

          (g) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

          11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          12. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged

Partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Pledged Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

          (b) Except as provided in the last sentence of paragraph (a) of this Section, the Pledgee, by accepting this Agreement, does not intend to become a general partner or limited partner of any Pledged Partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of any Pledgor.

          (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

          (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

          13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

          (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

          14. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

          15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

          16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of all Pledged Securities and Pledged Partnership Interests pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement); (ii) it has full corporate or partnership power, authority and legal right to pledge all the Pledged Securities and Pledged Partnership Interests pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except as have been obtained by the Pledgors as of the date hereof, no consent of any other Person (including, without limitation, any stockholder, partner or creditor of such Pledgor or any of its Subsidiaries or any Pledged Partnership) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or, except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;
(vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;
(vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities; (ix) each such Pledged Partnership Interest has been validly acquired and is fully paid for (to the extent applicable) and is duly and validly pledged hereunder; (x) each general or limited partnership agreement delivered to the Pledgee is an original signed counterpart (or a copy thereof) of the complete and entire such limited partnership agreement in effect on the date hereof; (xi) each limited partnership agreement is the legal, valid and binding obligation of each Pledgor, and to each Pledgor's knowledge, the other parties thereto, enforceable in accordance with its terms and, together with this Agreement, contains the entire agreement between the Pledgors relating to the subject matter thereof; (xii) no Pledgor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any general or limited partnership agreement to which such Pledgor is a party, and no Pledgor is in violation of any other material provisions of any partnership agreement to which such Pledgor is a party, or otherwise in default or violation thereunder; (xiii) to each Pledgor's best knowledge, no Pledged Partnership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto; (xiv) as of the Initial Borrowing Date, there are no certificates, instruments, documents or other writings (other than the general or limited partnership agreements and certificates delivered to the Collateral Agent) which evidence any Partnership Interest of such Pledgor; (xv) the pledge and assignment of the Pledged Partnership Interests pursuant to this Agreement, together with the relevant filings or recordings (which filings and recordings have been or will be made), creates a valid, perfected and continuing first priority security interest in such Partnership Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral; (xvi) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as defined below), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party; (xvii) each Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral; (xviii) each Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof; (xix) no Pledgor shall withdraw as a general partner or limited partner of any Pledged Partnership, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Partnership or seek a partition of any property of any Pledged Partnership, except as permitted by the Credit Agreement; (xx) a notice in the form set forth in Annex D attached hereto and by this reference made a part hereof (such notice the "Partnership Notice"), appropriately completed, notifying each Pledged Partnership of the existence of this Agreement and a certified copy of this Agreement have been delivered by each Pledgor to the relevant Pledged Partnership, and each such Pledgor has received and delivered to the Collateral Agent an acknowledgment in the form set forth in Annex E attached hereto (such acknowledgement, the "Partnership Acknowledgement"), duly executed by the relevant Pledged Partnership; (xxi) the chief executive office and principal place of business of such Pledgor and the sole location where the records of such Pledgor with respect to the Collateral are kept are located at the address set forth for such Pledgor on Annex F hereto; (xxii) no Pledgor shall move its chief executive office, principal place of business, or such location of records unless (a) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and
(b) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; (xxiii) as of the date hereof, no Pledgor operates in any jurisdiction under any name except its legal name as set forth on the signature pages hereto; and (xxiv) no Pledgor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name unless (a) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (b) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

          17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (except the indefeasible payment in full in cash of all Obligations), including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any Person's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          18. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock (other than any Pledged Stock of Odyssey Gaming Corporation, Century Casinos, Inc. or Alpha Hospitality Corporation), such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish
                                        --------
to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

          (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities or Pledged Partnership Interests pursuant to Section 7 hereof, and such Pledged Securities or Pledged Partnership Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or Pledged Partnership Interests, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion
(i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or Pledged Partnership Interests or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or Pledged Partnership Interests or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities or Pledged Partnership Interests at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

          19. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its subagents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

          (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 10.02 of the Credit Agreement, or is transferred (by way of Investment) to a Joint Venture in accordance with the Investment limitations set forth in Section 10.05 of the Credit Agreement, or is otherwise released at the direction of the Required Banks (or all Banks if required by Section 14.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of
Section 4.02(a) of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

          (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 19(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 19(a) or (b).

          (d) If any Pledgor which is a Subsidiary of the Company (other than the Canadian Borrower) is released from the Subsidiaries Guaranty, then such Pledgor shall also be released herefrom.

          (e) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 19.

          20. NOTICES, ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

          (a) if to any Pledgor, at the address set forth opposite its signature below:

          (b)  if to the Pledgee, at:    The Chase Manhattan Bank
                                         270 Park Avenue
                                         New York, New York  10017
                                         Telephone No.: (212) 270-1338
                                         Telecopier No.: (212) 972-0009
                                         Attention: William Caggiano

          (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or
(y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          21. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks, to the extent required by Section 14.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or
                         --------
variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all

Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

          22. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

          23. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.


          24. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

          25. JUDGMENT; CURRENCY. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one Currency into another Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of a Pledgor in respect of any sum due to any Secured Creditor hereunder shall, notwithstanding any judgment in or receipt of a currency (the "Alternate Currency") other than that in which such sum is
                 ------------------
denominated in accordance with the applicable provisions of this Agreement or the other Credit Documents (the "Agreement Currency"), be discharged only to the
                                 ------------------
extent that on the Business Day following receipt by such Secured Creditor of any such sum so due in the Alternate Currency such Secured

Creditor may in accordance with normal banking procedures purchase the Agreement Currency with the Alternate Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Secured Creditor in the Agreement Currency, each Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Creditor against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to Secured Creditor, such Secured Creditor agrees to remit to the applicable Pledgor such excess.


          26. MISCELLANEOUS. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, each Pledgor hereby covenants and agrees that with respect to any Pledged Partnership Interest pledged by it hereunder on the date hereof, such Pledgor will use its reasonable best efforts to deliver to the respective Pledged Partnerships (with copies to the Pledgee) a Partnership Notice (appropriately completed) and such Pledgor will deliver to the Pledgee a Partnership Acknowledgement signed by the respective Pledged Partnerships, in each case within sixty days following the Initial Borrowing Date.

                                  *    *    *

          IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses
---------

605 Third Avenue                CHARTWELL LEISURE INC., as a Pledgor
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644  By:___________________________
Attention: Kenneth Weber           Name:
                                   Title:


c/o Chartwell Leisure Inc.      CHARTWELL LODGING INC., as a Pledgor
605 Third Avenue
New York, New York 10158
Telephone No.: (212) 692-1400   By:___________________________
Telecopier No.: (212) 867-4644     Name:
Attention: Kenneth Weber           Title:


605 Third Avenue                CHARTWELL MEXICO CORP., as a Pledgor
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644  By:___________________________
Attention: Kenneth Weber           Name:
                                   Title:


605 Third Avenue                NATIONAL GAMING MISSISSIPPI, INC.,
New York, New York 10158        as a Pledgor
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644
Attention: Kenneth Weber        By:___________________________
                                   Name:
                                   Title:


                                THE CHASE MANHATTAN BANK,
                                as Pledgee, Collateral Agent


                                By:___________________________
                                   Name:
                                   Title:

                                                                         Annex A
                                                             to Pledge Agreement
                                                             -------------------


                                 LIST OF STOCK
                                 -------------

                                                                                                                Percentage
                                                                                                                  of
                                                                                                               Outstanding
                                                                                                                Shares of
                                  Issuing                          Certificate      Type of      Number of       Capital
        Pledgor                 Corporation                          Number         Shares        Shares          Stock
-----------------------  ---------------------------------         ----------       -------       --------     -----------


A.  Chartwell Leisure    1.  Chartwell Lodging Inc.                    4            Common        1,000           100%
 Inc. f/k/a National
 Lodging Corp.

                         2.  Chartwell Mexico Corp.                    2            Common        1,000           100%

                         3.  Chartwell Canada Corp.                    2            Common        1,000           100%

                         4.  Bear Financial Corp.                      2            Common        1,000           100%

                         5.  NL Texas Inc.                             1            Common        1,000           100%

                         6.  Chartwell Brunswick Corp.                 2            Common        1,000           100%

                         7.  Chartwell Santa Fe Corp.                  2            Common        1,000           100%

                         8.  Chartwell Albuquerque Corp.               2            Common        1,000           100%

                         9.  Chartwell Nashville Corp.                 1            Common        1,000           100%

                         10.  National Lodging Corp.                   1            Common        1,000           100%
                         (Shell
                         Corporation for name
                         reservation purposes only)

                         11.  National Gaming Mississippi,             1           Common          100            100%
                         Inc.

                         12.  Alpha Hospitality Corporation          002           Option       600,000            *
                                                                                              options to
                                                                                               acquire 1
                                                                                                 share
                                                                                                each of
                                                                                                common
                                                                                                stock

                         13.  Keystone Pittsburgh Gaming,              3           Common          100            100%
                         Inc.

                         14. Keystone Erie Gaming, Inc.                3           Common          100            100%


B.  Chartwell Lodging     1.  Travel Beverages, Inc.                   5           Common          1,000          100%
 Inc. f/k/a NL
 Hotels Inc.

                          2.  NL/San Diego Inc.                        3           Common            100          100%

                          3.  Hoteles NL, S.A. de C.V.                 1           Common          3,250           65%

                          4.  Chartwell Hotels Ltd.                    4           Common          1,950           65%
C.  Chartwell Mexico      1.  Chartwell de Mexico SA de            not known                                       50%**
    Corp.                     C.V. (Mexican Joint Venture)
============================================================================================================================

* The Pledgor is not the sole shareholder and does not believe that its percentage of the outstanding shares is material.

**  I.e., all capital stock owned by Chartwell Mexico Corp.

                                                                         Annex B
                                                             to Pledge Agreement
                                                             -------------------


                                 LIST OF NOTES
                                 -------------


                                                                                   Current
                                                                                    Amount
                                                                Face Value       Outstanding
Payee                                      Obligor               of Note         July 31, 1996       Maturity Date
-----------------------------------  -----------------------    ---------       --------------      --------------


Chartwell Leisure Inc.               Rainbow Casino             $  10,000,000     $ 5,895,920       August 1, 2001
f/k/a National Lodging Corp.         Vicksburg Partnership
f/k/a National Gaming Corp.

Chartwell Leisure Inc.               Urban Redevelopment         $9,538,450.73     $4,0916,012      September 30,
f/k/a National Lodging Corp.         Authority of Pittsburgh                                         1996

National Gaming Mississippi, Inc.    Rainbow Casino              $   2,000,000     $ 1,139,116      March 1, 2002
                                     Vicksburg Partnership
-----------------------------------------------------------------------------------------------------------

                                                                         Annex C
                                                             to Pledge Agreement
                                                             -------------------


                             PARTNERSHIP INTERESTS
                             ---------------------


All of the followings partnership interests are held by NL Hotels, Inc.
----------------------------------------------------------------------

Pledged Entities                                         Percentage Owned               Type of Interest
-------------------------------------                   -----------------               ----------------
San Antonio Alamo Travelodge                               93.34%                          Partnership
Atlanta Central Travelodge                                    50%                          Partnership
Ashtabula Travelodge                                        37.5%                          Partnership
Chicago O'Hare                                              37.5%                          Partnership
Lancaster Travelodge                                          50%                          Partnership
Natick Travelodge                                             50%                          Partnership
Ocala Travelodge                                              50%                          Partnership
Cincinnati Travelodge                                       62.5%                          Partnership
Lafayette Center Travelodge                                   50%                          Partnership
Chambersburg Travelodge                                       50%                          Partnership
Lake Park Travelodge                                          49%                          Partnership
Quincy Travelodge                                             75%                          Partnership
Zanesville Thriftlodge                                        50%                          Partnership
Mason City Thriftlodge                                        50%                          Partnership
Louisville Travelodge                                         50%                          Partnership
South Sioux City Travelodge                                   50%                          Partnership
Bedford Travelodge                                            50%                          Partnership
Gainesville Travelodge                                        50%                          Partnership
Sarasota Thriftlodge                                          25%                          Partnership
Clearwater Travelodge                                         50%                          Partnership
Terre Haute Travelodge                                        50%                          Partnership
Seattle Downtown Travelodge                                   50%                          Partnership
Las Vegas Strip Travelodge                                 48.75%                          Partnership
San Francisco Central
       Travelodge                                             50%                          Partnership
Travelodge by the Space
       Needle                                                 50%                          Partnership
Monterey Downtown Travelodge                                  50%                          Partnership
San Francisco Downtown
       Travelodge                                             50%                          Partnership
Tahoe City Travelodge                                         50%                          Partnership
Salt Lake Downtown Travelodge                                 50%                          Partnership
La Jolla Beach Travelodge                                     50%                          Partnership
La Jolla Travelodge                                           50%                          Partnership
Ghiradelli Square-Fisherman's Wharf                         62.5%                          Partnership
San Francisco Airport South                                   50%                          Partnership


       Travelodge
Santa Fe Travelodge                                           50%                          Partnership
Seattle University Coach House
      Travelodge                                              50%                          Partnership
Durango Lodge                                                 50%                          Partnership
Salt Lake City Travelodge                                   37.5%                          Partnership
Long Beach Downtown
      Travelodge                                              50%                          Partnership
Berkeley Travelodge                                           50%                          Partnership
Kamloops Travelodge                                           50%                          Partnership
Presidio Travelodge                                       58.333%                          Partnership
Santa Monica Travelodge                                       25%                          Partnership
South Tahoe Travelodge                                        50%                          Partnership
Santa Cruz Travelodge                                         50%                          Partnership
Missoula Travelodge                                           50%                          Partnership
Mission Valley Travelodge                                     25%                          Partnership
Bellevue Travelodge                                           50%                          Partnership
Milpitas Travelodge                                           50%                          Partnership
Mesa Travelodge                                               50%                          Partnership
Portland Travelodge                                           50%                          Partnership
Burbank Travelodge                                            50%                          Partnership
Williams Travelodge                                           45%                          Partnership
Mercer Island Travelodge                                      50%                          Partnership
San Francisco Golden Gate
        Travelodge                                            25%                          Partnership
Moses Lake Travelodge                                         50%                          Partnership
Boise Travelodge                                              50%                          Partnership
San Luis Obispo Travelodge                                    50%                          Partnership
Las Vegas Downtown Travelodge                                 50%                          Partnership
Paso Robles Travelodge                                        50%                          Partnership
Revelstoke Travelodge                                         50%                          Partnership
Flagstaff Travelodge                                          50%                          Partnership

Palm Springs Travelodge                                       50%                          Partnership
Ogden Travelodge                                            37.5%                          Partnership
Visalia Thriftlodge                                           50%                          Partnership
Walla Walla Travelodge                                        50%                          Partnership
Palo Alto Travelodge                                          50%                          Partnership
Roseburg Travelodge                                           25%                          Partnership
Santa Barbara Travelodge
         (City Center)                                        25%                          Partnership
Yuma Travelodge                                               50%                          Partnership
Hollywood Travelodge                                          50%                          Partnership
(Travel Inn)                                                  50%                          Partnership
Ephrata Travelodge                                            50%                          Partnership

Oceanside Travelodge                                          50%                          Partnership
Yakima Travelodge                                             50%                          Partnership
Eureka Travelodge                                             25%                          Partnership
San Diego Airport                                           62.5%                          Partnership
Santa Rosa Downtown
        Travelodge                                            50%                          Partnership
Billings Travelodge                                           50%                          Partnership
Ranch Bernardo Travelodge                                     50%                          Partnership
Santa Rosa Travelodge                                         50%                          Partnership
San Francisco Embarcadero
        Harbor Travelodge                                     50%                          Partnership
San Diego, Point Loma
        Travelodge                                            25%                          Partnership
Bayview Travelodge                                       57.8124%                          Partnership
Cabrillo Lodge                                                50%                          Partnership
Balboa Park Travelodge                                        25%                          Partnership
Eagle Rock Travelodge                                         50%                          Partnership
Ontario Central Travelodge                                    50%                          Partnership
Santa Barbara Beach
        Travelodge                                            50%                          Partnership
San Diego Uptown Welcome Inn                                  25%                          Partnership
San Diego Downtown Travelodge                                 25%                          Partnership
Mojave Travel Inn                                             10%                          Partnership

                                                                         ANNEX D
                           FORM OF PARTNERSHIP NOTICE
                           --------------------------

                            [Letterhead of Pledgor]

                                                                          [Date]


TO:     [Name of Pledged Partnership]

  Notice is hereby given that, pursuant to th Pledge Agreement (a true and correct copy of which is attached hereto), daed as of August 28, 1996 (as amended, modified or supplemented from time t time in accordance with the terms thereof, the "Pledge Agreement"), among [NAMEOF PLEDGOR] (the "Pledgor"), the other pledgors from time to time party theret and The Chase Manhattan Bank (the "Pledgee") on behalf of the Secured Creditorsdescribed therein, the Pledgor has pledged and assigned to the Pledgee for the bnefit of the Secured Creditors, and granted to the Pledgee for the benefit ofthe Secured Creditors a continuing security interest in, all right, title and inerest of the Pledgor, whether now existing or hereafter arising or acquired, asa [limited] [general] partner in [NAME OF Pledged Partnership] (the "Partnershp"), and in, to and under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (he "Partnership Agreement"), including, without limitation:

          (i) the Pledgor's interest in all of the capital of the Partnership and the Pledgor's interest in all profits, losses, Partn ership Assets (as defined in the Pledge Agreement) and other distributions to which the Pledgor shall at any time be entitled in respect of such partnership interest;

          (ii) all other payments due or to become due to the Pledgor in respect of such partnership interest, whether under the Partnership Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

          (iii) all of the Pledgor's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the Partnership Agreement or at law or otherwise in respect of such partnership interest;

          (iv) all present and future claims, if any, of the Pledgor against the Partnership for moneys loaned or advanced, for services rendered or otherwise,

          (v) all of the Pledgor's rights under the Partnership Agreement, any other organizational agreement or agreement governing the management or ownership of the Partnership or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the partnership interest, including any power to terminate, cancel or modify the Partnership Agreement, any other organizational agreement or agreement governing the management or ownership of the Partnership, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the Partnership Interest and the Partnership, to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any

                                                                          Page 2
                                                                      to ANNEX D


Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

          (vi) all other property hereafter delivered to the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

          (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

     Pursuant to the Pledge Agreement, the Partnership is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the Partnership's books.

     The Pledgor hereby requests the Partnership to indicate the Partnership's acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.


                                    [NAME OF PLEDGOR]



                                     By:______________________________
                                     Name:
                                     Title:

                                                                         ANNEX E
                                                                              TO
                                                                PLEDGE AGREEMENT
                                                                ----------------


                            FORM OF ACKNOWLEDGEMENT
                            -----------------------


     [NAME OF Pledged Partnership] (the "Partnership") hereby acknowledges receipt of a copy of the assignment by [NAME OF PLEDGOR] ("Pledgor") of its interest under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement") pursuant to the terms of the Pledge Agreement, dated as of August 28, 1996 (as amended, modified or supplemented form time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, the other pledgors from time to time party thereto, and The Chase Manhattan Bank (the "Pledgee") on behalf of the Secured Creditors described therein. The undersigned hereby further confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the Partnership's books.


Dated: _______________ __, ____


                                      [NAME OF PLEDGED PARTNERSHIP]


                                     By:___________________________
                                        Name:
                                        Title:

                                                                         Annex F
                                                             to Pledge Agreement
                                                             -------------------



                                OFFICE LOCATIONS
                                ----------------

Pledgor                                   Office Locations         County
-----------------------------------  ---------------------------  ---------
Chartwell Leisure Inc.               605 Third Avenue             New York
                                     New York, New York  10158
Chartwell Lodging Inc.               1973 Friendship Drive        San Diego
                                     El Cajon, California  92020
Chartwell Mexico Corp.               605 Third Avenue             New York
                                     New York, New York  10158
National Gaming Mississippi, Inc.    605 Third Avenue             New York
                                     New York, New York  10158

                                                                     EXHIBIT G-1
                                                                     -----------

                                  HFS GUARANTY
                                  ------------


          GUARANTY, dated as of August 28, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by HFS INCORPORATED, a Delaware corporation (the "Guarantor"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, Chartwell Leisure Inc. (the "Company"), Chartwell Canada Corp. (the "Canadian Borrower" and, together with the Company, the "Borrowers"), various lenders from time to time party thereto (the "Banks"), The Bank of Nova Scotia, as Syndication Agent (the "Syndication Agent"), and The Chase Manhattan Bank, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into the Credit Agreement, dated as of August 28, 1996, providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the Banks, the Syndication Agent, the Administrative Agent and the Collateral Agent are herein called the "Creditors");

          WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

          WHEREAS, the Guarantor will obtain benefits from the incurrence of Loans by the Borrowers under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged,

          1. The Guarantor irrevocably and unconditionally guarantees to the Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Company under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the

Bankruptcy Code, would become due) and liabilities owing by the Company to the Creditors under the Credit Agreement or any other Credit Document (including, without limitation, obligations of the Canadian Borrower under the Credit Agreement and the other Credit Documents for which the Company is jointly and severally liable, guarantee obligations, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance by the Company with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities and obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor and each Creditor understands, agrees and confirms that (i) at any time when there is any default or failure to pay when due any Guaranteed Obligations, the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations (subject to the limits on the aggregate liability of the Guarantor hereunder, as provided below) against the Guarantor only after a written demand for payment has been made on the Company and delivered to the Guarantor and such demand has not been fully complied with (and all Guaranteed Obligations have not been paid in full) within 10 days after the date such demand for payment was made; provided that no such demand need be made (and the Guaranteed Obligations hereunder shall immediately be paid by the Guarantor, subject to the limits on the aggregate liability of the Guarantor hereunder, as provided below) at any time when a Default or an Event of Default exists with respect to either Borrower pursuant to Section 11.05 of the Credit Agreement, a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) exists with respect to the Guarantor pursuant to Section 14(d) hereof or the maturity of the Loans has been accelerated pursuant to Section 11 of the Credit Agreement and (ii) except as provided in the following sentence, the maximum liability of the Guarantor under this Guaranty at any time shall not exceed the Maximum Guaranteed Amount as then in effect. As used herein, the "Maximum Guaranteed Amount" shall mean (w) $75,000,000 less each of (x) the aggregate amount of cash actually loaned by the Guarantor to the Company after the Effective Date pursuant to Section 10.04(vii) of the Credit Agreement so long as all such cash proceeds were actually used to repay Loans pursuant to the requirements of Section 4.02(a) of the Credit Agreement as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f) of the Credit Agreement, (y) the aggregate amount of cash actually invested (in return for HFS Redeemable Capital Stock) by the Guarantor in the Company after the Effective Date pursuant to
Section 10.04(viii) of the Credit Agreement so long as all such cash proceeds were actually used to repay Loans pursuant to the requirements of Section 4.02(a) of the Credit Agreement as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f) of the Credit Agreement and (z) any amounts actually demanded by the Creditors hereunder (or payable upon a Default or an Event of Default with respect to either Borrower as described in Section 11.05 of the Credit Agreement, a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) with respect to the Guarantor pursuant to Section 14(d) hereof or upon an acceleration of Loans under the Credit Agreement) and paid (subject to the provisions of Section 21 hereof) to the Creditors pursuant to the provisions of this Guaranty (excluding amounts payable in accordance with the following sentence). In addition, and notwithstanding anything to the contrary contained above in this Guaranty, (x) from and after the date any demand is made by the Creditors for the payment of any amount hereunder or, if sooner, from and after the date of the occurrence of any Default or Event of Default under Section
11.05 of the Credit Agreement with respect to either Borrower, a Guarantor Event of Default (or any event which, with the passage of time, would be a Guarantor Event of Default) with respect to the Guarantor pursuant to Section 14(d) hereof or any acceleration of Loans pursuant to Section 11 of the Credit Agreement, the Guarantor shall owe to the Creditors, in addition to the Maximum Guaranteed Amount, interest on any amounts not immediately paid hereunder at a rate per annum equal to the rate per annum applicable to past due amounts owing pursuant to the Credit Agreement (as in effect on the date hereof) and (y) any amounts owing pursuant to Section 15 of this Guaranty shall be independently owing by the Guarantor, with any amounts paid pursuant to clauses (x) and (y) of this sentence not to be counted in determining (and same shall not reduce) the Maximum Guaranteed Amount. The Guarantor understands, agrees and confirms that the Creditors may, subject to the two preceding sentences, enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against either Borrower, against any security for the Guaranteed Obligations, or against any other guarantor under any other guaranty covering the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and performance, and not of collection.

          2. Additionally, but subject to the limitations on the aggregate amount guaranteed as provided in preceding Section 1, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations to the Creditors, whether or not due or payable by the Borrowers, upon the occurrence in respect of either Borrower of a Default or an Event of Default specified in Section 11.05 of the Credit Agreement or the occurrence in respect of the Guarantor of any of the events specified in Section 14(d) of this Guaranty which constitute a Guarantor Event of Default (or would, with the passage of time, constitute a Guarantor Event of Default), and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

          3. (a) The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (i) any direction as to application of payment by either Borrower or by any other party, (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of either Borrower, (iii) any payment on or in reduction of any such other guaranty or undertaking except to the extent that any such payment or reduction results in the actual permanent reduction of the Guaranteed Obligations, (iv) any dissolution, termination or increase, decrease or change in personnel by either Borrower, (v) any payment made to the Administrative Agent or the other Creditors on the indebtedness which the Administrative Agent or such other Creditor repays either Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (vi) any action or inaction by the Creditors as contemplated in Section 6 hereof, or
(vii) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

          (b) Without limiting the generality of the foregoing, the Guarantor hereby agrees that notwithstanding anything to the contrary contained in the Financing Agreement or any other HSF Agreement or any other agreement, no occurrence of events (including a breach by the Company of its obligations under the Financing Agreement or respect to any loan made by the Guarantor to either Borrower) shall have any effect whatsoever on this Guaranty, and so long as the Bank Termination Date has not occurred in no event shall either Borrower be required to deliver to the Guarantor (and the Guarantor shall not accept) any cash that either Borrower might otherwise be required to deliver to the Guarantor pursuant to Section 2.1(b) of the Financing Agreement.

          4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or either Borrower and whether or not any other guarantor or either Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or other circumstance which operates to toll any statute of limitations as to either Borrower shall operate to toll the statute of limitations as to the Guarantor.

          5. The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of either Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

          6. Any Creditor may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrowers, any other Credit Party or any other Person or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, either Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower to creditors of such Borrower other than the Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower to the Creditors regardless of what liabilities of such Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement the Credit Documents or any of such other instruments or agreements;

          (h) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against either Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

          (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guaranty.

          7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          9. The Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) which it may at any time otherwise have either as a result of payments made by it under this Guaranty or otherwise, until all Guaranteed Obligations (for purposes of this Section 9, determined without regard to any limitations on the aggregate amount guaranteed as provided in
Section 1 hereof) have been paid in full in cash.

          10. The Guarantor waives any right to require the Creditors to: (i) proceed against the Borrowers, any other guarantor, or any other party; or (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of either Borrower, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of either Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent, the Syndication Agent or the other Creditors by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Creditors may have against either Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against either Borrower or any other party or any security.

          11. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks and that no other Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty.

          12. In order to induce the Creditors to enter into the Credit Agreement and to make the Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

          (a) Corporate Existence and Power.  The Guarantor and its Subsidiaries
              -----------------------------
     have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation in all jurisdictions where the nature of their properties or business so requires it and where a failure to be in good standing as a foreign corporation would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole. The Guarantor and each of its Subsidiaries have the corporate power to own their respective properties and carry on their respective businesses as now being conducted, and in the case of the Guarantor, to execute, deliver and perform its obligations under this Guaranty and the other Credit Documents to which the Guarantor is a party.

          (b) Corporate Authority and No Violation.  The execution, delivery and
              ------------------------------------
     performance by the Guarantor of this Guaranty and the other Credit Documents to which it is a party (a) have been duly authorized by all necessary corporate action on the part of the Guarantor, (b) will not violate any provision of any Applicable Law (as defined in the HFS Credit Agreement (as hereinafter defined) as in effect on the Effective Date) (including any laws related to franchising) applicable to the Guarantor or any of its Subsidiaries or any of their respective properties or assets,
     (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor or any of its Subsidiaries, or any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Guarantor or any of its Subsidiaries is a party or by which the Guarantor or any of its Subsidiaries or any of their respective properties or assets are bound, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Guarantor or any of its Subsidiaries other than pursuant to this Guaranty and the other Credit Documents to which the Guarantor is a party.

          (c) Governmental and Other Approval and Consents.  No action, consent
              --------------------------------------------
     or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty and the other Credit Documents to which the Guarantor is a party.

          (d) Litigation.  There are no lawsuits or other proceedings pending
              ----------
     (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority (as defined in the HFS Credit Agreement as in effect on the Effective Date) or arbitrator, which could reasonably be expected to have a material adverse effect on the financial condition or the business of the Guarantor and its Subsidiaries taken as a whole. Neither the Guarantor nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a material adverse effect upon the financial condition or the business of the Guarantor and its Subsidiaries taken as a whole.

          (e) Financial Statements; Financial Condition; Undisclosed
              ------------------------------------------------------
              Liabilities.
              -----------

               (i) The consolidated statements of financial condition of the Guarantor and its consolidated Subsidiaries at December 31, 1994 and December 31, 1995 and the related consolidated statements of income, cash flow and shareholders' equity of the Guarantor and its consolidated Subsidiaries for the fiscal year ended on such date, as the case may be, and set forth in the Guarantor's Forms 10-K for such periods and furnished to the Creditors prior to the Effective Date, present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of the Guarantor and its consolidated Subsidiaries for the respective fiscal year. The unaudited consolidated statement of financial condition of the Guarantor and its consolidated Subsidiaries at June 30, 1996 and the related unaudited consolidated statements of income, cash flow and shareholders' equity of the Guarantor and its consolidated Subsidiaries for the six-month period ended on such date, and set forth in the Guarantor's Form 10-Q for such period and furnished to the Creditors prior to the Effective Date present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at the date of such consolidated statement of financial condition and the consolidated results of the operations of the Guarantor and its consolidated Subsidiaries for such six-month period. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of the consolidated financial statements at June 30, 1996, to normal year end audit adjustments. Since December 31, 1995, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

               (ii) On and as of the Initial Borrowing Date, after giving effect to all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created in connection therewith, (x) the sum of the assets, at a fair valuation, of the Guarantor will exceed its debts, (y) the Guarantor has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature and (z) the Guarantor has sufficient capital with which to conduct its business. For purposes of this clause (e)(ii) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated. fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (f) Taxes.  The Guarantor and each of its Subsidiaries have filed or
              -----
     caused to be filed all federal, state and local tax returns which are required to be filed, and have paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due.

          (g) Investment Company Act.  The Guarantor is not an "investment
              ----------------------
     company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (h) Public Utility Holding Company Act.  Neither the Guarantor nor any
              ----------------------------------
     of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (i) HFS Credit Agreement.  The Guarantor has delivered to the
              --------------------
     Administrative Agent and the other Creditors, true and correct copies of the HFS Credit Agreement as in effect on the Effective Date.

          (j) Incorporation by Reference.  The Guarantor hereby makes each of
              --------------------------
     the representations and warranties contained in Sections 3.06 through 3.09, inclusive, 3.15, 3.16, 3.19 and 3.20 of the HFS Credit Agreement, which Sections, together with all definitions in the HFS Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that, all references to "Borrower"
                                     --------
     therein shall mean and be a reference to "the Guarantor" herein. No amendment, modification or supplement to such representations or warranties or definitions made to the HFS Credit Agreement shall be effective to amend such representations and warranties or definitions as incorporated by reference herein except as otherwise provided in Section 13(b) of this Guaranty.

          13. The Guarantor covenants and agrees that on and after the Initial Borrowing Date and until the Total Revolving Loan Commitment has terminated and the Loans and Notes, together with interest, Fees and all Guaranteed Obligations are paid in full:

          (a) Preservation of Existence: Compliance with Statutes, etc.  The
              --------------------------------------------------------
     Guarantor will preserve and maintain its corporate existence and its material rights, licenses, permits, franchises and privileges and comply, and cause each of its Subsidiaries to comply, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

          (b) Incorporation by Reference.  The Guarantor will comply with each
              --------------------------
     of the covenants contained in Sections 5 and 6 of the HFS Credit Agreement, which Sections, together with all definitions in the HFS Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that:
                                     --------

               (i) all references to "Borrower" therein shall mean and be a reference to "the Guarantor" herein;

               (ii) all references to "Lender" therein shall mean and be a reference to "Creditors" herein;

               (iii) all references to the "Agent" or "Administrative Agent" therein shall mean and be a reference to "Administrative Agent" herein;

               (iv) all references to the "Required Lenders" therein shall mean and be a reference to "Required Banks" herein;

               (v) all references to "this Agreement", "herein", "hereunder" and words of similar import therein shall mean and be a reference to this Guaranty;

               (vi) all references to "Exhibit D hereto" therein shall mean and be a reference to "Exhibit D to the HFS Credit Agreement" herein;

               (vii) all references to "Schedule 3.17 hereto" therein shall mean and be a reference to "Schedule 3.17 to the HFS Credit Agreement" herein;

               (viii) all references to "Schedule 6.05 hereto" therein shall mean and be a reference to "Schedule 6.05 to the HFS Credit Agreement" herein;

               (ix) Section 6.01 of the HFS Credit Agreement as incorporated herein by reference shall include Indebtedness created under the HFS Credit Agreement or any refinancing thereof as permitted Indebtedness hereunder, so long as the aggregate amount thereof is not increased above the aggregate commitments under the HFS Credit Agreement as in effect on the Effective Date;

               (x) Section 6.05 of the HFS Credit Agreement as incorporated herein by reference shall (a) be deemed to have the phrase "unless all obligations of HFS under this Guaranty shall be secured equally and ratably with the other obligations secured by any such Lien on terms satisfactory to the Agent and the Required Banks," inserted in the first line thereof immediately after the phrase "Lien on its property," appearing therein and (b) not pursuant to clause (e) thereof, permit any Liens securing the HFS Credit Agreement;

               (xi) Section 6.12 of the HFS Credit Agreement as incorporated herein by reference shall include the HFS Credit Agreement and any refinancing thereof (provided that any such refinancing shall not prohibit a negative pledge pursuant to this Guaranty);

               (xii) all references to "Fundamental Documents" therein shall mean and be a reference to "Credit Documents" herein; and

               (xiii) Paragraph (a) of Section 6.12 of the HFS Credit
                      Agreement shall be deemed modified by inserting at the end thereof "provided, that the obligations of HFS under this Guaranty and the other Credit Documents shall be secured equally and ratably with the obligations of HFS under the HFS Credit Agreement".

No amendment, modification or supplement to such covenants or definitions made to the HFS Credit Agreement shall be effective to amend such covenants or definitions as incorporated by reference herein without the prior consent of the Administrative Agent and the Syndication Agent; provided, however, that the Administrative Agent and the Syndication Agent will consider in good faith suggested amendments, modifications or supplements to such covenants or definitions to the extent that such amendment, modification or supplement is the result of a refinancing of the HFS Credit Agreement; provided further, that if
                                                     --------
at the time of any such amendment, modification or supplement in connection with a refinancing of the HFS Credit Agreement HFS' long-term senior unsecured debt credit rating is at least BBB by S&P, then the provisions of Section 12(j) hereof and this Section 13(b) will be deemed modified (without the consent of any Person) to the extent necessary to incorporate by reference the respective amendment, modification or supplement to the HFS Credit Agreement. In connection with any amendment, modification or supplement to the HFS Credit Agreement which will be incorporated herein by reference, the Banks hereby authorize the Administrative Agent and the Syndication Agent to enter into an appropriate amendment to this Guaranty to reflect such amendment, modification or supplement.

          As used in this Guaranty, the term "HFS Credit Agreement" shall mean the Competitive Advance and Revolving Credit Agreement, dated as of December 16, 1993 among HFS, the lenders named therein and The Chase Manhattan Bank (as successor to Chemical Bank), as Administrative Agent, as in effect on the Effective Date and as amended, modified, supplemented or refinanced from time to time in accordance with the provisions of this Guaranty.

          14. The occurrence of any of the following specified events shall constitute a "Guarantor Event of Default" hereunder:

          (a) Payments.  The Guarantor shall fail to pay when due any amounts
              --------
     owing by it hereunder; or

          (b) Representations, etc.  Any representation, warranty or statement
              --------------------
     made by the Guarantor herein or in any certificate delivered pursuant hereto shall prove to be untrue or inaccurate in any material respect on the date as of which made or deemed made; or

          (c) Covenant.  Default shall be made by the Guarantor in the due
              --------
     observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Guaranty, the HFS Credit Agreement or any other Fundamental Document (as defined in the HFS Credit Agreement) and such default shall continue unremedied for thirty
     (30) days after the Guarantor obtains knowledge of such occurrence; or

          (d) Bankruptcy, etc.  The Guarantor or any of its Subsidiaries shall
              ----------------
     commence a voluntary case concerning itself under the "Bankruptcy Code"; or an involuntary case is commenced against the Guarantor or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Guarantor or any of its Subsidiaries, or the Guarantor or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Guarantor or any of its Subsidiaries, or there is commenced against the Guarantor or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Guarantor or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order or relief or other order approving any such case or proceeding is entered; or the Guarantor or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Guarantor or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by the Guarantor or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          (e) Judgments.  One or more judgments or decrees shall be entered
              ---------
     against the Guarantor or any of its Subsidiaries involving in the aggregate for the Guarantor and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

          (f)  [INTENTIONALLY OMITTED]


          15. The Guarantor hereby agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and the Syndication Agent in connection with any amendment, waiver or consent relating hereto, and of each Creditor in connection with the enforcement of this Guaranty (including in each case, without limitation, the fees and disbursements of counsel employed by any Agent or any of the other Creditors).

          16. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

          17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and with the written consent of the Required Banks (or to the extent required by Section 14.12 of the Credit Agreement, with the written consent of each Bank).

          18. The Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents in existence on the date hereof has been made available to the Guarantor and the Guarantor is familiar with the contents thereof.

          19. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Creditor is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other Person (provided that at least 10 days' prior written notice shall have been given to the Company and the Guarantor of the respective non-payment of Guaranteed Obligations, unless a Default or an Event of Default exists with respect to either Borrower pursuant to Section 11.05 of the Credit Agreement or a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) exists with respect to the Guarantor pursuant to Section 14(d) hereof or the maturity of the Loans has been accelerated pursuant to Section 11 of the Credit Agreement), any such notice (except to the extent required pursuant to the immediately preceding parenthetical) being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

          20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Creditor, as provided in the Credit Agreement and (ii) in the case of the Guarantor, at its address set forth opposite its signature below.

          21. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including either Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of either Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          22. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND THE GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over the

Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

          (B) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (C) THE GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          23. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

          24. All payments made by the Guarantor hereunder will be made without setoff, counterclaim, deduction or other defense.

          25. Notwithstanding anything to the contrary contained above in this Guaranty, it is understood and agreed by the parties hereto that, to the extent (and only to the extent) expressly provided in Section 2.06 of the HFS Subordination Agreement, certain amendments to the Credit Agreement shall, to the extent provided in said Section 2.06, require the consent of the Guarantor.

          26. Payments by the Guarantor under this Guaranty shall be made in Dollars, notwithstanding the Currency in which the Guaranteed Obligations are denominated. To the extent that any such payment in Dollars is to be applied to the payment of a Guaranteed Obligation denominated in Canadian Dollars, Dollars paid under this Guaranty shall be converted by the Administrative Agent into Canadian Dollars in accordance with the Credit Agreement.

                                   *   *   *

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


Address:                                  HFS INCORPORATED

339 Jefferson Road
Parsippany, NJ 07054
Telephone No.: (201) 428-9700             By:_______________________
Facsimile No.: (201) 428-5269                Name:
Attention:  James E. Buckman                 Title:


Accepted and Agreed to:

THE CHASE MANHATTAN BANK,
as Administrative Agent and as
Collateral Agent


By:_______________________
   Name:
   Title:

                                                                     Exhibit G-2
                                                                  EXECUTION COPY
                                                                  --------------


                             SUBSIDIARIES GUARANTY
                             ---------------------


          GUARANTY, dated as of August 28, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to Section 26 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H:
                             -------------------


          WHEREAS, Chartwell Leisure Inc. (the "Company"), Chartwell Canada Corp. (the "Canadian Borrower" and, together with the Company, the "Borrowers"), various lenders from time to time party thereto (the "Banks"), The Bank of Nova Scotia, as Syndication Agent (the "Syndication Agent"), and The Chase Manhattan Bank, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into the Credit Agreement, dated as of August 28, 1996, providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the Banks, the Syndication Agent, the Administrative Agent and the Collateral Agent are herein called the "Bank Creditors");

          WHEREAS, each Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

          WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Company;

          WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

          WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

          1. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, each Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by each Borrower to the Bank Creditors under the Credit Agreement or any other Credit Document to which either Borrower is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance by each Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by each Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by each Borrower with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations and liabilities being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, either Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

          2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by either Borrower upon the occurrence in respect of either Borrower of any of the events specified in
Section 11.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States or other Currency in which the Guaranteed Obligations are denominated. This Guaranty shall constitute a guaranty of payment and performance, and not of collection.

          3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of either Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by either Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by either Borrower, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays either Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

          4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or either Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or either Borrower and whether or not any other Guarantor, any other guarantor of either Borrower or either Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or other circumstance which operates to toll any statute of limitations as to either Borrower shall operate to toll the statute of limitations as to each Guarantor.

          5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor or any other guarantor or either Borrower).

          6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against either Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of either Borrower other than the Secured Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower to the Secured Creditors regardless of what liabilities of the Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements; and/or

          (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

          7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          9. Any indebtedness of each Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of such Borrower to the Secured Creditors, and such indebtedness of such Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of such Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of either Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Secured Creditors to:
(i) proceed against the Borrowers, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrowers, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of either Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of either Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower other than payment in full of the Guaranteed

Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent, the Syndication Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against either Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

          11. It is the desire and intent of each Guarantor and the Secured Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of each Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed (for purposes of this Guaranty only) to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          12. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Pledge Agreement. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any guarantor (except to the extent such stockholder is also a Guarantor hereunder).

          13. In order to induce the Banks to make Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

     (a) Such Guarantor (i) is a duly organized and validly existing partnership or corporation, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the partnership or corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

     (b) Such Guarantor has the partnership or corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms.

     (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

     (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

     (e) There are no actions, suits or proceedings (private or governmental) pending or threatened (i) with respect to any Credit Documents to which such Guarantor is a party or (ii) with respect to such Guarantor that could reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the rights or remedies of the Secured Creditors or on the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

          14. Each Guarantor covenants and agrees that, on and after the date hereof and until the termination of the Total Revolving Loan Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements, and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement occurs so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

          15. The Guarantors hereby jointly and severally agree to pay all out-of-pocket costs and expenses of the Agents in connection with any amendment, waiver or consent relating hereto, and of each Secured Creditor in connection with any enforcement of this Guaranty (including in each case, without limitation, the fees and disbursements of counsel employed by any Agent or any of the other Secured Creditors).

          16. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

          17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either (x) the Required Banks (or to the extent required by Section 14.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights
--------
and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other

Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 14.12 of the Credit Agreement, with the written consent of each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

          18. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          19. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

          20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

          21. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of either Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          22. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that service of process was in any invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to continence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

          (B) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (C) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          23. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Banks (or all Banks if required by Section 14.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 23); provided that in no event shall the Canadian Borrower be
                  --------
released from this Guaranty pursuant to this Section 23.

          24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

          25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrowers under Sections 4.03 and 4.04 of the Credit Agreement.

          26. It is understood and agreed that any Subsidiary of the Company that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

          27. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one Currency into another Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of a Guarantor in respect of any sum due to any Secured Creditor hereunder shall, notwithstanding any judgment in or receipt of a currency (the "Alternate Currency") other than that in which such sum is
                 ------------------
denominated in accordance with the applicable provisions of this Agreement or the other Credit Documents (the "Agreement Currency"), be discharged only to the
                                 ------------------
extent that on the Business Day following receipt by such Secured Creditor of any such sum so due in the Alternate Currency such Secured Creditor may in accordance with normal banking procedures purchase the Agreement Currency with the Alternate Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Secured Creditor in the Agreement Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Creditor against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to such Secured Creditor, such Secured Creditor agrees to remit to the applicable Guarantor such excess.

                                  *    *    *

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Addresses
---------

605 Third Avenue                             KEYSTONE PITTSBURGH GAMING, INC.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             KEYSTONE ERIE GAMING, INC.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             NATIONAL GAMING MISSISSIPPI, INC.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644
Attention: Kenneth Weber                     By:___________________________
                                                Name:
                                                Title:


605 Third Avenue                             CHARTWELL MEXICO CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


c/o Chartwell Leisure Inc.                   CHARTWELL LODGING INC.
605 Third Avenue
New York, New York 10158
Telephone No.: (212) 692-1400                By:___________________________
Telecopier No.: (212) 867-4644                  Name:
Attention: Kenneth Weber                        Title:

605 Third Avenue                             CHARTWELL CANADA CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             BEAR FINANCIAL CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             NL TEXAS INC.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             CHARTWELL BRUNSWICK CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             CHARTWELL SANTA FE CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             CHARTWELL ALBUQUERQUE CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:

605 Third Avenue                             CHARTWELL NASHVILLE CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             NATIONAL LODGING CORP.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             NL/SAN DIEGO INC.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


605 Third Avenue                             TRAVEL BEVERAGES, INC.
New York, New York 10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644               By:___________________________
Attention: Kenneth Weber                        Name:
                                                Title:


Accepted and Agreed to:

THE CHASE MANHATTAN BANK,
 as Administrative Agent
 and Collateral Agent


By:________________________
   Name:
   Title:

                                                                  Exhibit G-3
                                                                  EXECUTION COPY
                                                                  --------------


                                COMPANY GUARANTY
                                ----------------


          GUARANTY, dated as of August 28, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by Chartwell Leisure Inc., a Delaware corporation (the "Guarantor"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                             W I T N E S S E T H :
                             ---------------------


          WHEREAS, the Guarantor, Chartwell Canada Corp. (the "Canadian Borrower"), various lenders from time to time party thereto (the "Banks"), The Bank of Nova Scotia, as Syndication Agent (the "Syndication Agent"), and The Chase Manhattan Bank, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into the Credit Agreement, dated as of August 28, 1996, providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the Banks, the Syndication Agent, the Administrative Agent and the Collateral Agent are herein called the "Bank Creditors");

          WHEREAS, the Canadian Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

          WHEREAS, the Canadian Borrower is a direct or indirect Subsidiary of the Guarantor;

          WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

          WHEREAS, the Guarantor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

          1. The Guarantor irrevocably and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Revolving Notes issued by, and the Revolving Loans made to, the Canadian Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Canadian Borrower to the Bank Creditors under the Credit Agreement or any other Credit Document to which the Canadian Borrower is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance by the Canadian Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Canadian Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Canadian Borrower with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations and liabilities being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). The Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against the Canadian Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

          2. Additionally, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Canadian Borrower upon the occurrence in respect of the Canadian Borrower of any of the events specified in Section 11.05 of the Credit Agreement, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States. This Guaranty shall constitute a guaranty of payment and performance, and not of collection.

          3. The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Canadian Borrower whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Canadian Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Canadian Borrower, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Canadian Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

          4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Canadian Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Canadian Borrower and whether or not any other guarantor of the Canadian Borrower or the Canadian Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Canadian Borrower or other circumstance which operates to toll any statute of limitations as to the Canadian Borrower shall operate to toll the statute of limitations as to the Guarantor.

          5. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including the Guarantor, any other guarantor or the Canadian Borrower).

          6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Canadian Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Canadian Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Canadian Borrower to creditors of the Canadian Borrower other than the Secured Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Canadian Borrower to the Secured Creditors regardless of what liabilities of the Canadian Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements; and/or

          (h) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Canadian Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

          7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Canadian Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          9. Any indebtedness of the Canadian Borrower now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Canadian Borrower to the Secured Creditors, and such indebtedness of the Canadian Borrower to the Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Canadian Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of the Canadian Borrower to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          10. (a) The Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Secured Creditors to:
(i) proceed against the Canadian Borrower, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Canadian Borrower, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Canadian Borrower, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Canadian Borrower, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent, the Syndication Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured

Creditors may have against the Canadian Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. The Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Canadian Borrower or any other party or any security.

          (b) The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of the Canadian Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

          11. It is the desire and intent of the Guarantor and the Secured Creditors that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed (for purposes of this Guaranty only) to be reduced and the Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          12. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Pledge Agreement. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any guarantor (except to the extent such stockholder is also a Guarantor hereunder).

          13. The Guarantor hereby agrees to pay all out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating hereto, and of each Secured Creditor in connection with any enforcement of this Guaranty

(including in each case, without limitation, the fees and disbursements of counsel employed by any Administrative Agent or any of the other Secured Creditors).

          14. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

          15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and with the written consent of either (x) the Required Banks (or to the extent required by Section 14.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any
                                                              --------
change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 14.12 of the Credit Agreement, with the written consent of each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

          16. The Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

          18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of the Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

          19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Canadian Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Canadian Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          20. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which the Guarantor is a party that service of process was in any invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to continence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

          (b) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which the Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (C) THE GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION. PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          21. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

          22. All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Canadian Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


605 Third Avenue                          CHARTWELL LEISURE INC.
New York, New York  10158

                                          By:________________________
                                             Name:   Martin Edelman
                                             Title:  President


Accepted and Agreed to:

THE CHASE MANHATTAN BANK,
 as Administrative Agent
 and Collateral Agent


By:________________________
   Name:
   Title:

                                                                       EXHIBIT H
                                                                       ---------


                         OFFICER'S SOLVENCY CERTIFICATE
                         ------------------------------


          I, the undersigned, the Chief Financial Officer of CHARTWELL LEISURE INC., a Delaware corporation (the "Borrower"), do hereby certify that:

          1. This Certificate is furnished pursuant to Section 5.11(i) of the Credit Agreement, dated as of August 28, 1996 among the Company, Chartwell Canada Corp. (the "Canadian Borrower"), the lenders from time to time party thereto (the "Banks"), The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, the terms below shall have the following definitions:

     (a)  "Fair Value"

          The amount at which the assets, in their entirety, of each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

     (b)  "Present Fair Salable Value"

          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower are sold with reasonable promptness under normal selling conditions in a current market.

     (c)  "New Financing"

          The Indebtedness incurred or to be incurred by the Borrowers and the Subsidiary Guarantors under the Credit Documents (assuming the full utilization by the Borrowers of the Total Revolving Loan Commitment and the Total Revolving C$ Loan Commitment under the Credit Agreement) and all other financings contemplated by the Documents, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith.

     (d)  "Stated Liabilities"

          The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles, consistently applied ("GAAP"), of each of the Company and its Subsidiaries (taken as a whole) and of the Canadian Borrower at each of the date hereof, the Initial Borrowing Date and the Second Borrowing Date, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith, together with the amount of all New Financing.

     (e)  "Contingent Liabilities"

          The maximum estimated amount, as of each of the date hereof, the Initial Borrowing Date and the Second Borrowing Date, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith, of liability reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower as of the date hereof, the Initial Borrowing Date and the Second Borrowing Date after giving effect to the consummation of the Transaction (including all fees and expenses related thereto but exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

     (f) "Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature."

          For the period from the date hereof through the Final Maturity Date, each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower will have sufficient assets and cash flow to pay its respective Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become payable.

     (g) "Does not have Unreasonably Small Capital"

          For the period from the date hereof through the Final Maturity Date, each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower, after the consummation of the Transaction and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrowers and the Subsidiary Guarantors in connection therewith, are a going concern and have sufficient capital to ensure that they will continue to be a going concern for such period and to remain a going concern for such period and to remain a going concern.

          3. For purposes of this Certificate, I, or other officers of the Borrowers under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

     (a) I have reviewed the financial statements of the Company and its Subsidiaries and CPLP referred to in Section 8.05(a) of the Credit Agreement.

     (b)  I have reviewed the unaudited pro forma financial statements of each
                                        --- -----
          the Company and its Subsidiaries and the Canadian Borrower and its Subsidiaries referred to in Section 8.05(a) of the Credit Agreement.

     (c) I have made inquiries of certain other officials of the Company and its Subsidiaries (including the Canadian Borrower) who have responsibility for financial and accounting matters regarding (i) the existence and amount of Contingent Liabilities associated with the business of the Company and its Subsidiaries (including the Canadian Borrower) and (ii) whether the unaudited pro forma consolidated
                                                   ---------
          financial statements referred to in paragraph (b) above are in conformity with GAAP.

     (d) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the other Documents, and the respective Schedules and Exhibits thereto.

     (e) With respect to Contingent Liabilities, I:

          1. inquired of certain officials of the Company and its Subsidiaries (including the Canadian Borrower) who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

          2. confirmed with senior officers of the Company and its Subsidiaries (including the Canadian Borrower) that (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof; and

          3. I hereby certify that all material Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Contingent Liabilities of the Company and its Subsidiaries (including the Canadian Borrower) (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimable maximum estimated amount of liability with respect thereto was used in making such certification.

     (f) I have had the Projections, which have been previously delivered to the Banks, prepared under my direction and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that the Projections are reasonable and attainable (it being understood that the Company makes no representation or warranty that the results projected on the Projections will actually be attained). Furthermore, the Projections support the conclusions contained in the last paragraph of this Certificate.

     (g) I have made inquiries of certain officers of the Company and its Subsidiaries (including the Canadian Borrower) who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either the Company and its Subsidiaries taken as a whole or the Canadian Borrower, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable.

          4. Based on and subject to the foregoing, I hereby certify that after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence or maintenance of the New Financing), it is my informed opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the assets of each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower exceed their respective Stated Liabilities and Contingent Liabilities; (ii) each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower do not have Unreasonably Small Capital; and (iii) each of the Company and its Subsidiaries taken as a whole and of the Canadian Borrower will be able to pay their respective Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable. You understand and agree that this Certificate is executed and delivered by me in my capacity as an officer of the Company and not in my individual capacity.

          IN WITNESS WHEREOF, I have hereto set my hand this ____ day of August, 1996.


                         CHARTWELL LEISURE INC.


                         By:_____________________________
                            Name:
                            Title:

                                                                  Exhibit I
                                                                  EXECUTION COPY
                                                                  --------------


                          HFS SUBORDINATION AGREEMENT
                          ---------------------------


          HFS SUBORDINATION AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of August 28, 1996, between HFS INCORPORATED, a Delaware corporation ("HFS"), and THE CHASE MANHATTAN BANK, as Administrative Agent for the Banks, each as defined below. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.


                             W I T N E S S E T H:
                             -------------------


          WHEREAS, Chartwell Leisure Inc. (the "Company"), Chartwell Canada Corp. (the "Canadian Borrower" and, together with the Company, the "Borrowers"), the lenders (the "Banks") from time to time party thereto, The Bank of Nova Scotia, as Syndication Agent (the "Syndication Agent"), and The Chase Manhattan Bank, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into the Credit Agreement, dated as of August 28, 1996, providing for the making of loans and the issuance of, and participation in, letters of credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, lenders or holders) (the Banks, the Administrative Agent, the Syndication Agent and the Collateral Agent are herein called the "Bank Creditors");

          WHEREAS, each Borrower may at any time and from time to time enter into, or guarantee obligations of its Subsidiaries under, one or more interest rate protection agreements (including, without limitation, interest rate hedges, swaps, caps, floors, collars, and similar agreements, collectively, the "Interest Rate Protection Agreements") with one or more Banks or any Affiliate thereof (any such Bank or Banks or any Affiliate of any such Bank or Banks (even if any such Banks subsequently cease to be a Bank under the Credit Agreement for any reason) so long as any such Bank or Affiliate thereof participates in the extension of such Interest Rate Protection Agreement and their subsequent assigns, if any, collectively, the "Other Creditors", and together with the Bank Creditors, the "Secured Creditors");

          WHEREAS, pursuant to the HFS Guaranty, HFS has guaranteed to the Bank Creditors the payment when due of the Guaranteed Obligations (as defined therein) to the extent and in the manner described therein;

          WHEREAS, pursuant to the Financing Agreement, the Company has agreed to pay to HFS the Guaranty Fee;

          WHEREAS, HFS has entered into the Corporate Services Agreement with the Company pursuant to which HFS shall receive a fee from the Company for corporate services performed by HFS on behalf of the Company;

          WHEREAS, HFS has entered into various HFS Franchise Agreements with the Company;

          WHEREAS, the Credit Agreement provides that the Company is permitted, subject to the provisions of Sections 10.03 and 10.06 of the Credit Agreement, to pay certain amounts payable to HFS under the HFS Agreements (including amounts payable pursuant to the Corporate Services Agreement, the Financing Agreement and the HFS Franchise Agreements) so long as this Agreement has been executed and delivered by the parties hereto.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

          1. REPRESENTATIONS AND WARRANTIES. (a) The Company hereby represents and warrants that (i) each HFS Agreement is in full force and effect and has not been amended or modified except pursuant to such amendments and modifications as have been furnished to the Banks prior to the Initial Borrowing Date or as may be permitted under the Credit Agreement, (ii) there is no default by the Company under any HFS Agreement, (iii) the Company has not assigned, transferred, pledged, or hypothecated the Company's interest in any HFS Agreement and (iv) the Company knows of no default by HFS under any HFS Agreement.

          (b) HFS hereby represents and warrants that (i) each HFS Agreement is in full force and effect and has not been amended or modified except pursuant to such amendments and modifications as have been furnished to the Banks prior to the Initial Borrowing Date or as may be permitted under the Credit Agreement,
(ii) there is no default by HFS under any HFS Agreement, (iii) HFS has not assigned, transferred, pledged or hypothecated HFS' interest in any HFS Agreement, (iv) HFS knows of no default by the Company under any HFS Agreement and (v) there are no sums currently due or owing to HFS under any HFS Agreement.

          2.  SUBORDINATION.

          1.021  Subordination of Liabilities.  HFS, for itself, its successors
                 ----------------------------
and assigns, covenants and agrees that the payment of the Subordinated Obligations (as defined in 2.08 hereof) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 2.07 hereof). The provisions of this Section 2 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          1.022  The Company Not to Make Payments with Respect to Subordinated
                 -------------------------------------------------------------
Obligations in Certain Circumstances. (a) Until all Senior Indebtedness shall
------------------------------------
have been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, no payment or distribution of any kind or character (whether in cash, property, securities or otherwise) shall be made in respect of any Subordinated Obligations other than any payments permitted under the Credit Agreement (including, without limitation, Sections 10.03 and 10.06 thereof).

          (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 2.02, the Company or any of its Subsidiaries or Joint Ventures shall make any payment on account of the Subordinated Obligations which is not permitted by said subsection (a), then promptly after HFS has actual knowledge of its receipt of such excess payment (or promptly after it receives notice from any holder of Senior Indebtedness thereof), HFS shall reimburse the Company in cash for the amount by which the payments made to HFS and its Subsidiaries exceed the respective amounts permitted to be paid in accordance with the requirements of this Agreement and Sections 10.03 and 10.06 of the Credit Agreement.

          1.023  Subordination to Prior Payment of all Senior Indebtedness on
                 ------------------------------------------------------------
Dissolution, Liquidation or Reorganization of Company.  Upon any distribution of
-----------------------------------------------------
assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before HFS is entitled to receive any payment of any kind or character with respect to any Subordinated Obligations, other than any payments permitted under the Credit Agreement (including, without limitation, Sections
          10.03 and 10.06 thereof);

               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or otherwise to which HFS would be entitled except for the provisions of this
          Section 2.03, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing provisions of this Section 2.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or otherwise, shall be received by HFS on account of Subordinated Obligations before all Senior Indebtedness is paid in full in cash, which payment or distribution is not permitted by the preceding subsections (a) and (b) of this Section 2.03, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          1.024  Effect of Subordination on Obligations Pursuant to HFS
                 ------------------------------------------------------
Agreements.  HFS hereby agrees for the benefit of the Company and the Secured
----------
Creditors that, to the extent and for so long as any payment of Subordinated Obligations is not permitted to be made pursuant to the provisions of this
Section 2, such payment shall not be payable by the Company or any of its Subsidiaries or Joint Ventures until it is permitted to be paid in accordance with the terms of this Section 2. To the extent that any such Subordinated Obligations are not payable by the Company or any of its Subsidiaries or Joint Ventures pursuant to this Section 2, HFS shall forbear from exercising any right to terminate, or withhold performance of any of its obligations under, the HFS Agreements as a result thereof so long as the Credit Agreement or this Agreement shall continue to prohibit the Company or any of its Subsidiaries or Joint Ventures from making such payments.

          1.025  Subrogation.  After all Senior Indebtedness has been paid in
                 -----------
full in cash and all commitments in respect of such Senior Indebtedness have been terminated, HFS shall have and be entitled to all rights of subrogation otherwise provided by law in respect of any payment it may make or be obligated to make under this Agreement with respect to the claims of the Secured Creditors against the Company or any other guarantor of the Senior Indebtedness.

          1.026  Subordination Rights Not Impaired by Acts or Omissions of the
                 -------------------------------------------------------------
Company or Holders of Senior Indebtedness.  No right of any present or future
-----------------------------------------
holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any of its Subsidiaries or Joint Ventures or by any act or failure to act by any such holder, or by any noncompliance by the Company or any of its Subsidiaries or Joint Ventures with the terms and provisions of any HFS Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of HFS with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from HFS; provided, that (i) the
                                                        --------
Banks will not, following a Change of Control (as defined in the Credit Agreement), agree to extend the Final Maturity Date under the Credit Agreement without the prior written consent of HFS unless the extension of the Final Maturity Date occurs because of, or pursuant to, a bankruptcy, work-out or similar restructuring of Indebtedness of the Company under the Credit Agreement (excluding any such bankruptcy, workout or similar restructuring of Indebtedness where the problems necessitating or giving rise to same did not exist before the respective Change of Control or if the bankruptcy, workout or similar restructuring occurs after the Change of Control and as a result of increased leverage incurred to finance the respective Change of Control); (ii) if, following a Change of Control (as defined in the Credit Agreement), the Credit Agreement is amended, without the prior written consent of HFS, to increase the principal amount of loans extended thereunder (other than for accruals of interest), fees payable with respect to any HFS Agreement shall not be subordinated to an amount equal to the increase in such principal amount; (iii) the Banks will not, following a Change of Control and prior to the occurrence of the Bank Termination Date (and so long as the Maximum Guaranteed Amount exceeds $0), release all or substantially all of the Collateral (as defined in the Pledge Agreement) without the prior written consent of HFS, except as expressly provided in the Credit Documents; and (iv) the Banks will not amend, modify or supplement either of Section 10.03 or 10.06 of the Credit Agreement (or add any new provision which directly restricts the ability of the Company to pay fees to HFS in a manner which is more restrictive than that provided in Section 10.03 and 10.06 as in effect on the Effective Date) without the prior written consent of HFS if the respective amendment, modification, supplement or additional provision would directly restrict the ability of the Company to pay fees to HFS in a manner which is more restrictive than as provided in Section 10.03 and
10.06 of the Credit Agreement as in effect on the Effective Date (it being understood and agreed, however, that the Banks may amend, modify or supplement the Credit Agreement, without the consent of HFS, to provide more restrictive financial or other covenants or events of default (so long as the same do not directly restrict the payment of fees to HFS) and which may make it more likely that a Default or an Event of Default will exist, which would have the effect of preventing the payment of fees to HFS pursuant to Sections
10.03 and 10.06 of the Credit Agreement as in effect on the Effective Date).

          1.027 Senior Indebtedness.  The term "Senior Indebtedness" shall mean
                -------------------
all Obligations, in any Currency (i) of the Company under the Credit Agreement and the other Credit Documents and (ii) of the Company in respect of any Interest Rate Protection Agreement. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, guarantees by the Company of the Canadian Borrower's obligations under the Credit Agreement and the Revolving Notes, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, at the rate provided for in the documents governing such Senior Indebtedness or obligations of the Canadian Borrower) whether or not such interest is an allowed claim against the debtor in any such proceeding). Senior Indebtedness under clause (i) shall not be deemed to be paid in full unless all Obligations under clause (i) are paid in full in cash in the applicable currency in accordance with this Agreement.

          1.028 Subordinated Obligations.  The term "Subordinated Obligations"
                ------------------------
shall mean (i) all fees, interest, indemnities, other amounts, claims, demands, liabilities, causes of action and other obligations owing or arising under, or with respect to, the HFS Agreements or otherwise arising or owing by the Company or any of its Subsidiaries or Joint Ventures to HFS or any of its Subsidiaries, including without limitation, any Termination Fee and the Guaranty Fee and (ii) all indebtedness owed to HFS or any of its Subsidiaries by the Borrower or any of its Subsidiaries or Joint Ventures, including, without limitation, pursuant to any HFS Subordinated Note; provided that the amounts specifically permitted to be paid pursuant to clauses (iii), (v), (x)(a) and (xi) of Section 10.06 of the Credit Agreement as originally in effect shall not constitute Subordinated Obligations.

          3.  MODIFICATIONS TO HFS AGREEMENTS.

          The parties hereto agree that, to the extent that any fees are owing to HFS or any of its Subsidiaries pursuant to any HFS Agreement or otherwise as a result of the activities, operations or revenues of any non-Wholly-Owned Subsidiary, Joint Venture or Unrestricted Subsidiary of the Borrower, then neither the Company nor any of its Wholly-Owned Subsidiaries shall have any liability to HFS or any of its Subsidiaries in respect of the amounts so owed, and HFS or its respective Subsidiary shall have a claim for the respective amounts owed to it only against the respective non-Wholly-Owned Subsidiary, Joint Venture or Unrestricted Subsidiary, as the case may be, provided that, notwithstanding the foregoing, the Company may be liable for its Allocable Share of any such fees of only a non-Wholly-Owned Subsidiary or Joint Venture (but not of an Unrestricted Subsidiary) (as determined for the respective non-Wholly-Owned Subsidiary or Joint Venture).

          4. AGREEMENTS OF HFS. HFS covenants and agrees that on and after the date hereof and until all Senior Indebtedness shall have been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated:

          1.041 Assignment by HFS.  HFS will not assign, pledge, encumber or
                -----------------
hypothecate any right, title or interest of HFS in, to or under any HFS Agreement without the prior written consent of the Required Banks, except that assignments by operation of law and to any Subsidiary of HFS shall be permitted so long as HFS is not released from any liability thereunder.

          1.042 Restricted Payments.  In addition to the agreements contained in
                -------------------
preceding Section 2, HFS hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, accept any payment or distribution of any kind or character (whether in cash, property, securities or otherwise) which constitutes a Restricted Payment other than any such payments permitted to be made under the Credit Agreement (including, without limitation, Sections 10.03 and 10.06 thereof). In the event that notwithstanding the provisions of this Section 4.02, HFS or any of its Subsidiaries shall receive any Restricted Payment which is not permitted to be paid pursuant to the immediately preceding sentence or pursuant to this Agreement, then promptly after HFS has actual knowledge of the receipt of such excess payment (or promptly after it receives notice from any holder of Senior Indebtedness thereof), HFS shall reimburse the Company in cash for the amount by which the payments made to HFS and its Subsidiaries exceed the respective amounts permitted to be paid in accordance with the requirements of this Agreement and Sections 10.03 and 10.06 of the Credit Agreement.

          1.043 Termination of any HFS Agreement.  Notwithstanding anything to
                --------------------------------
the contrary contained in any HFS Agreement, HFS will not, and will not permit any of its Subsidiaries to, prior to the payment in full in cash of all Senior Indebtedness and the termination of all commitments in respect of such Senior Indebtedness, exercise its rights and remedies under any HFS Agreement without the consent of the Required Banks with respect to any default under such HFS Agreement including without limitation, its right to terminate any HFS Agreement for any reason whatsoever, except that HFS and its Subsidiaries shall have the right to enforce payment by the Company and its Subsidiaries and Joint Ventures of all amounts due and permitted to be paid in accordance with this Agreement and the Credit Agreement.

          1.044 Amendments, Modifications and New Agreements.  HFS shall not,
                --------------------------------------------
and hall not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, any agreement between HFS or any of its Subsidiaries with the Company or any of its Subsidiaries or Joint Ventures, or enter into any new agreement with any such Person, in each case if the respective amendment, modification or entry into a new agreement would be in violation of Section 10.12 of the Credit Agreement.

          5. PURCHASE OF LOANS. At any time after HFS has made any payments pursuant to the HFS Guaranty (or after the Administrative Agent or the Banks have made any demand for payment pursuant to the HFS Guaranty) or made loans to, or investments in, the

Company pursuant to Section 10.04(vii) or (viii) of the Credit Agreement, or if HFS is otherwise prohibited from receiving the full amount of fees which would otherwise be paid to it from the Company or any of its Subsidiaries or Joint Ventures by virtue of the restrictions contained in Sections 10.03 and 10.06 of the Credit Agreement or at any time following a Change of Control, HFS at its option may purchase all the Loans and Revolving Loan Commitments and Revolving C$ Loan Commitments of all Banks pursuant to the Credit Agreement by paying the Banks in cash, in the applicable Currency, an amount equal to all outstanding principal, interest and other amounts pursuant to the Credit Agreement (and by unconditionally guarantying and cash collateralizing in full all Letters of Credit and all Facing Fees and Letter of Credit Fees payable with respect thereto through the stated termination thereof) and the other Credit Documents; provided that concurrently with any purchase as provided above, HFS shall have made arrangements satisfactory to each Other Creditor (as defined in the Pledge Agreement) to terminate each Interest Rate Protection Agreement or Other Hedging Agreement to which such Other Creditor is a party and pay all amounts owing as a result thereof or otherwise shall have made arrangements satisfactory to each such Other Creditor to indemnify it against any failure of the Company and its Subsidiaries to make all payments owing with respect to each such Interest Rate Protection Agreement or Other Hedging Agreement.

          6. AMENDMENT. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by HFS and the Administrative Agent (with the consent of the Required Banks).

          7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

          8. TERMINATION. This Agreement shall terminate on the date on which all commitments under the Credit Agreement have terminated and all amounts owing thereunder have been repaid in full.

          9. THIRD PARTY BENEFICIARIES. This Agreement is entered into for the benefit of the holders from time to time of the Senior Indebtedness, and may not be amended or modified in any respect, or terminated, without the consent of the Administrative Agent (with the consent of the Required Banks). The provisions of this Agreement are continuing provisions and all Senior Indebtedness to which they apply shall conclusively be presumed to have been created in reliance thereon. Except to the extent provided in Section 2.04 hereof, this Agreement is not entered into for the benefit of the Company, and neither the Company nor any creditor of the Company (other than the holders from time to time of the Senior Indebtedness) shall be a third party beneficiary of this Agreement. Except as otherwise expressly set forth herein (including by reference to the Credit Agreement), no provision of this Agreement shall be deemed to modify or release the Company from any of the Subordinated Obligations.

          10. NOTICES ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

          (a)  if to HFS, at:

               HFS Incorporated
               339 Jefferson Road
               Parsippany, NJ 07054
               Attention: James E. Buckman, Esq.
               Telephone No.: (201) 428-9700
               Facsimile No.: (201) 428-5269

          (b)  if to the Company, at:

               Chartwell Leisure Inc.
               605 Third Avenue
               New York, New York 10158
               Attention: Kenneth Weber
               Telephone No.: (212) 692-1400
               Facsimile No.: (212) 867-4644

          (c) if to the Administrative Agent or the Collateral Agent, at:

               The Chase Manhattan Bank
               270 Park Avenue
               New York, NY 10017
               Attention: William Caggiano
               Telephone No.: (212) 270-1338
               Facsimile No.: (212) 972-0009

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                                  *    *    *

          IN WITNESS WHEREOF, HFS and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first written above.


                              HFS INCORPORATED


                              By:__________________________
                                 Name:
                                 Title:


                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent for the Banks


                              By:__________________________
                                 Name:
                                 Title:


Acknowledged and agreed by:

CHARTWELL LEISURE INC.


By:__________________________
  Name:
  Title:

                                                                       EXHIBIT J
                                                                       ---------


                             HFS SUBORDINATED NOTE
                             ---------------------


$__________________                    ____________________, _________


          FOR VALUE RECEIVED, CHARTWELL LEISURE INC., a Delaware corporation (the "Company"), hereby promises to pay to HFS INCORPORATED (the "Payee"), on_______________________/1/ in lawful money of the United States of America in immediately available funds, at ______________________________________________,
the principal sum of _________________________DOLLARS ($           ).

          The Company further promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum which shall, during each Interest Period applicable hereto, be equal to the sum of the Applicable Margin for $ Eurodollar Loans as in effect from time to time plus the Eurodollar Rate for such Interest Period. Successive three month Interest Periods (beginning on the date hereof) shall be applicable for purposes of making all interest determinations pursuant to this HFS Subordinated Note, with accrued interest to be paid hereunder (subject to the subordination provisions referenced below) on the last day of each such Interest Period. Interest Periods and the Applicable Margin applicable to this HFS Subordinated Note shall be determined on the same basis as is provided in the Credit Agreement, and the Eurodollar Rate for each Interest Period shall also be determined as provided in the Credit Agreement. As used herein, the term "Credit Agreement" shall mean the Credit Agreement, dated as of August 28, 1996, among the Company, Chartwell Canada Corp., various lenders from time to time party thereto, The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements.

          The parties hereto hereby agree that all payments hereunder shall be subordinated as provided in the HFS Subordination Agreement referred to in the Credit Agreement. Furthermore, to the extent a payment is not permitted to be paid by virtue of said subordination provisions, the Payee shall not exercise any rights or remedies in respect of any


_______________
/1/ Insert date which is on or later than the first anniversary of the Final Maturity Date as defined under the Credit Agreement, as the same may be modified, amended or supplemented from time to time.

amount owing under this HFS Subordinated Note which is not permitted to be paid at such time as a result of such subordination provisions.

          THE HOLDER OF THIS HFS SUBORDINATED NOTE, BY ACCEPTANCE HEREOF, AGREES WITH THE COMPANY THAT THIS HFS SUBORDINATED NOTE, AND THE COMPANY'S OBLIGATIONS HEREUNDER, SHALL BE SUBORDINATE AND JUNIOR TO ALL INDEBTEDNESS OF THE COMPANY CONSTITUTING SENIOR INDEBTEDNESS (AS DEFINED IN THE HFS SUBORDINATION AGREEMENT) ON THE TERMS AND CONDITIONS SET FORTH IN THE HFS SUBORDINATION AGREEMENT, WHICH HFS SUBORDINATION AGREEMENT IS HEREIN INCORPORATED BY REFERENCE AND MADE A PART HEREOF AS IF SET FORTH HEREIN IN ITS ENTIRETY.

          This HFS Subordinated Note may not be pledged, transferred or assigned by Payee without the prior written consent of the Company.

          This HFS Subordinated Note shall be construed in accordance with and be governed by the law of the State of New York.

                                            CHARTWELL LEISURE INC.


                                            By:_____________________________
                                               Name:
                                               Title:


Agreed and Accepted:

HFS INCORPORATED


By:___________________________
  Name:
  Title:

                                                                       EXHIBIT K
                                                                       ---------


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                     Date _____________, _______


          Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as
therein defined.   _____________ (the "Assignor") and ___________ (the
"Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of the Assignor under the Credit Agreement relating to the Total Revolving Loan Commitment and the Total Revolving C$ Loan Commitment, including all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment, the Total Revolving C$ Loan Commitment, the Revolving Loans and the Letters of Credit.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of HFS or the Company or any of its Subsidiaries or the performance or observance by HFS or the Company and its Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to

                                                                       EXHIBIT K
                                                                          Page 2


make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent, the Syndication Agent, and the Collateral Agent to take such action as administrative agent, documentation agent and collateral agent, as the case may be, on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, the Documentation Agent, and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 14.04(b) of the Credit Agreement.]/1/

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of any consent of Chase and any other Issuing Bank to the extent required by Section 14.04(b) of the Credit Agreement, the receipt by the Administrative Agent of the assignment fee referred to in such Section 14.04(b) and the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in Section 14.16 of the Credit Agreement, or such later date, if any, which may be specified in Item 5 of Annex I hereto (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Administrative Agent and the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in Section 14.16 of the Credit Agreement, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that the Assignee shall be entitled to (w) all interest on the Assigned Share of the Revolving Loans at the rates specified in
Item 6 of Annex I hereto; (x) all Commitment Commission on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto; and (y) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I

-------------------
/1/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                       EXHIBIT K
                                                                          Page 3


hereto, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                  *    *    *

                                                                       EXHIBIT K
                                                                          Page 4


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written.


Accepted this _____ day                  [NAME OF ASSIGNOR],
of _______________, _______                 as Assignor


                                         By:_________________________
                                            Title:


                                         [NAME OF ASSIGNEE],
                                            as Assignee


                                         By:_________________________
                                            Title:

Acknowledged:

THE CHASE MANHATTAN BANK,
  as Administrative Agent


By:_________________________
   Title:


[Acknowledged and Agreed:


THE CHASE MANHATTAN BANK,
   as an Issuing Bank]


By:_________________________
   Title:


[NAME OF ANY OTHER ISSUING BANK]
  as an Issuing Bank


By:_________________________/2/
   Title:]

-------------------
/2/ Consent of Issuing Bank is required for assignments pursuant to Section 14.04(b)(y) of the Credit Agreement.

                                                                         ANNEX I
                                                                         -------


               ANNEX FOR BANK ASSIGNMENT AND ASSUMPTION AGREEMENT


1.   Borrowers:

          Chartwell Leisure Inc. and Chartwell Canada Corp.


2.   Name and Date of Credit Agreement:

          Credit Agreement, dated as of August 28, 1996, among Chartwell Leisure Inc., Chartwell Canada Corp. the Banks from time to time party thereto, The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent.


3.   Date of Assignment Agreement:

          _________________ _____, ______.


4.   Amount (as of date of item #3 above):

                               Revolving Loan        Revolving C$
                                 Commitment         Loan Commitment
                            --------------------  --------------------

     a.  Aggregate Amount
         for all Banks      $__________________   $______________

     b.  Assigned Share      __________________%   _____________%

     c.  Amount of
         Assigned Share    $___________________  $______________

5.   Settlement Date:

          _________________ _____, ______.

                                                                         ANNEX I
                                                                          Page 2

6.   Rate of Interest to the Assignee:

          As set forth in Section 1.08 of the Credit Agreement
          (unless otherwise agreed to by the Assignor and the Assignee)./3/


7.   Commitment Commission:

          As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)./4/


8.   Letter of Credit Fees to the Assignee:

          As set forth in Section 3.01(c) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)./5/


9.   Notice:

     ASSIGNOR:

     ___________________________
     ___________________________
     ___________________________
     ___________________________
     Attention:
     Telephone No.:
     Facsimile No.:
     Reference:

-------------------
/3/ The Borrowers and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

/4/ The Borrowers and the Administrative Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in
     Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

/5/ The Borrowers and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in
     Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 3


     ASSIGNEE:

     ___________________________
     ___________________________
     ___________________________
     ___________________________
     Attention:
     Telephone No.:
     Facsimile No.:
     Reference:

Payment Instructions:

     ASSIGNOR:

     ___________________________
     ___________________________
     ___________________________
     ___________________________
     ABA No.:
     Account No.:
     Reference:
     Attention:

     ASSIGNEE:

     ___________________________
     ___________________________
     ___________________________
     ___________________________
     ABA No.:
     Account No.:
     Reference:
     Attention:


Accepted and Agreed:

[NAME OF ASSIGNEE]                       [NAME OF ASSIGNOR]

By:_____________________                 By:_____________________
   Title                                    Title

                                                                     EXHIBIT L-1

Site No.:
Property:


                               LICENSE AGREEMENT

                              FORTE HOTELS, INC.
               1973 FRIENDSHIP DRIVE, EL CAJON, CALIFORNIA 92020

     THIS AGREEMENT entered into at El Cajon, California, this ________ day of January 1996, by and between FORTE HOTELS, INC., a California corporation, hereinafter referred to as "LICENSOR," and __________________________, a Delaware corporation, hereinafter referred to as "LICENSEE," who is the owner, lessee, and/or operator of the specific premises described as follows:

     located at

hereinafter referred to as the "property" or the "motor hotel".

WITNESSETH:

     WHEREAS, LICENSOR has developed and implemented a plan for providing, and has provided, a network of motor hotels and related services of high quality and of distinguishing characteristics (hereinafter referred to as the "System"), including (but not limited to) the following:

     (1) The right to use the registered service marks and trademarks, "Travelodge(R)" and "Sleepy Bear(R)," which have been registered or applied for in the United States Patent Office and in the appropriate trademark offices in other countries, use of both of which is solely and exclusively granted by LICENSOR;

     (2) The words, service marks or trademarks "Travelodge(R)," "Travelodge(R) Hotel," "Travelodge(R) Motel," "Sleepy Bear(R)," and other combinations of said words, service marks or trademarks, either alone or in association with the color schemes, building designs, insignia, logograms, slogans and signs, used as part of the System, in association with a nationwide service of motor hotels all symbolizing standardized, high quality, distinctive motor hotel service;

     (3) Style, color and other distinguishing characteristics equipment, furnishings and appliances used in and about the motor hotel or any other distinguishing characteristics;

     (4) Methods of operation, referrals and reservation procedures and national advertising and publicity service; and

     (5) Standardized, uniform motor hotels services providing lodging, food, beverage, and other conveniences, parking for automobiles, and motor hotel services of a distinctive nature in accordance with fair and ethical policies and practices and with the highest standards of efficiency, courtesy, hospitality and cleanliness; and

     WHEREAS, LICENSEE wishes to be a part of the System and to be licenses to provide motor hotel services of the same distinctive nature and high quality as has been established and to use the same trademarks, service marks, color patterns and schemes, signs, designs and other distinguishing characteristics of the System as have been established and are provided by LICENSOR. It is the intention of the parties that the motor hotel which is the subject of the license granted under this Agreement, together with motels and motor hotels now or hereafter operated by LICENSOR and/or joint ventures of which LICENSOR and/or affiliates are a party, and those operated or to be operated by other licensees, will form parts of the System. The success of both parties to this Agreement and of other licensees is directly affected by the business conduct of all licensees in the System. LICENSEE, therefore, recognizes that adherence to the terms of this Agreement, including the payment of all fees, is a matter of mutual importance and consequence to LICENSEE, to Licensor and to all other licensees.

     THE TRAVELODGE(R) System is comprised of the LICENSOR, ITS LICENSEES, ITS CUSTOMERS, ITS POTENTIAL CUSTOMERS AND ITS VENDORS AND SUPPLIERS. It is the role of LICENSOR to administer the License Agreement and in so doing weigh the needs of the entire TRAVELODGE system, and all of the licensees in it. LICENSOR has a paramount duty to protect the Travelodge trademark for the ultimate benefit of the TRAVELODGE franchise system. Any control TRAVELODGE LICENSOR exerts over LICENSEE pursuant to this Agreement is limited to the amount necessary to protect LICENSOR's trademarks and service marks.

     NOW, THEREFORE, IT IS MUTUALLY COVENANTED AND AGREED AS FOLLOWS:

     1. LICENSOR grants to LICENSEE, subject to the terms and conditions hereof, a nonexclusive license to use the System and the registered trademarks and service marks, "Travelodge(R)" and "Sleepy Bear(R)" for and in connection with LICENSEE'S aforesaid motor hotel, the location of which is described above. Said motor hotel shall be operated under the name Hayward (S.F. Bay), except as otherwise required hereunder.

     2.   a.   This Agreement and License shall be in effect for a term
commencing on the date hereof and continuing for a period (the "Term") of twenty
(20) years. NEITHER PARTY HAS RENEWAL RIGHTS OR OPTIONS.

          b. Notwithstanding the foregoing, this Agreement may be terminated during the term hereof if LICENSEE shall:

          i.) violate any covenant, condition or obligation herein contained, or any standard in the then current TRAVELODGE operations manual, or contained in any other agreement between the parties hereto or their affiliated companies, and such violation continues after the expiration of thirty (30) days after written notice of default from LICENSOR stating the facts of such breach; or

          ii.) make an assignment for the benefit of creditors or become insolvent; or file a voluntary petition in bankruptcy, or be adjudicated a bankrupt or insolvent, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, under any present or future law or regulation or seek or acquiesce in the appointment of any trustee, receiver or liquidator for any substantial part of the properties of LICENSEE; or if, within sixty (60) days after the commencement of any proceeding against LICENSEE seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future law or regulation, such proceeding shall not have been dismissed; or if, within sixty
                 (60) days after the appointment without the consent or acquiescence of LICENSEE of any trustee, receiver or liquidator of any substantial part of the properties of LICENSEE of any trustee, receiver or liquidator of any substantial part of the properties of LICENSEE, such appointment shall not have been vacated; or

          iii.) following substantial destruction by fire or other cause, not rebuild and open for business to the public within a period not exceeding twelve (12) months, in accordance with the original plans or such other plans and specifications as shall be approved by LICENSOR in writing.

          Then LICENSOR may, at its option, by written notice to LICENSEE, immediately declare this Agreement and License and all rights and privileges hereunder terminated, and LICENSEE shall pay to LICENSOR any and all accrued amounts due to the effective date of such termination and any and all damages suffered by LICENSOR as a result of such termination.

          Both parties agree that if LICENSEE violates any covenant, condition or obligation contained herein, LICENSOR shall be entitled to compensation for the detriment incurred, but that it is extremely difficult and impractical to ascertain the extent of the detriment. To avoid this problem, the parties agree to liquidated damages as provided in Paragraph 30.

     3. In consideration of the extremely valuable rights granted to LICENSEE hereunder, Licensee shall make payments to Licensor as follows:

          a. An initial license fee (hereinafter the "initial license fee") of Dollars ($0.00), plus any applicable taxes, which has been fully earned and is, therefore, nonrefundable.

          b. In addition, LICENSEE shall, within five (5) days after the end of each calendar month during the term of this Agreement, commencing with the calendar month in which operations begin at the motor hotel, pay to LICENSOR royalty fee equal to four percent (4%) of the Gross Room Revenue. This royalty fee is in consideration of LICENSEE's use of LICENSOR's trademarks and service marks, and is fully earned each day such trademarks and service marks are used by LICENSEE, and is not subject to any counterclaims or setoffs of any nature.

          c. LICENSEE agrees that a percentage of the Gross Room Revenue (as that term is defined herein) of the motor hotel shall be paid each month to the Licensor Marketing Fund for national advertising and promotion of motels and motor hotels operating under Licensor's Trademarks and Service Marks within five
(5) days after the end of each calendar month. The percentage of Gross Room Revenue to be paid hereunder, currently four percent (4.0%), shall be set by the Board of Directors of LICENSOR, from time to time, and the percentage so set shall be effective commencing on the first day of the month following the month in which the Board of Directors so set the said percentage. LICENSEE may receive bills from LICENSOR for its proportionate share of the cost of the referral reservation and directory service, for travel agents' or airline commissions for LICENSEE's property, and for other services provided to the LICENSEE and LICENSEE shall timely pay the amount of such bills.

          d. All past due accounts incurred pursuant to this section shall bear an interest rate not to exceed one and one-half percent (1 1/2%) of the unpaid balance per month, or the highest rate of interest permitted by law in the jurisdiction where the motor hotel is located, whichever is lower, and LICENSEE authorizes LICENSOR to deduct any sums LICENSEE is in arrears to LICENSOR from any sums payable by TRAVELODGE LICENSOR to LICENSEE.

          e. It is anticipated that the LICENSOR may enter into certain contractual obligations on behalf of LICENSEE including, but not limited to, agreements in connection with the sites for, erection or maintenance of one or more billboard type advertising signs. LICENSOR may expend funds at its discretion to best support the Travelodge system. To induce LICENSOR to enter into such contractual arrangements, LICENSEE does hereby agree to pay all costs and expenses, and to hold LICENSOR harmless from all costs and liability, incurred in connection therewith. LICENSOR will only enter into such property specific agreements with LICENSEE's approval. TRAVELODGE LICENSOR does not guarantee any minimum number of guests from the referral reservation and directory service.

          f. The term "Gross Room Revenue" as used herein shall include all receipts derived from the renting, use or occupancy of guest rooms and meeting rooms in the motor hotel, excluding sales taxes or other taxes which may be required by law to be collected from guests.

     4.   a.   On, or before five (5) days after the end of each calendar month,
LICENSEE shall submit to LICENSOR a statement on special forms provided to LICENSEE by LICENSOR showing the number of rooms rented and the Gross Room Revenue obtained with respect to the motor hotel during such month, and each such statement shall be certified by LICENSEE to be true and accurate and shall be accompanied by the payment set forth in Paragraphs 3.b and 3.c above.

          b. LICENSEE shall keep on the premises of the motor hotel true and accurate books, records and accounts relating to Gross Room Revenues for a period of at least two (2) years, and LICENSOR, its agents or representatives, shall be allowed to examine and audit and make copies of entries in said books, records and accounts at all reasonable times. If LICENSOR, or its agents or representatives discover a discrepancy in LICENSEE reporting to LICENSOR of greater than five percent (5%), then the LICENSEE shall reimburse LICENSOR for all costs incurred in performing such audit, including travel, meals and lodging for the auditors.

          c. LICENSEE shall provide LICENSOR, within sixty (60) days following the close of each fiscal year, a Statement of Operations, including an unaudited Balance Sheet and Profit and Loss Statement for such fiscal year, copies of occupancy tax forms submitted to governmental agencies and at other times such reports as LICENSOR may require on forms to be prescribed by LICENSOR, all to be true and correct and prepared in conformity with generally accepted accounting principles on a basis consistent with that of the prior year. LICENSEES with motor hotels of 100 rooms or more must also provide LICENSOR with a revenue audit prepared by an independent certified public accountant for each fiscal year. Such audit will be provided to LICENSOR within sixty (60) days of the close of LICENSEE'S fiscal year.

     5.   a.   LICENSEE acknowledges LICENSOR's exclusive right and title to use and to license others to use the registered service marks and trademarks. LICENSEE agrees not to use or imitate the said System or service marks and trademarks except under written license from LICENSOR;

          b. The License herein granted to use "Travelodge(R)," "Sleepy Bear(R)," and any other service marks and trademarks subsequently adopted by LICENSOR is nonexclusive and is applicable only to the specific motor hotel described herein;

          c. Exclusive title and rights to use and to license others to use any other service marks and trademarks subsequently adopted by LICENSOR for the System or any part thereof or addition thereto shall be the exclusive property of LICENSOR;

          d. All highway or other signs depicting the words, style and design of "Travelodge(R)" and also the likeness "Sleepy Bear(R)" which advertise LICENSEE's motor hotel shall first be approved by LICENSOR in writing in all respects, including size, location, copy, color and materials, which approval shall not be unreasonably withheld;

          e. In all uses of the registered marks "Travelodge(R)" and "Sleepy Bear(R)" by LICENSEE, an "R" in a circle shall be affixed adjacent to such marks: (R), and in Canada the following legend included at least once in connection with such use: "Marks used under license".

          f. LICENSEE shall not use the name "Travelodge(R)" nor "Sleepy Bear(R)" as a part of its partnership, joint venture, corporate or other business name; and

          g. Upon any termination of this Agreement this instrument forthwith constitutes an assignment to LICENSOR of all of LICENSEE's rights in and to said service marks and trademarks, "Travelodge(R)" and "Sleepy Bear(R)," together with the good will of the business then symbolized thereby insofar as LICENSEE and said motor hotels are concerned, and LICENSEE will immediately discontinue all use of said registered service marks and trademarks and shall immediately obliterate the words "Travelodge(R)," "Sleepy Bear(R)" and the design of "Sleepy Bear(R)" from LICENSEE's signs and from any and all places and materials whatsoever.

          If LICENSEE shall fail to obliterate any such words within fifteen
(15) days after written demand, then LICENSOR by its duly authorized agents may enter upon the premises of LICENSEE to accomplish said results without being guilty of trespass or any other tort, and may make or cause to be made such changes at the expense of LICENSEE, which LICENSEE agrees to pay on demand. LICENSOR and LICENSEE further agree that it would be impractical or extremely difficult to fix the actual damage sustained by LICENSOR for LICENSEE's use of the service marks and trademarks "Travelodge(R)" or "Sleepy Bear(R)," and LICENSEE agrees therefore to pay to LICENSOR as liquidated damages Five Hundred Dollars ($500) a day for each day's unauthorized use thereof. LICENSEE also agrees that LICENSOR will suffer great and irreparable injury from any use by LICENSEE, after the termination of this Agreement of the service marks and trademarks "Travelodge(R)" and "Sleepy Bear(R)" and that injunctive relief will be the only fair, adequate and complete remedy available to LICENSOR. Accordingly, LICENSEE hereby consents to the entry of an injunction in favor of LICENSOR, permanently enjoining further use of said service marks and trademarks subsequent to any such termination of this Agreement.

     6.   LICENSEE agrees:

          a. To maintain a high moral standard and atmosphere at LICENSEE's Travelodge(R);

          b. To comply with all local, State and Federal laws, ordinances, rules and regulations pertaining thereto; to maintain its premises and accommodations in a clean, safe and orderly manner;

          c. To provide efficient, courteous and high quality Travelodge(R) System service to the public;

          d. To furnish motor hotel services and conveniences of the same quality, type and distinguishing characteristics as are established and maintained by LICENSOR in the System, to the end that the motor hotel operated by LICENSEE under this Agreement shall help to create and build good will among the public for Travelodge(R) System motels and motor hotels as a whole and so that LICENSOR, LICENSEE, and each member of said system shall be benefitted, and the public assured uniform, efficient, courteous, high quality service on a standardized basis; to comply with any and all marketing manuals as are currently used in the System, or which may hereafter be implemented for use in the System by LICENSOR;

          e. To conduct its motor hotel business and advertise the same by use of such symbols as may be established from time to time by LICENSOR and none other; to diligently promote and make every reasonable effort to steadily increase said business by selling and providing accommodations and related services at its motor hotel to all persons who inquire for them and by printed advertisements and highway signs a reasonable distance from the location of the motor hotel;

          f. To refrain from using any items of merchandise, equipment, stationery, supplies, furnishings or utensils bearing the service marks or trademarks, "Travelodge(R)" or "Sleepy Bear(R)," in connection with the operation of the motor hotel unless the same shall have been first submitted to and approved in writing by LICENSOR, which approval shall not be unreasonably withheld;

          g. To use and distribute guidebooks and directories in accordance with standards and requirements established by LICENSOR;

          h. To repair and paint (color scheme to be approved by LICENSOR) the exterior and interior of the motor hotel buildings and structures at reasonable times or upon the request of LICENSOR; and at all times to maintain the interior and exterior of the building, structures and surrounding premises in a clean, orderly and sanitary condition satisfactory to LICENSOR. The failure to repair and paint is to be considered a monetary default;

          i. To permit inspection at all reasonable times of accommodation and related service facilities and procedures by LICENSOR representatives to assure full compliance with this Agreement;

          j. To comply with the standards of hosting, management, food service and preparation, and housekeeping established by the Operations Department of LICENSOR, and to follow the procedures set forth in the operations manual published by LICENSOR (as revised from time to time), receipt of a copy of which is acknowledged. No variation from these standards and procedures is permitted without the prior written consent of LICENSOR. The Travelodge(R) operations manual shall remain the sole property of LICENSOR and shall be returned to LICENSOR in the event of the termination of this Agreement;

          k. To abide by the operational policy decisions determined by the representative board of the system and by the majority decisions of the co-owner and licensees of the System. However, in the event of any conflict between said operational policy decisions and provisions of the Travelodge(R) operations manual, the latter shall control. LICENSEE shall cooperate with LICENSOR, the Licensor Marketing Fund and the owners and manager of other Travelodge(R) motels and motor hotels with regard to common problems and policies;

          l. To obtain the approval of LICENSOR for all furniture, furnishings, fixtures, supplies, utensils and equipment which it proposes to use in its motor hotel; to purchase or lease from LICENSOR, or from anyone designated by LICENSOR, all furniture, furnishings, fixtures, supplies, utensils and equipment which it proposes to use in its motor hotel. LICENSEE shall not be obligated to purchase or lease any of said items from LICENSOR or its designee if LICENSEE desires to purchase or lease the same from third persons provided, however, said items must be at least equal in quality and strength to those specified by LICENSOR for the System in its specifications in respect thereof;

          m. To give consideration to rental rates to be charged for motor hotel rooms to be rented to the public that LICENSOR, on the basis of its experience in respect to relevant factors including services offered, location and area, may from time to time recommend to the end that the public and the System will best be served and protected, particularly against excessive charges;

          n. To cause the person or person who will be directly responsible for the management and operation of the motor hotel business contemplated by this Agreement to attend the LICENSOR orientation school to become familiar with the System. The cost for attending the orientation school shall be borne by LICENSEE;

          o. To participate in all LICENSOR network promotions and programs including, but not limited to VNA, FIT, group coupons, industry discounts, senior citizens, airline discounts, travel agent discounts, family plans, children's-free policy, children's programs, Break Rate programs and Frequent Traveler Program;

          p.   To comply with LICENSOR standards for guest supplies;

          q. To participate in LICENSOR's international referral system for guests, groups and meeting planners;

          r. To comply with LICENSOR standards for reservation services and equipment including, but not limited to, airline surcharges, general sales agents fees and property terminal system;

          s. To attend the annual Travelodge(R) Conference, area meetings and special LICENSOR meetings;

          t. To comply with all travel trade policies and procedures including, but not limited to, travel agent commissions, group tour policies, travel agent and group promotions and trade show support;

          u. To participate in LICENSOR programs that recognize individuals or companies responsible for booking guests into Travelodge(R); and

          v. To comply with LICENSOR employee standards for uniform appearance, and treatment of guests. LICENSOR shall have no authority to hire, fire, or control LICENSEE's employees.

     7. LICENSOR expressly reserves the right to reasonably revise, amend and change from time to time the System or any part thereof. Such System, as so changed, revised or amended, shall for all purposes be deemed to be the System referred to in this Agreement. Any and all improvements in the System developed by LICENSOR or by LICENSEE shall be and become the sole and absolute property of LICENSOR and become part of the LICENSOR business knowledge, and LICENSEE shall have no right to use such improvements or business knowledge except in accordance with this Agreement. Information and data disclosed by LICENSEE in respect to its motor hotel operations and business shall not be confidential.

     8. During the term of this Agreement, LICENSEE will not discontinue the operation of the motor hotel under the service mark and trademark "Travelodge(R)," nor sell, transfer, assign, lease or sublet, nor offer to sell, transfer, assign, lease or sublet any interest in the names "Travelodge(R)" or "Sleepy Bear(R)," the motor hotel or any part thereof, or in the business conducted in connection therewith, or in the buildings, equipment or furnishings used in connection therewith, or any interest in LICENSEE without the prior written consent of LICENSOR, which consent shall not be unreasonably withheld. In approving of the proposed transferee, TRAVELODGE LICENSOR shall take into consideration, among other factors, the financial condition of the proposed transferee, the proposed transferee's previous business experience and the general integrity and reputation of the proposed transferee.

          a. If LICENSEE, at any time during the term hereof, shall receive a bona fide offer acceptable to LICENSEE to purchase, lease or sublease the motor hotel,

LICENSEE shall promptly inform LICENSOR in writing, setting forth the full terms of such offer, and LICENSOR may, within thirty (30) days after receipt of such written notice, at its option, elect, by giving written notice to LICENSEE, to purchase, lease or sublease the motor hotel on the same terms and conditions contained in said offer. Until the end of said thirty (30) day option period, LICENSEE shall not accept any third-party bona fide offer;

          b. If, at the expiration of the thirty (30) day period referred to in Subparagraph 8.a. above, LICENSOR has failed to elect to exercise said option, LICENSEE may transfer, sell, lease or sublease the motor hotel on terms no more favorable than those submitted to LICENSOR in writing, subject to LICENSOR's approval of the prospective purchaser or lessee, as hereinafter provided. LICENSOR shall have sixty (60) days from and after the expiration of the aforementioned thirty (30) day period to approve or disapprove of the prospective successor in writing. In the event the prospective successor is not acceptable, LICENSOR shall notify the LICENSEE of this fact in writing. In such event, LICENSEE shall not be permitted to transfer its interest in this Agreement and in the License granted hereby to any other party without first obtaining LICENSOR's approval. In the event of a transfer without LICENSOR's prior approval, LICENSOR shall have the right to immediately terminate this Agreement;

          c. In the event the prospective successor is acceptable to LICENSOR, such acceptance shall be conditioned upon the fact that the prospective successor agrees to enter into the then current standard form of License Agreement being offered by LICENSOR to prospective licensees with the royalty provision stated in such form of agreement, but the requirement of initial franchise fee or its equivalent shall be waived by LICENSOR; and

          d. Upon any transfer of LICENSEE's interest in the motor hotel, the successor or successors to LICENSEE, as a condition of their right to the continued enjoyment of the benefits of this Agreement, and to reimburse LICENSOR for its expenses in respect to reviewing the qualifications of the prospective transferee, will be required at LICENSOR's option, to pay to LICENSOR a nonrefundable license transfer fee of Ten Thousand Dollars ($10,000).

     9. LICENSOR shall have the privilege, if LICENSEE desires to sell, lease, sublease or otherwise transfer its rights to the motor hotel described in this Agreement, to participate with real estate brokers in the listing of the said property and in said transaction and to receive usual reasonable brokerage commissions, fees and costs relating thereto, if LICENSOR procures a buyer or lessee.

     10. LICENSEE warrants that its execution of this AGREEMENT and use of the marks "Travelodge(R)" and "Sleepy Bear(R)," as provided herein, are not a breach of any agreement or covenant with any other person, firm or company. If any person, firm or company shall claim that LICENSEE's execution of this Agreement or use of the marks, "Travelodge(R)" or "Sleepy Bear(R)" is a breach of any such agreement or covenant then LICENSEE will, at its cost and expense, defend such against claim and pay, indemnify and save LICENSOR harmless from all liability and damages including costs and attorney's fees which LICENSOR may incur or sustain in defending against any such claims asserted by such other person, firm or company.

     11. If LICENSEE is to occupy the described premises under a lease, sublease or other written contract from the owner thereof, LICENSEE shall, prior to the execution thereof, obtain LICENSOR's written approval of such lease, sublease or other contract, and such instrument shall contain the express covenant that throughout its term the premises shall be used solely and exclusively as and for a motor hotel under all of the terms and conditions of this Agreement, and that no assignment, transfer, change, modification or other amendment of such instrument shall be entered into between the owner and LICENSEE without the express consent in writing of LICENSOR, which consent shall not be unreasonably withheld. This provision, however, shall be subject to the right of LICENSOR to cancel this Agreement, as set forth in Subparagraph 8.b. of this Agreement. If LICENSEE occupies said premises under a lease, sublease or other contract with the owner as aforesaid, it is agreed that LICENSEE will cause an "Owner's Consent" to the foregoing, in a form prescribed by LICENSOR, to be executed and acknowledged by the owner of said premises within fifteen
(15) days after the day hereof, and if such Owner's Consent shall not be obtained, LICENSOR shall have the option to terminate this Agreement.

     12.  LICENSOR agrees:

          a. To make available consultation with LICENSOR's officials and staff on matters relating hereto;

          b. To make available, upon LICENSEE's request, information that LICENSOR may have with respect to equipment, furniture, furnishings and supplies, including prices thereof, necessary or convenient to operating LICENSEE's motor hotel;

          c. To assist LICENSEE in installing methods of motor hotel operations found by LICENSOR to be sound and effective, and to provide orientation in LICENSOR methods to personnel responsible for the management and operation of the motor hotel (not to exceed three persons), selected by LICENSEE. Such orientation shall be provided at such place as LICENSOR may designate, and LICENSEE shall be responsible for the trainee's wages, board, room and transportation expenses during the orientation period;

          d. To encourage use by the traveling public of those motels and motor hotels operating under licenses from LICENSOR or operated by joint ventures in which LICENSOR or its affiliates are a party;

          e. To furnish to LICENSEE lease terms or prices on signs, entrance signs, decalcomania, forms, stationery and other items of a kind which are then being made available to other licensees of LICENSOR. It is agreed that LICENSEE need not lease or purchase any of the foregoing items from LICENSOR; however LICENSOR shall have the right of prior approval of any such items to be leased or purchased by LICENSEE, which approval shall not be unreasonably withheld; and

          f. To make available to LICENSEE, at LICENSEE's request and at a price to be agreed upon, any or all of the following:

          i.)    Formulation and implementation of an accounting/control system;

          ii.) complete motor hotel accounting service, including preparation of balance sheets, profit and loss statements, depreciation and other schedules and income tax data; and

          iii.)  Advertising and promotional programs for use at local level.

     13. No additional construction or substantial alteration shall be made with respect to the motor hotel, unless working drawings and specifications and color schemes are first approved in writing by LICENSOR, which approval shall not be unreasonably withheld. Upon completion of an addition, LICENSEE agrees to pay to LICENSOR Three Hundred Dollars ($300) per room for Travelodge and Three Hundred Fifty Dollars ($350) per room for Travelodge Hotel for each additional rental room added.

     14. During the term of this Agreement, LICENSEE shall procure, carry and pay for windstorm, fire and extended coverage insurance. The proceeds of any such insurance, in the event of damage or destruction, shall be used to repair or restore the buildings as nearly as possible to their original condition and value.

     15. LICENSEE agrees to indemnify and hold harmless LICENSOR, its officers, agents and employees from loss, cost, damage, expense and liability, including attorney's fees and court costs, by reason of damage or loss, including personal injury, of whatsoever nature or kind, arising in connection with the business of the motor hotel or out of, or as a result of, any negligent or intentional act or failure to act on the part of LICENSEE, its agents, employees, tenants or sub-tenants. LICENSEE agrees to place with an insurance company rated A - or higher by Best's Key Rating Guide and reasonably approved by LICENSOR and keep in effect during this Agreement, insurance for the benefit of LICENSOR (as well as for LICENSEE) covering public liability, on a broad form basis with limits not less than Five Million Dollars ($5,000,000) combined single limits for bodily injury and property damage and include personal injury, products, liquor legal liability and non-owned automobile coverage. LICENSOR is to be named as an additional insured and in case of modification or cancellation of the contract, LICENSOR is to be given 30 days notice. Insurance provisions are to be approved by LICENSOR. In addition, LICENSEE agrees to provide proper Worker's Compensation insurance covering all of its employees. LICENSEE further agrees to deliver to LICENSOR the certificates naming LICENSOR as an additional insured and to promptly pay all premiums on said policies as and when the same become due.

     16. This Agreement contains the entire agreement of the parties, and no representation, inducement, promise or agreement, oral or otherwise, not embodied herein, shall be of any force or effect. No failure of LICENSOR to exercise any power hereunder, or insist upon strict compliance by LICENSEE and any obligation hereunder, and no custom or practice at variance with the terms hereof shall constitute a waiver of LICENSOR's right to demand exact compliance with the terms hereof. Waiver by LICENSOR of any default by LICENSEE shall not affect or impair LICENSOR's rights in respect to any subsequent default of the same or a different kind, or any delay or omission of LICENSOR to exercise any right arising from any default shall affect or impair LICENSOR's right to the same or any future default. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing.

     17. LICENSEE is an independent contractor, and LICENSOR and LICENSEE are not and shall not be considered as joint venturers, partners, employees or agents of each other, and neither shall have the power to bind or obligate the other, except as set forth in this Agreement. LICENSEE shall hold itself out to the public, and all those with whom it does business, as being independently owned and operated, and to prominently display notice of its independent status on all printed material associated with the subject property. LICENSOR and LICENSEE have entered into this agreement for the pursuit of profit and professional fulfillment. Each represents that it has substantial experience in its prospective business and will not rely upon the expertise of the other in the operation of its respective businesses.

     18. LICENSEE hereby acknowledges that the License granted by this Agreement is nonexclusive and that LICENSOR may own or operate, alone or in conjunction with others through a joint venture or otherwise, motels or motor hotels; and further may license others, on the same or different terms as the within Agreement, to operate TRAVELODGE(R) and/or other motels or motor hotels within the near vicinity of the subject motor hotel.

     19. LICENSOR shall not be liable to any person or company for any debts incurred with respect to the motor hotel and business or related business thereof unless LICENSOR specifically agrees in writing to pay such debts. LICENSEE agrees to indemnify and hold LICENSOR harmless from such debts, including reasonable attorney's fees and court costs.

     20. In any suit or action brought under the terms of this Agreement, a reasonable attorney's fee of the prevailing party shall be fixed by the court and shall be taxed as a part of the costs in favor of the prevailing party in such suit or action.

     21. Any action to enforce this Agreement shall be filed in, and shall be governed by and construed in accordance with the laws of, the State of California. The parties waive and will waive all right to jury trial of any dispute either arising from the LICENSOR/LICENSEE relationship, or with respect to this Agreement. The parties waive and will waive all right to seek punitive and/or exemplary damages in any action that arises from the LICENSOR/LICENSEE relationship with respect to this Agreement.

          The place of performance for this Contract shall be in San Diego County, California. LICENSEE shall make the payments required by Paragraph 3 of this Agreement and submit the statements required by Paragraph 4 of this Agreement to LICENSOR at its principal place of business in El Cajon, California.

     22. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, as if such words had been fully and properly written in the appropriate number and gender.

     23. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

     24. Should any part of this Agreement, for any reason, be declared or held invalid, such invalidity shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated; and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     25. All notices pertaining to this Agreement by one party to the other shall be sent by registered or certified mail: If to LICENSOR, addressed to it at 1973 Friendship Drive, El Cajon, California 92020, and if to LICENSEE addressed to it at 339 Jefferson Road, Parsippany, New Jersey 07054 or at such other address as either of the parties shall designate by written notice to the other from time to time. Service of any notice made by mail, or reliable overnight delivery service in the manner herein provided shall be conclusively deemed complete on the day of actual delivery as shown by the addressee's registry or certification receipt, or at the expiration of the second day after the date of mailing, whichever is earlier in time.

     26. All rights under this Agreement shall inure to the benefit of the successors and assigns of LICENSOR. This Agreement is not intended to benefit any other person or entity except the named parties hereto and no other person or entity shall be entitled to any rights hereunder by virtue of so-called 'third party beneficiary rights' or otherwise.

     27. In the event LICENSEE or any successor of LICENSEE herein is a corporation, partnership, joint venture or other entity other than named individuals doing business under their own names, it agrees as follows:

          a. To furnish LICENSOR at the time of execution of this Agreement, or if a successor, as a condition of obtaining LICENSOR's approval of such transfer, a stockholders' agreement executed by all of its stockholders stating that no such stockholder will sell, assign or transfer any of his stock to any person or company other than his immediate family or persons who also are stockholders, without the written consent of LICENSOR, which consent will not be unreasonably withheld;

          b. That no unissued stock will be issued to any person or company other than its stockholders without the written consent of LICENSOR, which consent will not be unreasonably withheld, and that it will furnish LICENSOR, at the time of execution of this Agreement, or, if a successor, as a condition of obtaining LICENSOR's approval of such transfer, a resolution of its Board of Directors which has been ratified by the stockholders to such effect;

          c. To furnish to LICENSOR, at the time of execution of this Agreement, the name of a designated individual to act as representative of LICENSEE in connection with all matters pertaining to this Agreement, which designated individual will be conclusively presumed to have full authority to act for LICENSEE in all matters, and in no event shall LICENSOR be responsible for any action taken by such individual on behalf of LICENSEE; provided, however, that the designated individual may be changed from time to time by notice in writing to LICENSOR and, in the event of such notice, the previously designated individual shall be deemed to have been replaced by the individual named in such notice as of the date of receipt of such notice by LICENSOR; and

          d. That in the event of a violation of the provisions of Subparagraphs a., b. or c. above, or in the event stock is sold, assigned, transferred or issued in violation of said stockholder's agreement or resolution, LICENSOR shall have the option and right, after giving LICENSEE thirty (30) days written notice in which to cure said violations, to forthwith cancel and terminate this Agreement, and thereupon the rights and obligations hereunder shall cease, but such termination shall not affect the obligations hereunder of LICENSEE to take action or abstain from taking action after the termination hereof as provided elsewhere in this Agreement, nor shall it affect the responsibility of LICENSEE for damages or sums due as provided in Paragraph 2.a. above.

     28. LICENSOR may accept any check or payment in any amount without prejudice to LICENSOR's right to recover the balance of the amount due or to pursue any other right or remedy. No endorsement or statement on any check or payment or in any letter accompanying any check or payment or elsewhere shall constitute or be construed as an accord or satisfaction.

     29. The expiration or termination of this Agreement shall be without prejudice to any rights of LICENSOR against LICENSEE and such expiration or termination shall not relieve LICENSEE of any of its obligations to LICENSOR existing at the time of expiration or termination or terminate those obligations of LICENSEE which, by their nature, survive the expiration or termination of this Agreement. LICENSEE is obligated to return, at no expense to the LICENSOR, any and all copies of the operations manual, other manuals and any other communications media and material provided for LICENSEE's use without additional charge in connection with the operation of the Franchised Business.

     30. Notwithstanding anything contained herein to the contrary, the following special stipulations shall be controlling:

          a. Paragraph 2.b.(i) hereof is modified by inserting the word "material" between the words "any" and "covenant" and between the words "any" and "standard" in the first line thereof.

          b. Paragraph 2.b.(iii) hereof is modified by adding at the end thereof the words "which approval shall not be unreasonably withheld or delayed".

          c. The percentage of Gross Room Revenue to be paid to the Licensor Marketing Fund pursuant to Paragraph 3.c. shall be four percent (4%) which percent may be changed by the Board of Directors of LICENSOR in its discretion, provided that any increases therein shall be limited to increases reasonably required to cover the cost of providing the services funded by the Licensor Marketing Fund.

          d. In calculating Gross Room Revenue under Paragraph 3.f. hereof, there shall also be excluded from the receipts described therein separate charges to guests for food and beverage, room service, telephone charges, key forfeitures and entertainment, and vending machine receipts.

          e.   Paragraphs 8.a., 8.b., 8.c. and 8.d. are deleted.

          f.   Paragraph 9 is deleted.

          g. Paragraph 10 is modified by deleting the second sentence thereof and inserting in lieu thereof the following:

               Licensor will indemnify, defend and hold harmless LICENSEE, to the fullest extent permitted by law, from and against all losses, liability and expenses (including reasonable attorney's fees) incurred by LICENSEE in any action or claim arising from LICENSEE's proper use of the System and the marks licensed hereunder alleging that LICENSEE's use of the System and such marks is an infringement of a third party's rights to any trade secret, patent, copyright, trademark, servicemark or trade name. LICENSEE shall promptly notify LICENSOR in writing when any such infringement claim or action is commenced or threatened and LICENSEE shall cooperate in the defense and resolution of such action or claim. Any such claim or action may be resolved by

               LICENSOR requiring that LICENSEE modify its use of the infringing or allegedly infringing property to avoid said infringement, so long as such modification does not materially adversely affect LICENSEE's operation of the motor hotel which is licensed hereunder.

          h.   Paragraph 11 hereof is deleted.

          i. Paragraph 27 is deleted. LICENSEE agrees that the transfer of more than 20% of the currently outstanding equity of LICENSEE, or the issuance of more than 20% of additional equity in, LICENSEE in either case without the written consent of LICENSOR, shall be a breach of this Agreement by LICENSEE permitting the LICENSOR to terminate this Agreement for cause.

          j. Paragraph 12.e. hereof is modified by deleting the word "decalcomania" therefrom.

          k. The parties establish the following schedule of liquidated damages payable by LICENSEE to LICENSOR within 15 days after termination of this Agreement prior to expiration of the Term by LICENSOR with cause or by LICENSEE without cause, insofar as actual damages are difficult to predict and this formula is a reasonable pre-estimate of the actual damages to be suffered by LICENSOR as a result of premature termination of this Agreement. LICENSEE shall pay to LICENSOR the product of the aggregate payments due from LICENSEE pursuant to Paragraph 3.b. (whether or not paid by LICENSEE) during the last twelve (12) months the LICENSEE was part of the TRAVELODGE System under this Agreement, multiplied by the "Factor." If the LICENSEE has not been a part of the TRAVELODGE System under this Agreement for at least twelve (12) months, the parties agree that liquidated damages shall be calculated by taking the average of monthly payments due from LICENSEE pursuant to Paragraph 3.b. (whether or not paid by LICENSEE) under this Agreement times twelve (12), then multiplying by the Factor. If the termination occurs before the end of the fourth year of the Term, then the Factor will be five (5). If the termination occurs during the fifth year of the Term, the Factor will be four (4). If the termination occurs during the sixth year of the Term, the Factor will be three (3). If the termination occurs after the sixth year of the Term, the Factor will be two (2).

          l. LICENSEE and any assignee or successor of the original LICENSEE may assign this Agreement to, the lessee or transferee of fee simple title to the motor hotel upon thirty (30) days prior written notice to LICENSOR at any time during the Term when LICENSEE is not in default under this Agreement without payment of an application, initial or transfer fee by LICENSEE or the assignee provided that (1) the assignee completes and returns to LICENSOR at least fifteen (15) days before the transfer of possession or title, whichever comes first, LICENSOR's standard license applications, (2) the assignee is reasonably acceptable to LICENSOR, (3) for a period ending on the seventh anniversary of the date of execution of this Agreement, LICENSEE remains primarily liable for the timely and full payment of the Licensee's obligations under this Agreement for the payment of liquidated damages in accordance with Paragraph 30.k., and (4) the assignee assumes this Agreement by writing acceptable to and directly enforceable by LICENSOR. From and after said seventh anniversary, LICENSEE shall have no further liability under this subparagraph 1.

          m. LICENSEE may terminate this Agreement at any time without incurring the damages provided in Paragraph 30.k., provided that LICENSEE shall have entered into a license or franchise agreement with another subsidiary of HFS Incorporated ("HFS") providing for the operation of the Property as part of the franchise system owned by said subsidiary, which agreement shall be in the then current standard form of license or franchise agreement being offered to prospective licensees or franchisees by said subsidiary in its then current Uniform Franchise Offering Circular for the state in which the Property is located. Such agreement shall be modified to include liquidated damages and assignment provisions substantially the same as Paragraphs 30.k. and 30.1. hereof, after giving effect to the expiration of the period prior to such termination of this Agreement, and a term at least equal to the unexpired portion of the original term of this Agreement. LICENSEE acknowledges that neither HFS nor any subsidiary of HFS shall be obligated to enter into any license or franchise agreement with LICENSEE with respect to the Property.


                          {SIGNATURE PAGE TO FOLLOW}

   IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the day and year first above written.

FORTE HOTELS, INC.
a California corporation                 a Delaware corporation


by__________________________             _____________________________


by__________________________             _____________________________
"LICENSOR"                               "LICENSEE"

                                   EXHIBIT B

                                                                     EXHIBIT L-2

                                                     Location: Jamaica, New York
                                                     Entity No. ________________
                                                     Unit No.: _________________


                         RAMADA FRANCHISE SYSTEMS, INC.
                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT ("Agreement"), dated _______________, 19___, is between RAMADA FRANCHISE SYSTEMS, INC., a Delaware corporation ("we", "our" or "us"), and Forte Hotels, Inc., a Delaware corporation ("you"). The definitions of capitalized terms are found in Appendix A. In consideration of the following mutual promises, the parties agree as follows:

1.  LICENSE.  We acquired from Franchise Systems Holdings, Inc. ("FSH") pursuant
    -------
to the Master License Agreements the right to use and to sublicense certain trade names, trademarks and service marks including the Marks and the distinctive Ramada System for providing transient guest lodging services to the public under the "RAMADA" name and certain services to its licensees, including the Reservation System, advertising, marketing and training services. We have the exclusive right to license and franchise to you the distinctive "Ramada" System for providing transient guest lodging services. We grant to you and you accept the License, effective and commencing on the Opening Date and ending on the earliest to occur of the Term's expiration, a Transfer or a Termination.
You will call the Facility a "Ramada Plaza Hotel." You may adopt additional or secondary designations for the Facility with our prior written consent, which we may withhold, condition, or withdraw on written notice in our sole discretion.

2.  RAMADA INNS NATIONAL ASSOCIATION.
    --------------------------------

2.1 MEMBERSHIP. You automatically become a member of the Ramada Inns National Association ("RINA"), an unincorporated association. Other Chain licensees are also members of RINA. RINA may consider and discuss common issues relating to advertising and operation of facilities in the System and, through its Executive Committee, make recommendations to us regarding such issues and other matters.

2.2 ANNUAL CONFERENCE. A RINA conference is held each year. The conference date and location will be determined by the RINA Executive Committee after consultation with us. You will pay not less than one "Conference Registration Fee" for each Facility you own. When you pay the Conference Registration Fee, you may send your representative to the conference. Additional Facility representatives may attend subject to conference policies and after payment of an additional Conference Registration Fee for each such additional attendee. You will pay the costs of transportation, lodging and meals (except those we provide as part of the Conference) for your attendees.

3. YOUR IMPROVEMENT AND OPERATING OBLIGATIONS. Your obligations to improve, operate and maintain the Facility are:

3.1 IMPROVEMENTS. You must select and acquire the Location and acquire, equip and supply the Facility in accordance with System Standards. You must provide us with proof that you own or lease the Facility before or within 30 days after the Effective Date. You must begin renovation of the Facility no later than thirty (30) days after the Effective Date. The deadline for completing the pre-opening phase of conversion and renovation, when the Facility must score at least 450 points (or equivalent) under our quality assurance inspection system and be ready to open for business under the System, is ninety (90) days after the Effective Date. All renovations will comply with System Standards, any Approved Plans, Schedule B and any Punch List attached to this Agreement. Your general contractor or you must carry the insurance required under this Agreement during renovation. You must complete the pre-opening renovation specified on the Punch List and the Facility must pass its pre-opening quality assurance inspection with a score of at least 450 points (or equivalent) before we consider the Facility to be ready to open under the System. You must continue renovation and improvement of the Facility after the Opening Date as the Punch List requires and pass a post-opening quality assurance inspection within nine
(9) months after the Opening Date. We may, in our sole discretion, terminate this Agreement by giving written notice to you (subject to applicable law) if
(1) you do not commence or complete the pre-opening or post-opening improvements of the Facility by the dates specified in this Section, or (2) you prematurely identify the Facility as a Chain Facility or begin operation under the System name described in Schedule B in violation of Section 3.3 and you fail to either complete the pre-opening Improvement Obligation or cease operating and/or identifying the Facility under the Marks and System within five days after we send you written notice of default. Time is of the essence for the Improvement Obligation. We may, however, in our sole discretion, grant one or more extensions of time to perform any phase of the Improvement Obligation. You will pay us a non-refundable extension fee of $2.00 per room for each day of any extension of the deadline for completing pre-opening improvements. This fee will be payable to us after each 30 days of the extension. You will pay us the balance of the extension fee outstanding when the Facility opens under the System 10 days after the Opening Date. The grant of an extension will not waive any other default existing at the time the extension is granted.

3.2 IMPROVEMENT PLANS. You will create plans and specifications for the work described in Section 3.1 (based upon the System

Standards and this Agreement) if we so request and submit them for our approval before starting improvement of the Location. We will not unreasonably withhold or delay our approval, which is intended only to test compliance with System Standards, and not to detect errors or omissions in the work of your architects, engineers, contractors or the like. Our review does not cover technical, architectural or engineering factors, or compliance with federal, state or local laws, regulations or code requirements. We will not be liable to your lenders, contractors, employees, guests, others or you on account of our review or approval of your plans, drawings or specifications, or our inspection of the Facility before, during or after renovation or construction. Any material variation from the Approved Plans requires our prior written approval. You will promptly provide us with copies of permits, job progress reports, and other information as we may reasonably request. We may inspect the work while in progress without prior notice.

3.3 PRE-OPENING. You may identify the Facility as a Chain Facility prior to the Opening Date, or commence operation of the Facility under a Mark and using the System, only after first obtaining our approval or as permitted under and strictly in accordance with the System Standards Manual. If you identify the Facility as a Chain Facility or operate the Facility under a Mark before the Opening Date without our express written consent, then in addition to our remedies under Sections 3.1 and 11.2, you will begin paying the Royalty to us, as specified in Section 7.1, from the date you identify or operate the Facility using the Mark. We may delay the Opening Date until you pay the Royalty accruing under this Section.

3.4 OPERATION. You will operate and maintain the Facility continuously after the Opening Date on a year-round basis as required by System Standards and offer transient guest lodging and other related services of the Facility (including those specified on Schedule B) to the public in compliance with the law and System Standards. You will keep the Facility in a clean, neat, and sanitary condition. You will clean, repair, replace, renovate, refurbish, paint, and redecorate the Facility and its FF&E as and when needed to comply with System Standards. The Facility will be managed by either a management company or an individual manager with significant training and experience in general management of similar lodging facilities. The Facility will accept payment from guests by all credit and debit cards we designate in the System Standards Manual. You may add to or discontinue the amenities, services and facilities described in Schedule B, or lease or subcontract any service or portion of the Facility, only with our prior written consent which we will not unreasonably withhold or delay. Your front desk operation, telephone system, parking lot, swimming pool and other guest service facilities may not be shared with or used by guests of another lodging or housing facility.

  3.5 TRAINING. You (or a person with executive authority if you are an entity) and the Facility's general manager will attend the training programs described in Section 4.1 we designate as mandatory for licensees or general managers, respectively. You will train or cause the training of all Facility personnel as and when required by System Standards and this Agreement. You will pay for all travel, lodging, meals and compensation expenses of the people you send for training programs, the cost of training materials and other reasonable charges we may impose for training under Section 4.1, and all travel, lodging, meal and facility and equipment rental expenses of our representatives if training is provided at the Facility.

3.6 MARKETING. You will participate in System marketing programs, including the Directory and the Reservation System. You will obtain and maintain the computer and communications service and equipment we specify to participate in the Reservation System. You will comply with our rules and standards for participation, and will honor reservations and commitments to guests and travel industry participants. You may implement, at your option and expense, your own local advertising. Your advertising materials must use the Marks correctly, and must comply with System Standards or be approved in writing by us prior to publication. You will stop using any non-conforming, out-dated or misleading advertising materials if we so request.


3.6.1 You will participate in any regional marketing, training or management alliance or cooperative of Chain licensees formed to serve the Chain Facilities in your area. We may assist the cooperative collect contributions. You may be excluded from cooperative programs and benefits if you don't participate in all cooperative programs according to their terms, including making payments and contributions when due.

3.7 GOVERNMENTAL MATTERS. You will obtain as and when needed all governmental permits, licenses and consents required by law to construct, acquire, renovate, operate and maintain the Facility and to offer all services you advertise or promote. You will pay when due or properly contest all federal, state and local payroll, withholding, unemployment, beverage, permit, license, property, ad valorem and other taxes, assessments, fees, charges, penalties and interest, and will file when due all governmental returns, notices and other filings.

3.8 INSPECTIONS AND AUDITS. You will permit our representatives to perform quality assurance inspections of the Facility and audit your financial and operating books and records (including tax returns) relating to the Facility and any related business, with or without prior notice of the inspection or audit. The inspections and audits will commence during normal business hours, although we may observe Facility operation and accounting activity at any time. You, the Facility staff and your other agents and employees will cooperate with our inspectors and auditors in the performance of their duties. You will pay us any underpayment of, and we will pay you or credit your Recurring Fee account for any overpayment of, Recurring Fees discovered by an audit. You will pay the reasonable travel, lodging and meal expenses of our reinspection or audit and any reinspection fee we may impose if the Facility does not pass an inspection, you refuse to cooperate with our auditors or inspectors, or the audit reveals that you paid us less than 97% of the correct amount of Recurring Fees. We may publish or disclose the results of quality assurance inspections.

3.9 REPORTS AND ACCOUNTING. You will prepare and submit timely monthly reports containing the information we require about the Facility's performance during the preceding month. You will prepare and submit other reports and information about the Facility as we may reasonably request from time to time or in the System Standards Manual. You will maintain accounting books and records in accordance with generally accepted accounting principles and the American Hotel & Motel Association Uniform System of Accounts for Hotels, as amended, subject to this Agreement and other reasonable accounting standards we may specify from time to time. You will prepare and submit to us if we so request your annual and semiannual financial statements. We do not require that your financial statements be independently audited, but you will send us a copy of your audited statements if you have them audited and we ask for them.

3.10 INSURANCE. You will obtain and maintain during the Term of this Agreement the insurance coverage required under the System Standards Manual from insurers meeting the standards established in the Manual. Unless we instruct you otherwise, your liability insurance policies will name Ramada Franchise Systems, Inc. and HFS Incorporated as additional insureds.

3.11 CONFERENCES. You or your representative will attend each annual RINA conference and pay the Conference Registration Fee described in Section 2.2. Mandatory recurrent training for licensees and general managers described in
Section 4.1.3 may be held at a RINA conference. The Fee will be the same for all Chain Facilities that we license in the United States. You will receive reasonable notice of a Chain conference.

3.12 PURCHASING. You will purchase or obtain certain items we designate as proprietary or that bear Marks from suppliers we approve. You may purchase any other items for the Facility from any competent source you select, so long as the items meet or exceed System Standards.

3.13 GOOD WILL. You will use reasonable efforts to protect, maintain and promote the name "Ramada" and its distinguishing characteristics, and the other Marks. You will not permit or allow your officers, directors, principals, employees, representatives, or guests of the Facility to engage in conduct which is unlawful or damaging to the good will or public image of the Chain or System. You will participate in Chain-wide guest service and satisfaction guaranty programs we require in good faith for all Chain Facilities. You will follow System Standards for identification of the Facility and for you to avoid confusion on the part of guests, creditors, lenders, investors and the public as to your ownership and operation of the Facility, and the identity of your owners.

3.14 FACILITY MODIFICATIONS. You may materially modify, diminish or expand the Facility (or change its interior design, layout, FF&E, or facilities) only after you receive our prior written consent, which we will not unreasonably withhold or delay. You will pay our Rooms Addition Fee then in effect for each guest room you add to the Facility. If we so request, you will obtain our prior written approval of the plans and specifications for any material modification, which we will not unreasonably withhold or delay. You will not open to the public any material modification until we inspect it for compliance with the Approved Plans and System Standards.

3.15 COURTESY LODGING. You will provide lodging at the "Employee Rate" established in the System Standards Manual from time to time (but only to the extent that adequate room vacancies exist) to our representatives traveling on business, but not more than three standard guest rooms at the same time.

3.16 MINOR RENOVATIONS. Beginning three years after the Opening Date, we may issue a "Minor Renovation Notice" to you that will specify reasonable Facility upgrading and renovation requirements (a "Minor Renovation") to be commenced no sooner than 60 days after the notice is issued, having an aggregate cost for labor, FF&E and materials estimated by us to be not more than the Minor Renovation Ceiling Amount. You will perform the Minor Renovations as and when the Minor Renovation Notice requires. We will not issue a Minor Renovation Notice within three years after the date of a prior Minor Renovation Notice, or if the three most recent quality assurance inspection scores of the Facility averaged at least 450 points or equivalent and the most recent quality assurance inspection score for the Facility was at least 425 points or equivalent when the Facility is otherwise eligible for a Minor Renovation.

4.  OUR OPERATING AND SERVICE OBLIGATIONS.  We will provide you with the
    -------------------------------------
following services and assistance:

4.1 TRAINING. We will offer general manager training, property opening, recurrent training and supplemental training.

4.1.1 MANAGEMENT TRAINING. Between 60 days before and six months after the projected Opening Date, we will offer at a location in the United States we designate, and the Facility general manager must complete a training program to our satisfaction. The training program will not exceed two weeks in duration and will cover such topics as System Standards, services available from us, and operating a Chain Facility. We may charge you a reasonable fee for materials for each manager trainee. Each manager's training program may vary depending on his or her prior training and experience. Any replacement general manager of the Facility must complete the training program within the time specified in the System Standards Manual. No tuition will be charged for your first participation in this training but you must pay for your representative's travel, lodging, meals, incidental expenses, compensation and benefits. We may charge you reasonable tuition for training for replacement managers.

4.1.2 PROPERTY OPENING TRAINING. We will provide at the Facility or another agreed location, a "Property Training Program" (at our discretion as to length and scheduling) to assist you in opening the Facility. There is no charge for the Property Training Program other than for the reasonable expenses for travel, room, board and other out-of-pocket costs of our representatives.


4.1.3 RECURRENT TRAINING. We will provide training for you and the Facility's managers if we determine that additional training for licensees and managers is necessary from time to time. Training will be held in our U.S. training center or other locations, or in conjunction with regional workshops or conferences. You will pay for your representative's travel, lodging, meals, incidental expenses, compensation and benefits for this training. We may charge reasonable tuition for refresher courses and regional workshops. This training may be held in conjunction with a Chain conference.

4.1.4 SUPPLEMENTAL TRAINING. We may offer optional training programs without charge or for tuition. We may offer or sell to you video tapes, computer discs or other on-site training aids and materials, or require you to buy them at reasonable prices.

4.1.5 We may charge you a reasonable cancellation fee if you cancel your training program commitments or reservations within 30 days (or such shorter period as we may specify) before the start of any training program at which you or your representative has a reservation. We may charge you tuition for your representatives to attend mandatory sessions other than those people we require to attend the training and fees for instructional materials.

4.2 RESERVATION SYSTEM. We will operate and maintain (directly or by subcontracting with an affiliate or one or more third parties), with funds allocated from the collections of the RINA Services Assessment Fee, a computerized Reservation System or such technological substitute(s) as we determine, in our discretion. We will use the allocated RINA Services Assessment Fees for the acquisition, development, support, equipping, maintenance, improvement and operation of the Reservation System. We will provide software maintenance for the software we license to you to connect to the Reservation System if your Recurring Fee payments are up to date. The Facility will participate in the Reservation System, commencing with the Opening Date for the balance of the Term. We have the right to provide reservation services to lodging facilities other than Chain Facilities or to other parties. We will not offer callers to our general consumer toll free reservation telephone number in the United States the opportunity to make reservations for other lodging chains.

4.3  MARKETING.

4.3.1 We will promote public awareness and usage of Chain Facilities with funds allocated from collections of the RINA Services Assessment Fees by implementing advertising, promotion, publicity, market research and other marketing programs, training programs and related activities, and the production and distribution of Chain publications and directories of hotels. We will determine in our discretion: (i) The nature and type of media placement; (ii) The allocation (if any) among international, national, regional and local markets; and (iii) The nature and type of advertising copy, other materials and programs. We or an affiliate may be reimbursed for the reasonable direct and indirect costs, overhead or other expenses of providing marketing services. We are not obligated to supplement or advance funds available from collections of the RINA Services Assessment Fees to pay for marketing activities. We do not promise that the Facility or you will benefit directly or proportionately from marketing activities.

4.3.2 We may, at our discretion, implement special international, national, regional or local promotional programs (which may or may not include the Facility) and may make available to you (to use at your option) media advertising copy and other marketing materials for prices which reasonably cover the materials' direct and indirect costs.

4.3.3 We will publish the Chain Directory. We will include the Facility in the Chain Directory after it opens if you submit the information we request on time, and you are not in default under this Agreement at the time we must arrange for publication. We will supply Directories to you for display at locations specified in the System Standards Manual or policy statements. We may assess you a reasonable charge for the direct and indirect expenses (including overhead) of producing and delivering the Directories.

4.4 PURCHASING. We may offer optional assistance to you with purchasing items used at or in the Facility. Our affiliates may offer this service on our behalf. We may restrict the vendors authorized to sell proprietary or Mark-bearing items in order to control quality, provide for consistent service or obtain volume discounts. We will maintain and provide to you lists of suppliers approved to furnish Mark-bearing items, or whose products conform to System Standards.

4.5 THE SYSTEM. We will control and establish requirements for all aspects of the System. We may, in our discretion, change, delete from or add to the System, including any of the Marks or System Standards, in response to changing market conditions. We may, in our discretion, permit deviations from System Standards, based on local conditions and our assessment of the circumstances.

4.6 CONSULTATIONS AND STANDARDS COMPLIANCE. We will assist you to understand your obligations under System Standards by telephone, mail, during quality assurance inspections, through the System Standards Manual, at training sessions and during conferences and meetings we conduct. We will provide telephone and mail consultation on Facility operation and marketing through our representatives.

4.7 SYSTEM STANDARDS MANUAL AND OTHER PUBLICATIONS. We will specify System Standards in the System Standards Manual, policy statements or other publications. We will lend you one copy of the System Standards Manual promptly after we sign this Agreement. We will send you any System Standards Manual revisions and/or supplements as and when issued. We will send you all other publications for Chain licensees and all separate policy statements in effect from time to time.

4.8 INSPECTIONS AND AUDITS. We have the unlimited right to conduct unannounced quality assurance inspections of the Facility and its operations, records and Mark usage to test the Facility's compliance with System Standards and this Agreement, and the audits described in Section 3.8. We have the unlimited right to reinspect if the Facility does not achieve the score required on an inspection. We may impose a reinspection fee and will charge you for our reasonable costs of travel, lodging and meals for any reinspection, or for an audit if you pay less than 97% of the correct amount of Recurring Fees. Our inspections are solely for the purposes of checking compliance with System Standards.

5.  TERM.  The Term begins on the Effective Date and expires on the day prior to
    ----
the fifteenth anniversary of the Opening Date. Some of your duties and obligations will survive termination or expiration of this Agreement. You will execute and deliver to us with this Agreement a notarized Declaration of License Agreement in recordable form. We will countersign and return one copy of the Declaration to you. We may, at our option, record the Declaration in the real property records of the county where the Facility is located. The Declaration will be released at your request and expense when this Agreement terminates or expires and you perform your post-termination obligations. NEITHER PARTY HAS RENEWAL RIGHTS OR OPTIONS.

6.  APPLICATION AND INITIAL FEES.  The application fee and initial fee shall be
    ----------------------------
waived.

7.  RECURRING FEES, TAXES AND INTEREST.
    ----------------------------------

7.1 You will pay us certain "Recurring Fees" in U.S. dollars (or such other currency as we may direct if the Facility is outside the United States) fifteen days after the month in which they accrue, without billing or demand. Recurring Fees include the following:

7.1.1  A "Royalty" equal to four percent (4.0%) of Gross Room Revenues of the
          -------
Facility accruing during the calendar month, accrues from the earlier of the Opening Date or the date you identify the Facility as a Chain Facility or operate it under a Mark until the end of the Term.

7.1.2  A "RINA Services Assessment Fee" as set forth in Schedule C for
          ----------------------------
advertising, marketing, training, the Reservation System and other related services and programs, accrues from the Opening Date until the end of the Term. On behalf of RINA, we collect and deposit the Fees from licensees, then disburse and administer the funds collected by means of a separate account or accounts. The RINA Services Assessment Fee is subject to change for all Chain Facilities, and new fees and charges may be assessed for new services, by substituting a new Schedule C or otherwise, but only upon the recommendation of the RINA Executive Committee and after our approval. You will also pay or reimburse us for travel agent commissions paid for reservations at the Facility and other fees levied to pay for reservations for the Facility originated or processed through other reservation systems and networks. We may charge a reasonable service fee for this service. We may charge Facilities using the Reservation System outside the United States for reservation service using a different formula. We may use the RINA Services Assessment Fees we collect, in whole or in part, to reimburse our reasonable direct and indirect costs, overhead or other expenses of providing marketing, training and reservation services.

7.2  You will pay to us "Taxes" equal to any federal, state or local sales,
                         -----
gross receipts, use, value added, excise or similar taxes assessed against us on the Recurring Fees by the jurisdictions where the Facility is located, but not including any income tax, franchise or other tax for the privilege of doing business by us in your State. You will pay Taxes to us when due.

7.3  "Interest" is payable when you receive our invoice on any past due amount
      --------
payable to us under this Agreement at the rate of 1.5% per month or the maximum rate permitted by applicable law, whichever is less, accruing from the due date until the amount is paid.

7.4 If a transfer occurs, your transferee or you will pay us our then current Application Fee and a "Relicense Fee" equal to the Initial Fee we would then
                       -------------
charge a new licensee for the Facility.

8.  INDEMNIFICATIONS.
    ----------------

8.1 Independent of your obligation to procure and maintain insurance, you will indemnify, defend and hold the Indemnitees harmless, to the fullest extent permitted by law, from and against all Losses and Expenses, incurred by any Indemnitee for any investigation, claim, action, suit, demand, administrative or alternative dispute resolution proceeding, relating to or arising out of any transaction, occurrence or service at, or involving the operation of the Facility, any breach or violation of any contract or any law, regulation or ruling by, or any act, error or omission (active or passive) of, you, any party associated or affiliated with you or any of the owners, officers, directors, employees, agents or contractors of you or your affiliates, including when the active or passive negligence of any Indemnitee is alleged or proven. You have no obligation to indemnify an Indemnitee for damages to compensate for property damage or personal injury if a court of competent jurisdiction makes a final decision not subject to further appeal that the Indemnitee engaged in wilful misconduct or intentionally caused such property damage or bodily injury. This exclusion from the obligation to indemnify shall not, however, apply if the property damage or bodily injury resulted from the use of reasonable force by the Indemnitee to protect persons or property.

8.2 You will respond promptly to any matter described in the preceding paragraph, and defend the Indemnitee. You will reimburse the Indemnitee for all costs of defending the matter, including attorneys' fees, incurred by the Indemnitee if your insurer or you do not assume defense of the Indemnitee promptly when requested. We must approve any resolution or course of action in a matter that could directly or indirectly have any adverse effect on us or the Chain, or could serve as a precedent for other matters.

8.3 We will indemnify, defend and hold you harmless, to the fullest extent permitted by law, from and against all Losses and Expenses incurred by you in any action or claim arising from your proper use of the System alleging that your use of the System and any property we license to you is an infringement of a third party's rights to any trade secret, patent, copyright, trademark, service mark or trade name. You will promptly notify us in writing when you become aware of any alleged infringement or an action is filed against you. You will cooperate with our defense and resolution of the claim. We may resolve the matter by obtaining a license of the property for you at our expense, or by requiring that you discontinue using the infringing property or modify your use to avoid infringing the rights of others.

9.  YOUR ASSIGNMENTS, TRANSFERS AND CONVEYANCES.
    -------------------------------------------

9.1 TRANSFER OF THE FACILITY. This Agreement is personal to you (and your owners if you are an entity). We are relying on your experience, skill and financial resources (and that of your owners and the guarantors, if any) to sign this Agreement with you. You may finance the Facility and grant a lien, security interest or encumbrance on it without notice to us or our consent. If a Transfer is to occur, the transferee or you must comply with Section 9.3.
Your License terminates when the Transfer occurs. If the transferee does not sign a replacement license agreement with us before you give the transferee ownership or possession of the Facility, then the License terminates when you transfer ownership or possession of the Facility. The transferee may not operate the Facility under the System, and you are responsible for performing the post-termination obligations in Section 13. You and your owners may, only with our prior written consent and after you comply with Sections 9.3 and 9.6, assign, pledge, transfer, delegate or grant a security interest in all or any of your rights, benefits and obligations under this Agreement, as security or otherwise. Transactions involving Equity Interests that are not Equity Transfers do not require our consent and are not Transfers.

9.2 PUBLIC OFFERINGS AND REGISTERED SECURITIES. You may engage the first registered public offering of your Equity Interests only after you pay us a public offering fee equal to $15,000. Your Equity Interests (or those of a person, parent, subsidiary, sibling or affiliate entity, directly or indirectly effectively controlling you), are freely transferable without the application of this Section if they are, on the Effective Date, or after the public offering fee is paid, they become, registered under the federal Securities Act of 1933, as amended, or a class of securities registered under the Securities Exchange Act of 1934, as amended, or listed for trading on a national securities exchange or the automated quotation system of the National Association of Securities Dealers, Inc. (or any successor system), provided that any tender offer for at least a majority of your Equity Interests will be an Equity Transfer subject to
Section 9.1.

9.3 CONDITIONS. We may, to the extent permitted by applicable law, condition and withhold our consent to a Transfer when required under this Section 9 until the transferee and you meet certain conditions. If a Transfer is to occur, the transferee (or you, if an Equity Transfer is involved) must first complete and submit our Application, qualify to be a licensee in our sole discretion, given the circumstances of the proposed Transfer, provide the same supporting documents as a new license applicant, pay the Application and Relicense Fees then in effect, sign the form of License Agreement we then offer in conversion transactions and agree to renovate the Facility as if it were an existing facility of similar age and condition converting to the System, as we reasonably determine. We will provide a Punch List of improvements we will require after the transferee's Application is submitted to us. We must also receive general releases from you and each of your owners, and payment of all amounts then owed to us and our affiliates by you, your owners, your affiliates, the transferee, its owners and affiliates, under this Agreement or otherwise. Our consent to the transaction will not be effective until these conditions are satisfied.

9.4 PERMITTED TRANSFEREE TRANSACTIONS. You may transfer an Equity Interest or effect an Equity Transfer to a Permitted Transferee without obtaining our consent, renovating the Facility or paying a Relicense Fee or Application Fee. No Transfer will be deemed to occur. You also must not be in default and you must comply with the application and notice procedures specified in Sections 9.3 and 9.6. Each Permitted Transferee must first agree in writing to be bound by this Agreement, or at our option, execute the License Agreement form then offered prospective licensees. No transfer to a Permitted Transferee shall release a living transferor from liability under this Agreement or any guarantor under any Guaranty of this Agreement. You must comply with this Section if you transfer the Facility to a Permitted Transferee. A transfer resulting from a death may occur even if you are in default under this Agreement.

9.5  ATTEMPTED TRANSFERS.  Any transaction requiring our consent under this
Section 9 in which our consent is not first obtained shall be void, as between you and us. You will continue to be liable for payment and performance of your obligations under this Agreement until we terminate this Agreement, all your financial obligations to us are paid and all System identification is removed from the Facility.

9.6 NOTICE OF TRANSFERS. You will give us at least 30 days prior written notice of any proposed Transfer or Permitted Transferee transaction. You will notify us when you sign a contract to Transfer the Facility and 10 days before you intend to close on the transfer of the Facility. We will respond to all requests for our consent and notices of Permitted Transferee transactions within a reasonable time not to exceed 30 days. You will notify us in writing within 30 days after a change in ownership of 25% or more of your Equity Interests that are not publicly held or that is not an Equity Transfer, or a change in the ownership of the Facility if you are not its owner. You will provide us with lists of the names, addresses, and ownership percentages of your owner(s) at our request.

10.  OUR ASSIGNMENTS.  We may assign, delegate or subcontract all or any part of
     ---------------
our rights and duties under this Agreement, including by operation of law, without notice and without your consent. We will have no obligations to you after you are notified that our transferee has assumed our obligations under this Agreement except those that arose before we assign this Agreement.

11.  DEFAULT AND TERMINATION.
     -----------------------

11.1 DEFAULT. In addition to the matters identified in Section 3.1, you will be in default under this Agreement if (a) you do not pay us when a payment is due, (b) you do not perform any of your other obligations when this Agreement and the System Standards Manual require, or (c) if you otherwise breach this Agreement. If your default is not cured within ten days after you receive written notice from us that you have not filed your monthly report, paid us any amount that is due or breached your obligations regarding Confidential Information, or within 30 days after you receive written notice from us of any other default (except as noted below), then we may terminate this Agreement by written notice by you, under Section 11.2. We will not exercise our right to terminate if you have completely cured your default, or until any waiting period required by law has elapsed. In the case of quality assurance default, if you have acted diligently to cure the default but cannot do so and have entered into a written improvement agreement with us within 30 days after the failing inspection, you may cure the default within 90 days after the failing inspection. We may terminate the License if you do not perform that improvement agreement.

11.2 TERMINATION. We may terminate the License, or this Agreement if the Opening Date has not occurred, effective when we send written notice to you or such later date as required by law or as stated in the default notice, when (1) you do not cure a default as provided in Section 11.1 or we are authorized to terminate under Section 3.1. (2) you discontinue operating the Facility as a "Ramada", (3) a guarantor on whom we are relying to enter into this Agreement dies or becomes incapacitated, (4) you lose possession or the right to possession of the Facility, (5) you (or any guarantor) suffer the termination of another license or franchise agreement with us or one of our affiliates, (6) you intentionally maintain false books and records or submit a materially false report to us, (7) you (or any guarantor) generally fail to pay debts as they come due in the ordinary course of business, (8) you, any guarantor or any of your owners or agents misstated to us or omitted to tell us a material fact to obtain or maintain this Agreement with us, (9) you receive two or more notices of default from us in any one year period (whether or not you cure the defaults), (10) a violation of
Section 9 occurs, or a Transfer occurs before the relicensing process is completed, (11) you contest in court the ownership or right to franchise or license all or any part of the System or the validity of any of the Marks, (12) you, any guarantor or the Facility is subject to any voluntary or involuntary bankruptcy, liquidation, dissolution, receivership, assignment, reorganization, moratorium, composition or a similar action or proceeding that is not dismissed within 60 days after its filing, or (13) you maintain or operate the Facility in a manner that endangers the health or safety of the Facility's guests.

11.3  CASUALTY AND CONDEMNATION.

11.3.1 You will notify us promptly after the Facility suffers a Casualty that prevents you from operating in the normal course of business, with less than 75% of guest rooms available. You will give us information on the availability of guest rooms and the Facility's ability to honor advance reservations. You will tell us in writing within 60 days after the Casualty whether or not you will restore, rebuild and refurbish the Facility to conform to System Standards and its condition prior to the Casualty. This restoration will be completed within 180 days after the Casualty. You may decide within the 60 days after the Casualty, and if we do not hear from you, we will assume that you have decided, to terminate this Agreement, effective as of the date of your notice or 60 days after the Casualty, whichever comes first. If this Agreement so terminates, you will pay all amounts accrued prior to termination and follow the post-termination requirements in Section 13. You will not be obligated to pay Liquidated Damages if the Facility will no longer be used as an extended stay or transient lodging facility after the Casualty.

11.3.2 You will notify us in writing within 10 days after you receive notice of any proposed Condemnation of the Facility, and within 10 days after receiving notice of the Condemnation date. This Agreement will terminate on the date the Facility or a substantial portion is conveyed to or taken over by the condemning authority.

11.4 OUR OTHER REMEDIES. We may suspend the Facility from the Reservation System for any default or failure to pay or perform under this Agreement, discontinue Reservation System referrals to the Facility for the duration of such suspension, and may divert previously made reservations to other Chain Facilities after giving notice of non-performance, non-payment or default. We may deduct points under our quality assurance inspection program for your failure to comply with this Agreement or System Standards.

                                      -15

Reservation service will be restored after you have fully cured any and all defaults and failures to pay and perform. We may omit the Facility from the Directory if you are in default on the date we must determine which Chain Facilities are included in the Directory. You recognize that any use of the System not in accord with this Agreement will cause us irreparable harm for which there is no adequate remedy at law, entitling us to injunctive and other relief. We may litigate to collect amounts due under this Agreement without first issuing a default or termination notice. Our consent or approval may be withheld if needed while you are in default under this Agreement or may be conditioned on the cure of all your defaults.

11.5 YOUR REMEDIES. If we fail to issue our approval or consent as and when required under this Agreement within a reasonable time of not less than 30 days after we receive all of the information we request, and you believe our refusal to approve or consent is wrongful, you may bring a legal action against us to compel us to issue our approval or consent to the obligation. To the extent permitted by applicable law, this action shall be your exclusive remedy. We shall not be responsible for direct, indirect, special, consequential or exemplary damages, including, but not limited to, lost profits or revenues.

12.  LIQUIDATED DAMAGES.
     ------------------

12.1 GENERALLY. If we terminate the License under Section 11.2, or you terminate this Agreement (except under Section 11.3 or as a result of our default which we do not cure within a reasonable time after written notice), you will pay us within 30 days following the date of termination, as Liquidated Damages, an amount equal to the sum of accrued Royalties and RINA Services Assessment Fees during the immediately preceding 24 full calendar months (or the number of months remaining in the unexpired Term at the date of termination, whichever is less). If the Facility has been open for less than 24 months, then the amount shall be the average monthly Royalties and RINA Services Assessment Fees since the Opening Date multiplied by 24. You will also pay any applicable Taxes assessed on such payment. Liquidated Damages will not be less than the product of $2,000.00 multiplied by the number of guest rooms in the Facility.
If we terminate this Agreement under Section 3 before the Opening Date, you will pay us within 10 days after you receive our notice of termination Liquidated Damages equal to one-half the amount payable for termination under Section 11.2. Liquidated Damages are paid in place of our claims for lost future Recurring Fees under this Agreement. Our right to receive other amounts due under this Agreement is not affected.

12.2 CONDEMNATION PAYMENTS. In the event a Condemnation is to occur, you will pay us the fees set forth in Section 7 for a period of one year after we receive the initial notice of condemnation described in Section 11.3.2, or until the Condemnation occurs, whichever is longer. You will pay us Liquidated Damages equal to the average daily Royalties and RINA Services Assessment Fees for the one year period preceding the date of your condemnation notice to us multiplied by the number of days remaining in the one year notice period if the Condemnation is completed before the one year notice period expires. This payment will be made within 30 days after Condemnation is completed (when you close the Facility or you deliver it to the condemning authority). You will pay no Liquidated Damages if the Condemnation is completed after the one year notice period expires, but the fees set forth in Section 7 must be paid when due until Condemnation is completed.

13.  YOUR DUTIES AT AND AFTER TERMINATION.  When the License or this Agreement
     ------------------------------------
terminates for any reason whatsoever:

13.1 SYSTEM USAGE CEASES. You will immediately stop using the System to operate and identify the Facility. You will remove all signage and other items bearing any Marks and follow the other steps detailed in the System Standards Manual for changing the identification of the Facility. You will promptly paint over or remove the Facility's distinctive System trade dress, color schemes and architectural features.

13.2 OTHER DUTIES. You will pay all amounts owed to us under this Agreement within 10 days after termination. You will owe us Recurring Fees on Gross Room Revenues accruing while the Facility is identified as a "Ramada", including the RINA Services Assessment Fees for so long as the Facility receives service from the Reservation System. We may immediately remove the Facility from the Reservation System and divert reservations as authorized in Section 11.4. We may also, to the extent permitted by applicable law, and without prior notice enter the Facility and any other parcels, remove software (including archive and back-up copies) for accessing the Reservation System, all copies of the System Standards Manual, Confidential Information, equipment and all other personal property of ours, and paint over or remove and purchase for $10.00, all or part of any interior or exterior Mark-bearing signage (or signage face plates), including billboards, whether or not located at the Facility, that you have not removed or obliterated within five days after termination. You will promptly pay or reimburse us for our cost of removing such items, net of the $10.00 purchase price for signage. We will exercise reasonable care in removing or painting over signage. We will have no obligation or liability to restore the Facility to its condition prior to removing the signage. We shall have the right, but not the obligation, to purchase some or all of the Facility's Mark-bearing FF&E and supplies at the lower of their cost or net book value, with the right to set off their aggregate purchase price against any sums then owed us by you.

13.3 ADVANCE RESERVATIONS. The Facility will honor any advance reservations, including group bookings, made for the Facility prior to termination at the rates and on the terms established when the reservations are made and pay when due all related travel agent commissions.

13.4 SURVIVAL OF CERTAIN PROVISIONS. Sections 3.8, 3.9, 3.13, 7, 8, 11.4, 12, 13, 15, 16 and 17 survive termination of the License and this Agreement, whether termination is initiated by you or us, even if termination is wrongful.

14.  YOUR REPRESENTATIONS AND WARRANTIES.  You expressly represent and warrant
     -----------------------------------
to us as follows:

14.1 QUIET ENJOYMENT AND FINANCING. You own, or will own prior to commencing improvement, or lease, the Location and the Facility. You will be entitled to possession of the Location and the Facility during the entire Term without restrictions that would interfere with your performance under this Agreement, subject to the reasonable requirements of any financing secured by the Facility. You have, when you sign this Agreement, and will maintain during the Term, adequate financial liquidity and financial resources to perform your obligations under this Agreement.

14.2 THIS TRANSACTION. You have received, at least 10 business days prior to execution of this Agreement and making any payment to us, our current Uniform Franchise Offering Circular for prospective licensees. Neither we nor any person acting on our behalf has made any oral or written representation or promise to you that is not written in this Agreement on which you are relying to enter into this Agreement. You release any claim against us or our agents based on any oral or written representation or promise not stated in this Agreement. You and the persons signing this Agreement for you have full power and authority and have been duly authorized, to enter into and perform or cause performance of your obligations under this Agreement. You have obtained all necessary approvals of your owners, Board of Directors and lenders. Your execution, delivery and performance of this Agreement will not violate, create a default under or breach of any charter, bylaws, agreement or other contract, license, permit, indebtedness, certificate, order, decree or security instrument to which you or any of your principal owners is a party or is subject or to which the Facility is subject. Neither you nor the Facility is the subject of any current or pending merger, sale, dissolution, receivership, bankruptcy, foreclosure, reorganization, insolvency, or similar action or proceeding on the date you execute this Agreement and was not within the three years preceding such date, except as disclosed in the Application. You will submit to us the documents about the Facility, you, your owners and your finances that we request in the License

Application (or after our review of your initial submissions) before or within 30 days after you sign this Agreement.

14.3 NO MISREPRESENTATIONS OR IMPLIED COVENANTS. All written information you submit to us about the Facility, you, your owners, any guarantor, or the finances of any such person or entity, was or will be at the time delivered and when you sign this Agreement, true, accurate and complete, and such information contains no misrepresentation of a material fact, and does not omit any material fact necessary to make the information disclosed not misleading under the circumstances. There are no express or implied covenants or warranties, oral or written, between we and you except as expressly stated in this Agreement.

15.  PROPRIETARY RIGHTS.
     ------------------

15.1 MARKS AND SYSTEM. You will not acquire any interest in or right to use the System or Marks except under this Agreement. You will not apply for governmental registration of the Marks, or use the Marks or our corporate name in your legal name, but you may use a Mark for an assumed business or trade name filing.

15.2 INUREMENTS. All present and future distinguishing characteristics, improvements and additions to or associated with the System by us, you or others, and all present and future service marks, trademarks, copyrights, service mark and trademark registrations used and to be used as part of the System, and the associated good will, shall be our property and will inure to our benefit. No good will shall attach to any secondary designator that you use.

15.3 OTHER LOCATIONS AND SYSTEMS. We and our affiliates each reserve the right to own, in whole or in part, and manage, operate, use, lease, finance, sublease, franchise, license (as licensor or licensee), provide services to or joint venture (i) distinctive separate lodging or food and beverage marks and other intellectual property which are not part of the System, and to enter into separate agreements with you or others (for separate charges) for use of any such other marks or proprietary rights, (ii) other lodging, food and beverage facilities, or businesses, under the System utilizing modified System Standards, and (iii) a Chain Facility at or for any location other than the Location.
There are no territorial rights or agreements between the parties. You acknowledge that we are affiliated with or in the future may become affiliated with other lodging providers or franchise systems that operate under names or marks other than the Marks. We and our affiliates may use or benefit from common hardware, software, communications equipment and services and administrative systems for reservations, franchise application procedures or committees, marketing and advertising programs, personnel, central purchasing, approved supplier lists, franchise sales personnel (or independent franchise sales representatives), etc.

15.4 CONFIDENTIAL INFORMATION. You will take all appropriate actions to preserve the confidentiality of all Confidential Information. Access to Confidential Information should be limited to persons who need the Confidential Information to perform their jobs and are subject to your general policy on maintaining confidentiality as a condition of employment or who have first signed a confidentiality agreement. You will not permit copying of Confidential Information (including, as to computer software, any translation, decompiling, decoding, modification or other alteration of the source code of such software). You will use Confidential Information only for the Facility and to perform under this Agreement. Upon termination (or earlier, as we may request), you shall return to us all originals and copies of the System Standards Manual, policy statements and Confidential Information "fixed in any tangible medium of expression," within the meaning of the U.S. Copyright Act, as amended. Your obligations under this subsection commence when you sign this Agreement and continue for trade secrets (including computer software we license to you) as long as they remain secret and for other Confidential Information, for as long as we continue to use the information in confidence, even if edited or revised, plus three years. We will respond promptly and in good faith to your inquiry about continued protection of any Confidential Information.

15.5 LITIGATION. You will promptly notify us of (i) any adverse or infringing uses of the Marks (or names or symbols confusingly similar), Confidential Information or other System intellectual property, and (ii) or any threatened or pending litigation related to the System against (or naming as a party) you or us of which you become aware. We alone handle disputes with third parties concerning use of all or any part of the System. You will cooperate with our efforts to resolve these disputes. We need not initiate suit against imitators or infringers who do not have a material adverse impact on the Facility, or any other suit or proceeding to enforce or protect the System in a matter we do not believe to be material.

16.  RELATIONSHIP OF PARTIES.
     -----------------------

16.1 INDEPENDENCE. You are an independent contractor. You are not our legal representative or agent, and you have no power to obligate us for any purpose whatsoever. We and you have a business relationship based entirely on and circumscribed by this Agreement. No partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement. You will exercise full and complete control over and have full responsibility for your contracts, daily operations, labor relations, employment practices and policies, including, but not limited to, the recruitment, selection, hiring, disciplining, firing, compensation, work rules and schedules of your employees.

16.2 JOINT STATUS. If you comprise two or more persons or entities (notwithstanding any agreement, arrangement or understanding between or among such persons or entities) the rights, privileges and benefits of this Agreement may only be exercised and enjoyed jointly. The liabilities and responsibilities under this Agreement will be the joint and several obligations of all such persons or entities.

16.3 FSH RIGHTS. In the event our rights to (i) any of the Marks or the Ramada System shall be terminated pursuant to the Master License Agreements (other than as a result of a purchase option we exercise as set forth therein), or (ii) we liquidate, dissolve or otherwise cease to do business, then FSH or its assignee shall have the right to succeed to all of our rights in, to and under this Agreement and any other agreements between you and us entered into pursuant to this Agreement, and in such event FSH or its assignee shall be obligated to perform our duties and assume all of our obligations under any such agreements.

17.  LEGAL MATTERS.
     -------------

17.1 PARTIAL INVALIDITY. If all or any part of a provision of this Agreement violates the law of your state (if it applies), such provision or part will not be given effect. If all or any part of a provision of this Agreement is declared invalid or unenforceable, for any reason, or is not given effect by reason of the prior sentence, the remainder of the Agreement shall not be affected. However, if in our judgment the invalidity or ineffectiveness of such provision or part substantially impairs the value of this Agreement to us, then we may at any time terminate this Agreement by written notice to you without penalty or compensation owed by either party.

17.2 WAIVERS, MODIFICATIONS AND APPROVALS. If we allow you to deviate from this Agreement, we may insist on strict compliance at any time after written notice. Our silence or inaction will not be or establish a waiver, consent, course of dealing, implied modification or estoppel. All modifications, waivers, approvals and consents of or under this Agreement by us must be in writing and signed by our authorized representative to be effective.

17.3 NOTICES. Notices will be effective if in writing and delivered by facsimile transmission with confirmation original sent by first class mail, postage prepaid, by delivery service, with proof of delivery, or by first class, prepaid certified or registered mail, return receipt requested, to the appropriate party at its address stated below or as may be otherwise designated by notice. Notices shall be deemed given on the date delivered or date of attempted delivery, if refused.

Ramada Franchise Systems, Inc.:
Our address: 339 Jefferson Road, P.O. Box 278,
 Parsippany, New Jersey 07054-0278,
Attention: Vice President-Franchise Compliance:
Fax No. (201) 428-9579

Forty Hotels, Inc.:
Your address: 339 Jefferson Road,
 Parsippany, New Jersey 07054,
Attention:
Your fax No.:

17.4 REMEDIES. Remedies specified in this Agreement are cumulative and do not exclude any remedies available at law or in equity. The non-prevailing party will pay all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party to enforce this Agreement or collect amounts owed under this Agreement. You consent and waive your objection to the non-exclusive personal jurisdiction of and venue in the New Jersey state courts situated in Morris County, New Jersey and the United States District Court for the District of New Jersey for all cases and controversies under this Agreement or between we and you.

17.5 MISCELLANEOUS. The Agreement will be governed by and construed under the laws of the State of New Jersey. The New Jersey Franchise Practices Act will not apply to any Facility located outside the State of New Jersey. This Agreement is exclusively for the benefit of the parties. There are no third party beneficiaries. No agreement between us and anyone else is for your benefit. The section headings in this Agreement are for convenience of reference only. We may unilaterally revise Schedule C under this Agreement. This Agreement, together with the exhibits and schedules attached, is the entire agreement (superseding all prior representations, agreements and understandings, oral or written) of the parties about the Facility.

17.6 WAIVER OF JURY TRIAL. THE PARTIES WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION RELATED TO THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE LICENSOR, THE LICENSEE, ANY GUARANTOR, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

18.  SPECIAL STIPULATIONS.  The following special stipulations apply to this
     --------------------
Agreement and supersede any inconsistent or conflicting provisions. These are personal to you and are not transferable or assignable except to a Permitted Transferee.

18.1 LIQUIDATED DAMAGES. Your Liquidated Damages payable within 15 days after termination of the License prior to expiration of the Term by Us with cause or by You without cause by either party shall be the product of the aggregate Royalties and RINA Services Assessment Fees accruing under Section 7.1 (whether or not paid and excluding travel agent commissions and GDS Fees) during the last twelve (12) months before termination, multiplied by the "Factor." If termination occurs during the first License Year, Liquidated Damages shall be calculated by taking the average of monthly payments of Royalties and RINA Services Assessment Fees, (whether or not paid and excluding travel agent commissions and GDS Fees) under this Agreement times twelve (12), then multiplying by the Factor. If the termination occurs before the end of the fourth License Year, then the Factor will be five (5). If the termination occurs during the fifth License Year, the Factor will be four (4). If the termination occurs during the sixth License Year, the Factor will be three (3). If the termination occurs after the sixth License Year, the Factor will be two
(2).

18.2 ADDITIONAL TRANSFER RIGHTS. You and any assignee or successor of the original Licensee may assign this Agreement to, the lessee or transferee of fee simple title to the Facility upon thirty (30) days prior written notice to us at any time during the Term when you are not in default under this Agreement without payment of an application, initial or transfer fee by either you or the assignee provided that (1) the assignee completes and returns to us at least fifteen (15) days before the transfer of possession or title, whichever comes first, our standard license application, (2) the assignee is reasonably acceptable to us, (3) for a period ending on the seventh anniversary of the date of execution of this Agreement, the original Licensee remains primarily liable for the timely and full payment of the Licensee's obligations under this Agreement for the payment of liquidated damages in accordance with Section 12, and (4) the assignee assumes this Agreement by writing acceptable to and directly enforceable by us. From and after said seventh anniversary you shall have no further liability under this subparagraph.

18.3 CONVERSION RIGHTS. You may terminate the License at any time without incurring Liquidated Damages or any termination fees, provided that you shall have entered into a license or franchise agreement with another subsidiary of HFS Incorporated ("HFS") providing for the operation of the Facility as part of the franchise system owned by the subsidiary, which agreement shall be in the then current standard form of license or franchise agreement being offered to prospective licensees or franchisees by the subsidiary in its then current Uniform Franchise Offering Circular for New York. Such agreement shall be modified to include liquidated damages and assignment provisions substantially the same as Sections 18.1 and 18.2 above, after giving effect to the expiration of the period prior to such termination of this Agreement, and a Term at least equal to the unexpired portion of the original term of this Agreement. You acknowledge that neither HFS nor any subsidiary of HFS shall be obligated to enter into any license or franchise agreement with you with respect to the Facility.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.


WE:
Ramada Franchise Systems, Inc.:



By:____________________________          Attest:______________________________
       Vice President                               Assistant Secretary



YOU, as licensee:
Forte Hotels, Inc.



By:____________________________          Attest:______________________________
       (Vice) President

                                   APPENDIX A
                                   ----------

                                  DEFINITIONS
                                  -----------

Agreement means this License Agreement.
---------

Application Fee means the fee you pay when you submit your Application under
---------------
Section 6.

Approved Plans means your plans and specifications for constructing or improving
--------------
the Facility initially or after opening, as approved by us under Section 3.

Casualty means destruction or significant damage to the Facility by act of God
--------
or other event beyond your reasonable anticipation and control.

Chain means the network of Chain Facilities.
-----

Chain Facility means a lodging facility we own, lease, manage, operate or
--------------
authorize another party to operate using the System and identified by the Marks.

Condemnation means the taking of the Facility for public use by a government or
------------
public agency legally authorized to do so, permanently or temporarily, or the taking of such a substantial portion of the Facility that continued operation in accordance with the System Standards, or with adequate parking facilities, is commercially impractical, or if the Facility or a substantial portion is sold to the condemning authority in lieu of condemnation.

Conference Registration Fee means the fee charged for attendance at the annual
---------------------------
RINA conference.

Confidential Information means any trade secrets we own or protect and other
------------------------
proprietary information not generally known to the lodging industry including confidential portions of the System Standards Manual or information we otherwise impart to you and your representatives in confidence. Confidential Information includes the "Standards of Operation and Design Manual" and all other System Standards manuals and documentation, including those on the subjects of employee relations, finance and administration, field operation, purchasing and marketing, the Reservation System software and applications software.

Declaration means the Declaration of License Agreement you and we sign under
-----------
Section 5.

Design Standards mean standards specified in the System Standards Manual from
----------------
time to time for design, construction, renovation, modification and improvement of new or existing Chain Facilities, including all aspects of facility design, number of rooms, rooms mix and configuration, construction materials, workmanship, finishes, electrical, mechanical, structural, plumbing, HVAC, utilities, access, life safety, parking, systems, landscaping, amenities, interior design and decor and the like for a Chain Facility.

Directory means the general purpose directory we publish listing the names and
---------
addresses of Chain Facilities, and at our discretion, other Ramada facilities located outside the United States, Canada and Mexico.

Effective Date means the date on which we and you have executed of this
--------------
Agreement, or the date we insert in the Preamble of this Agreement.

Equity Interests shall include, without limitation, all forms of equity
----------------
ownership of you, including voting stock interests, partnership interests, limited liability company membership or ownership interests, joint and tenancy interests, the proprietorship interest, trust beneficiary interests and all options, warrants, and instruments convertible into such other equity interests.

Equity Transfer means any transaction in which your owners or you sell, assign,
---------------
transfer, convey, pledge, or suffer or permit the transfer or assignment of, any percentage of your Equity Interests that will result in a change in control of you to persons other than those disclosed on Schedule B, as in effect prior to the transaction. Unless there are contractual modifications to your owners' rights, an Equity Transfer of a corporation or limited liability company occurs when either majority voting rights or beneficial ownership of more than 50% of the Equity Interests changes. An Equity Transfer of a partnership occurs when a newly admitted partner will be the managing, sole or controlling general partner, directly or indirectly through a change in control of the Equity Interests of an entity general partner. An Equity Transfer of a trust occurs when either a new trustee with sole investment power is substituted for an existing trustee, or a majority of the beneficiaries convey their beneficial interests to persons other than the beneficiaries existing on the Effective Date. An Equity Transfer does not occur when the Equity Interest ownership
                               ---
among the owners of Equity Interests on the Effective Date changes without the admission of new Equity Interest owners. An Equity Transfer occurs when you merge, consolidate or issue additional Equity Interests in a transaction which would have the effect of diluting the voting rights or beneficial ownership of your owners' combined Equity Interests in the surviving entity to less than a majority.

Facility means the Location, together with all improvements, buildings, common
--------
areas, structures, appurtenances, facilities, entry/exit rights, parking, amenities, FF&E and related rights, privileges and properties existing at the Location on the Effective Date or afterwards.

FF&E means furniture, fixtures and equipment.
----

FF&E Standards means standards specified in the System Standards Manual for FF&E
--------------
and supplies to be utilized in a Chain Facility.

Food and Beverage means any restaurant, catering, bar/lounge, entertainment,
-----------------
room service, retail food or beverage operation, continental breakfast, food or beverage concessions and similar services offered at the Facility.

Gross Room Revenues means gross revenues attributable to or payable for rentals
-------------------
of guest rooms at the Facility, including all credit transactions, whether or not collected, but excluding separate charges to guests for Food and Beverage, room service, telephone charges, key forfeitures and entertainment; vending machine receipts; and federal, state and local sales, occupancy and use taxes.

Improvement Obligation means your obligation to either (i) renovate and upgrade
----------------------
the Facility, or (ii) construct and complete the Facility, in accordance with the Approved Plans and System Standards, as described in Section 3.

Indemnitees means us, our direct and indirect parent, subsidiary and sister
-----------
corporations, and the respective officers, directors, shareholders, employees, agents and contractors, and the successors, assigns, personal representatives, heirs and legatees of all such persons or entities.

Initial Fee means the fee you are to pay for signing this Agreement as stated in
-----------
Section 6.

License means the non-exclusive license to operate the type of Chain Facility
-------
described in Schedule B only at the Location, using the System and the Mark we designate in Section 1.

License Year means the one-year period beginning on the Opening Date and each
------------
subsequent anniversary of the Opening Date and ending on the day preceding the next anniversary of the Opening Date.

Liquidated Damages means the amounts payable under Section 12, set by the
------------------
parties because actual damages will be difficult or impossible to ascertain on the Effective Date and the amount is a reasonable pre-estimate of the damages that will be incurred and is not a penalty.

Location means the parcel of land situated at J.F.K. International Airport,
--------
Van Wyck Expressway, Jamaica, New York, as more fully described in Schedule A.

Losses and Expenses means all payments or obligations to make payments either
-------------------
(i) to or for third party claimants by any and all Indemnitees, including guest refunds, or (ii) incurred by any and all Indemnitees to investigate, respond to or defend a matter, including without limitation investigation and trial charges, costs and expenses, attorneys' fees, experts' fees, court costs, settlement amounts, judgments and costs of collection.

Maintenance Standards means the standards specified from time to time in the
---------------------
System Standards Manual for repair, refurbishment and replacement of FF&E, finishes, decor, and other capital items and design materials in Chain Facilities.

Marks means, collectively (i) the service marks associated with the System
-----
published in the System Standards Manual from time to time including, but not limited to, the name, design and logo for "Ramada" and other marks (U.S. Reg. Nos. 849,591 and 1,191,422) and (ii) trademarks, trade names, trade dress, logos and derivations, and associated good will and related intellectual property interests.

Marks Standards means standards specified in the System Standards Manual for
---------------
interior and exterior Mark-bearing signage, advertising materials, china, linens, utensils, glassware, uniforms, stationery, supplies, and other items, and the use of such items at the Facility or elsewhere.

Minor Renovation means the repairs, refurbishing, repainting, and other
----------------
redecorating of the interior, exterior, guest rooms, public areas and grounds of the Facility and replacements of FF&E we may require you to perform under
Section 3.16.

Minor Renovation Ceiling Amount means $3,000.00 per guest room.
-------------------------------

Minor Renovation Notice means the written notice from us to you specifying the
-----------------------
Minor Renovation to be performed and the dates for commencement and completion given under Section 3.16.

Opening Date means the date on which we authorize you to open the Facility for
------------
business identified by the Marks and using the System.

Operations Standards means standards specified in the System Standards Manual
--------------------
for cleanliness, housekeeping, general maintenance, repairs, concession types, food and beverage service, vending machines, uniforms, staffing, employee training, guest services, guest comfort and other aspects of lodging operations.

Permitted Transferee means (i) any entity, natural person(s) or trust receiving
--------------------
from the personal representative of an owner any or all of the owner's Equity Interests upon the death of the owner, if no consideration is paid by the transferee or (ii) the spouse or adult issue of the transferor, if the Equity Interest transfer is accomplished without consideration or payment, or (iii) any natural person or trust receiving an Equity Interest if the transfer is from a guardian or conservator appointed for an incapacitated or incompetent transferor.

Punch List means the list of upgrades and improvements attached as part of
----------
Schedule B, which you are required to complete under Section 3.

Recurring Fees means fees paid to us on a periodic basis, including without
--------------
limitation, Royalties, RINA Services Assessment Fees, and other reservation fees and charges as stated in Section 7.

Relicense Fee means the fee your transferee or you pay to us under Section 7
-------------
when a Transfer occurs.

Reservation System or "Central Reservation System" means the system for offering
------------------
to interested parties, booking and communicating guest room reservations for Chain Facilities described in Section 4.2.

RINA means the Ramada Inns National Association.
----

RINA Services Assessment Fees means the assessments charged as set forth in
-----------------------------
Section 7.1.2.

Rooms Addition Fee means the fee we charge you for adding guest rooms to the
------------------
Facility.

Royalty means the monthly fee you pay to us for use of the System under Section
-------
7(a).  "Royalties" means the aggregate of all amounts owed as a Royalty.

System means the comprehensive system for providing guest lodging facility
------
services under the Marks as we specify which at present includes only the following: (a) the Marks; (b) other intellectual property, including Confidential Information, System Standards Manual and know-how; (c) marketing, advertising, publicity, and other promotional materials and programs; (d) System Standards; (e) training programs and materials; (f) quality assurance inspection and scoring programs; and (g) the Reservation System.

System Standards means the standards for the participating in the System
----------------
published in the System Standards Manual, including but not limited to Design Standards, FF&E Standards, Marks Standards, Operations Standards, Technology Standards and Maintenance Standards and any other standards, policies, rules and procedures we promulgate about System operation and usage.

System Standards Manual means the Standards of Operation and Design Manual and
-----------------------
any other manual we publish or distribute specifying the System Standards.

Taxes means the amounts payable under Section 7.2 of this Agreement.
-----

Technology Standards means standards specified in the System Standards Manual
--------------------
for local and long distance telephone communications services, telephone, telecopy and other communications systems, point of sale terminals and computer hardware and software for various applications, including, but not limited to, front desk, rooms management, records maintenance, marketing data, accounting, budgeting and interfaces with the Reservation System to be maintained at the Chain Facilities.

Term means the period of time during which this Agreement shall be in effect, as
----
stated in Section 5.

Termination means a termination of the License under Sections 11.1 or 11.2 or
-----------
your termination of the License or this Agreement.

Transfer means (1) an Equity Transfer, (2) you assign, pledge, transfer,
--------
delegate or grant a security interest in all or any of your rights, benefits and obligations under this Agreement, as security or otherwise without our consent as specified in Section 9, (3) you assign (other than as collateral security for financing the Facility) your leasehold interest in (if any), lease or sublease all or any part of the Facility to any third party, (4) you engage in the sale, conveyance, transfer, or donation of your right, title and interest in and to the Facility, (5) your lender or secured party forecloses on or takes possession of your interest in the Facility, directly or indirectly, or (6) a receiver or trustee is appointed for the Facility or your assets, including the Facility. A Transfer does not occur when you pledge or encumber the Facility to finance its acquisition or improvement, you refinance it, or you engage in a Permitted Transferee transaction.

"You" and "Your" means and refers to the party named as licensee identified in
----------------
the first paragraph of this Agreement and its Permitted Transferees.

"We", "Our" and "Us" means and refers to Ramada Franchise Systems, Inc., a
--------------------
Delaware corporation, its successors and assigns.

                                   SCHEDULE A
                                   ----------

                        (Legal Description of Facility)

                                   SCHEDULE B
                                   ----------


PART I:        YOUR OWNERS:


Name           Ownership Percentage        Type of Equity Interest
----           --------------------        -----------------------



PART II:       THE FACILITY:

     Primary designation of Facility: Ramada Plaza Hotel

     Number of approved guest rooms: 475

     Parking facilities (number of spaces, description): 475

     Other amenities, services and facilities: gift shop, meeting rooms, exercise room


PART III: DESCRIPTION AND SCHEDULE OF RENOVATIONS TO BE COMPLETED AS THE IMPROVEMENT OBLIGATION:

                          [PUNCH LIST TO BE ATTACHED.]

                                   SCHEDULE C
                                   ----------
                                 SEPTEMBER 1995

     The RINA Services Assessment Fee is equal to 4.5% of Gross Room Revenues.

     The airline reservation system charge described in Section 7 is $3.50 per gross reservation. The travel agent commission described in Section 7 is 10% of the Gross Room Revenues generated by each reservation originated by the agent plus our service fee of $0.35 per reservation.

     The RINA Services Assessment Fee is subject to change for all Chain facilities, and new fees and charges may be assessed for new services, but only upon the recommendation of the Executive Committee of RINA and Our approval.

                                   EXHIBIT C

                                                                     EXHIBIT M-1

       [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM APPEARS HERE]


                                                       August 28, 1996



The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

The Bank of Nova Scotia,
  as Syndication Agent
One Liberty Plaza
New York, New York 10006

The Banks listed
as Schedule I hereto

                          Re:  Chartwell Leisure Inc.
                               ---------------------

Ladies and Gentlemen:

               We have acted as special counsel to HFS Incorporated, a Delaware corporation ("HFS") in connection with the execution and delivery of (i) the HFS Guaranty, dated as of the date hereof (the "HFS Guaranty") made by HFS, (ii) the HFS Subordination Agreement, dated as of the date hereof (the "Subordination Agreement") between HFS and the Administrative Agent (as defined below), and acknowledge by the Company (as defined below) and (iii) certain other related agreements, each of which is delivered under the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among Chartwell Leisure Inc. (the "Company"), Chartwell Canada Corp., (the "Canadian Borrower"), each of the financial institutions identified on Schedule I hereto (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (in such capacity the "Administrative Agent") and The Bank of Nova Scotia, as Syndication Agent

               This opinion is being delivered at the request of HFS pursuant to
Section 5.04 of the Credit Agreement. Capitalized terms used herein and not otherwise defined

The Chase Manhattan Bank, as Administrative Agent
The Bank of Nova Scotia, as Syndication Agent
August 28,1996
Page 2

herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

          In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of HFS and its officers and other representatives and of public officials, including the facts set forth in the Fact Certificate described below.

          In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to out satisfaction, of the following:

          (a)  the HFS Guaranty;

          (b)  the HFS Subordination Agreement;

          (c)  the Credit Agreement;

          (d) the certificate executed by an officer of HFS dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Fact Certificate");

          (e) certified copies of the articles or certificate of incorporation and by-laws of HFS;

          (f) certified copies of certain resolutions excerpted from the minutes for a meeting of the Board of Directors of HFS held on July 24, 1996 and August 21, 1996, respectively; and

          (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The Chase Manhattan Bank, as Administrative Agent
The Bank of Nova Scotia, as Syndication Agent
August 28, 1996
Page 3


          The documents referred to in clauses (a) and (b) above are referred to herein as the "Transaction Documents." References to the term (i) "Applicable Contracts" shall mean those agreements or instruments set forth on Schedule I to the Fact Certificate and which have been identified to us as all of the agreements and instruments which are material to the business or financial condition of HFS, (ii) "Applicable Laws" shall mean the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations U and X of the Federal Reserve Board) which, in our experience, are ordinarily applicable to transactions of the type contemplated by the Transactions Documents and are not the subject of a specific opinion herein referring expressly to a particular law or laws, (iii) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws, (iv) "Governmental Authority" shall mean any executive, legislative, judicial, administrative or regulatory body under Applicable Laws and (v) "Applicable Orders" shall mean those orders or decrees of Governmental Authorities identified on Schedule II to the Fact Certificate.

          We express no opinion as to the laws of any jurisdiction other than
(i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware, and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

          The opinions set forth below are subject to the following qualifications:

               (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws as now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

The Chase Manhattan Bank, as Administrative Agent
The Bank of Nova Scotia, as Syndication Agent
August 28, 1996
Page 4

               (ii) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

               (iii) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Agents or any party (other than HFS) to the Transaction Documents with any state, federal or other laws or regulations applicable to it or (ii) except with respect to Regulations U and X of the Federal Reserve Board as specified herein, the legal or regulatory status or the nature of the business of the agents;

               (iv) we express no opinion as to any provision of any Transaction Document which authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest.

          Our opinions set forth below are subject to the following additional assumptions:

          (i) the execution, delivery and performance of HFS's obligations under any of the Transaction Documents to which it is a party do not and will not conflict with, contravene, violate or constitute a default under (a) any lease, indenture, instrument or other agreement to which HFS or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein), (b) any rule, law or regulation to which HFS is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein) or (c) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein);

The Chase Manhattan Bank, as Administrative Agent
The Bank of Nova Scotia, as Syndication Agent
August 28, 1996
Page 5

          (ii) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals, as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by HFS of the Transaction Documents to which it is a party or the transactions contemplated thereby; and

          (iii) each of the Transaction Documents constitutes the legal, valid and binding obligation of each party to such Transaction Document (other than HFS) enforceable against such party (other than HFS) in accordance with its terms.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. HFS is validly existing and in good standing under the laws of the State of Delaware.

          2. HFS has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party. The execution, delivery and performance by HFS of each of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action on the part of HFS. Each of the Transaction Documents to which HFS is a party has been duly executed and delivered by HFS.

          3. Each of the Transaction Documents constitutes the valid and binding obligation of HFS, enforceable against HFS in accordance with its terms.

          4. The execution and delivery by HFS of each of the Transaction Documents to which it is a party and the performance by HFS of its obligations thereunder, each in accordance with its terms, will not (i) conflict with, or result in a breach or violation of, any of the provisions of the articles or certificate of incorpora-

The Chase Manhattan Bank, as Administrative Agent
The Bank of Nova Scotia, as Syndication Agent
August 28, 1996
Page 6


tion or by-laws of HFS, (ii) violate, conflict with or constitute a default under (with or without notice or lapse of time or both), result in a termination of, or result in the acceleration of the maturity of any indebtedness issued under, any Applicable Contracts or (iii) cause the creation of (or the obligation to create) any security interest or lien upon any of the property of HFS pursuant to any Applicable Contract. We do not express any opinion, however, as to whether the execution, delivery or performance by HFS of the Transaction Documents will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of HFS.

          5. Neither the execution, delivery or performance by HFS of the Transaction Documents to which it is a party nor the compliance by HFS with the terms and provisions thereof will contravene any provision of any Applicable Law.

          6. No Governmental Approval that has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the execution, delivery or performance by HFS of the Transaction Documents to which it is a party.

          7. Neither the execution, delivery or performance by HFS of its obligations under the Transaction Documents nor compliance by HFS with the terms thereof will contravene any Applicable Order applicable to HFS.

          8. No registration of HFS is required under the Investment Company Act of 1940.

          9. HFS is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by

The Chase Manhattan Bank, as Administrative Agent
The Bank of Nova Scotia, as Syndication Agent
August 28, 1996
Page 7

any other Person or for any other purpose without our prior written consent, provided that any Person which becomes a Bank pursuant to Section 14.04 of the Credit Agreement may rely on this opinion as if it were addressed to such Person and delivered to such Person on the date hereof.

                                        Very truly yours,

                                                                      Schedule I
                                                                      ----------

                                     Banks
                                     -----


The Chase Manhattan Bank
The Bank of Nova Scotia
Banque Paribas
Canadian Imperial Bank of Commerce
Mellon Bank, N.A.
NationsBank, N.A.

                                   EXHIBIT A

                               Fact Certificate
                               ----------------

          The undersigned is a duly qualified and acting authorized officer of HFS Incorporated, a Delaware corporation ("HFS"). I understand that pursuant to
Section 5.04 of that certain Credit Agreement, dated as of August 28, 1996 (the "Credit Agreement"), among Chartwell Leisure Inc. (formerly National Lodging Corp.), Chartwell Canada Corp., the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and The Band of Nova Scotia, as Syndication Agent, Skadden, Arps, Slate, Meagher & Flom is rendering an opinion dated August 28, 1996 (the "Opinion"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion. I further understand that Skadden, Arps, Slate, Meagher & Flom is relying on this officer's certificate and the statements made herein in rendering such Opinion.

          With regard to the foregoing, on behalf of HFS I certify that:

     1. Set forth on Schedule I hereto are all of agreements or instruments to which HFS is a party and which are material to the business, financial condition, operation or properties of HFS (other than the Transaction Documents).

     2. Set forth on Schedule II hereto are all of the orders, judgments and decrees of any Governmental Authority which are specifically applicable to HFS.

     3. Set forth on Schedule III hereto are all consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with any legislative, judicial, administrative or regulatory governmental authorities which are required in connection with the execution, delivery and performance of the Transaction Documents by HFS

     4. Less than 20 percent of the assets of HFS on a consolidated basis and on an unconsolidated basis consists of margin stock (as such term is defined in Regula-tion U of the Board of Governors of the Federal Reserve System).

     5. HFS (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any such certificate outstanding, and (c) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities, (as defined in Section 3(a) of the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of such party's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

     6. HFS does not own or operate facilities used for the generation, transmission or distribution of electric energy for sale ("electric utility facilities").

     7. HFS does not own or operate facilities used for the distribution at retail of natural or manufactured gas for heat, light or power ("gas utility facilities").

     8. HFS directly or indirectly, or through one or more intermediary companies, does not own, control or hold with power to vote (a) 10% or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit-sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver's or trustee's certificates or instruments commonly known as a "security" (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on or warrants or rights to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction or management of, or any such instrument issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any corporation, partnership association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (ii) any of the foregoing types of entities which have received notice of the type described in Paragraph 9 below.

     9. HFS has not received notice that the Securities and Exchange Commission has determined, or may determine, that HFS exercises a controlling influence over the management or direction of the policies of a gas utility company or any electric utility company as to make it subject to the obligations, duties and liabilities imposed upon holding companies by the Public Utility Holding Company Act of 1935, as amended.

          IN WITNESS WHEREOF I have executed this certificate this 28th day of August, 1996.


                                            By:
                                               ------------------------------
                                               Name:
                                               Title: Executive Vice President

                                                                 Schedule I to
                                                                Fact Certificate
                                                                ----------------

                             APPLICABLE CONTRACTS
                             --------------------

i. Competitive Advance and Revolving Credit Agreement dated as of December 16, 1993, as amended, among HFS Incorporated, the Lenders referred to therein and Chemical Bank, as Administrative Agent.

ii.  Financing Agreement.

iii. Corporate Services Agreement.

iv. Indentures of HFS, as issuer, relating to (i) the 5 7/8% Senior Notes due 1998, (ii) the 4 1/2% Convertible Senior Notes due 1999 and (iii) 4 3/4% Convertible Senior Notes due 2003.

v. Ramada License Agreements under which Ramada Franchise Systems, Inc. franchises "Ramada" and "Ramada Limited" brands in the United States.

                                                                 Schedule II to
                                                                Fact Certificate
                                                                ----------------


                               APPLICABLE ORDERS
                               -----------------

                                     None.

                                                               Schedule III to
                                                                Fact Certificate
                                                                ----------------


                            GOVERNMENTAL APPROVALS
                            ----------------------

                                     None.

                                                                     EXHIBIT M-2

                       [Letterhead of Battle Fowler LLP]

                                August 28, 1996


The Chase Manhattan Bank,
 as Administrative Agent
270 Park Avenue
New York, New York 10017

The Bank of Nova Scotia,
 as Syndication Agent
One Liberty Plaza
New York, New York 10006

The Banks listed
on Schedule I hereto

                          Re:  Chartwell Leisure Inc.
                               ----------------------

Ladies and Gentlemen:

     We have acted as special counsel to Chartwell Leisure Inc. (formerly known as National Lodging Corp.), a Delaware corporation (the "Company"), Chartwell Canada Corp., a Delaware corporation (the "Canadian Borrower"), and the entities listed on Schedule II hereto (each a "Subsidiary Guarantor," and collectively the "Subsidiary Guarantors"), in connection with the execution and delivery of
(i) the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Company, the Canadian Borrower, each of the financial institutions identified on Schedule I hereto (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and The Bank of Nova Scotia, as Syndication Agent and (ii) the other Transaction Documents (as defined below).

     This opinion is being delivered at the request of our clients pursuant to
Section 5.04 of the Credit Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement. References to the term "Transaction Parties" shall mean a collective reference to the Company, the Canadian Borrower and the Subsidiary Guarantors; provided, however, that for the purposes of the opinions set forth in paragraphs 1 and 2 below, references to "Subsidiary Guarantors" shall not include, and we render no opinion as to, Travel Beverages, Inc., a Texas corporation ("Travel Beverages"), or NL/San Diego Inc., a California corporation ("NL/San Diego").

     In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied upon statements and representations of the Transaction Parties and their respective officers and other representatives and of public officials, including the facts set forth in the Fact Certificate described below.

     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

          (a)  the Credit Agreement;

          (b) the Revolving $ Notes of the Company dated the date hereof and payable to the order of each of the Banks;

          (c) the Swingline Note of the Company dated the date hereof and payable to the order of The Chase Manhattan Bank;

          (d) The Revolving C$ Notes of the Canadian Borrower dated the date hereof and payable to the order of each of the Banks;

          (e) the Pledge Agreement, dated as of the date hereof (the "Pledge Agreement"), made by the Company, the Canadian Borrower and the other Pledgors identified therein to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent");

          (f) the Subsidiaries Guaranty, dated as of the date hereof (the "Subsidiaries Guaranty" and, together with the Company Guaranty referred to below, the "Guarantees"), made by each of the Subsidiary Guarantors and the other guarantors identified therein;

          (g) the Chartwell Leisure Inc. Guaranty, dated as of the date hereof (the "Company Guaranty"), made by the Company;

          (h) the HFS Subordination Agreement, dated as of the date hereof (the "Subordination Agreement"), between HFS and the Administrative Agent, and acknowledged and agreed to by the Company;

          (i) the certificate executed by an officer of each Transaction Party dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Fact Certificate");

          (j) copies of the articles or certificate of incorporation of each Transaction Party certified as of a recent date by the Secretary of State of respective jurisdiction in which each Transaction Party is organized and certified copies of the by-laws of each Transaction Party;

          (k) certified copies of certain resolutions of the Board of Directors of each of the Company, the Canadian Borrower and each of the Subsidiary Guarantors (other than Travel Beverages and NL/San Diego) which were adopted on August 27, 1996; and

          (l) a good standing certificate dated as of a recent date for each Transaction Party issued by the Secretary of State of respective jurisdiction in which each Transaction Party is organized.

          (m) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          The documents referred to in clauses (a) through (g) above are referred to herein as the "Transaction Documents." As used herein, the term "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York. In addition, references to the term (i) "Applicable Contracts" shall mean those agreements or instruments set forth on Schedule II to the Fact Certificate and which have been identified to us as all of the agreements and instruments which are material to the business or financial condition of the Transaction Parties, (ii) "Applicable Laws" shall mean the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations U and X of the Federal Reserve Board) which, in our experience, are ordinarily applicable to transactions of the type contemplated by the Transaction Documents and are not the subject of a specific opinion herein referring expressly to a particular law or laws, (iii) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws, (iv) "Governmental Authority" shall mean any executive, legislative, judicial, administrative or regulatory body under Applicable Laws and (v) "Applicable Orders" shall mean those orders or decrees of Governmental Authorities identified on
Schedule III to the Fact Certificate.

          We do not express any opinion as to the laws of states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law and Revised Uniform Limited Partnership Act of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of laws principles or otherwise. We express no opinion as to any county, municipal, city, town or village ordinance, rule or regulation. Other than as explicitly set forth in paragraph 10 below, we render no opinion as to federal or state securities laws.

          Except for the opinions expressly set forth in the numbered paragraphs below, we express no opinions and no opinions should be implied. We express no opinion as to environmental laws, antitrust laws or the law of fiduciary duty. Our opinions are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions herein, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

          To the extent that our opinions expressed in paragraph 3 below is related to the enforceability of the choice of law provisions contained in the Closing Documents, such opinions are based upon our reading of the provisions of
Section 5-1401 of the General Obligations Law of the State of New York. While we have found few reported cases construing such statutory provisions and consequently cannot opine with certainty as to the conclusion a court would reach, we believe that a New York court applying such statutory provisions to those Transaction Documents choosing New York law as the governing law should give effect to the choice of law provisions set forth therein. We note, however, the Section 5-1401 of the General Obligations Law of the State of New York states that it shall not apply to (and we render no opinion with respect to) choice of law provisions contained in any contract, agreement or undertaking
(a) for labor or personal services, (b) relating to any transaction for personal, family or household services, or (c) to the extent provided to the contrary in subsection two of section 1-105 of the UCC.

          The opinions set forth below are subject to the following qualifications:

               (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws as now or hereafter in effect affecting creditors' rights generally and by general principles of equity

     (regardless of whether enforcement is sought in equity or at law);

               (ii) certain of the remedial provisions with respect to the security, including waivers which respect to the exercise of remedies against the collateral contained in each of the Pledge Agreement and the Guarantees, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pledge Agreement and each of the Guarantees, each taken as a whole, and the Pledge Agreement and each of the Guarantees, each taken as a whole, together with applicable law, contain, subject to the other qualifications set forth herein, adequate provisions for the practical realization of the benefits of the security created thereby;

               (iii) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

               (iv) we express no opinion as to any provision with respect to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of the security interests;

               (v) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Agents or any party (other than a Transaction Party) to the Transaction Documents with any state, federal or other laws or regulations applicable to it or
     (ii) except with respect to Regulations U and X of the Federal Reserve Board as specified herein, the legal or regulatory status or the nature of the business of the Agents;

               (vi) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Documents or any transactions contemplated thereby; and

               (vii) we express no opinion as to any provision of any Transaction Document which authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest.

          Our opinions set forth below are subject to the following additional assumptions:

               (i) the execution, delivery and performance of each Transaction Party's obligations under any of the Transaction Documents to which it is a party do not and will not conflict with, contravene, violate or constitute a default under (a) any lease, indenture, instrument or other agreement to which such Transaction Party or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein), (b) any rule, law or regulation to which such Transaction Party is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein) or (c) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein);

               (ii) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals, as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by each Transaction Party of the Transaction Documents to which it is a party or the transactions contemplated thereby;

               (iii) each of the Transaction Documents constitutes the legal, valid and binding obligation of each party to such Transaction Document (other than the Transaction Parties) enforceable against such party (other than the Transaction Parties) in accordance with its terms;

               (iv) (a) each of the Transaction Documents has been duly executed or acknowledged and delivered by each of the parties thereto (other than the Transaction Parties), (b) each party to the Transaction Documents (other than the Transaction Parties) has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Transaction Documents to which it is a party and to carry out the transac tions contemplated thereunder, and
     (c) each party to the Transaction Documents (other than the Transaction Parties) has complied with any state or federal laws and regulations which may be applicable to such party with regard to any aspect of the transactions contemplated by the Transaction Documents; and

               (v) each of Travel Beverages and NL/San Diego has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party. The execution, delivery and performance by each of Travel Beverages and NL/San Diego of each of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action on the part of Travel Beverages and NL/San Diego, respectively. Each of the Transaction Documents to which Travel Beverages and NL/San Diego is a party has been duly executed and delivered by Travel Beverages and NL/San Diego, respectively.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. Each of the Transaction Parties is validly existing and in good standing under the laws of the State of Delaware.

          2. Each of the Transaction Parties has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party. The execution, delivery and performance by each of the Transaction Parties of each of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action on the part of each of the Transaction Parties. Each of the Transaction Documents to which each of the Transaction Parties is a party has been duly executed and delivered by each such Transaction Party.

          3. Each of the Transaction Documents constitutes the valid and binding obligation of each Transaction Party which is a party thereto, enforceable against each such Transaction Party in accordance with its terms.

          4. The execution and delivery by each Transaction Party of each of the Transaction Documents to which it is a party and the performance by each Transaction Party of its obligations thereunder, each in accordance with its terms, will not (i) conflict with, or result in a breach or violation of, any of the provisions of the articles or certificate of incorporation or by-laws of such Transaction Party, (ii) violate, conflict with or constitute a default under (with or without notice or lapse of time or both), result in a termination of, or result in the acceleration of the maturity of any indebtedness issued under, any Applicable Contracts or (iii) cause the creation of (or the obligation to create) any security interest or lien (other than the liens granted under or created by the Pledge Agreement) upon any of the property of such Transaction Party pursuant to any Applicable Contract. We do not express any opinion, however, as to whether the execution, delivery or performance by any Transaction Party of the Transaction Documents to which it is a party will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of such Transaction Party.

          5. Neither the execution, delivery or performance by each Transaction Party of the Transaction Documents to which it is a party nor the compliance by each Transaction Party with the terms and provisions thereof will contravene any provision of any Applicable Law on the part of any Transaction Party.

          6. No Governmental Approval that has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the execution, delivery or performance by each Transaction Party of the Transaction Documents to which it is a party, except (a) the filings and recordings necessary to release or terminate Liens securing indebtedness of the Transaction Parties which is repaid on the date hereof and (b) the filings and recordings necessary to evidence the liens created by the Pledge Agreement.

          7. Neither the execution, delivery or performance by any Transaction Party of its obligations under the Transaction Documents to which it is a party nor compliance by each Transaction Party with the terms thereof will contravene any Applicable Order applicable to such Transaction Party.

          8. The delivery to the Collateral Agent in the State of New York of the certificates identified in Annex A to the Pledge Agreement (the "Pledged Certificates"), together with the Pledge Agreement, is effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors (as defined in the Pledge Agreement) a valid and perfected security interest in the Pledged Certificates and the proceeds thereof to secure the Secured Obligations (as defined in the Pledge Agreement). No interest of any other creditor of any Transaction Party is equal or prior to the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Pledged Certificates or the proceeds thereof.

          Our opinion in paragraph 8 is subject to the following assumptions and qualifications:

               (i) we have assumed that the Transaction Parties have sufficient rights in the Pledged Certificates for the security interest of the Collateral Agent for the benefit of the Secured Creditors to attach, and we express no opinion as to the nature or extent of the Transaction Parties' rights in, or title to, any of the Pledged Certificates;

               (ii) our security interest opinions are limited to Articles 8 and 9 of the UCC, and therefore such opinions do not address (a) laws of jurisdictions other than New York, and of New York except for Articles 8 and 9 of the UCC, (b) collateral of a type not subject to Articles 8 and 9 of the UCC, and (c) under Section 9-103 of the UCC, what law governs perfection of the security interests granted in the collateral covered by this opinion;

               (iii) we call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-316 with respect to changes in the location of the collateral; Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest;

               (iv) we call to your attention that in the case of the issuance of distributions on, or proceeds of, the Pledged Certificates, the security interests of the secured party therein will be perfected only if possession thereof is obtained or other appropriate action is taken in accordance with the provisions of the UCC or other applicable law and, in the case of certain types of distributions or proceeds, other parties such as holders in due course, bona fide purchasers and buyers in the ordinary course of business may obtain superior priority;

               (v) we have assumed that each of the Collateral Agent and the Secured Creditors acquired its interest in the Pledged Certificates for value and in good faith and that neither the Collateral Agent nor any of the Secured Creditors has notice prior to or on the date hereof of an adverse claim with respect to the Pledged Certificates;

               (vi) we express no opinion with respect to (a) the priority of the security interests of the Collateral Agent in the Pledged Certificates against a lien creditor (as such term is defined in Section 9-301(3) of the UCC) with respect to future advances to the extent set forth in Section 9-301(4) of the UCC, (b) section 552 of title 112 of the Bankruptcy Code with respect to any collateral acquired by any Pledgor or any guarantor subsequent to the commencement of a case against the Pledgor or any guarantor and (c) the perfection of security interests in property intended to be collateral where the filing of financing statements, recording, possession or other action is required in any jurisdiction other than the State of New York;

               (vii) with respect to any Pledged Certificates in the possession of the Collateral Agent, (a) if such Pledged Certificates are further transferred or possession is relinquished or (b) such Pledged Certificates are removed from the State of New York, the Collateral Agent's security interest therein may be deemed or become unperfected or otherwise limited;

               (viii) we call to your attention that the issuers of certain of the Pledged Certificates are organized under the laws of various jurisdictions other than the United States of America, and we express no opinion as to the effect of the laws of such jurisdictions on the opinions herein stated. Our opinion with respect to the security interest of the Collateral Agent in the Pledged Certificates is limited to the UCC, and the laws of the jurisdiction of the issuer of the securities may affect, among other things, whether the security is characterized as a certificated security, the exercise of remedies with respect to such security and the exercise of voting or other rights with respect to such security.

          9. The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Secured Creditors to secure the Credit Document Obligations, a valid security interest in the Transaction Parties' rights in the partnership interests identified in Annex C to the Pledge Agreement (the "Pledged Partnership Interests").

          Our opinion in paragraph 9 is subject to the following assumptions and qualifications:

               (i) we have assumed that the Pledged Partnership Interests exist and that the Transaction Parties have sufficient rights in the Pledged Partnership Interests for the security interest of the Collateral Agent to attach, and we express no opinion as to the nature or extent of the Transaction Parties' rights in, or title to, any of the Pledged Partnership Interests;

               (ii) our security interest opinions are limited to Article 9 of the UCC, and therefore such opinions do not address (a) laws of jurisdictions other than New York, and of New York except for Article 9 of the UCC, and (b) collateral of a type not subject to Article 9 of the UCC;

               (iii) we call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity of the debtor; Section 9-103 with respect to the location of the debtor; Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest;

               (iv) (a) we express no opinion with respect to the perfection or priority of the security interest of the Collateral Agent in any of the Pledged Partnership Interests and (b) we express no opinion as to section 552 of title 112 of the Bankruptcy Code with respect to any collateral acquired by any Pledgor or any guarantor subsequent to the commencement of a case against the Pledgor or any guarantor;

               (v) we call to your attention that enforcement of the security interest of the Collateral Agent may be subject to the terms of any of the agreements creating the Pledged Partnership Interests and claims and defenses of any of the parties to such agreements; and

               (vi) in the case of any Pledged Partnership Interest which is itself secured by other property, we express no opinion with respect to the Collateral Agent's rights in and to such underlying property.

          10. No registration of any Transaction Party is required under the Investment Company Act of 1940.

          11. No Transaction Party is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent, provided that any Person which becomes a Bank pursuant to
Section 14.04 of the Credit Agreement may rely on this opinion as if it were addressed to such Person and delivered to such Person on the date hereof.

                                Very truly yours,


                                BATTLE FOWLER LLP

                                                                      Schedule I
                                                                      ----------



                                     Banks
                                     -----



The Chase Manhattan Bank
The Bank of Nova Scotia
Banque Paribas
Canadian Imperial Bank of Commerce
Mellon Bank, N.A.
Nationsbank, N.A.

                                                                     Schedule II
                                                                     -----------


                             Subsidiary Guarantors
                             ---------------------


Keystone Pittsburgh Gaming, Inc., a Delaware corporation
Keystone Erie Gaming, Inc., a Delaware corporation
National Gaming Mississippi, Inc., a Delaware corporation
Chartwell Mexico Corp., a Delaware corporation
Chartwell Lodging Inc., a Delaware corporation
Chartwell Canada Corp., a Delaware corporation
Bear Financial Corp., a Delaware corporation
NL Texas Inc., a Delaware corporation
Chartwell Brunswick Corp., a Delaware corporation
Chartwell Santa Fe Corp., a Delaware corporation
Chartwell Albuquerque Corp., a Delaware corporation
Chartwell Nashville Corp., a Delaware corporation
National Lodging Corp., a Delaware corporation
NL/San Diego Inc., a California corporation
Travel Beverages, Inc., a Texas corporation

                                Fact Certificate
                                ----------------


          The undersigned is a duly qualified and acting authorized officer of each of the Transaction Parties listed on Schedule I hereto. I understand that pursuant to Section 5.04 of that certain Credit Agreement, dated as of August 28, 1996 (the "Credit Agreement"), among Chartwell Leisure Inc. (formerly National Lodging Corp.), Chartwell Canada Corp., the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and The Bank of Nova Scotia, as Syndication Agent, Battle Fowler LLP is rendering an opinion dated August 28, 1996 (the "Opinion"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion. I further understand that Battle Fowler LLP is relying on this officer's certificate and the statements made herein in rendering such Opinion.

     With regard to the foregoing, on behalf of the Transaction Parties I certify that:

     1. The chief executive office for Chartwell Leisure Inc. is 605 Third Avenue, New York, New York 10158.

     2. Set forth on Schedule II hereto are all of the agreements or instruments to which any Transaction Party is a party and which are material to the business, financial condition, operation or properties of the Transaction Parties (other than the Transaction Documents and agreements creating, evidencing or organizing the Joint Ventures).

     3. Set forth on Schedule III hereto are all of the orders, judgments and decrees of any Governmental Authority which are specifically applicable to the Transaction Parties.

     4. Set forth on Schedule IV hereto are all consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with any legislative, judicial, administrative or regulatory governmental authorities which are required in connection with the execution, delivery and performance of the Transaction Documents by any of the Transaction Parties, except the filings and recordings necessary to release or terminate Liens securing indebtedness of the Transaction Parties which is repaid on the date hereof.

     5. None of the partnership interests of any Transaction Party identified in Annex C to the Pledge Agreement are evidenced by a certificate.

     6. Less than 20 percent of the value of the assets of the Transaction Parties on either a consolidated basis or on an unconsolidated basis consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

     7. Each of the Transaction Parties (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any certificate outstanding, and (c) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities (as defined in Section 3(a) of the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of such party's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

     8. None of the Transaction Parties owns or operates facilities used for the generation, transmission or distribution of electric energy for sale ("electric utility facilities").

     9. None of the Transaction Parties owns or operates facilities used for the distribution at retail of natural or manufactured gas for heat, light or power ("gas utility facilities").

     10. None of the Transaction Parties directly or indirectly, or through one or more intermediary companies, owns, controls or holds with power to vote (a) 10% or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit-sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver's or trustee's certificates or instruments commonly known as a "security" (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on or warrants or rights to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction or management of, or any such instrument issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any corporation, partnership association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (ii) any of the foregoing types of entities which have received notice of the type described in Paragraph 11 below.

     11. None of the Transaction Parties has received notice that the Securities and Exchange Commission has determined, or may determine, that any of the Transaction Parties exercises a controlling influence over the management or direction of the policies of a gas utility company or any electric utility company as to make it subject to the obligations, duties and liabilities imposed upon holding companies by the Public Utility Holding Company Act of 1935, as amended.

     12. Battle Fowler may rely on the Officer's Certificate delivered by the Company to the Administrative Agent pursuant to Section 5.02 of the Credit Agreement as if such certificate were delivered to Battle Fowler on the date hereof.

          IN WITNESS WHEREOF I have executed this certificate this 28th of August, 1996.


                                              By:   ____________________________
                                                Name:

                                                                   Schedule I to
                                                                Fact Certificate
                                                                ----------------


                              Transaction Parties
                              -------------------



Chartwell Leisure Inc., a Delaware corporation
Keystone Pittsburgh Gaming, Inc., a Delaware corporation
Keystone Erie Gaming, Inc., a Delaware corporation
National Gaming Mississippi, Inc., a Delaware corporation
Chartwell Mexico Corp., a Delaware corporation
Chartwell Lodging Inc., a Delaware corporation
Chartwell Canada Corp., a Delaware corporation
Bear Financial Corp., a Delaware corporation
NL Texas Inc., a Delaware corporation
Chartwell Brunswick Corp., a Delaware corporation
Chartwell Santa Fe Corp., a Delaware corporation
Chartwell Albuquerque Corp., a Delaware corporation
Chartwell Nashville Corp., a Delaware corporation
Nation Lodging Corp., a Delaware corporation
Chartwell San Diego, a Delaware corporation

                                                                  Schedule II to
                                                                Fact Certificate
                                                                ----------------



                              APPLICABLE CONTRACTS
                              --------------------


1. Stock Purchase Agreement between National Gaming Corporation and Forte USA, Inc. dated as of December 19, 1995.

2.   Financing Agreement.

3.   Corporate Services Agreement.

4. License Agreement, dated as of January 23, 1996 between Bear Acquisition Corp. and Forte Hotels, Inc.

5.   Canadian Acquisition Documents.

7.   Chartwell Stock Purchase Agreement

                                                                 Schedule III to
                                                                Fact Certificate
                                                                ----------------


                               APPLICABLE ORDERS
                               -----------------


                                  None.

                                                                  Schedule IV to
                                                                Fact Certificate
                                                                ----------------


                             GOVERNMENTAL APPROVALS
                             ----------------------


                                     None.

                                                                     EXHIBIT M-3
                                                                     -----------


            [FORM OF OPINION OF IN-HOUSE COUNSEL TO THE BORROWERS]

                                                                 August 28, 1996


The Chase Manhattan Bank,
 as Administrative Agent
270 Park Avenue
New York, New York 10017

The Bank of Nova Scotia,
 as Syndication Agent
One Liberty Plaza
New York, New York 10006

The Banks listed
on Schedule I hereto

                  Re:  Chartwell Leisure Inc./Credit Facility
                       --------------------------------------

Ladies and Gentlemen:

          I am Vice President, General Counsel of Chartwell Leisure Inc. (formerly known as National Lodging Corp.), a Delaware corporation (the "Company"). In that capacity, I have been asked to render the following opinions pursuant to Section 5.04 of the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among the Company, the Chartwell Canada Corp., a Delaware corporation, each of the financial institutions identified on
Schedule I hereto (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and The Bank of Nova Scotia, as Syndication Agent, in connection with the execution and delivery of (i) the Credit Agreement and (ii) certain other related agreements.

          Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

          In my examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Company and its subsidiaries and their respective officers and other representatives and of public officials, including the facts set forth in the Fact Certificate described below.

          In rendering the opinions set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

          (a)  the Credit Agreement;

          (b) the Pledge Agreement, dated as of the date hereof (the "Pledge Agreement"), made by each of the Company, the Canadian Borrower and the Subsidiary Guarantors to The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent");

          (c) the Subsidiaries Guaranty, dated as of the date hereof (the "Subsidiaries Guaranty" and, together with the Company Guaranty referred to below, the "Guarantees"), made by each of the Subsidiary Guarantors identified therein;

          (d) the certificate executed by an officer of Chartwell Lodging dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Fact Certificate");

          (e) certified copies of the articles or certificate of incorporation and by-laws of NL/San Diego Inc., a California corporation ("NL/San Diego");

          (f) certified copies of certain resolutions of the Board of Directors of each of NL/San Diego which were adopted on August [ ], 1996;

          (g) an unfiled, but signed copy of a financing statement naming Chartwell Lodging as debtor and The Chase Manhattan Bank, as Collateral Agent as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest under the Pledge Agreement in the office of the Secretary of State of the State of California (such filing office, the "Filing Office" and such financing statement, the "Financing Statement"); and

          (h) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          The documents referred to in clauses (a) through (c) above are referred to herein as the "Transaction Documents." Unless otherwise indicated, references to the "UCC" shall mean with respect to the perfection and the effect of perfection or non-perfection of the security interest in the Pledged Partnership Interests (as defined herein), the Uniform Commercial Code as in effect on the date hereof in the State of California.

          I am admitted to practice law in the State of California and express no opinion as to the laws of any jurisdiction other than the laws of the State of California.

          The opinions set forth below are subject to the following qualifications:

               (i) certain of the remedial provisions with respect to the security, including waivers which respect to the exercise of remedies against the collateral contained in the Pledge Agreement, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pledge Agreement, each taken as a whole, and the Pledge Agreement, taken as a whole, together with applicable law, contains, subject to the other qualifications set forth herein, adequate provisions for the practical realization of the benefits of the security created thereby;

               (ii) I express no opinion as to any provision with respect to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of the security interests;

          My opinions set forth below are subject to the following additional assumption that each of the Transaction Documents constitutes the legal, valid and binding obligation of each party to such Transaction Document enforceable against such party in accordance with its terms.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. NL/San Diego is validly existing and in good standing under the laws of the State of California.

          2. NL/San Diego has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party. The execution, delivery and performance by NL/San Diego of each of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action on the part of NL/San Diego. Each of the Transaction Documents to which NL/San Diego is a party has been duly executed and delivered by NL/San Diego.

          3. The Financing Statement is in appropriate form for filing in the Filing Office under the UCC. The security interest in favor of the Collateral Agent for the benefit of the Secured Creditors in that portion of the in the partnership interests identified in Annex C to the Pledge Agreement (the "Pledged

Partnership Interests") which is described in the Financing Statement will be perfected upon the filing of the Financing Statement in the Filing Office.

          My opinion in paragraph 3 is subject to the following assumptions and qualifications:

          (i) The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Secured Creditors to secure the Credit Document Obligations, a valid security interest in the rights of Chartwell Lodging in the Pledged Partnership Interests.

          (ii) I have assumed that the Pledged Partnership Interests exist and that Chartwell Lodging has sufficient rights in the Pledged Partnership Interests for the security interest of the Collateral Agent to attach, and I express no opinion as to the nature or extent of Chartwell Lodging's rights in, or title to, any of the Pledged Partnership Interests;

               (iii) my security interest opinions are limited to Article 9 of the UCC, and therefore such opinions do not address (i) laws of jurisdictions other than California, and of California except for Article 9 of the UCC, (ii) collateral of a type not subject to Article 9 of the UCC, and (iii) under Section 9-103 of the UCC, what law governs perfection of the security interests granted in the collateral covered by this opinion;

               (iv) I call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity of the debtor;
     Section 9-103 with respect to the location of the debtor; Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest;

               (v) I express no opinion with respect to the priority of the security interest of the Collateral Agent in any of the Pledged Partnership Interests;

               (vi) I call to your attention that the security interest of the Collateral Agent may be subject to the terms of any of the agreements creating the Pledged Partnership Interests and claims and defenses of any of the parties to such agreements;

               (vii) in the case of any Pledged Partnership Interest which is itself secured by other property, I express no opinion with respect to the Collateral Agent's rights in and to such underlying property;

               (viii) I have assumed that Chartwell Lodging's chief executive offices are and will be located in the State of California;

               (ix) I call to your attention that in the case of the issuance of distributions on, or proceeds of, the Pledged Partnership Interests, the security interests of the Collateral Agent therein will be perfected only if possession thereof is obtained or other appropriate action is taken in accordance with the provisions of the UCC or other applicable law and, in the case of certain types of distributions or proceeds, other parties such as holders in due course, bona fide purchasers and buyers in the ordinary course of business may obtain superior priority;

               (x) I have assumed without independent investigation that none of the Pledged Partnership Interests are (i) represented by a certificate or (ii) transferred on books and records of the partnership or an agent of the partnership maintained for that purpose; and

               (xi) I call to your attention that the right of the Collateral Agent to become a partner or exercise voting rights may be limited by applicable law and the terms of the partnership agreement pursuant to which the partnership was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which Chartwell Lodging is otherwise entitled pursuant to the applicable partnership agreement.

          This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without my prior written consent, provided that any Person which becomes a Bank pursuant to
Section 14.04 of the Credit Agreement may rely on this opinion as if it were addressed to such Person and delivered to such Person on the date hereof.

                                                 Very truly yours,

                                                                      Schedule I
                                                                      ----------



                                     Banks
                                     -----



The Chase Manhattan Bank
The Bank of Nova Scotia
[Other Banks]

                                   EXHIBIT A


                               Fact Certificate
                               ----------------


          The undersigned is a duly qualified and acting authorized officer of Chartwell Lodging Inc. (the "Company"). I understand that pursuant to Section
5.04 of that certain Credit Agreement, dated as of August 28, 1996 (the "Credit Agreement"), among Chartwell Leisure Inc. (formerly National Lodging Corp.), Chartwell Canada Corp., the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and The Bank of Nova Scotia, as Syndication Agent, Douglas Verner, Esq., Vice President and General Counsel of Chartwell Leisure Inc., is rendering an opinion dated August 28, 1996 (the "Opinion"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion. I further understand that Douglas Verner, Esq. is relying on this officer's certificate and the statements made herein in rendering such Opinion.

     With regard to the foregoing, on behalf of the Company I certify that:

     1. The chief executive office of the Company is 1973 Friendship Drive, El Cajon, California 92020.

     2. None of the partnership interests of any Transaction Party identified in Annex C to the Pledge Agreement are evidenced by a certificate.

          IN WITNESS WHEREOF I have executed this certificate this 28th day of August 1996.


                                   By:  _____________________________
                                           Name:

                                                                       EXHIBIT N
                                                                       ---------


                          Subordination Provisions of
                      Permitted Subordinated Indebtedness
                      -----------------------------------


                                   ARTICLE X

                                 SUBORDINATION

SECTION X.1.  Securities Subordinated to Senior Indebtedness.

          Anything herein to the contrary notwithstanding, the Borrower, for itself and its successors, and each Holder, by its acceptance of Securities, agrees, that the payment of the principal of and interest on and premiums, penalties, fees and other liabilities (including, without limitation, liabilities in respect of any indemnity, any reimbursement, compensation or contribution obligations, any liquidated damage provision, any breach of representation or warranty, or any rights of redemption or rescission under this Indenture, the Purchase Agreement and the Registration Rights Agreement or by law or otherwise ("Other Obligations")) with respect to the Securities is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all Senior Indebtedness.

          This Article X shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

SECTION X.2.  No Payment on Securities in Certain Circumstances.

          (a) No direct or indirect payment or distribution shall be made by or on behalf of the Borrower on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof and interest (including Accrued Bankruptcy Interest) thereon (and, in the case of the Loan Documents and Supplementary Documents, all obligations for payments for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith) shall first be paid in full in cash, and all Letter of Credit Obligations, to the extent that the related letters of credit have not been drawn upon, shall have been fully secured by collateral in the form of cash or Cash Equivalents or shall have been returned undrawn or (ii) upon the happening of any default in payment of any principal of or interest on any Senior Indebtedness (or, in the case of the Loan Documents and Supplementary Documents, any payment for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith when the same becomes due and payable (any event described in clause (i) or (ii), a "Payment Default"), unless and until such default shall have been cured or waived or shall have ceased to exist.

          (b) Without limiting the effect of Section X.2(a), upon the happening of a default or event of default (other than a Payment Default) (including any event which, with the giving of notice or lapse of time, or both, would become an event of default and including any default or event of default that would result upon any payment with respect to the Securities) with respect to any Senior Indebtedness, as such default or event of default is defined therein or in the instrument or agreement under which it is outstanding, and upon written notice thereof given to the Trustee (with a copy to the Borrower) by any holders of such Senior Indebtedness or their Representative ("Payment Notice"), then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or the Credit Agent approves in writing the making of such payment or distribution, no direct or indirect payment or distribution shall be made by or on behalf of the Borrower on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities; provided, however, that this paragraph (b) shall not prevent the making of any payment for more than 179 days after the due date of the first principal or interest payment on the Securities (including any redemption or mandatory repurchase of Securities required hereunder) after a Payment Notice shall have been given.

Notwithstanding the foregoing (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) a Payment Notice may only be given (A) if Senior Indebtedness is outstanding under the Credit Agreement at the time of such notice, by the Credit Agent or (B) if no Senior Indebtedness is outstanding under the Credit Agreement at the time of such notice, by a holder or holders (or the Representative of holders) of at least $15,000,000 principal amount of Senior Indebtedness.

          (c) In furtherance of the provisions of Section X.1, if, notwithstanding the foregoing provisions of this Section X.2, any direct or indirect payment or distribution on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities shall be made by or on behalf of the Borrower and received by the Trustee, by any Holder or by any Paying Agent (or, if the Borrower or any subsidiary or Affiliate of the Borrower is acting as Paying Agent, money for any such payment or distribution shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this Section X.2, then, unless and until such payment or distribution is no longer prohibited by this Section X.2, such payment or distribution (subject to the provisions of Sections X.6 and X.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent, as the case may be, for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to (A) make payment in full in cash of all Senior Indebtedness remaining unpaid and (B) in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, to fully secure such Senior Indebtedness by collateral in the form of cash or Cash Equivalents, in each case after giving effect to all concurrent payments and distributions to or for the holders of Senior Indebtedness. The Borrower shall give prompt notice to the Trustee of any default or event of default or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness provided in this Article
X. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

SECTION X.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Borrower.

          Upon any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or total or partial reorganization of the Borrower (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower and whether voluntary or involuntary):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash of the principal thereof and interest (including Accrued Bankruptcy Interest) thereon (and, in the case of the Loan Documents and Supplementary Documents, all payments for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith) and, in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, to have such Senior Indebtedness be fully secured by collateral in the form of cash or Cash Equivalents before the Holders are entitled to receive any payment on account of the principal of or interest on or Other Obligations with respect to the Securities (whether by payment, acquisition, retirement, defeasance, redemption or otherwise) or any other payment or distribution of assets or securities by or on behalf of the Borrower;

          (b) any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article X, including any such payment or distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash and, in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, until all such Senior Indebtedness shall be fully secured by collateral in the form of cash or Cash Equivalents or shall have been returned undrawn, in each case after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Borrower or any Subsidiary or Affiliate of the Borrower is acting as Paying Agent, money, assets or securities of any kind or character for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on or Other Obligations with respect to the Securities before all Senior Indebtedness is paid in full in cash, such payment or distribution (subject to the provisions of Sections X.6 and X.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash and, in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, until all such Senior Indebtedness shall be fully secured by collateral in the form of cash or Cash Equivalents or shall have been returned undrawn, in each case after giving effect to all concurrent payments and distributions to or for the holders of Senior Indebtedness. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of Senior Indebtedness or their Representative.

          The Borrower shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or total or partial reorganization of the Borrower or assignment for the benefit of creditors by the Borrower.

SECTION X.4. Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

          Subject to the payment in full in cash of all Senior Indebtedness and, in the case of Letter of Credit Obligations, to the extent that the related letters of credit have not been drawn upon or returned undrawn, subject to the securing in full of such Senior Indebtedness by collateral in the form of cash or Cash Equivalents, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness (other than the rights to receive payments or distributions with respect to, or rights in collateral securing, reimbursement obligations for subsequently drawn Letter of Credit Obligations until such reimbursement obligations are paid in full in cash) until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Borrower, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders, shall, as between the Borrower and the Holders, be deemed to be payment by the Borrower to or on account of the Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under the Senior Indebtedness and to secure Senior Indebtedness represented by Letter of Credit Obligations to the extent that the related letters of credit have not been drawn upon or returned undrawn, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash and to fully secure Senior Indebtedness represented by Letter of Credit Obligations to the extent that the related letters of credit have not been drawn upon or returned undrawn in the form of cash or Cash Equivalents.

SECTION X.5.  Obligations of the Borrower Unconditional.

          Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Borrower and the Holders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Indebtedness in respect of cash, property or securities of the Borrower received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Borrower referred to in this Article X, the Trustee, subject to the provisions of Sections ____ and ____ [Insert reference to provisions setting forth Trustee's rights and duties], and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. Nothing in this Section X.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section ____ [Insert provision setting forth Trustee's compensation].

SECTION X.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from the Borrower or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections ____ and ____ [Insert reference to provisions setting forth Trustee's rights and duties], shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION X.7.  Application by Trustee of Assets Deposited with It.

          U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section ____ [Insert reference to defeasance provisions] (including, without limitation, clause __ thereof [Insert reference to provision prohibiting defeasance if doing so would violate a contractual obligation of the Parent or Borrower]) shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article
X. Otherwise, any deposit of assets or securities by or on behalf of the Borrower with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on or Other Obligations with respect to any Securities shall be subject to the provisions of this Article X; provided that if prior to the Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section X.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Borrower or any Subsidiary or Affiliate of the Borrower is acting as Paying Agent. Nothing contained in this Section X.7 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article X.

SECTION X.8. Subordination Rights Not Impaired by Acts or Omissions of Borrower or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, restate, supplement, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Borrower and its Subsidiaries, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture that affects the subordination of the Securities or other provisions of this Article X shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

          [Each Holder of the Securities by his acceptance thereof agrees that the Representative of any Senior Indebtedness (including, without limitation, the Credit Agent), in its discretion, without notice or demand and without affecting any rights of any holder of Senior Indebtedness under this Article X, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or non-judicial sale; and such Holder hereby waives any defense to the enforcement by the Representative of any Senior Indebtedness (including, without limitation, the Credit Agent) or by any holder of any Senior Indebtedness against such Holder of this Article X after a judicial or non-judicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust; and such Holder expressly waives any defense or benefits that may be derived from California Civil Code (S)(S) 2808, 2809, 2810, 2819, 2845, 2849 or 2850, or California Code of Civil Procedure (S)(S) 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction or any similar statute in effect in any other jurisdiction.]

SECTION X.9. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article X, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower) tending towards liquidation or reorganization of the business and assets of the Borrower, the immediate filing of a claim for the unpaid balance of its or his Securities and Other Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION X.10.  Right of Trustee to Hold Senior Indebtedness.

          The Trustee shall be entitled to all of the rights set forth in this
Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION X.11.  Article X Not to Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section ____ [Insert reference to Event of Default Section].

SECTION X.12.  No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Securities or the Borrower or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. Nothing in this Section X.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

          Certain Definitions. As used in this Schedule ______, the following terms have the following meanings:

          "Accrued Bankruptcy Interest" means all interest accruing after the filing of a petition by or against the Borrower or the Canadian Borrower under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the Loan Documents, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Borrower" means Chartwell Leisure Inc.

          "Canadian Borrower" means Chartwell Canada Corp.

          "Cash Equivalents" means Permitted Investments.

          "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agreement, which initially shall be The Chase Manhattan Bank. The Borrower shall promptly notify the Trustee of any change in the Credit Agent.

          "Credit Agreement" means the Credit Agreement, dated as of August ___, 1996, by and among the Borrower, the Canadian Borrower, the Lenders and Issuing Banks referred to therein, The Bank of Nova Scotia, Ltd., as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund or refinance a substantial portion of the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement or such agreement; provided that such refunding or refinancing by its terms states that it is intended to be senior in right of payment to the Securities. The Borrower shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement; provided that failure to give such notice shall not impair the subordination provisions hereof.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books or otherwise having a legal or beneficial interest in a Security.

          "Indenture" means the Indenture pursuant to which the Securities are issued.

          "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

          "Letter of Credit Obligations" means Senior Indebtedness with respect to letters of credit issued and outstanding pursuant to the Credit Agreement.

          "Loan Documents" means the Credit Agreement and all promissory notes, guarantees, security agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, including all amendments, supplements, extensions, renewals, restatements, replacements or refinancings thereof, or other modifications (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) thereof from time to time.

          "Paying Agent" means any Paying Agent under the Indenture.

          "Purchase Agreement" means the several Purchase Agreements by and among the Borrower and the Purchasers, each dated as of ________ ___, 199__ providing for the purchase of the Securities.

          "Purchasers" means the Purchasers named on the execution pages attached to the Purchase Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement by and among the Borrower and the Purchasers, dated as of _______ ____, 199__.

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness; provided that the person acting as Trustee may not serve as a Representative.

          "Securities" means the securities evidencing the Permitted Subordinated Indebtedness.

          "Senior Indebtedness" means (x) all obligations of the Borrower now or hereafter existing, whether directly or by guarantee, to pay the principal of, and interest (including, in the case of the Loan Documents and the Supplementary Documents, Accrued Bankruptcy Interest with respect thereto) on, any Indebtedness of the Borrower (and, in the case of the Loan Documents and the Supplementary Documents, all obligations of the Borrower for all payments for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith), whether outstanding on the date of this Indenture or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Borrower (including, without limitation, Indebtedness under the Loan Documents and the Supplementary Documents and all obligations of the Borrower to indemnify the Credit Agent, the Lenders, the Issuing Banks and the other Agents thereunder pursuant to the Loan Documents and all obligations of the Borrower for all payments for early termination, fees, expenses and indemnities and other amounts payable thereunder or in connection therewith if the instrument creating or evidencing the same expressly provides that such Indebtedness shall be senior in right of payment to the Securities, (y) Indebtedness of the Borrower, whether direct or by guarantee, with respect to Interest Swap Obligations and (z) all obligations of the Borrower in respect of any financing of accounts receivable of the Borrower and its subsidiaries.

          "Supplementary Documents" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

          "Trustee" means the Trustee for the Securities under the Indenture.

                                                                       Exhibit O


                               SECURITY AGREEMENT


                                     among


                       CHARTWELL CANADA HOSPITALITY CORP.


                                      and


              the other parties from time to time parties thereto


                                      and


                           THE CHASE MANHATTAN BANK,

                              as Collateral Agent



                          Dated as of October 1, 1996

                               TABLE OF CONTENTS
                               -----------------


                                                                   Page
                                                                   ----
ARTICLE I


          SECURITY INTERESTS.......................................  2
     1.1  Grant of Security Interests..............................  2
     1.2  Power of Attorney........................................  3


ARTICLE II

          GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS........  3
     2.1  Necessary Filings........................................  3
     2.2  No Liens.................................................  3
     2.3  Other Financing Statements...............................  4
     2.4  Chief Executive Office; Records..........................  4
     2.5  Recourse.................................................  5
     2.6  Trade Names; Change of Name..............................  5

ARTICLE III

          SPECIAL PROVISIONS CONCERNING MANAGEMENT AGREEMENT
          RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS................  5
     3.1  Maintenance of Records                                     5
     3.2  Direction to Account Debtors; Contracting Parties; etc...  6
     3.3  Modification of Terms; etc...............................  6
     3.4  Collection...............................................  7
     3.5  Instruments..............................................  7
     3.6  Further Actions..........................................  7

ARTICLE IV

          PROVISIONS CONCERNING ALL COLLATERAL....................   8
     4.1  Protection of Collateral Agent's Security...............   8
     4.2  Further Actions.........................................   8
     4.3  Financing Statements....................................   8

                                      (i)

ARTICLE V

          REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT............   9
     5.1  Remedies; Obtaining the Collateral Upon Default.........   9
     5.2  Remedies; Disposition of the Collateral.................  10
     5.3  Waiver of Claims........................................  11
     5.4  Application of Proceeds.................................  12
     5.5  Remedies Cumulative.....................................  13
     5.6  Discontinuance of Proceedings...........................  14

ARTICLE VI

          INDEMNITY...............................................  14
     6.1  Indemnity...............................................  14
     6.2  Indemnity Obligations Secured by Collateral; Survival...  15

ARTICLE VII

          DEFINITIONS.............................................  16

ARTICLE VIII

          MISCELLANEOUS...........................................  20
     8.1  Notices.................................................  20
     8.2  Waiver; Amendment.......................................  21
     8.3  Obligations Absolute....................................  21
     8.4  Successors and Assigns..................................  21
     8.5  Headings Descriptive....................................  22
     8.6  Governing Law...........................................  22
     8.7  Assignor's Duties.......................................  22
     8.8  Termination; Release....................................  22
     8.9  Counterparts............................................  23
     8.10 The Collateral Agent....................................  23

ANNEX A   Schedule of Chief Executive Offices and other Record Locations
ANNEX B   Trade and Fictitious Names


                                     (ii)

                               SECURITY AGREEMENT
                               ------------------



          SECURITY AGREEMENT, dated as of October 1, 1996 among Chartwell Canada Hospitality Corp. and Chartwell Canada Corp. (collectively, the "Royco Management Agreement Assignor"), Chartwell Leisure Inc. (together with the Royco Management Agreement Assignor, each an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 8.11 hereof, the "Assignors") and The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.



                             W I T N E S S E T H :
                             -------------------



          WHEREAS, Chartwell Leisure Inc. (the "Company"), Chartwell Canada Corp. and Bear Financial Corp. (collectively, the "Canadian Borrower, and together with the Company, the "Borrowers"), the lenders from time to time party thereto (the "Banks"), The Bank of Nova Scotia, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (together with any successor agent, the "Administrative Agent," and together with the Collateral Agent, the Syndication Agent and the Banks, the "Bank Creditors"), have entered into the Credit Agreement, dated as of August 28, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Company, all as contemplated therein;


          WHEREAS, each Borrower may from time to time be party to one or more
(i) interest rate agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements, (ii) foreign exchange contracts, currency swap agreements or similar agreements or arrangements designed to protect against the fluctuations in currency values and\or (iii) other types of hedging agreements from time to time (each such agreement or arrangement with an Other Creditor (as hereinafter defined), an "Interest Rate Protection Agreement or Other Hedging Agreement"), with a Bank or an affiliate of a Bank (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, collectively, the "Other Creditors", and together with the Bank Creditors, the "Secured Creditors");

          WHEREAS, pursuant to the Company Guaranty, the Company has guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Canadian Borrower under or with respect to the Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements;


          WHEREAS, pursuant to the Subsidiary Guaranty, each domestic Subsidiary of the Borrower has jointly and severally guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrowers under or with respect to the Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements;


          WHEREAS, it is a condition precedent to the making of Loans to the Borrowers under the Credit Agreement that the Assignors shall have executed and delivered to the Collateral Agent this Agreement; and


          WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;


          NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:



                                   ARTICLE I


                               SECURITY INTERESTS


          1.1  Grant of Security Interests.  (a)  As security for the prompt and
               ---------------------------
complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Management Agreement Receivable, (ii) all Pledged Management Agreements, together with all Contract Rights arising thereunder, (iii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, in each case relating to or arising out of Pledged Management Agreements, (iv) all General Intangibles, Chattel Paper, Documents and Instruments, in each case relating to or arising out of Pledged Management Agreements,

(v) the Cash Collateral Account and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, and (vi) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

          (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.


          1.2  Power of Attorney.  Each Assignor hereby constitutes and appoints
               -----------------
the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

          Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          2.1  Necessary Filings.  All filings, registrations and recordings
               -----------------
necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

          2.2  No Liens.  Such Assignor is, and as to Collateral acquired by it
               --------
from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

          2.3  Other Financing Statements.  As of the date hereof, there is no
               --------------------------
financing statement (or similar statement or instrument of registration under the law of any juris diction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Total Commitment has not been terminated or any Note remains unpaid or any of the Obligations remain unpaid or any Interest Rate Protection Agreement or Other Hedging Agreement or Letter of Credit remains in effect (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or any Obligations are owed with respect thereto, such Assignor will not execute or authorize to be filed in any public office any financing state ment (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.


          2.4  Chief Executive Office; Records.  The chief executive office of
               -------------------------------
such Assignor is located at the address or addresses indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing Management Agreement Receivables and Contract Rights under Pledged Management Agreements of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will con tinue to be, kept at such chief executive office, at one or more of the locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Collateral consisting of Management Agreement Receivables and Contract Rights under Pledged Management Agreements of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.5  Recourse.  This Agreement is made with full recourse to each
               --------
Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

          2.6  Trade Names; Change of Name.  No Assignor has or operates in any
               ---------------------------
jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex B hereto. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex B hereto and new names established in accordance with the last sentence of this Section 2.6. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new name, it shall have taken all action requested by the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.


                                  ARTICLE III

                         SPECIAL PROVISIONS CONCERNING
        MANAGEMENT AGREEMENT RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

          3.1  Maintenance of Records.  Each Assignor will keep and maintain at
               ----------------------
its own cost and expense accurate records of its Management Agreement Receivables and Pledged Management Agreements, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon prior notice to an Authorized Officer of such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Management Agreement Receivables and Contract Rights under Pledged Management Agreements (including, without limitation, all documents evidencing such Management Agreement Receivables and all Pledged Management Agreements) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Management Agreement Receivables and Pledged Management Agreements, as well as books, records and documents (if any) of such Assig nor evidencing or pertaining to the Management Agreement Receivables and Pledged Management Agreements with an appropriate reference to the fact that such Management Agreement Receivables and Pledged Management Agreements have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

          3.2  Direction to Account Debtors; Contracting Parties; etc.  Upon the
               -------------------------------------------------------
occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Management Agreement Receivables and Pledged Management Agreements to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Management Agreement Receivables and/or under any Pledged Management Agreements to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Management Agreement Receivables and Pledged Management Agreements and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 5.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor; provided, that the failure
                                                      --------
by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.

          3.3  Modification of Terms; etc.  No Assignor shall rescind or cancel
               ---------------------------
any indebtedness evidenced by any Management Agreement Receivable or under any Pledge Management Agreements, or modify in any material respect any term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell or assign any Management Agreement Receivable or Pledged Management Agreements, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section
3.5 hereof. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Management Agreement Receivables and Pledged Management Agreements and will do nothing to impair the rights of the Collateral Agent in the Management Agreement Receivables or Pledged Management Agreements.

          3.4  Collection.  Each Assignor shall endeavor in accordance with
               ----------
reasonable business practices to cause to be collected from the account debtor named in each of its Management Agreement Receivables or obligor under any Pledged Management Agreements, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Management Agreement Receivable or Pledged Management Agreements, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Management Agreement Receivable or under such Pledged Management Agreement, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Management Agreement Receivables and Pledged Management Agreements (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and
(ii) a refund or credit due as a result of returned or damaged merchandise or improperly per formed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

          3.5  Instruments.  If any Assignor owns or acquires any Instrument
               -----------
constituting Collateral, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instru ment to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

          3.6  Further Actions.  Each Assignor will, at its own expense, make,
               ---------------
execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Management Agreement Receivables, Contracts, Instruments (in each case to the extent constituting Collateral) and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

                                  ARTICLE IV

                     PROVISIONS CONCERNING ALL COLLATERAL

          4.1  Protection of Collateral Agent's Security.  Each Assignor will do
               -----------------------------------------
nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

          4.2  Further Actions.  (a) Each Assignor will, at its own expense,
               ---------------
make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

          (b) Each Assignor will, at its own expense, execute, file and/or deliver to the Collateral Agent (i) supplements and/or amendments to this Agreement and filed financing statements, (ii) new financing statements and
(iii) consents, in the form and as to the matters required by the Collateral Agent, from the parties to the Pledged Management Agreements, in each case which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Pledged Management Agreements and the proceeds thereof.

          4.3  Financing Statements.  Each Assignor agrees to execute and
               --------------------
deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.

                                   ARTICLE V

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

          5.1  Remedies; Obtaining the Collateral Upon Default.  Each Assignor
               -----------------------------------------------
agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

          (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

          (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Management Agreement Receivables and the Pledged Management Agreements) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent;

          (iii) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with
     Section 5.4 hereof;

          (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 5.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

          (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:


               (x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

               (y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 5.2 hereof; and

               (z) while the Collateral shall be so stored and kept, provide such maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific per formance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

          5.2  Remedies; Disposition of the Collateral.  Any Collateral
               ---------------------------------------
repossessed by the Collateral Agent under or pursuant to Section 5.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the neces sity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable re quirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory require ments of applicable law.

          5.3  Waiver of Claims.  Except as otherwise provided in this
               ----------------
Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Assignor hereby further waives, to the extent permitted by law:

          (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights here under; and

          (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

          5.4  Application of Proceeds.  (a)  All moneys collected by the
               -----------------------
Collateral Agent (or, to the extent the Pledge Agreement requires proceeds of collateral under the Pledge Agreement to be applied in accordance with the provisions of this Agreement, the Pledgee under the Pledge Agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

          (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;

          (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 5.4(c) hereof with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed; and

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 8.8 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

          (c) All payments required to be made to the Bank Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

          (d) For purposes of applying payments received in accordance with this Section 5.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Bank Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

          (e) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency in payment of the Obligations remaining after application of the proceeds of the Collateral with respect to the relevant Assignor; provided that the only recourse of the Secured Creditors to the Royco Management Contract Assignor shall be to its Collateral hereunder.

          5.5  Remedies Cumulative.  Each and every right, power and remedy
               -------------------
hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements or Other Hedging Agreements, the other Credit Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

          5.6  Discontinuance of Proceedings.  In case the Collateral Agent
               -----------------------------
shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.



                                  ARTICLE VI

                                   INDEMNITY

          6.1  Indemnity.  (a)  Each Assignor jointly and severally agrees to
               ---------
indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 6.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) (for the purposes of this Section 6.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, con trol, acceptance, lease, financing, possession, operation, condition, sale, return or other dis position, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other govern mental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indem nitee shall be indemnified pursuant to this Section 6.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liabil ity, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 6.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) Without limiting the application of Section 6.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement or any other Credit Document.

          (d) If and to the extent that the obligations of any Assignor under this Section 6.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          6.2  Indemnity Obligations Secured by Collateral; Survival.  Any
               -----------------------------------------------------
amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VI shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.

                                  ARTICLE VII

                                  DEFINITIONS

          The following terms shall have the meanings herein specified. Such defi nitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

          "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

          "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

          "Banks" shall have the meaning provided in the recitals to this Agreement.

          "Borrowers" shall have the meaning provided in the recitals to this Agreement.

          "Canadian Borrower" shall have the meaning provided in the recitals to this Agreement.

          "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

          "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Class" shall have the meaning provided in Section 8.2 of this Agreement.

          "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

          "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Company" shall have the meaning provided in the recitals to this Agreement.

          "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Pledged Management Agreement.

          "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

          "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article VII.

          "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

          "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

          "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Indemnitee" shall have the meaning provided in Section 6.1 of this Agreement.

          "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Interest Rate Protection Agreements or Other Hedging Agreements" shall have the meaning provided in the recitals to this Agreement.

          "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

          "Management Agreement" shall mean each agreement or contract governing, providing for, dealing with or relating to the management of any Joint Venture or Hotel Property.

          "Management Agreement Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor relating to or arising out of a Pledged Management Agreement and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor relating to or arising out of a Pledged Management Agreement, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with, to the extent relating to or arising out of a Pledged Management Agreement (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorse ments and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit infor mation, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

          "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Assignor is a party and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement including, in the case of Assignors other than the Borrower, all obligations of such Assignor under its Guaranty in respect of Interest Rate Protection Agreements or Other Hedging

Agreements (all such obligations and liabilities under this clause (ii) being herein col lectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 6.1 of this Agreement. Notwithstanding the foregoing, the Obligations of the Royco Management Agreement Assignor secured by this Agreement and its Collateral hereunder shall be all Obligations of each Borrower described in the preceding sentence.

          "Other Creditors" shall have the meaning provided in the recitals to this Agreement.

          "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

          "Pledged Management Agreements" shall mean the Royco Management Agreement and each other Management Agreement required to be pledged as Collateral hereunder pursuant to Section 9.14 of the Credit Agreement.

          "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of gov ernmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Pro Rata Share" shall have the meaning provided in Section 5.4(b) of this Agreement.

          "Requisite Creditors" shall have the meaning provided in Section 8.2 of this Agreement.

          "Royco Management Agreement" shall mean the Amended and Restated Management Services and Franchise Development Agreement, dated October 1, 1996, among Chartwell Canada Hospitality Corp., Chartwell Canada Corp. and Royco Hotels & Resorts Ltd., as the same be amended, modified or supplemented from time to time.

          "Secured Creditors" shall have the meaning provided in the recitals to this Agreement.

          "Termination Date" shall have the meaning provided in Section 8.8 of this Agreement.


                                  ARTICLE VIII

                                 MISCELLANEOUS

          8.1  Notices.  Except as otherwise specified herein, all notices,
               -------
requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

          (a) if to any Assignor, at it address set forth opposite its signature below;

          (b)  if to the Collateral Agent:


               The Chase Manhattan Bank
               270 Park Avenue
               New York, New York  10017
               Attention: William Caggiano
               Telephone No.:  270-1338
               Facsimile No.: 972-0009

          (c) if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          8.2  Waiver; Amendment.  None of the terms and conditions of this
               -----------------
Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of (x) either the Required Banks or, to the extent required by Section 14.12 of the Credit Agreement, all of the Banks at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or
                         --------
variance affecting the rights and benefits of a single Class of Secured Credi tors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of
                            ----
the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

          8.3  Obligations Absolute.  The obligations of each Assignor hereunder
               --------------------
shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement; or (c) any amendment to or modification of any Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing.

          8.4  Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns; provided, that no Assignor
                                                     --------
may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

              8.5  Headings Descriptive.  The headings of the several sections
              -------------------------
of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              8.6  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
              ------------------
OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          8.7  Assignor's Duties.  It is expressly agreed, anything herein
               -----------------
contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

          8.8  Termination; Release.  (a)  After the Termination Date,  this
               --------------------
Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 6.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note or Letter of Credit is outstanding (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) and all other Obligations (other than any indemnities described in Section 6.1 hereof and in Section 14.01 of the Credit Agreement which are not then due and payable) have been paid in full.

          (b) In the event that any part of the Collateral is sold or otherwise disposed in connection with a sale or other disposition permitted by Section
10.02 of the Credit

Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 14.12 of the Credit Agreement), the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

          (c) At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 8.8(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to Section 8.8(a) or (b) hereof.

          8.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

          8.10  The Collateral Agent.  The Collateral Agent will hold in
                --------------------
accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 13 of the Credit Agreement.

          8.11  Additional Assignors.  It is understood and agreed that any
                --------------------
Subsidiary of the Company or other Person that is required to execute a counterpart of this Agreement after the date hereof pursuant to Section 9.14 of the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.


                                 *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



Address:                                 CHARTWELL CANADA HOSPITALITY CORP.,
605 Third Avenue                          as an Assignor
New York, New York  10158
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644           By:_____________________________
                                            Name:
Attention:  Kenneth Weber                   Title:


605 Third Avenue                         CHARTWELL CANADA CORP.,
New York, New York  10158                 as an Assignor
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644
                                         By:_____________________________
Attention:  Kenneth Weber                  Name:
                                           Title:


605 Third Avenue                         CHARTWELL LEISURE INC.,
New York, New York  10158                 as an Assignor
Telephone No.: (212) 692-1400
Telecopier No.: (212) 867-4644
                                         By:_____________________________
Attention:  Kenneth Weber                   Name:
                                            Title:

THE CHASE MANHATTAN BANK,
 as Collateral Agent



By:_____________________________
   Name:
   Title:

                                                     ANNEX A
                                                        to
                                                     SECURITY
                                                     AGREEMENT
                                                     ---------


                      SCHEDULE OF CHIEF EXECUTIVE OFFICES
                      -----------------------------------
                           AND OTHER RECORD LOCATIONS
                           --------------------------


Chartwell Leisure Inc.
605 Third Avenue
New York, New York  10158


Chartwell Canada Corp.
605 Third Avenue
New York, New York  10158


Chartwell Canada Hospitality Corp.
605 Third Avenue
New York, New York  10158

                                                     ANNEX B
                                                        to
                                                     SECURITY
                                                     AGREEMENT
                                                     ---------



                           TRADE AND FICTITIOUS NAMES
                           --------------------------



None